Exhibit 10.3

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 30, 2016 (this “Fourth Amendment”), among Overseas Shipholding Group, Inc., a Delaware corporation (“Holdings”), International Seaways, Inc. (f/k/a OSG International, Inc.), a corporation that is organized under the laws of the Marshall Islands (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the other Guarantors party hereto (including, without limitation, New Subsidiary HoldCo (as defined below), and Jefferies Finance LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Holdings, the Borrowers, the other Loan Parties, the lenders party thereto from time to time (each, a “Lender” and, collectively, the “Lenders”), the Administrative Agent and the other parties thereto are parties to that certain Credit Agreement, dated as of August 5, 2014 (as amended prior to the date hereof, as further amended on the date hereof by this Fourth Amendment and as may hereafter be further amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to Section 11.02(e) of the Credit Agreement (as in effect immediately prior to the Fourth Amendment Effective Date (as defined below) (the “Existing Credit Agreement”)), and in accordance with the other terms and conditions set forth in the Existing Credit Agreement, Holdings, the Borrowers and other the Loan Parties desire to amend the Existing Credit Agreement in connection with the effectiveness of the OIN Spinoff (as defined in the Existing Credit Agreement), pursuant to which Holdings shall pay a dividend or other distribution to its shareholders of 100% of the Equity Interests of the Administrative Borrower held by Holdings, and following which the Administrative Borrower shall become a publicly held company.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

SECTION I. Amendments to the Credit Agreement. On the Fourth Amendment Effective Date, the parties hereto agree that:

1.                  the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto;

2.                  the Exhibits to the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Exhibits to the Credit Agreement attached as Exhibit B hereto; and

3.                  the Credit Agreement shall be further amended to attach Schedule 1.01(j), 3.07(e) and 5.22 and amended Schedule 3.05(b), 3.07(a), 3.07(c), 3.07(d), 3.07(e), 3.27 and 4.01(f) thereto in the form attached hereto as Exhibit C.

SECTION II. Effectiveness. This Fourth Amendment shall become effective as of the date (the “Fourth Amendment Effective Date”) on which the following conditions have been satisfied:

1.                  the Administrative Agent shall have received copies of signature pages to this Fourth Amendment, duly executed and delivered (including by way of facsimile or other electronic transmission) by the Administrative Agent, the Collateral Agent and the Loan Parties;

2.                  the Administrative Agent shall have received a solvency certificate in the form of Exhibit L to the Credit Agreement (appropriately completed and modified to reflect the transactions contemplated by this Fourth Amendment), dated the Fourth Amendment Effective Date and signed by the chief financial officer of the Administrative Borrower, certifying that the Restricted Parties on a consolidated basis after giving effect to the OIN Spinoff to occur on the Fourth Amendment Effective Date, the Fourth Amendment and the other transactions contemplated thereby are Solvent;

3.                  the Administrative Borrower shall have (x) formed International Seaways Operating Corporation a new direct Wholly Owned Restricted Subsidiary of the Administrative Borrower that is organized under the laws of the Marshall Islands (“New Subsidiary HoldCo”), and (y) subject to Section 5.22 of the Credit Agreement, contributed to New Subsidiary HoldCo substantially all of the assets of the Administrative Borrower (including all of the Equity Interests held by the Administrative Borrower in any of its Subsidiaries) and substantially all of the liabilities (excluding the Obligations) of the Administrative Borrower (in each case, other than (i) immaterial or non-operational assets and/or liabilities described on Annex I hereto and (ii) the Equity Interests issued to the Administrative Borrower by the New Subsidiary HoldCo, the Co-Borrower, OSG Nakilat Corporation and Tankers International LLC);

4.                  (x) the Administrative Borrower shall directly own 100% of the Equity Interests of New Subsidiary HoldCo and shall have pledged all of the Equity Interests of New Subsidiary HoldCo and all intercompany loans held by it of New Subsidiary HoldCo pursuant to the Security Documents and (y) New Subsidiary HoldCo shall have become a Guarantor under the Credit Agreement in accordance with the terms of the Existing Credit Agreement and shall have pledged all of its assets (other than Excluded Collateral) as Collateral pursuant to the Security Documents and, pursuant to Section 5.10 of the Credit Agreement, in connection with the joinder of New Subsidiary HoldCo as a Guarantor under the Credit Agreement, (i) New Subsidiary HoldCo shall have executed and delivered to the Administrative Agent and the Collateral Agent joinders to the Credit Agreement and the relevant Security Documents and shall have taken all actions and delivered all documents required to be taken or delivered by a Guarantor on the Closing Date pursuant to Section 4.01 of the Existing Credit Agreement as if it

had been a Guarantor on such date, (ii) deliver opinions of counsel to New Subsidiary HoldCo in form and substance, and from counsel, reasonably acceptable to the Administrative Agent, and (iii) take all actions necessary or reasonably advisable to cause such Lien to be duly perfected to the extent required by such Security Documents in accordance with all applicable Legal Requirements, including the filing of financing statements and intellectual property security agreements in such jurisdictions as may be necessary or reasonably advisable for such perfection with the requisite priority set forth in the Loan Documents as in effect immediately prior to the Fourth Amendment Effective Date (which actions shall include delivery of certificated Equity Interests of the Subsidiaries of the Administrative Borrower contributed to New Subsidiary HoldCo pursuant to Section II(3) and, subject to Section 5.22 of the Credit Agreement, all other actions to cause such Lien on the other assets contributed by the Administrative Borrower to New Subsidiary Holdco that would have been taken had New Subsidiary Holdco owned such assets on the Closing Date (in a manner consistent with actions taken for perfection in respect of such assets when owned by the Administrative Borrower prior to the Fourth Amendment Effective Date);

5.                  prior to or simultaneously with the consummation of the OIN Spinoff, Holdings shall have (x) set aside in an escrow account established by Holdings on terms, and pursuant to arrangements, reasonably satisfactory to the Administrative Agent cash in an aggregate amount of not less than the sum of (1) all accrued and unpaid interest on the Existing OSG Notes (as defined in the Existing Credit Agreement) through the date of the consummation of the OIN Spinoff and (2) all interest expense that will accrue under the respective Existing OSG Notes from the date of the consummation of the OIN Spinoff through the maturity of the respective Existing OSG Notes and (y) provided the Administrative Agent with reasonably satisfactory (to the Administrative Agent) evidence of compliance with the matters set forth in preceding clause (x);

6.                  simultaneously with the consummation of the OIN Spinoff, Holdings shall have distributed 100% of the Equity Interests in the Administrative Borrower to its equityholders;

7.                  the Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Loan Party dated the Fourth Amendment Effective Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its incorporation or organization, as the case may be (or that no amendments, modifications or other changes have been made to the Organizational Documents of such Loan Party since the Organizational Documents of such Loan Party were delivered and certified to the Administrative Agent on the Closing Date (or, if applicable, the date of joinder of such Loan Party as a Guarantor under the Loan Documents)), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the OIN Spinoff (solely with respect Holdings and the Administrative Borrower) and the execution, delivery and performance of this Fourth Amendment, and performance of the Credit Agreement and any other Loan Document to which such person is a party (as amended through and including the Fourth Amendment Effective Date), and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing the Fourth Amendment and any

Loan Document or any other document delivered in connection herewith (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate required by this paragraph 7) (or that no amendments, modifications or other changes have been made to the incumbency and specimens provided and certified by the officers of such Loan Party to the Administrative Agent on the Closing Date (or, if applicable, the date of joinder of such Loan Party as a Guarantor under the Loan Documents));

8.                  the Administrative Agent shall have received a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date and a “bring down” good standing certificate of each Loan Party as of the Fourth Amendment Effective Date (or, in each case, local equivalent thereof), in each case, from such Secretary of State (or local equivalent authority or registry);

9.                  the Administrative Agent shall have received an Officer’s Certificate from the chief executive officer or chief financial officer of the Administrative Borrower, dated the Fourth Amendment Effective Date, certifying that (i) the OIN Spinoff has occurred and the Loan Parties are in compliance with the OIN Spinoff Conditions (as defined in the Existing Credit Agreement) as of the Fourth Amendment Effective Date, (ii) on the Fourth Amendment Effective Date, subject to Section 5.22 of the Credit Agreement, the only assets and liabilities of the Administrative Borrower are the Obligations, immaterial or non-operational assets and/or liabilities described on Annex I hereto and the Equity Interests issued to the Administrative Borrower by New Subsidiary HoldCo, the Co-Borrower, OSG Nakilat Corporation and Tankers International LLC, (iii) the Administrative Borrower shall have no further liabilities under any tax sharing or similar arrangement with Holdings or any of its Subsidiaries for all periods from and after the Fourth Amendment Effective Date other than residual accrued but unpaid liabilities arising from periods prior the Fourth Amendment Effective Date, as described on Annex I, (iv) each of the conditions set forth in Sections (II)(3) through and including (II)(6) and Section (II)(11) of this Fourth Amendment have been satisfied and (v) the Administrative Borrower, after the use of its commercially reasonable efforts, was not able to obtain the consent of all third parties that are required to effect the transfer of the Equity Interests issued to the Administrative Borrower by OSG Nakilat Corporation and Tankers International LLC to New Subsidiary Holdco;

10.              the Administrative Agent shall have received, on behalf of itself, the other Agents, the Lenders and the Issuing Bank, favorable written opinions from each of (i) Cleary Gottlieb Steen & Hamilton LLP, special counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) each counsel listed on Schedule 4.01(f) to the Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent, in each case (A) dated the Fourth Amendment Effective Date (except with respect to a favorable written opinion from Liberian counsel which shall be dated and delivered to the Administrative Agent within fifteen (15) Business Days after the Effective Date, or by such later date the Administrative Agent shall agree in its reasonable judgment), (B) addressed to the Agents, the Lenders and the Issuing Bank (and, to the extent customary and appropriate, allowing for reliance by their permitted successors and assigns on customary terms) and (C) covering such matters relating to the Fourth Amendment and the transactions contemplated thereby as the Administrative Agent shall reasonably request;

11.              (a) no Default shall have occurred and be continuing on the Fourth Amendment Effective Date or would occur after giving effect to this Fourth Amendment and (b) both immediately before and after giving effect to this Fourth Amendment, each of the representations and warranties made by any Loan Party (other than Holdings) set forth in Article III of the Credit Agreement or in any other Loan Document shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the Fourth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date);

12.              the Borrower shall have paid to the Administrative Agent and its Affiliates, all costs, fees and expenses (including legal fees and expenses of White & Case LLP) owing in connection with this Fourth Amendment and the other Loan Documents to the extent invoiced (in the case of costs and expenses) at least one Business Day prior to the Fourth Amendment Effective Date; and

13.              the Administrative Agent shall have received a duly executed letter evidencing the acceptance by the Co-Borrower of its appointment as agent for the service of process for each Loan Party, which acceptance shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION III. Reaffirmation of Guaranty and Security. Each Loan Party (other than Holdings), by its signature below, hereby:

(a)    agrees that, notwithstanding the effectiveness of this Fourth Amendment or the Credit Agreement, after giving effect to this Fourth Amendment, the Security Documents shall continue to be in full force and effect and (b) affirms and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document, in each case after giving effect to this Fourth Amendment, including its guarantee of the Guaranteed Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Security Documents to secure such Obligations, all as provided in the Security Documents as originally executed, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, the Secured Obligations under the Credit Agreement and the other Loan Documents, in each case after giving effect to this Fourth Amendment; and

(b)   after giving effect to this Fourth Amendment, each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party shall (i) continue in full force and effect during the term of the Credit Agreement and (ii) continue to secure the Secured Obligations, in each case on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.

SECTION IV. Release of Holdings as Guarantor. By its execution below, each of Holdings and the Administrative Borrower certifies to the Administrative Agent and the

Collateral Agent that, on the Fourth Amendment Effective Date, and immediately after giving effect to this Fourth Amendment, the Administrative Agent is permitted under all applicable Loan Documents to release Holdings as a Guarantor under the Loan Documents and the Collateral Agent is permitted under all applicable Loan Documents to release its Lien on the assets of Holdings constituting Pledged Collateral under the Holdings Pledge Agreement on the Fourth Amendment Effective Date and terminate the Holdings Pledge Agreement simultaneously with the effectiveness of this Fourth Amendment and requests that the Administrative Agent and the Collateral Agent, as applicable, release such Liens and Guarantees and terminate such Holdings Pledge Agreement. In reliance on the certifications contained in the preceding sentence, on the Fourth Amendment Effective Date simultaneously with the effectiveness of this Fourth Amendment and, in each case without recourse or warranty, by its signature below, (x) the Administrative Agent hereby releases Holdings as a Guarantor under the Loan Documents, (y) the Collateral Agent hereby releases its Lien on the assets of Holdings constituting Pledged Collateral under the Holdings Pledge Agreement on the Fourth Amendment Effective Date and terminates the Holdings Pledge Agreement and (z) each of the Administrative Agent and Collateral Agent, as applicable, agrees to take all action expressly required under the Loan Documents as in effect immediately prior to the Fourth Amendment to evidence such releases.

SECTION V. Miscellaneous Provisions.

1.                  Except as expressly provided herein, (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, and (b) this Fourth Amendment shall not be deemed a waiver or modification of any other term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

2.                  This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Fourth Amendment shall be effective as delivery of an original executed counterpart of this Fourth Amendment.

3.                  THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, AND THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADING “GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS”, AS SET FORTH IN SECTION 11.09 OF THE CREDIT AGREEMENT, ARE INCORPORATED HEREIN BY THIS REFERENCE.

4.                  From and after the date hereof, (a) all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby, and (b) this Fourth Amendment shall be deemed to constitute a “Loan Document” for all purposes of the Credit Agreement.

[Remainder of page left intentionally blank.]

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fourth Amendment as of the date first above written.

OVERSEAS SHIPHOLDING GROUP,
INC., as Holdings

By:	/s/ Ian T. Blackley
Name:	Ian T. Blackley
Title:	President

INTERNATIONAL SEAWAYS, INC.
(f/k/a OSG INTERNATIONAL, INC.), as
the Administrative Borrower and a
Guarantor

By:	/s/ Lois K. Zabrocky
Name:	Lois K. Zabrocky
Title:	President

OIN DELAWARE LLC, as the Co-
Borrower and a Guarantor

By:	/s/ Lois K. Zabrocky
Name:	Lois K. Zabrocky
Title:	Manager

[Signature Page to Fourth Amendment to OIN Credit Agreement]

INTERNATIONAL SEAWAYS
OPERATING CORPORATION, as
Subsidiary Guarantor

By:	/s/ Lois K. Zabrocky
Name:	Lois K. Zabrocky
Title:	President

1372 TANKER CORPORATION
AFRICA TANKER CORPORATION
ALCESMAR LIMITED
ALCMAR LIMITED
AMALIA PRODUCT CORPORATION
AMBERMAR PRODUCT CARRIER
CORPORATION
ANDROMAR LIMITED
ANTIGMAR LIMITED
ARIADMAR LIMITED
ATALMAR LIMITED
ATHENS PRODUCT TANKER
CORPORATION
AURORA SHIPPING CORPORATION
BATANGAS TANKER CORPORATION
CABO HELLAS LIMITED
CABO SOUNION LIMITED
CARIBBEAN TANKER CORPORATION
CARL PRODUCT CORPORATION
CONCEPT TANKER CORPORATION
DELTA AFRAMAX CORPORATION
EIGHTH AFRAMAX TANKER
CORPORATION
EPSILON AFRAMAX CORPORATION
FIRST UNION TANKER CORPORATION
FRONT PRESIDENT INC.
GOLDMAR LIMITED
JADEMAR LIMITED
KIMOLOS TANKER CORPORATION
KYTHNOS CHARTERING
CORPORATION

[Signature Page to Fourth Amendment to OIN Credit Agreement]

LEYTE PRODUCT TANKER
CORPORATION
LUXMAR PRODUCT TANKER
CORPORATION
MAJESTIC TANKERS CORPORATION
MAPLE TANKER CORPORATION
MAREMAR PRODUCT TANKER
CORPORATION
MILOS PRODUCT TANKER
CORPORATION
MINDANAO TANKER CORPORATION
OAK TANKER CORPORATION
OCEANIA TANKER CORPORATION
OIN CHARTERING INC. (f/k/a
International Seaways, Inc.)
OSG CLEAN PRODUCTS INTERNATIONAL, INC.
OVERSEAS SHIPPING (GR) LTD
PEARLMAR LIMITED
PETROMAR LIMITED
REYMAR LIMITED
RICH TANKER CORPORATION
ROSALYN TANKER CORPORATION
ROSEMAR LIMITED
RUBYMAR LIMITED
SAKURA TRANSPORT CORP.
SAMAR PRODUCT TANKER CORPORATION
SERIFOS TANKER CORPORATION
SEVENTH AFRAMAX TANKER
CORPORATION
SHIRLEY AFRAMAX CORPORATION
SIFNOS TANKER CORPORATION
SILVERMAR LIMITED
SIXTH AFRAMAX TANKER
CORPORATION
SKOPELOS PRODUCT TANKER
CORPORATION
STAR CHARTERING CORPORATION
THIRD UNITED SHIPPING
CORPORATION
TOKYO TRANSPORT CORP.

[Signature Page to Fourth Amendment to OIN Credit Agreement]

URBAN TANKER CORPORATION
VIEW TANKER CORPORATION, as
Guarantors

By:	/s/ Lois K. Zabrocky
Name:	Lois K. Zabrocky
Title:	President

INTERNATIONAL SEAWAYS SHIP
MANAGEMENT LLC, as Guarantor

By:	/s/ Lois K. Zabrocky
Name:	Lois K. Zabrocky
Title:	Manager

OSG LIGHTERING LLC, as Guarantor

By:	/s/ Lois K. Zabrocky
Name:	Lois K. Zabrocky
Title:	Senior Vice President and Manager

OSG SHIP MANAGEMENT (UK) LTD, as
Guarantor

By:	/s/ Lois K. Zabrocky
Name:	Lois K. Zabrocky
Title:	Director

[Signature Page to Fourth Amendment to OIN Credit Agreement]

JEFFERIES FINANCE LLC, as
Administrative Agent and as Collateral
Agent

By:	/s/ J Paul McDonnell
Name:	J Paul McDonnell
Title:	Managing Director

[Signature Page to Fourth Amendment to OIN Credit Agreement]

Exhibit A

Amended Credit Agreement

~~Dated as of August 5, 2014~~

CREDIT AGREEMENT

among

~~OVERSEAS SHIPHOLDING GROUP, INC.,~~

~~as Holdings,OSG~~ INTERNATIONAL SEAWAYS, INC. (f/k/a OSG INTERNATIONAL, INC.),
as the Administrative Borrower,

OIN DELAWARE LLC,
as the Co-Borrower,

THE OTHER GUARANTORS PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

JEFFERIES FINANCE LLC,
BARCLAYS BANK PLC
and
UBS SECURITIES LLC,
as
Joint Lead Arrangers and Joint Book Running Managers,

JEFFERIES FINANCE LLC,
as Administrative Agent,

JEFFERIES FINANCE LLC,
as Syndication Agent,

BARCLAYS BANK PLC and UBS SECURITIES LLC,
as Co-Documentation Agents,

JEFFERIES FINANCE LLC,

as Collateral Agent and Mortgage Trustee,

JEFFERIES FINANCE LLC,

as Swingline Lender,

and

JEFFERIES FINANCE LLC,

as Issuing Bank

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		2
Section 1.01	Defined Terms	2
Section 1.02	Classification of Loans and Borrowings	~~62~~61
Section 1.03	Terms Generally	~~62~~61
Section 1.04	Accounting Terms; GAAP	~~63~~62
Section 1.05	Resolution of Drafting Ambiguities	~~63~~62
Section 1.06	Rounding	~~63~~62
Section 1.07	Currency Equivalents Generally	~~63~~62
Section 1.08	Change in Currency	~~64~~63
Section 1.09	Available Amount Transactions	~~64~~63

ARTICLE II THE CREDITS		~~64~~63
Section 2.01	Commitments	~~64~~63
Section 2.02	Loans	~~65~~64
Section 2.03	Borrowing Procedure	~~66~~65
Section 2.04	Repayment of Loans	~~67~~66
Section 2.05	Fees	~~68~~67
Section 2.06	Interest on Loans	~~69~~68
Section 2.07	Termination and Reduction of Commitments	~~70~~69
Section 2.08	Interest Elections	70
Section 2.09	Amortization of Term Borrowings	71
Section 2.10	Optional and Mandatory Prepayments of Loans	~~72~~71
Section 2.11	Alternate Rate of Interest	~~76~~75
Section 2.12	Increased Costs; Change in Legality	~~76~~75
Section 2.13	Breakage Payments	~~78~~77
Section 2.14	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~79~~78
Section 2.15	Taxes	~~80~~79
Section 2.16	Mitigation Obligations; Replacement of Lenders	~~83~~82
Section 2.17	Swingline Loans	~~86~~85
Section 2.18	Letters of Credit	~~88~~87
Section 2.19	Nature of Obligations	~~94~~93
Section 2.20	Extensions of Term Loans and Revolving Commitments	~~96~~95
Section 2.21	Increases of the Commitments	~~99~~98
Section 2.22	Discounted Voluntary Prepayments	102
Section 2.23	Specified Refinancing Term Loans and Specified Refinancing Revolving Commitments	~~104~~103

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~107~~106
Section 3.01	Organization; Powers	~~107~~106
Section 3.02	Authorization; Enforceability	~~107~~106
Section 3.03	No Conflicts; No Default	~~107~~106
Section 3.04	Financial Statements; Projections	~~108~~107
Section 3.05	Properties	~~109~~108
Section 3.06	Intellectual Property	109
Section 3.07	Equity Interests and Subsidiaries	~~110~~109
Section 3.08	Litigation; Compliance with Legal Requirements	110

i

		Page

Section 3.09	Agreements	~~111~~110
Section 3.10	Federal Reserve Regulations	~~111~~110
Section 3.11	Investment Company Act; etc.	~~111~~110
Section 3.12	Use of Proceeds	111
Section 3.13	[Reserved]	111
Section 3.14	Taxes	111
Section 3.15	No Material Misstatements	~~112~~111
Section 3.16	Labor Matters	112
Section 3.17	Solvency	112
Section 3.18	Employee Benefit Plans	112
Section 3.19	Environmental Matters	113
Section 3.20	Insurance	~~114~~113
Section 3.21	Security Documents	114
Section 3.22	Anti-Terrorism Law; Foreign Corrupt Practices Act	115
Section 3.23	Concerning Vessels	~~117~~116
Section 3.24	Form of Documentation; Citizenship	117
Section 3.25	Compliance with ISM Code and ISPS Code	117
Section 3.26	Threatened Withdrawal of DOC, SMC or ISSC	117
Section 3.27	Deposit Accounts and Securities Accounts	~~118~~117

ARTICLE IV CONDITIONS TO CREDIT EXTENSIONS		~~118~~117
Section 4.01	Conditions to Initial Credit Extension	~~118~~117
Section 4.02	Conditions to All Credit Extensions	~~124~~123

ARTICLE V AFFIRMATIVE COVENANTS		124
Section 5.01	Financial Statements, Reports, etc.	124
Section 5.02	Litigation and Other Notices	~~128~~127
Section 5.03	Existence; Businesses and Properties	~~128~~127
Section 5.04	Insurance	~~129~~127
Section 5.05	Obligations and Taxes	~~130~~128
Section 5.06	Employee Benefits	~~130~~129
Section 5.07	Maintaining Records; Access to Properties and Inspections; Quarterly Lender Calls	~~130~~129
Section 5.08	Use of Proceeds	~~131~~130
Section 5.09	Compliance with Environmental Laws and other Legal Requirements	~~131~~130
Section 5.10	Additional Collateral; Additional Guarantors	~~131~~130
Section 5.11	Security Interests; Further Assurances	~~133~~132
Section 5.12	Certain Information Regarding the Loan Parties	~~134~~133
Section 5.13	Appraisals	~~134~~133
Section 5.14	Deposit Accounts; Securities Accounts	~~135~~133
Section 5.15	Post-Closing Matters	~~136~~134
Section 5.16	Flag of Vessel; Vessel Classifications; Operation of Vessels	~~136~~135
Section 5.17	Designation of Subsidiaries	~~137~~136
Section 5.18	Material Agreements	~~138~~137
Section 5.19	Ship Management	~~138~~137
Section 5.20	Maintenance of Ratings	~~138~~137
Section 5.21	Agent for Service of Process	~~138~~137
Section 5.22	Post-Fourth Amendment Matters	137

ii

Page

ARTICLE VI NEGATIVE COVENANTS		~~139~~138
Section 6.01	Indebtedness	~~139~~138
Section 6.02	Liens	~~141~~140
Section 6.03	Sale and Leaseback Transactions	~~144~~143
Section 6.04	Investments, Loans and Advances	~~144~~143
Section 6.05	Mergers and Consolidations	~~146~~145
Section 6.06	Asset Sales	~~147~~146
Section 6.07	Acquisitions	~~148~~147
Section 6.08	Dividends	~~149~~148
Section 6.09	Transactions with Affiliates	~~150~~149
Section 6.10	Financial Covenant	~~151~~149
Section 6.11	Prepayments of Other Indebtedness; Modifications of Organizational Documents and Certain Other Documents, etc.	~~151~~150
Section 6.12	Limitation on Certain Restrictions on Subsidiaries	~~151~~150
Section 6.13	Limitation on Issuance of Capital Stock	~~152~~151
Section 6.14	Business	~~152~~151
Section 6.15	[Reserved]	~~153~~152
Section 6.16	Fiscal Periods	~~153~~152
Section 6.17	No Further Negative Pledge	~~153~~152
Section 6.18	Anti-Terrorism Law; Anti-Money Laundering	~~153~~152
Section 6.19	Embargoed Person	~~154~~153
Section 6.20	Restrictions on Chartering, etc.	~~154~~153
Section 6.21	Additional ~~Holdings~~ Covenants;	~~154~~153
Section 6.22	Amended Reorganization Plan and Confirmation Order	~~154~~153

ARTICLE VII GUARANTEE		~~154~~153
Section 7.01	The Guarantee	~~154~~153
Section 7.02	Obligations Unconditional	~~155~~154
Section 7.03	Reinstatement	~~156~~155
Section 7.04	Subrogation; Subordination	~~156~~155
Section 7.05	Remedies	~~156~~155
Section 7.06	Instrument for the Payment of Money	~~156~~155
Section 7.07	Continuing Guarantee	~~156~~155
Section 7.08	General Limitation on Guarantee Obligations	~~156~~155
Section 7.09	Release of Guarantors	~~157~~156
Section 7.10	Right of Contribution	~~157~~156
Section 7.11	Keepwell	~~157~~156

ARTICLE VIII EVENTS OF DEFAULT		~~157~~156
Section 8.01	Events of Default	~~157~~156
Section 8.02	Rescission	~~160~~159

ARTICLE IX APPLICATION OF COLLATERAL PROCEEDS		~~161~~160
Section 9.01	Application of Proceeds	~~161~~160

ARTICLE X THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT		~~162~~161
Section 10.01	Appointment	~~162~~161

iii

Page

Section 10.02	Agent in Its Individual Capacity	~~163~~162
Section 10.03	Exculpatory Provisions	~~163~~162
Section 10.04	Reliance by Agent	~~164~~163
Section 10.05	Delegation of Duties	~~164~~163
Section 10.06	Successor Agent	~~164~~163
Section 10.07	Non-Reliance on Agent and Other Lenders	~~165~~164
Section 10.08	Name Agents	~~165~~164
Section 10.09	Indemnification	~~165~~164
Section 10.10	Withholding Taxes	~~166~~165
Section 10.11	Lender’s Representations, Warranties and Acknowledgements	~~166~~165
Section 10.12	Security Documents and Guarantees	~~166~~165
Section 10.13	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~168~~167
Section 10.14	Ship Mortgage Trust	~~168~~167

ARTICLE XI MISCELLANEOUS		~~169~~168
Section 11.01	Notices	~~169~~168
Section 11.02	Waivers; Amendment	~~172~~171
Section 11.03	Expenses; Indemnity	~~174~~173
Section 11.04	Successors and Assigns	~~177~~176
Section 11.05	Survival of Agreement	~~182~~181
Section 11.06	Counterparts; Integration; Effectiveness	~~183~~182
Section 11.07	Severability	~~183~~182
Section 11.08	Right of Setoff; Marshalling; Payments Set Aside	~~183~~182
Section 11.09	Governing Law; Jurisdiction; Consent to Service of Process	~~183~~182
Section 11.10	Waiver of Jury Trial	~~184~~183
Section 11.11	Headings	~~185~~184
Section 11.12	Confidentiality	~~185~~184
Section 11.13	Interest Rate Limitation	~~186~~185
Section 11.14	Assignment and Acceptance	~~186~~185
Section 11.15	Obligations Absolute	~~186~~185
Section 11.16	Waiver of Defenses; Absence of Fiduciary Duties	~~187~~186
Section 11.17	Patriot Act	~~187~~186
Section 11.18	Bank Product Providers	~~187~~186
Section 11.19	EXCLUDED SWAP OBLIGATIONS	~~188~~187
Section 11.20	[Reserved]	~~188~~187
Section 11.21	Judgment Currency	~~188~~187
Section 11.22	Waiver of Sovereign Immunity	~~189~~188
Section 11.23	Revolving Credit Facility Priority	~~189~~188

iv

ANNEXES
Annex I	—	Initial Lenders and Commitments
SCHEDULES
Schedule 1.01(a)	—	Collateral Vessels
Schedule 1.01(b)	—	Approved Classification Societies
Schedule 1.01(c)	—	Acceptable Flag Jurisdictions
Schedule 1.01(d)	—	Acceptable Third Party Technical Managers
Schedule 1.01(e)	—	Unrestricted Subsidiaries
Schedule 1.01(f)	—	Mortgaged Property
Schedule 1.01 (g)	—	Demise Charters
Schedule 1.01 (h)	—	Subsidiary Guarantors
Schedule 1.01(i)	—	Indebtedness to be Refinanced
Schedule 1.01(j)	—	Unrestricted Subsidiaries on the Fourth Amendment Effective Date
Schedule 3.05(b)	—	Real Property
Schedule 3.07(a)	—	Equity Interests
Schedule 3.07(c)	—	Corporate Organizational Chart
Schedule 3.07(d)	—	Immaterial Subsidiaries
Schedule ~~3.14~~	~~—~~	~~Taxes~~3.07(e) — Direct Subsidiaries of the Administrative Borrower
Schedule 3.20	—	Insurance
Schedule 3.27	—	Specified Accounts and Residual Bank Accounts
Schedule 4.01(f)	—	Local Counsel
Schedule 5.15	—	Post-Closing Matters
Schedule 5.22	—	Post-Fourth Amendment Effective Date Matters
Schedule 6.01(c)	—	Existing Indebtedness
Schedule 6.02(c)	—	Existing Liens
Schedule 6.04(b)	—	Existing Investments
Schedule 6.09(e)	—	Certain Affiliate Transactions
Schedule 6.09(f)	—	Certain Affiliate Transactions - Intercompany Claims

EXHIBITS
Exhibit A	—	Form of Assignment and Acceptance
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	Form of Intercompany Subordination Agreement
Exhibit E	—	Form of Interest Election Request
Exhibit F	—	Form of LC Request
Exhibit G	—	Form of Auction Procedures
Exhibit H-1	—	Form of Term Note
Exhibit H-2	—	Form of Revolving Note
Exhibit H-3	—	Form of Swingline Note
Exhibit I	—	Form of Perfection Certificate
Exhibit J-1	—	Form of Security Agreement
~~Exhibit J-2~~	~~—~~	~~Form of Holdings Pledge Agreement~~
Exhibit K	—	Form of Portfolio Interest Certificate
Exhibit L	—	Form of Solvency Certificate
Exhibit M	—	Form of Bank Product Provider Letter Agreement

v

~~Page~~

Exhibit N	—	Form of Joinder Agreement
Exhibit O	—	Form of Quiet Enjoyment Agreement
Exhibit P	—	Form of Collateral Vessel Mortgage

vi

CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of August 5, 2014, is among ~~Overseas Shipholding Group, Inc., a Delaware corporation (“Holdings”), OSG~~ International Seaways, Inc. (f/k/a OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower”), the other Guarantors from time to time party hereto, the Lenders from time to time party hereto, Jefferies Finance LLC, Barclays Bank PLC and UBS Securities LLC, as joint lead arrangers and joint book running managers (in such capacity, the “Arrangers”), Jefferies Finance LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Barclays Bank PLC and UBS Securities LLC, as co-documentation agents (in such capacity, the “Documentation Agents”), Jefferies Finance LLC, as syndication agent (in such capacity, the “Syndication Agent”), Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties (in such capacity, the “Collateral Agent” or the “Mortgage Trustee” as the context requires), Jefferies Finance LLC, as swingline lender (in such capacity, the “Swingline Lender”), and Jefferies Finance LLC, as an issuing bank for the Lenders (in such capacity, the “Issuing Bank”).

WITNESSETH:

WHEREAS, (a) ~~Holdings~~OSG, the Administrative Borrower and certain of the other Companies are Debtors in the Bankruptcy Case filed under the Bankruptcy Code in the Bankruptcy Court and (b) ~~Holdings~~OSG, the Administrative Borrower and such other Companies are proponents of the Amended Reorganization Plan, which Amended Reorganization Plan has been confirmed by the Bankruptcy Court by the Confirmation Order on July 18, 2014;

WHEREAS, in connection with the Amended Reorganization Plan, the Borrowers have requested that the Lenders make available, on the effective date of the Amended Reorganization Plan, a senior secured term loan facility to be available for borrowings on the date hereof, in an aggregate principal amount of $628,375,000 and a senior secured revolving credit facility to be available for borrowings from time to time on and after the date hereof until the Revolving Maturity Date, in an aggregate principal amount not in excess of $50,000,000, in each case all as more particularly set forth herein;

WHEREAS, the Borrowers have requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Maturity Date, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $10,000,000. The Borrowers also have requested the Issuing Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $20,000,000, to be used by the Administrative Borrower and its Wholly Owned Restricted Subsidiaries as provided herein;

WHEREAS, the Borrowers have agreed to secure all of their respective Obligations by granting to the Collateral Agent and the Mortgage Trustee (as applicable), for the benefit of the Secured Parties, a perfected lien on substantially all of their respective assets, subject to certain agreed exceptions contained herein and in the other Loan Documents;

WHEREAS, the Guarantors have agreed to guarantee the Obligations of the Borrowers hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a perfected lien on substantially all of their respective assets, subject to certain agreed exceptions contained herein and in the other Loan Documents; and

WHEREAS, the Lenders are willing to extend such credit to the Borrowers, the Swingline Lender is willing to extend such Swingline Loans to the Borrowers, and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrowers, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01         Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, is used when such Loan comprising such Borrowing is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Acceptable Flag Jurisdiction” shall mean such flag jurisdictions as are listed on Schedule 1.01(c) or otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld).

“Acceptable Third Party Technical Managers” shall mean those third party technical managers as are listed on Schedule 1.01(d).

“Acquisition Consideration” shall mean the purchase consideration for a Permitted Acquisition and all other payments (including related acquisition fees, costs and expenses), directly or indirectly, by any Restricted Party in exchange for, or as part of, or in connection with, a Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of a Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions or repayments of Indebtedness and/or Contingent Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof by a Restricted Party.

“Additional Permitted Unsecured Debt” shall mean unsecured Indebtedness of the Administrative Borrower, which may be (x) incurred on a joint and several unsecured basis by the

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Co-Borrower and (y) guaranteed on an unsecured basis by the Co-Borrower (if not a co-issuer thereof) and the Subsidiary Guarantors, so long as (i) any such Indebtedness does not mature earlier than 91 days after the Latest Maturity Date in effect at the time of the incurrence or issuance of such Indebtedness, (ii) such Indebtedness does not have any scheduled prepayment, amortization, redemption, sinking fund or similar obligations prior to 91 days after such Latest Maturity Date (other than customary offers to purchase upon a change of control or asset sale), (iii) such Indebtedness does not contain any financial maintenance covenants (whether stated as a covenant, default or otherwise), (iv) such Indebtedness otherwise contains terms and conditions (excluding economic terms such as interest rate and redemption premiums) which, taken as a whole, are not more restrictive on the Administrative Borrower and its Restricted Subsidiaries in any material respect than the terms and conditions of the Loan Documents as in effect on the Closing Date (provided that a certificate of a Responsible Officer of the Administrative Borrower that is delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Additional Permitted Unsecured Debt, together with a reasonably detailed description of the material terms and conditions of such Additional Permitted Unsecured Debt or drafts of the documentation relating thereto, stating that the Administrative Borrower has determined in good faith that such terms and conditions satisfy the requirements set forth in this clause (iv) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Administrative Borrower of an objection (including a reasonable description of the basis upon which it objects) within five Business Days after being notified of such determination by the Administrative Borrower), and (v) such Indebtedness is not guaranteed by any person other than the Co-Borrower~~,~~ or a Subsidiary Guarantor ~~or Holdings~~.

“Additional Permitted Unsecured Debt Documents” shall mean any indenture, purchase agreement, note agreement, loan agreement or other agreement, document or instrument (including any note or guarantee) issued or executed and delivered with respect to any Additional Permitted Unsecured Debt.

“Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (x) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period and (y) 1.00% per annum.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor administrative agent pursuant to Article X.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Administrative Expense Claims” shall have the meaning assigned to such term in the Amended Reorganization Plan.

“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied from time to time by the Administrative Agent.

“Advisors” shall mean legal counsel (including local and foreign counsel), auditors, accountants, consultants, appraisers, engineers or other advisors.

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“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that (x) for purposes of Section 6.09, the term “Affiliate” shall also include (i) any person that directly or indirectly owns 15% or more of any class of Equity Interests of the person specified and (ii) any person that is an officer or director of the person specified and (y) for purposes of this Agreement, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC.

“Agents” shall mean the Arrangers, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Collateral Agent and the Mortgage Trustee; and “Agent” shall mean any of them, as the context may require.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) the Adjusted LIBOR Rate for an Interest Period of one month, plus 1.00% and (d) 2.00% per annum. If the Administrative Agent shall have reasonably determined that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBOR Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the then applicable Adjusted LIBOR Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the then applicable Adjusted LIBOR Rate, respectively.

“Alternative Currency” shall mean, for Letters of Credit, Euros, Pounds Sterling and any other currency agreed to by the Administrative Agent, the Issuing Bank and the Administrative Borrower; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into Dollars and readily available in the London interbank deposit market.

“Amended Plan Documents” shall mean, collectively, the Amended Reorganization Plan and related Disclosure Statement filed by ~~Holdings~~OSG and the other Debtors with the Bankruptcy Court on July 16, 2014 (as amended, restated, modified or otherwise supplemented from time to time as, and to the extent, permitted by the Commitment Letter and this Agreement, together with any exhibits, documents, supplements, attachments and agreements related thereto).

“Amended Reorganization Plan” shall mean the first amended joint plan of reorganization relating to the Debtors’ Bankruptcy Case as filed with the Bankruptcy Court on July 16, 2014 (as amended, restated, modified or otherwise supplemented from time to time as, and to the extent, permitted by the Commitment Letter and this Agreement).

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22(a).

“Applicable Margin” shall mean, for any day, with respect to (i) any Term Loan that is an ABR Loan, 3.75% per annum, (ii) any Term Loan that is a Eurodollar Loan, 4.75% per annum, (iii) any Revolving Loan that is an ABR Loan, 3.50% per annum, (iv) any Revolving Loan that is a Eurodollar Loan, 4.50% per annum, and (v) any Swingline Loan, 3.50% per annum.

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“Approved Broker” shall mean any of Compass Maritime Services, H. Clarkson & Co., Ltd., Fearneys A/S or any other independent shipbroker to be mutually agreed upon between the Collateral Agent and the Administrative Borrower.

“Approved Classification Society” shall mean any classification society set forth on Schedule 1.01(b) or otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld).

“Approved Electronic Communications” shall mean any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or the Lenders by means of electronic communications pursuant to Section 11.01(b).

“Approved Fund” shall mean, with respect to any Lender (including an Eligible Assignee that becomes a Lender), any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank and other commercial loans and similar extensions of credit in the ordinary course of its business and that is administered, advised (in an investment advisory capacity) or managed by (a) such Lender (or such Eligible Assignee), (b) an Affiliate of such Lender (or such Eligible Assignee) or (c) an entity or an Affiliate of an entity that administers, advises (in an investment advisory capacity) or manages such Lender (or such Eligible Assignee).

“Arrangers” shall have the meaning assigned to such term in the preamble hereto.

“Asset Sale” shall mean (a) any disposition of any property by any Restricted Party and (b) any issuance or sale of any Equity Interests of any Restricted Subsidiary of the Administrative Borrower, in each case, to any person other than the Administrative Borrower or a Wholly Owned Restricted Subsidiary thereof. Notwithstanding the foregoing, an “Asset Sale” shall not include any disposition of property permitted by, or expressly referred to in, Section 6.06(a), 6.06(c), 6.06(d), 6.06(e), 6.06(f), 6.06(g), 6.06(h), 6.06(i), 6.06(j), 6.06(k) or 6.06(l).

“Assignee Group” shall mean two or more Approved Funds administered, advised (in an investment advisory capacity) or managed by the same investment advisor or manager or by an Affiliate of such investment advisor or manager.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender, as assignor, and an assignee (with the consent of any party whose consent is required pursuant to Section 11.04(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit A, or such other form approved by the Administrative Agent.

“Assignment and Assumption of Lease” shall mean that certain Assignment and Assumption of Lease by and between OSG and Subsidiary HoldCo, dated as of November 30, 2016.

“Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Administrative Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments (and substantially similar payments) during the remaining term of the lease included in any such Sale and Leaseback Transaction.

5

“Auction Manager” shall mean (i) Jefferies Finance LLC or an Affiliate of Jefferies Finance LLC designated by it to the extent that Jefferies Finance LLC or such Affiliate agrees to act as an Auction Manager in connection with a Discounted Prepayment Offer or (ii) another investment bank of recognized standing selected by the Administrative Borrower which shall have been engaged by the Administrative Borrower to act as an Auction Manager in connection with a Discounted Prepayment Offer.

“Auction Notice” shall mean an auction notice given by the Administrative Borrower in accordance with the Auction Procedures with respect to a Discounted Prepayment Offer.

“Auction Procedures” shall mean the auction procedures with respect to Discounted Prepayment Offers set forth in Exhibit G.

“Available Amount” shall mean, as of any date, an amount (which shall not be less than zero), determined on a cumulative basis, equal to, without duplication:

(a)          $0; plus

(b)          the Retained Excess Cash Flow Amount; plus

(c)          the cumulative amount of Net Cash Proceeds received ~~after the Closing Date that have been contributed as a capital contribution to Holdings or otherwise received by Holdings in respect of the issuance of Qualified Capital Stock by Holdings~~(x) after the Closing Date and prior to the OIN Spinoff that have been contributed as a capital contribution to OSG or otherwise received by OSG in respect of the issuance of Qualified Capital Stock by OSG (in each case, solely to the extent that such Net Cash Proceeds have been substantially contemporaneously contributed to the Administrative Borrower), but excluding any such sale or issuance by ~~Holdings~~OSG of its Equity Interests upon exercise of any warrant or option to directors, officers or employees of any Company or any Subsidiary thereof and (y) after the OIN Spinoff that have been contributed as a capital contribution to the Administrative Borrower or otherwise received by the Administrative Borrower in respect of the issuance of Qualified Capital Stock by the Administrative Borrower, but excluding any such sale or issuance by the Administrative Borrower of its Equity Interests upon exercise of any warrant or option to directors, officers or employees of any Company or any Subsidiary thereof; provided that (in either case) such proceeds were not obtained in connection with the Transactions or used for expenditures that would otherwise have constituted Capital Expenditures; minus

(d)          the cumulative amount of the Available Amount used to make Permitted Acquisitions in reliance on clause (xi)(II) of the definition of “Permitted Acquisition” contained herein; minus

(e)          the cumulative amount of Investments made in reliance on Section 6.04(o), minus

(f)          the cumulative amount of Dividends made in reliance on Section 6.08(f), minus

(g)          the cumulative amount of Restricted Debt Payments made in reliance on Section 6.11(a), minus

(h)          with respect to the calculation of the Available Amount for the Excess Cash Flow Period commencing January 1, 2016, the cumulative amount of Dividends made in reliance on Section 6.08(h).

“Bank Product” shall mean transactions under Hedging Agreements extended to the Administrative Borrower or a Subsidiary Guarantor by a Bank Product Provider.

6

“Bank Product Agreements” shall mean those agreements entered into from time to time by any Borrower or Subsidiary Guarantor with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” shall mean (a) all Hedging Obligations pursuant to Hedging Agreements entered into with one or more of the Bank Product Providers, and (b) all amounts that the Administrative Agent or any Lender is obligated to pay to a Bank Product Provider as a result of the Administrative Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to any Borrower or any Subsidiary Guarantor; provided that, in order for any item described in clause (a) or (b) above, as applicable, to constitute “Bank Product Obligations,” the applicable Bank Product must have been provided on or after the Closing Date and the Administrative Agent shall have received a Bank Product Provider Letter Agreement from the applicable Bank Product Provider (and acknowledged by the Administrative Borrower) within 30 days after the date of the provision of the applicable Bank Product to any Borrower or any Subsidiary Guarantor.

“Bank Product Provider” shall mean any Agent, any Lender or any of their respective Affiliates (or any person who at the time the respective Bank Product Agreement was entered into by such person was an Agent, a Lender or an Affiliate thereof); provided, however, that no such person shall constitute a Bank Product Provider with respect to a Bank Product (x) unless and until the Administrative Agent shall have received a Bank Product Provider Letter Agreement from such person with respect to the applicable Bank Product (and acknowledged by the Administrative Borrower) within 30 days after the provision of such Bank Product to any Borrower or Subsidiary Guarantor or (y) to the extent such person constitutes a “Bank Product Provider” (or similar term) under the ABL Loan Documents.

“Bank Product Provider Letter Agreement” shall mean a letter agreement substantially in the form of Exhibit M, or in such other form reasonably satisfactory to the Administrative Agent, duly executed by the applicable Bank Product Provider, the applicable Borrower or Subsidiary Guarantor, the Administrative Agent and, in any event, acknowledged by the Administrative Borrower.

“Bankruptcy Case” shall mean the bankruptcy case of the Debtors listed as Case Number 12-20000 (PJW) filed under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Delaware.

“Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

“Base Rate” shall mean, for any day, the prime rate published in The Wall Street Journal for such day; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Base Rate” shall mean the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates); each change in the Base Rate shall be effective on the date such change is effective. The Base Rate is not necessarily the lowest rate charged by any financial institution to its customers.

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“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such person, or if such general partner does not have a board of managers or board of directors, the functional equivalent of the foregoing, and (d) in any other case, the functional equivalent of the foregoing.

“Borrowers” shall mean, collectively, the Administrative Borrower and the Co-Borrower; and “Borrower” shall mean any one of them.

“Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” shall mean a request by the Administrative Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as mutually agreed to by the Administrative Agent and the Administrative Borrower from time to time.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law or other governmental action to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, without duplication, (a) any expenditure for any purchase or other acquisition of any asset, including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of the Administrative Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, and (b) Capital Lease Obligations and Synthetic Lease Obligations, but excluding (i) expenditures made in connection with the replacement, substitution or restoration of property to the extent made with the Net Cash Proceeds from Asset Sales or Casualty Events, (ii) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent of the gross amount of such purchase price that is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (iii) Permitted Acquisitions.

“Capital Lease” shall mean, with respect to any person, any lease of, or other arrangement conveying the right to use, any property by such person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such person prepared in accordance with GAAP.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as Capital Leases on a balance sheet of such person in accordance with GAAP as in effect on the Closing Date, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP as in effect on the Closing Date.

8

“Capital Requirements” shall mean, as to any person, any matter, directly or indirectly, (i) regarding capital adequacy, capital ratios, capital requirements, liquidity requirements, the calculation of such person’s capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by such person or any person controlling such person (including any direct or indirect holding company), or the manner in which such person or any person controlling such person (including any direct or indirect holding company), allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

“Cash Collateralized” shall mean, with respect to any Letter of Credit, as of any date, that the Borrowers shall have deposited with the Collateral Agent for the benefit of the Secured Parties, an amount in cash equal to 103% of the LC Exposure as at such date plus any accrued and unpaid interest thereon. “Cash Collateralize” shall have the correlative meaning.

“Cash Equivalents” shall mean, as of any date of determination and as to any person, any of the following (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one year from the date of acquisition by such person and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any person meeting the qualifications specified in clause (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities, (e) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such person, (f) investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (a) through (e) above, and (g) in the case of any Foreign Restricted Subsidiary only, instruments equivalent to those referred to in clauses (a) through (f) above denominated in a foreign currency, which are substantially equivalent in credit quality and tenor to those referred to above and customarily used by businesses for short term cash management purposes in any jurisdiction outside of the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction.

“Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind or the accretion or capitalization of interest as principal and (b) items described in clause (c) or, other than to the extent paid in cash or Cash Equivalents, clause (g) of the definition of “Consolidated Interest Expense”. Notwithstanding anything to the contrary contained herein, for purposes of determining Cash Interest Expense for any period ending prior to the first anniversary of the Closing Date (other than for the purposes of calculating Excess Cash Flow), Cash Interest Expense shall be an amount equal to actual Cash Interest Expense for the period from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

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“Casualty Event” shall mean any loss of title (other than through a consensual disposition of such property in accordance with this Agreement) or any loss of or damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of any Restricted Party. “Casualty Event” shall include any taking of all or any part of any Real Property, Vessel or Chartered Vessel of any Restricted Party or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Legal Requirement, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property, Vessel or Chartered Vessel of any Restricted Party or any part thereof by any Governmental Authority, or any settlement in lieu thereof.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

“CEXIM Loan Documents” shall mean that certain Loan Agreement, dated as of August 10, 2009 (as amended, supplemented or otherwise modified prior to the Closing Date), by and among the Subsidiaries of the Administrative Borrower party thereto as borrowers, ~~Holdings~~OSG, as guarantor, and Export-Import Bank of China, as original lender and agent, and any security agreements and related documents entered into in connection therewith.

“Change in Control” shall mean the occurrence of any of the following:

(a)          ~~Holdings~~the Administrative Borrower at any time ceases to own directly 100% of the Equity Interests of ~~the Administrative Borrower~~Subsidiary HoldCo or ceases to have the power to vote, or direct the voting of, any such Equity Interests ~~(it being understood and agreed that, for the avoidance of doubt, the consummation by Holdings of the OIN Spinoff shall not, in and of itself, constitute a “Change in Control” for purposes of this clause (a))~~;

(b)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause, such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of either (x) Voting Equity Interests of ~~Holdings~~the Administrative Borrower representing 50% or more of the voting power of the total outstanding Voting Equity Interests of ~~Holdings~~the Administrative Borrower or (y) 50% or more of the total economic interests of the Equity Interests of ~~Holdings~~the Administrative Borrower (in either case, taking into account in the numerator all such securities that such person or group has the right to acquire (whether pursuant to an option right or otherwise) and taking into account in the denominator all securities that any person has the right to acquire (whether pursuant to an option right or otherwise)); or

(c)          during any period of 12 consecutive months, a majority of the members of the Board of Directors of ~~Holdings~~the Administrative Borrower cease to be composed of individuals (i) who were members of that Board of Directors at the commencement of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in preceding clause (i) constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in preceding clauses (i) and (ii) constituting at the time of such election or nomination at least a majority of that Board of Directors.

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“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, order, rule, regulation, policy, or treaty, (b) any change in any law, order, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) requests, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 11.13.

“Charter Contract Lien Restrictions” shall mean, subject to Section 5.16(h), any provisions in a charter contract for a Vessel that prohibits or limits the placing of a preferred ship mortgage or other Lien for the benefit of the Collateral Agent on such Vessel.

“Chartered Vessels” shall mean the vessels demise chartered by the Administrative Borrower or any of its Restricted Subsidiaries from a third party. The Chartered Vessels as of the Closing Date are identified as such on Schedule 1.01(a).

“Claims” shall have the meaning assigned to such term in Section 11.03(b).

“Class” shall mean the respective facility and commitments utilized in making Loans hereunder, including (i) as of the Closing Date, (x) the Revolving Loans and the Initial Term Loans made pursuant to Section 2.01 on such date and (y) the Swingline Loans and (ii) additional Classes of Revolving Loans or Term Loans that may be added after the Closing Date pursuant to Sections 2.20, 2.21 and 2.23.

“Closing Date” shall mean August 5, 2014.

“Closing Date Material Adverse Effect” shall mean any event, change, effect, development, circumstance or condition that, either individually or in the aggregate, has caused or would reasonably be expected to cause a material adverse change in, or a material adverse effect on, the financial condition, shareholders’ equity or results of operations of ~~Holdings~~OSG and its Subsidiaries, taken as a whole, other than those events that (a) could reasonably be expected to result from the filing or commencement of the Bankruptcy Case or the announcement of the filing, commencement or process of the Bankruptcy Case, (b) are the result of any action approved by the Bankruptcy Court prior to May 2, 2014, (c) events set forth in the Prior Plan Documents or the Amended Reorganization Plan (without regard to “risk factor” or other forward looking disclosure and based solely on facts as disclosed therein and without giving effect to any developments not disclosed therein) (provided that changes in the underlying facts or related events may constitute a Closing Date Material Adverse Effect), or (d) are the result of any change after May 2, 2014 in global, national or regional political conditions (including acts of terrorism or war), macroeconomic factors, interest rates, currency exchange rates, or in the general business, market and economic conditions affecting the industries and regions in which ~~Holdings~~OSG and its Subsidiaries operate, in each case, to the extent that any such change does not have a disproportionate impact on ~~Holdings~~OSG and its Subsidiaries, taken as a whole, relative to other persons operating in the industries in which ~~Holdings~~OSG and its Subsidiaries operate.

“Co-Borrower” shall have the meaning assigned to such term in the preamble hereto.

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“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean, collectively, all of the Collateral Vessels, the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Security Document other than, in each case, the Excluded Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor collateral agent pursuant to Article X (it being understood that, unless the context expressly requires otherwise, the term “Collateral Agent” shall include the Collateral Agent acting in its capacity as the Mortgage Trustee).

“Collateral Vessel” shall mean (i) initially, the Vessels identified on Schedule 1.01(a) and (ii) thereafter, (x) any additional Vessel acquired by a Borrower or a Subsidiary Guarantor after the Closing Date (other than an Excluded Vessel) and (y) any Vessel that ceases to be an Excluded Vessel after the Closing Date.

“Collateral Vessel Mortgage” shall mean a first preferred ship mortgage substantially in the form of Exhibit P or such other form as may be reasonably satisfactory to the Administrative Agent and the Administrative Borrower.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment (including an Extended Revolving Commitment and a Specified Refinancing Revolving Commitment), Swingline Commitment or Term Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commitment Letter” shall mean the Commitment Letter, dated May 2, 2014, among ~~Holdings~~OSG, the Administrative Borrower, OBS, Jefferies Finance LLC, Barclays Bank PLC, UBS AG, Stamford Branch, and UBS Securities LLC.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 11.01(b).

“Companies” shall mean ~~Holdings,~~ the Administrative Borrower and its Restricted Subsidiaries; and “Company” shall mean any one of them.

“Compliance Certificate” shall mean a certificate of a Financial Officer of the Administrative Borrower substantially in the form of Exhibit C or such other form as the Administrative Agent and the Administrative Borrower may agree to from time to time.

“Confidential Information Memorandum” shall mean that certain confidential information memorandum dated June 2014 and relating to the Transactions.

“Confirmation Order” shall have the meaning assigned to such term in Section 4.01(d)(ii).

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“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Administrative Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of the Administrative Borrower and its Restricted Subsidiaries (other than cash, Cash Equivalents and marketable securities) which may properly be classified as current assets on a consolidated balance sheet of the Administrative Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities of the Administrative Borrower and its Restricted Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans or other long-term Indebtedness) on a consolidated balance sheet of the Administrative Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Administrative Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (i) adding thereto, without duplication, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and, with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary of the Administrative Borrower, only if a corresponding amount of cash would be permitted to be distributed to the Administrative Borrower by such Restricted Subsidiary by operation of the terms of its Organizational Documents and all agreements, instruments, Orders and other Legal Requirements applicable to such Restricted Subsidiary or its equityholders during such period):

(a)          Consolidated Interest Expense for such period;

(b)          Consolidated Amortization Expense for such period;

(c)          Consolidated Depreciation Expense for such period;

(d)          Consolidated Tax Expense for such period;

(e)          non-recurring transaction costs and expenses (including legal, accounting, tax and appraisal and collateral field exam costs and expenses) incurred, prior to, or within 135 days following, the Closing Date, in connection with the Transactions during such period;

(f)          extraordinary losses or charges for such period;

(g)          the aggregate amount of all other non-cash charges reducing Consolidated Net Income during such period (including (x) any write-down, write-off or impairment of assets (other than current assets) and (y) non-cash stock based compensation expense, but excluding the amortization of a prepaid cash item that was paid in a prior period);

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(h)          non-recurring fees and expenses incurred during such period in connection with any Permitted Acquisition or incurrence or issuance of Indebtedness (other than intercompany Indebtedness);

(i)          (x) non-recurring cash charges incurred during such period in respect of restructurings, business process optimizations, headcount reductions or other similar actions, including severance charges in respect of employee terminations and related employee replacement costs and (y) non-recurring fees and expenses incurred during such period in respect of the OIN Spinoff;

(j)          to the extent actually reimbursed in cash to the Administrative Borrower or any Restricted Subsidiary thereof, expenses incurred during such period to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition;

(k)          to the extent covered by insurance and actually reimbursed in cash to the Administrative Borrower or any Restricted Subsidiary thereof, expenses incurred during such period with respect to liability or Casualty Events or business interruption;

(l)          other non-recurring charges incurred during such period in an aggregate amount not to exceed $10,000,000; and

(m)          solely with respect to any period prior to the Fourth Amendment Effective Date, to the extent that any ~~Holdings~~OSG Specified Expenses would have been added back to Consolidated EBITDA pursuant to clauses (i)(a) through (l) above had such charge, tax or expense been incurred directly by the Administrative Borrower, such ~~Holdings~~OSG Specified Expenses.

(ii) subtracting therefrom, without duplication,

(a)          the aggregate amount of all non-cash income increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period;

(b)          any extraordinary income or gains for such period;

(c)          any gains on extinguishment of debt (including as a result of the acquisition of any Term Loans by the Administrative Borrower or any of its Subsidiaries); and

(d)          the aggregate amount of any cash payments or cash charges during such period on account of any non-cash charges that were added back to Consolidated EBITDA in a prior period pursuant to clause (i)(g) above.

Notwithstanding anything to the contrary contained herein, for the purpose of calculating the Total Secured Leverage Ratio and the Total Leverage Ratio for any period that includes the fiscal quarters of the Administrative Borrower ended on September 30, 2013, December 31, 2013, March 31, 2014, June 30, 2014 or September 30, 2014, (i) Consolidated EBITDA for the fiscal quarter ended on September 30, 2014 shall be calculated on a pro forma basis in accordance with the definition of Consolidated EBITDA contained herein as if the Transactions had been consummated on July 1, 2014, (ii) Consolidated EBITDA for the fiscal quarter ended on June 30, 2014 shall be deemed to be $13,700,000, (iii) Consolidated EBITDA for the fiscal quarter ended on March 31, 2014 shall be deemed to be $38,600,000, (iv) Consolidated EBITDA for the fiscal quarter ended on December 31, 2013 shall be

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deemed to be $29,000,000, and (v) Consolidated EBITDA for the fiscal quarter ended on September 30, 2013 shall be deemed to be $24,200,000.

“Consolidated Indebtedness” shall mean, as at any date, an amount equal to the sum of, without duplication, (i) the aggregate principal amount of all Indebtedness of the Administrative Borrower and its Restricted Subsidiaries on such date (to the extent such Indebtedness would be included on a balance sheet prepared in accordance with GAAP) consisting only of Indebtedness for borrowed money and obligations in respect of Capital Lease Obligations, (ii) the aggregate principal amount of all debt obligations of the Administrative Borrower and its Restricted Subsidiaries evidenced by bonds, debentures, notes, loan agreements or similar instruments (other than performance, surety or similar bonds to the extent not otherwise included in clause (i) above), (iii) the aggregate amount of unreimbursed drawings in respect of letters of credit (or similar facilities) issued for the account of the Administrative Borrower or any of its Restricted Subsidiaries, (iv) the aggregate principal amount of all Pool Financing Indebtedness of the Administrative Borrower or any of its Restricted Subsidiaries (whether such Pool Financing Indebtedness is a several or joint and several obligation of the Administrative Borrower or any such Restricted Subsidiary and whether the obligations of the Administrative Borrower or any such Restricted Subsidiary are directly to the lender thereof, the respective Pool Operator or otherwise) and (v) the aggregate amount of all Contingent Obligations of the Administrative Borrower and its Restricted Subsidiaries in respect of Indebtedness of third persons of the type described in preceding clauses (i) through (iv), in each case calculated on a consolidated basis for the Administrative Borrower and its Restricted Subsidiaries.

“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Administrative Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a)          imputed interest on Capital Lease Obligations and Attributable Indebtedness of the Administrative Borrower and its Restricted Subsidiaries for such period;

(b)          commissions, discounts and other fees and charges owed by the Administrative Borrower or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing, receivables financings and similar credit transactions for such period;

(c)          amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by the Administrative Borrower or any of its Restricted Subsidiaries for such period;

(d)          cash contributions to any employee stock ownership plan or similar trust made by the Administrative Borrower or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than the Administrative Borrower or any of its Wholly Owned Restricted Subsidiaries) in connection with Indebtedness incurred by such plan or trust for such period;

(e)          all interest paid or payable with respect to discontinued operations of the Administrative Borrower or any of its Restricted Subsidiaries for such period;

(f)          the interest portion of any payment obligations of the Administrative Borrower or any of its Restricted Subsidiaries for such period deferred for payment at any future time, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness and/or Contingent Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the

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terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; and

(g)          all interest on any Indebtedness of the Administrative Borrower or any of its Restricted Subsidiaries of the type described in clause (e) or (j) of the definition of “Indebtedness” contained herein for such period;

provided that Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements.

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Closing Date (other than for purposes of calculating Excess Cash Flow), Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Administrative Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests and, solely with respect to any period prior to the Fourth Amendment Effective Date, adjusted to reflect any ~~Holdings~~OSG Specified Expenses during such period as though such ~~Holdings~~OSG Specified Expenses had been incurred directly by the Administrative Borrower and such ~~Holdings~~OSG Specified Expenses would have been included in the calculation of the net income (or loss) of the Administrative Borrower for such period); provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)          the net income (or loss) for such period of any person (other than the Administrative Borrower ) that is not a Restricted Subsidiary of the Administrative Borrower (including any Unrestricted Subsidiary) or that is accounted for ~~the~~ by the equity method of accounting, except to the extent that cash in an amount equal to any such income has actually been received by the Administrative Borrower or (subject to clause (b) below) any of its Restricted Subsidiaries from such person during such period;

(b)          the net income of any Restricted Subsidiary of the Administrative Borrower during such period to the extent that the declaration and/or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement (other than any Loan Document), instrument, Order or other Legal Requirement applicable to that Restricted Subsidiary or its equityholders during such period, except that the Administrative Borrower’s equity in the net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income; and

(c)          except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any person accrued prior to the date it becomes a Restricted Subsidiary of the Administrative Borrower or all or substantially all of the property of such person is acquired by the Administrative Borrower or any of its Restricted Subsidiaries.

“Consolidated Secured Indebtedness” shall mean, as at any date of determination, the aggregate amount of Consolidated Indebtedness that, as of such date, is secured by a Lien on any asset or property of the Administrative Borrower or any of its Restricted Subsidiaries.

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“Consolidated Tax Expense” shall mean, for any period, the sum of, without duplication, (i) the tax expense (including federal, state, local and foreign income taxes) of the Administrative Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and (ii) the aggregate amount of all Permitted Tax Distributions made during such period (it being understood and agreed that, for the avoidance of doubt, Consolidated Tax Expense shall exclude the IRS Claims (as defined in the Amended Reorganization Plan) that are settled with the IRS as part of the Amended Reorganization Plan).

“Consolidated Total Assets” shall mean, at any date of determination, the net book value of all assets of the Administrative Borrower and its Restricted Subsidiaries (or, for purposes of Sections 3.07(d)(ii) and 5.17, all of its Subsidiaries) determined on a consolidated basis in accordance with GAAP on such date; provided that, except for purposes of Sections 3.07(d)(ii) and 5.17, the net book value attributable to any Unrestricted Subsidiaries shall be excluded.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing any Indebtedness, leases or other obligations (including dividends on Disqualified Capital Stock) (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation agreement, understanding or arrangement of such person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, net equity, liquidity, level of income, cash flow or solvency of the primary obligor; (c) to purchase or lease property, securities or services primarily for the purpose of assuring the primary obligor of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement or equivalent obligation arises (which reimbursement obligation shall constitute a primary obligation); or (e) otherwise to assure or hold harmless the primary obligor of any such primary obligation against the payment of such primary obligation; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties given in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument, agreements or other documents or, if applicable, unwritten enforceable agreement, evidencing such Contingent Obligation) or, if not stated or determinable, the amount that can reasonably be expected to become an actual or matured liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlled Account” shall mean each Specified Account that is not a Non-Controlled Account (it being understood and agreed that the OIN Concentration Account shall at all times be deemed to be a Controlled Account).

“Corrective Extension Amendment” shall have the meaning assigned to such term in Section 2.20(e).

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“Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the extension of the expiry date or renewal, or an amendment or other modification to increase the amount, of any then existing Letter of Credit, by the Issuing Bank.

“Debtor” shall mean any of ~~Holdings~~OSG and any of its Subsidiaries that are identified as debtors and debtors-in-possession in the Bankruptcy Case.

“Debt Issuance” shall mean the incurrence by any Restricted Party of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

“Debt Service” shall mean, for any period, the sum of (i) Cash Interest Expense for such period plus (ii) scheduled principal amortization of all Indebtedness (including the principal component of Capital Lease Obligations) of the Administrative Borrower and its Restricted Subsidiaries for such period.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Excess” shall have the meaning assigned to such term in Section 2.16(c).

“Default Period” shall have the meaning assigned to such term in Section 2.16(c).

“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).

“Defaulted Loans” shall have the meaning assigned to such term in Section 2.16(c).

“Defaulting Lender” shall mean any Lender that has (a) failed to fund its portion of any Borrowing, or any portion of its participation in any Letter of Credit or Swingline Loan, within one Business Day of the date on which it shall have been required to fund the same (unless the subject of a good faith dispute between the Administrative Borrower and such Lender related hereto), (b) notified the Administrative Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within three Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans (unless the subject of a good faith dispute between the Administrative Borrower and such Lender); provided, that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent or the Administrative Borrower, (d) otherwise failed to pay over to the Administrative Borrower, the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due (unless the subject of a good faith dispute), or (e) at any time after the Closing Date (i) been (or has a parent company that has been) adjudicated as, or determined by any Governmental Authority having regulatory authority over such person or its properties or assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or custodian appointed

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for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment unless, in the case of any Lender referred to in this clause (e), the Administrative Borrower, the Administrative Agent, the Swingline Lender and the Issuing Bank shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder. For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority; provided, that, as of any date of determination, the determination of whether any Lender is a Defaulting Lender hereunder shall not take into account, and shall not otherwise impair, any amounts funded by such Lender which have been assigned by such Lender to an SPC pursuant to Section 11.04(h). Any determination by the Administrative Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination by the Administrative Agent to the Administrative Borrower and each other. In no event shall the reallocation of funding obligations provided for in Section 2.16(c) as a result of a Lender being a Defaulting Lender nor the performance by non-Defaulting Lenders of such reallocated funding obligations by themselves cause the relevant Defaulting Lender to become a non-Defaulting Lender.

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Deposit Account Bank” shall mean a financial institution with whom a Deposit Account is maintained.

“Deposit Account Control Agreement” shall mean a letter agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed by the relevant Loan Party, the Collateral Agent and the relevant Deposit Account Bank (or, with respect to any Deposit Accounts located outside of the United States, customary security arrangements in the applicable jurisdictions for perfecting a security interest in such Deposit Accounts and the assets deposited therein or credited thereto).

“Disclosure Statement” shall mean the first amended disclosure statement with respect to the Amended Reorganization Plan as filed with the Bankruptcy Court on May 2, 2014 (as amended, restated, modified or otherwise supplemented from time to time as, and to the extent, permitted by the Commitment Letter).

“Discounted Prepayment Offer” shall have the meaning assigned to such term in Section 2.22(a).

“Disposition” or “disposition” shall mean, with respect to any property, any conveyance, sale, lease, sublease, assignment, transfer or other disposition of such property (including (i) by way of merger or consolidation, (ii) any Sale and Leaseback Transaction and (iii) any Synthetic Lease).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the 91st day after the Latest Maturity Date in effect at the time of the issuance of such Disqualified Capital Stock, (b) is convertible into or exchangeable or exercisable (unless at the sole option of the issuer thereof) for (i) debt securities or other indebtedness or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the date that is 91 days after the Latest Maturity Date in effect at the time

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of the issuance of such Disqualified Capital Stock, or (c) contains any repurchase or payment obligation which may come into effect prior to the date that is 91 days after such Latest Maturity Date. For the avoidance of doubt, any Equity Interest that may or shall be repurchased or redeemed (but only to the extent permitted hereunder at such time) from officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service shall not be deemed to be “Disqualified Capital Stock” for such reason alone.

“Disqualified Institutions” shall mean those persons (including any such person’s Affiliates that are clearly identifiable on the basis of such Affiliates’ names) identified by the Administrative Borrower to the Administrative Agent in writing from time to time to the extent such person is identified by name and is directly engaged in substantially similar business operations as the Administrative Borrower or any of its Restricted Subsidiaries (in each case, other than a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course), which designations shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest in the Loans or the Commitments.

“Dividend” shall mean, with respect to any person, that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such person (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of or otherwise reserving any funds for the foregoing purposes.

“Documentation Agents” shall have the meaning assigned to such term in the preamble hereto.

“Dollar Amount” shall mean, at any time, with respect to any Letter of Credit (and any related LC Exposure), (A) if denominated in Dollars, the amount thereof and (B) if denominated in any Alternative Currency, the amount thereof converted to Dollars in accordance with Sections 1.07, 2.18(e) and 2.18(m).

“Dollars” or “$” shall mean lawful money of the United States.

“DSF Loan Documents” shall mean that certain Second Amended and Restated Loan Agreement, dated as of August 28, 2008 (as amended, supplemented or otherwise modified prior to the Closing Date) by and among the Subsidiaries of the Administrative Borrower party thereto as borrowers, ~~Holdings~~OSG, the Administrative Borrower and OIN, as guarantors, Danish Ship Finance, as agent, and the lenders from time to time party thereto, and any security agreements and related documents entered into in connection therewith.

“Effective Yield” shall mean, as to any tranche of term loans (including the Term Loans), the effective yield on such tranche of term loans, as reasonably determined by the Administrative Agent, taking into account the applicable interest rate margins, interest rate benchmark floors and all fees,

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including recurring, up-front or similar fees or original issue discount (amortized over four years following the date of incurrence thereof; provided, that if the stated maturity date of a new tranche of term loans is less than four years from the date of determination, then the “Effective Yield” for such tranche of term loans shall be determined using an assumed amortization period equal to the actual remaining life to maturity of such tranche) payable generally to the lenders making such tranche of term loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the lenders thereunder.

“Eligible Assignee” shall mean any person that meets the requirements to be an assignee under Section 11.04(b) (subject to such consents, if any, as may be required under Section 11.04(b)) but, in any event, excluding Disqualified Institutions.

“Embargoed Person” shall have the meaning assigned to such term in Section 6.19.

“Employee Benefit Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA which is, or at any time during which the applicable statute of limitations remains open was, maintained or contributed to by any Company or any of its ERISA Affiliates, other than a Multiemployer Plan.

“Employee Matters Agreement” shall mean that certain Employee Matters Agreement by and between OSG and the Administrative Borrower, dated as of November 30, 2016, as amended from time to time in accordance with the provisions therewith.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” shall mean air, land, soil, surface waters, ground waters, stream and river sediments.

“Environmental Claim” shall mean any claim, notice, demand, Order, action, suit or proceeding alleging or asserting liability or obligations under Environmental Law, including liability or obligation for investigation, assessment, remediation, removal, cleanup, response, corrective action, monitoring, post-remedial or post-closure studies, investigations, operations and maintenance, injury, damage, destruction or loss to natural resources, personal injury, wrongful death, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release of Hazardous Material in, on, into or from the Environment at any location or from any Vessel or Chartered Vessel or (ii) any violation of or non-compliance with Environmental Law.

“Environmental Law” shall mean any and all applicable current and future Legal Requirements relating to the Environment, the Release or threatened Release of Hazardous Material, exposure to Hazardous Materials, natural resource damages, or occupational safety or health.

“Environmental Permit” shall mean any permit, license, approval, consent, registration, notification, exemption or other authorization required by or from a Governmental Authority under any Environmental Law.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited), or if such person is a limited liability company, membership interests, and any other interest or participation that confers on a person the right to

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receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Issuance” shall mean, without duplication, (x) (i) any issuance or sale by ~~Holdings after the Closing~~OSG after the Closing Date and prior to the Fourth Amendment Effective Date of any Equity Interests in OSG (including any Equity Interests issued upon exercise of any warrant or option or equity-based derivative) or any warrants or options or equity-based derivatives to purchase Equity Interests in OSG or (ii) any contribution to the capital of OSG or (y) (i) any issuance or sale by the Administrative Borrower after the Fourth Amendment Effective Date of any Equity Interests in ~~Holdings~~the Administrative Borrower (including any Equity Interests issued upon exercise of any warrant or option or equity-based derivative) or any warrants or options or equity-based derivatives to purchase Equity Interests in ~~Holdings~~the Administrative Borrower or (ii) any contribution to the capital of ~~Holdings~~the Administrative Borrower; provided, however, that (in either case) an Equity Issuance shall not include any issuance of Disqualified Capital Stock or Debt Issuance.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code (and, for purposes of Section 302 of ERISA and each “applicable section” under Section 414(t)(2) of the Code, under Section 414(b), (c), (m) or (o) of the Code), or under Section 4001 of ERISA.

“ERISA Event” shall mean: (a) the occurrence of a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan for which the requirement to provide notice to the PBGC has not been waived; (b) the failure to meet the minimum funding standard of Section 412 or 430 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan, in any case, resulting in liability to any Company or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan under Section 4042 of ERISA, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on any Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of any Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan which withdrawal would reasonably be expected to result in liability to any Company or any of its ERISA Affiliates, or the receipt by any Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan or a violation of Section 436 of the Code; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to any Company or any of its ERISA Affiliates.

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“Euro” shall mean the single currency of the participating member states as described in any EMU Legislation.

“Eurodollar Borrowing” shall mean a Eurodollar Revolving Borrowing or a Eurodollar Term Borrowing.

“Eurodollar Loan” shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

“Eurodollar Revolving Borrowing” shall mean a Borrowing comprised of Eurodollar Revolving Loans.

“Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Eurodollar Term Borrowing” shall mean a Borrowing comprised of Eurodollar Term Loans.

“Eurodollar Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Excess Cash Flow” shall mean, for any Excess Cash Flow Period, the sum, without duplication, of:

(a)          the sum, without duplication, of:

(i)          Consolidated EBITDA for such Excess Cash Flow Period;

(ii)         cash items of income (including cash gains) during such Excess Cash Flow Period not included in calculating Consolidated EBITDA (other than cash items of income (including cash gains) to the extent arising from any Asset Sale permitted hereunder or any Casualty Event, in each case, so long as the Net Cash Proceeds received therefrom are applied and/or reinvested pursuant to Section 2.10(b)(v));

(iii)        the decrease, if any, in the Net Working Capital from the beginning to the end of such Excess Cash Flow Period; and

(iv)        the amount of any refund received in cash during such Excess Cash Flow Period on account of cash taxes (including penalties and interest) paid in any prior Excess Cash Flow Period to the extent deducted from Excess Cash Flow in any prior Excess Cash Flow Period pursuant to clause (b)(i) below and, without duplication, the reversal, during such Excess Cash Flow Period, of any reserve established pursuant to clause (b)(i) below; minus

(b)          the sum, without duplication, of:

(i)          the amount of any cash Consolidated Tax Expense paid or payable by the Administrative Borrower and its Restricted Subsidiaries with respect to such Excess Cash Flow Period and for which, to the extent required under GAAP, reserves have been established;

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(ii)         the amount of any Permitted Tax Distributions paid in cash during such Excess Cash Flow Period;

(iii)        the amount of Debt Service for such Excess Cash Flow Period;

(iv)        amounts actually paid and applied to the permanent repayments and prepayments of principal of Indebtedness (other than Loans) made by the Administrative Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period but only to the extent that (A) (i) such repayments and prepayments by their terms cannot be reborrowed or redrawn, and (ii) such repayments and prepayments do not occur in connection with a refinancing of all or a portion of such Indebtedness, and (B) the amounts used to make such payments are funded from Internally Generated Funds (other than on reliance on the use of the Available Amount (other than clause (a) of the definition thereof));

(v)         the sum of (i) Capital Expenditures made in cash during such Excess Cash Flow Period, to the extent funded from Internally Generated Funds, and (ii) cash consideration paid during such Excess Cash Flow Period to make Permitted Acquisitions to the extent funded from Internally Generated Funds (other than on reliance on the use of the Available Amount (other than clause (a) of the definition thereof));

(vi)        the increase, if any, in the Net Working Capital from the beginning to the end of such Excess Cash Flow Period;

(vii)       cash items of expense (including cash losses) during such Excess Cash Flow Period not deducted in calculating Consolidated EBITDA; and

(viii)      ~~so long as the OIN Spinoff has not been consummated,~~ the sum of, without duplication, (i) the amount of cash Dividends paid to ~~Holdings~~OSG pursuant to Section 6.08(d) (as such Section was in effect immediately prior to the Fourth Amendment Effective Date) (or any cash Investment made to ~~Holdings~~OSG in lieu of any such cash Dividend pursuant to Section 6.04(q) (as such Section was in effect immediately prior to the Fourth Amendment Effective Date)) during such Excess Cash Flow Period and prior to the Fourth Amendment Effective Date, (ii) the amount of cash Dividends paid to ~~Holdings~~OSG prior to the Fourth Amendment Effective Date pursuant to Section 6.08(f) (as such Section was in effect immediately prior to the Fourth Amendment Effective Date) to the extent that such cash Dividends are used by ~~Holdings~~OSG prior to the Fourth Amendment Effective Date to make an interest payment or pay a third party expense that is then due and owing on the Existing OSG Notes and such cash Dividends are made solely on reliance on clause (a) of the definition of “Available Amount” contained herein and (iii) the amount of cash Investments made to ~~Holdings~~OSG prior to the Fourth Amendment Effective Date pursuant to Section 6.04(o) (as such Section was in effect immediately prior to the Fourth Amendment Effective Date) to the extent that such cash Investments are used by ~~Holdings~~OSG prior to the Fourth Amendment Effective Date to make an interest payment or pay a third party expense that is then due and owing on the Existing OSG Notes and such cash Investments are made solely on reliance on clause (a) of the definition of “Available Amount” contained herein.

“Excess Cash Flow Period” shall mean each fiscal year of the Administrative Borrower (commencing with its fiscal year ending December 31, 2015); provided that, with respect to the fiscal year

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of the Administrative Borrower ending December 31, 2015, Excess Cash Flow Period shall mean the period from and including July 1, 2015 through and including December 31, 2015.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Rate” shall mean and refer to the rate determined by the Issuing Bank to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Issuing Bank may obtain such spot rate from another financial institution designated by the Issuing Bank if the person acting in such capacity so elects; and provided further that the Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Exchange Rate Reset Date” shall have the meaning assigned to such term in Section 2.18(m).

“Excluded Account” shall mean any Deposit Account or Securities Account (a) (i) to secure corporate credit card obligations of the Administrative Borrower or any of its Restricted Subsidiaries or (ii) to secure operating lease obligations of the Administrative Borrower or any of its Restricted Subsidiaries, in each case, in the ordinary course of business and solely to the extent that (x) the granting of a security interest in any such Deposit Account or Securities Account is prohibited by, or constitutes a violation or breach of, a restriction pursuant to the applicable contract governing the respective credit card or lease obligations and (y) the only proceeds held in such Deposit Account or Securities Account are used for the purposes set forth in preceding clause (i) or (ii), as applicable, (b) that is identified as such on Schedule 3.27 as being maintained, and for so long as it remains maintained, by any Borrower or Subsidiary Guarantor in the ordinary course of business as agent or administrator exclusively for any pool arrangement with third parties so long as the proceeds held in (or credited to) such Deposit Accounts or Securities Accounts are distributed promptly pursuant to the rules of the relevant pool arrangement to such Borrower, Subsidiary Guarantor and third parties or (c) that is the account of OSG Ship Management (UK) Ltd., number 33892379, at Barclays Bank PLC to secure the payment of moneys and the discharge of liabilities owed to Barclays Bank PLC in connection with the corporate payroll activities of OSG Ship Management (UK) Ltd. in the ordinary course of business and solely to the extent that (w) the granting of a security interest in such account is prohibited by, or constitutes a violation or breach of, a restriction pursuant to the Deed of Charge over Credit Balances By a Chargor for Own Liabilities, between Barclays Bank PLC and OSG Ship Management (UK) Ltd., as in effect on the date hereof (and any successor agreement thereto entered into in the ordinary course of business), (x) the only proceeds held in such account are used for the purposes set forth in this clause (c) and (y) the aggregate average daily balance of such account does not exceed £200,000.

“Excluded Collateral” shall mean: (i) any contract, instrument, license or other agreement to which any Loan Party is a party, any of its rights or interests thereunder, or any assets subject thereto, the granting of a security interest in which is prohibited by, or constitutes a violation or breach of a restriction pursuant to applicable Legal Requirements or the respective contract, instrument, license or other agreement (including any requirement to obtain the consent of any Governmental Authority or third party (other than ~~Holdings~~the Administrative Borrower or any of its Subsidiaries or Controlled Affiliates))~~,~~, in each case, only for so long as the grant of such security interest shall constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of any Loan Party therein or (y) a breach or termination pursuant to the terms of, or a default under, any such contract, instrument, license, property rights or other agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant or any other applicable Legal

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Requirement (including the Bankruptcy Code) or principles of equity); provided, however, that such security interest shall attach immediately and automatically at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied or any such consent has been obtained; and provided, further, that, to the extent severable, shall attach immediately to any portion of such contract, instrument, license or other agreement or any rights or interests thereunder or any assets subject thereto that does not result in any of the consequences specified in preceding clause (x) or (y) including any proceeds and receivables of any such contract, instrument, license or other agreement or any rights or interests thereunder or any assets subject thereto; (ii) any Margin Stock; (iii) any Equity Interests in, and assets of, any Joint Ventures or non-Wholly Owned Subsidiaries to the extent the pledge thereof would (A) violate or breach the terms of, or require the consent of any third party (other than ~~Holdings~~the Administrative Borrower or any of its Subsidiaries or Controlled Affiliates) pursuant to, any shareholder or similar arrangements (including joint venture agreements) relating to such Joint Venture or non-Wholly Owned Subsidiary, except to the extent that any such consent has been obtained, or (B) result (including following any exercise of remedies) in a change in control, repurchase obligation or other materially adverse consequence to any of the Loan Parties; (iv) any property subject to a Lien securing Purchase Money Obligations permitted hereunder to the extent that a grant of a security interest therein would violate the terms of such Indebtedness, other than proceeds and receivables thereof; (v) any United States “intent to use” trademark applications filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act; (vi) assets to the extent a security interest in such assets would result in a material adverse tax consequence to the Administrative Borrower, as reasonably determined by the Administrative Borrower in consultation with the Administrative Agent; (vii) assets as to which the costs of obtaining and/or perfecting such security interest are excessive in relation to the practical benefit of the security to be afforded thereby (as reasonably determined by the Administrative Borrower and the Administrative Agent); (viii) assets owned by a Subsidiary Guarantor after release of the Subsidiary Guarantor from its Guarantee pursuant to the Loan Documents; (ix) ~~any Specified OBS Collateral~~[reserved]; (x) any leasehold interests in Real Property; (xi) any Excluded Accounts; (xii) motor vehicles, aircraft and other assets subject to certificates of title (other than Vessels) to the extent that a Lien on such assets cannot be perfected solely by the filing of a financing statement; (xiii) commercial tort claims with respect to claimed damages of less than $2,500,000; (xiv) letter of credit rights (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a financing statement); (xv) any Equity Interests in any Unrestricted Subsidiary; and (xvi) Pool Financing Receivables and any proceeds thereof that are the subject of a Lien incurred under a Pool Financing (for so long as such Lien remains in effect); provided, however, it is understood and agreed that (x) to the extent any consent of a third party (that is not ~~Holdings~~the Administrative Borrower or any of its Subsidiaries or Controlled Affiliates) is required by the terms of any charter to a third party with respect to any Vessel that will comprise Collateral in order for a Loan Party to grant a Collateral Vessel Mortgage on such Vessel, such Loan Party shall use its commercially reasonable efforts to promptly obtain such consent in coordination with the Administrative Agent and (y) to the extent that any asset or property (including a Vessel) that is owned by a Loan Party ceases to be Excluded Collateral because none of the applicable exclusions set forth above continue to apply to such asset or property, such asset or property shall thereafter constitute Collateral and the applicable Loan Party shall take all such actions as may be required by the Loan Documents to grant a perfected security interest therein to the Collateral Agent for the benefit of the Secured Parties.

“Excluded Subsidiary” shall mean (a) Immaterial Subsidiaries, (b) any Subsidiary that is not a Wholly Owned Subsidiary, (c) any Subsidiary that is prohibited by any applicable Legal Requirement of any Governmental Authority or by any contractual obligation existing on the Closing Date (or, if later, the date it became a Restricted Subsidiary so long as such contractual obligation was existing prior to

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becoming a Restricted Subsidiary and was not entered into in contemplation thereof and only applies to such Restricted Subsidiary) from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (d) Unrestricted Subsidiaries and (e) Shirley Tanker SRL; provided, that (i) any Subsidiary of the Administrative Borrower that provides a guarantee or is otherwise an obligor in respect of the obligations under the Additional Permitted Unsecured Debt Documents shall be required to be a Subsidiary Guarantor hereunder and (ii) in no event shall Subsidiary HoldCo constitute an Excluded Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation incurred after the Closing Date if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the applicable Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Excluded Taxes” shall mean, with respect to a Recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes and backup withholding taxes imposed on (or measured by) its net income (i) by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, including (for the avoidance of doubt) U.S. federal income tax imposed on the net income of a Foreign Lender as a result of such Foreign Lender engaging in a trade or business in the United States; (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.16), any U.S. Federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.15 (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded Tax under this clause (b)); (c) taxes imposed as a result of a Foreign Lender’s failure to comply with Section 2.15(f); (d) branch profits taxes imposed by any jurisdiction described in clause (a) above; (e) any U.S. federal withholding taxes imposed under FATCA; and (f) any U.S. federal withholding taxes imposed as a result of such Foreign Lender’s failure to comply with Section 2.15(g).

“Excluded Vessel” shall mean any Vessel owned by a Loan Party that constitutes Excluded Collateral. The Excluded Vessels as of the Closing Date are identified as such on Schedule 1.01(a), which Schedule also sets forth the basis for each such Vessel being an Excluded Vessel.

“Executive Order” shall have the meaning assigned to such term in Section 3.22(a).

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“Existing 2018 OSG Notes” shall mean ~~Holdings~~OSG’s 8.125% Senior Notes due 2018 in an aggregate principal amount not to exceed $300,000,000.

“Existing 2024 OSG Notes” shall mean ~~Holding~~OSG’s 7.500% Senior Notes due 2024 in an aggregate principal amount not to exceed $146,000,000 (although as part of (and to the extent provided in) the Amended Reorganization Plan, certain holders may elect to receive, in respect of their existing notes, notes with a maturity date thereof of no earlier than February 15, 2021 and that may have certain other changes to the terms thereof as provided for in the Amended Reorganization Plan.

“Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).

“Existing OSG Notes” shall mean, collectively, the Existing 2018 Notes and the Existing 2024 Notes.

“Extended Revolving Commitments” shall have the meaning assigned to such term in Section 2.21(a).

“Extended Revolving Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Extended Term Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(a).

“Extension” shall have the meaning assigned to such term in Section 2.20(a).

“Extension Amendment” shall have the meaning assigned to such term in Section 2.20(d).

“Extension Election” shall have the meaning assigned to such term in Section 2.20(c).

“Extension Request” shall have the meaning assigned to such term in Section 2.20(a).

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors or, pursuant to a specific delegation of authority by such Board of Directors or a designated senior executive officer, of the Administrative Borrower, or the Subsidiary of the Administrative Borrower selling such asset ~~(or, in the case of an OIN Spinoff, Holdings)~~.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing.

“FCPA” shall have the meaning assigned to such term in Section 3.22(d).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal

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Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the confidential Fee Letter, dated May 2, 2014, among ~~Holdings~~OSG, the Administrative Borrower, OBS, Jefferies Finance LLC, Barclays Bank PLC, UBS AG, Stamford Branch, and UBS Securities LLC.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees, the Fronting Fees and the other fees referred to in Section 2.05.

“Final Order” shall mean an order or judgment of the Bankruptcy Court, as entered on the docket of the Bankruptcy Court that has not been reversed, stayed, superseded or vacated, and as to which: (a) the time to appeal, seek review or rehearing or petition for certiorari has expired and no timely-filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order.

“Financial Assets” has the meaning specified in the UCC.

“Financial Officer” of any person shall mean any of the chief financial officer, principal accounting officer, treasurer or assistant treasurer of such person.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Amendment” shall mean the First Amendment, dated as of the First Amendment Effective Date, to this Agreement.

“First Amendment Effective Date” shall mean June 3, 2015.

“First Priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is (a) the most senior Lien to which such Collateral is subject (subject only to non-consensual Permitted Liens that arise under any Legal Requirement), or (b) a Collateral Vessel Mortgage duly recorded or registered in accordance with the laws of the applicable Acceptable Flag Jurisdiction in which such Collateral Vessel is registered covering a Collateral Vessel (subject only to Permitted Collateral Vessel Liens which may, under applicable law, be entitled to priority over such Collateral Vessel Mortgage).

“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Restricted Subsidiary” shall mean any Foreign Subsidiary that is a Restricted Subsidiary.

“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

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“Fourth Amendment” shall mean the Fourth Amendment, dated as of the Fourth Amendment Effective Date, to this Agreement.

“Fourth Amendment Effective Date” shall mean November 30, 2016.

“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Funding Default” shall have the meaning assigned to such term in Section 2.16(c).

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Approval” shall mean any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” shall mean any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality, regulatory or self-regulatory, body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning assigned to such term in Section 11.04(h).

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by each of the Guarantors.

“Guarantors” shall mean (i) ~~Holdings, (ii)~~ each Subsidiary Guarantor and (~~iii~~ii) each Borrower in its capacity as a guarantor of the Bank Product Obligations of another Restricted Party.

“Hazardous Materials” shall mean hazardous substances, hazardous wastes, hazardous materials, or any other pollutants, contaminants, chemicals, wastes, materials, compounds, constituents or substances, defined under, subject to regulation under, or which can give rise to liability or obligations under, any Environmental Laws, including polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs, asbestos or any asbestos-containing materials in any form or condition, lead-based paint, urea formaldehyde, pesticides, radon or any other, radioactive materials including any source, special nuclear or by-product material, petroleum, petroleum products, petroleum-derived substances, crude oil or any fraction thereof, or any mold, microbial or fungal contamination that could pose a risk to human health or the Environment.

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, futures contracts or other liabilities for the purchase or sale of currency or other commodities at a future date in the nature of a

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futures contract or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Hedging Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any netting agreements relating to such Hedging Agreements (to the extent, and only to the extent, such netting agreements are legally enforceable in Insolvency Proceedings against the applicable counterparty obligor thereunder), (i) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in preceding clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include an Agent, a Lender or any Affiliate of an Agent or a Lender).

~~“Holdings” shall have the meaning assigned to such term in the preamble hereto; provided, however, that, if clause (ii)(A) of OIN Spinoff Conditions is applicable, from and after the OIN Spinoff, the term “Holdings” instead shall refer to New Holdings..~~

~~“Holdings Pledge Agreement” shall mean a Pledge Agreement substantially in the form of Exhibit J-2 between Holdings and the Collateral Agent for the benefit of the Secured Parties.~~

~~“Holdings Specified Expenses” shall mean any charge, tax or expense incurred or accrued by Holdings during any period to the extent that the Administrative Borrower or any of its Restricted Subsidiaries has paid a Dividend (or has made an Investment in lieu thereof pursuant to Section 6.04(q)) to Holdings in respect thereof pursuant to Sections 6.08(c), (d) and (e).~~

“Immaterial Subsidiary” shall mean, as of any date of determination, any Wholly Owned Restricted Subsidiary of the Administrative Borrower (i) whose total assets (on a consolidated basis including its Restricted Subsidiaries, but excluding the value attributable to any Unrestricted Subsidiary) as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) did not exceed 2.0% of Consolidated Total Assets as of such date or (ii) whose gross revenues (on a consolidated basis including its Restricted Subsidiaries, but excluding the revenues of any Unrestricted Subsidiary) for such Test Period did not exceed 2.0% of the consolidated gross revenues of the Administrative Borrower and its Restricted Subsidiaries for such period, but excluding the revenues of any Unrestricted Subsidiary; provided, however, (x) a Wholly Owned Restricted Subsidiary of the Administrative Borrower that no longer meets the foregoing requirements of this definition or is otherwise required to become a Loan Party pursuant to Section 5.10 shall no longer constitute an Immaterial Subsidiary for purposes of this Agreement and (y) notwithstanding the foregoing, the Administrative Borrower may elect to cause an Immaterial Subsidiary to become a Loan Party pursuant to Section 5.10, in which case such Immaterial Subsidiary shall, upon satisfaction of the provisions of such Section, no longer constitute an Immaterial Subsidiary. Notwithstanding the foregoing, (i) the total assets

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(as determined above) of all Immaterial Subsidiaries shall not exceed 5.0% of the Consolidated Total Assets, (ii) the gross revenues (as determined above) of all Immaterial Subsidiaries shall not exceed 5.0% of the consolidated gross revenues of Administrative Borrower and its Restricted Subsidiaries (as determined above) and (iii) any Restricted Subsidiary of the Administrative Borrower that guarantees or is an obligor of the Indebtedness incurred under this Agreement and the other Loan Documents or Indebtedness under the Additional Permitted Unsecured Debt Documents shall not be deemed an Immaterial Subsidiary.

“Increasing Lenders” shall have the meaning assigned to such term in Section 2.21(b).

“Incremental Joinder Agreement” shall have the meaning assigned to such term in Section 2.21(d).

“Incremental Loan Amendment” shall have the meaning assigned to such term in Section 2.21(d).

“Incremental Revolving Loans” shall have the meaning assigned to such term in Section ~~2.21.~~2.21(a).

“Incremental Revolving Commitments” shall have the meaning assigned to such term in Section ~~2.21.~~2.21(a).

“Incremental Term Loans” shall have the meaning assigned to such term in Section ~~2.21.~~2.21(a).

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes, loan agreements or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations of such person issued or assumed as part of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (e) all indebtedness secured by any Lien on property owned or acquired by such person (including indebtedness arising under conditional sales or other title retention agreements), whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the Fair Market Value of such property and (ii) the amount of the Indebtedness secured; (f) all Capital Lease Obligations, other Purchase Money Obligations and Synthetic Lease Obligations of such person; (g) all obligations of such person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such person, valued, in the case of a redeemable preferred Equity Interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Bank Product Obligations under Hedging Agreements valued at the Hedging Termination Value thereof; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (j) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided that the term “Indebtedness” shall not include (i) preferred or prepaid revenues, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller of such asset, (iii) any obligations constituting the exercise of appraisal rights and settlements of any claim of actions (whether actual, contingent or potential) with respect thereto, (iv) any Indebtedness of ~~Holdings~~the Administrative Borrower appearing on the balance sheet of ~~any~~ the Co-Borrower or any Subsidiary Guarantor, or solely by reason of push down accounting under GAAP, in each case, so long as neither the Administrative Borrower nor any Restricted Subsidiary thereof has any obligation with respect thereto and

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the holder of such Indebtedness has no recourse to the Administrative Borrower or any Restricted Subsidiary thereof with respect thereto and (v) those intercompany payment obligations as and to the extent described in Schedule 6.09(e). The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

“Indemnified Taxes” shall mean (a) all Taxes other than Excluded Taxes and (b) to the extent not covered in preceding clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).

“Information” shall have the meaning assigned to such term in Section 11.12.

“Initial Term Loans” shall mean the term loans made on the Closing Date pursuant to Section 2.01(a).

“Insolvency Laws” shall mean the Bankruptcy Code, and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar Legal Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Insolvency Proceeding” shall mean (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under United States federal or state or non-United States Legal Requirements, including the Bankruptcy Code.

“Insurance Deliverables Requirement” shall mean, in relation to each Collateral Vessel, with respect to (i) marine, hull and machinery insurance and increased value insurance, (ii) marine protection and indemnity insurance (including (x) insurance for liability arising out of pollution and spillage or leakage of cargo and (y) cargo liability insurance), (iii) war risks insurance and increased value insurance, (iv) such other marine insurance that has been reasonably requested by the Administrative Agent with the written consent of the Administrative Borrower (not to be unreasonably withheld or delayed), in each case that is required to be maintained in accordance with the terms of this Agreement, the Administrative Borrower shall have delivered to, or cause to be delivered, a letter of undertaking from a marine insurance broker attaching cover notes and certificates of entry evidencing such insurance, together with notices of assignment and loss payee clauses, and letters of undertaking issued by the protection and indemnity association, each of which shall be reasonably satisfactory to the Administrative Agent.

“Intellectual Property” shall mean any and all intellectual property rights recognized under applicable law, whether arising under United States laws or otherwise, including patents and patent applications; trademarks, trade names, service marks, copyrights, domain names and applications for registration thereof; trade secrets, proprietary information, inventions, databases, rights in software, formulae, works of authorship, know-how and processes and the goodwill associated with any of the foregoing.

“Intercompany Note” shall mean a promissory note (which may be a global intercompany note) in form and substance reasonably satisfactory to the Administrative Agent.

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“Intercompany Subordination Agreement” shall mean an intercompany subordination agreement substantially in the form of Exhibit D.

“Interest Election Request” shall mean a request by the Administrative Borrower to convert or continue a Revolving Borrowing or a Term Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E or such other form as the Administrative Agent and the Administrative Borrower may agree to from time to time.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including all Swingline Loans), the last Business Day of each March, June, September and December to occur during any period in which such ABR Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Eurodollar Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Term Loan, the applicable Maturity Date for such Term Loan, and (d) with respect to any Revolving Loan or Swingline Loan, the Revolving Maturity Date (or such earlier date on which the Revolving Commitments are terminated).

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Administrative Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internally Generated Funds” shall mean funds not constituting the proceeds of any Indebtedness, Debt Issuance, Equity Issuance, Asset Sale or Casualty Event (in each case, without regard to the exclusions from the definitions thereof, other than in the case of an Asset Sale only, any disposition of assets permitted by Section 6.06(a) or 6.06(h)).

“Interpolated Screen Rate” shall mean, with respect to the applicable Eurodollar Loan, the rate which results from interpolating on a linear basis between:

(a)          the applicable LIBOR Screen Rate for the longest period for which a LIBOR Screen Rate is available for such Eurodollar Loan, which period is less than the Interest Period of such Eurodollar Loan; and

(b)          the applicable LIBOR Screen Rate for the shortest period for which a LIBOR Screen Rate is available for such Eurodollar Loan, which period exceeds the Interest Period of such Eurodollar Loan.

“Investments” shall have the meaning assigned to such term in Section 6.04. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment or any write-offs or write-downs thereof.

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“ISM Code” shall mean the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention, adopted by the International Maritime Organization.

“ISP” shall mean, with respect to any Letter of Credit, the ‘International Standby Practices 1998’ (or ‘ISP 98’) published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“ISPS Code” shall mean the International Code for the Security of Ships and Port Facilities adopted by the International Maritime Organization.

“Issuing Bank” shall mean, as the context may require, (a) each of (i) Jefferies Finance LLC (directly or through its affiliates, indirectly through Natixis, New York Branch, or its affiliates or through any other financial institution acceptable to Jefferies Finance LLC) and (ii) any other Lender reasonably acceptable to the Administrative Agent and the Administrative Borrower that agrees to issue Letters of Credit hereunder, with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.18(j) and (k) with respect to Letters of Credit issued by such Lender; and/or (c) collectively, all of the foregoing, as the context may require. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Bank (and such Affiliate shall be deemed to be an “Issuing Bank” for all purposes of the Loan Documents). In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit N.

“Joint Venture” shall mean any person other than a Subsidiary of the Administrative Borrower (i) in which the Administrative Borrower or any Restricted Subsidiary thereof holds or acquired a beneficial ownership interest (by way of ownership of Equity Interests or other evidence of ownership) in excess of 20.0% of the Equity Interests of such person and (ii) which is engaged in a business permitted by Section 6.14(b).

“Judgment Currency” shall have the meaning assigned to such term in Section ~~11.21.~~11.21(a).

“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section ~~11.21.~~11.21(a).

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Class of Loans at such time under this Agreement.

“LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18. The amount of the LC Commitment shall be $20,000,000 on the Closing Date, but in no event shall the LC Commitment exceed the Total Revolving Commitments.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” shall mean, at any time, the sum of (a) the aggregate amount available to be drawn under all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Lender at any time shall

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mean its Pro Rata Percentage of the aggregate LC Exposure at such time. For all purposes of this Agreement and the other Loan Documents, if, on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP (or any other equivalent applicable rule with respect to force majeure events), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn thereunder.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“LC Request” shall mean a request by the Administrative Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit F, or such other form as the Issuing Bank and the Administrative Borrower may agree to from time to time.

“LC Sub-Account” shall mean a cash collateral account maintained with, and under the sole dominion and control of, the Collateral Agent, which shall contain amounts deposited therein as cover for liabilities in respect of Letters of Credit as collateral security to be applied in accordance with Section 2.18(i).

“Legal Requirements” shall mean, as to any person, any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction, policies and procedures, Order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

“Lenders” shall mean (a) the financial institutions and other persons party hereto as “Lenders” on the date hereof, and (b) each financial institution or other person that becomes a party hereto pursuant to an Assignment and Acceptance, other than, in each case, any such financial institution or person that has ceased to be a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Issuing Bank and the Swingline Lender.

“Letter of Credit” shall mean any letter of credit issued or to be issued by the Issuing Bank for the account of the Borrowers pursuant to Section 2.18.

“Letter of Credit Expiration Date” shall mean, subject to Section 2.18(c), the date which is five Business Days prior to the Revolving Maturity Date.

~~“Letter of Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.~~

“LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period therefor, (x) the rate per annum equal to the rate determined by the Administrative Agent at approximately 11:00 a.m., London, England time, on the date that is two Business Days prior to the commencement of such Interest Period to be the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other person that takes over the administration of such rate) that appears on the Reuters Screen LIBOR01 Page (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, in each case, the “LIBOR Screen Rate”) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (or, if such LIBOR Screen Rate is not available for the Interest Period of that Eurodollar Loan, the LIBOR Rate shall be the rate per annum determined by the Administrative Agent to be the Interpolated Screen Rate

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for such Eurodollar Loan) or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits in Dollars for delivery on the first day of such Interest Period, provided that if such rate is below zero, the LIBOR Rate will be deemed to be zero, or (y) if the rates referenced in preceding clause (x) are not available, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. “Reuters Screen LIBOR01 Page” shall mean the display designated on the Reuters 3000 Xtra Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

“LIBOR Screen Rate” shall have the meaning provided in the definition of “LIBOR Rate” contained herein.

“Lien” shall mean, with respect to any property, (a) any preferred ship mortgage, maritime lien, mortgage, deed of trust, lien (statutory or other), judgment lien, pledge, encumbrance, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference, in each of the foregoing cases whether voluntary or imposed or arising by operation of law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” or “Loans” shall mean, as the context may require, a Revolving Loan, a Swingline Loan or a Term Loan.

“Loan Documents” shall mean this Agreement, the Notes, if any, the Security Documents, each Joinder Agreement, the Intercompany Subordination Agreement, each Intercompany Note, each Incremental Joinder Agreement, any documents or certificates executed by any Borrower in favor of the Issuing Bank relating to Letters of Credit, the Letters of Credit and all other documents, certificates, instruments or agreements executed by or on behalf of a Loan Party for the benefit of any Agent, the Issuing Bank or any Lender in connection herewith on or after the date hereof and, except for purposes of Section 11.02(b), the Fee Letter. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” shall mean the Borrowers and the Guarantors.

“Loan to Value Test” shall mean, at any time, that the sum of the then aggregate outstanding principal amount of all Loans at such time and the Dollar Amount of the aggregate LC Exposure at such time shall be no greater than 65% of the aggregate Fair Market Value of all Collateral Vessels at such time

“Majority Revolving Lenders” shall mean, at any time, Revolving Lenders having outstanding Revolving Loans, LC Exposure and unused Revolving Commitments representing more than 50% of the sum of all outstanding Revolving Loans, LC Exposure and unused Revolving Commitments at such time; provided, that, (a) if there are fewer than three Revolving Lenders at any time, then Majority Revolving Lenders shall then mean all Revolving Lenders, (b) if there are three Revolving Lenders at any time, then Majority Revolving Lenders shall then mean, in addition to, and not in limitation of, the provisions of this definition that precede this proviso, at least two Revolving Lenders and (c) Revolving

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Lenders that are Affiliates of one another shall be counted as a single Revolving Lender for purposes of foregoing clauses (a) and (b) of this proviso.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse effect on, or a material adverse change in, the condition (financial or otherwise), results of operations, business, properties, assets or liabilities (contingent or otherwise) of the Restricted Parties, taken as a whole (including, for the avoidance of doubt, as a result of any event, change, effect, circumstance, condition, development or occurrence prior to the Fourth Amendment Effective Date relating to ~~Holdings~~OSG that is a material adverse effect on, or a material adverse change in, the condition (financial or otherwise), results of operations, business, properties, assets or liabilities (contingent or otherwise) of the Restricted Parties, taken as a whole), (b) a material impairment of the ability of the Loan Parties to fully and timely perform any of their obligations under any Loan Document, (c) a material impairment of the rights of or benefits or remedies available to the Lenders, the Issuing Bank or any Agent under any Loan Document, or (d) a material adverse effect on the Collateral or any material portion thereof or on the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the validity, enforceability, perfection or priority of such Liens.

“Material Non-Public Information” shall mean information and documentation that is (i) not publicly available and (ii) material with respect to ~~Holdings,~~ the Administrative Borrower and its Subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws.

“Maturity Date” shall mean, as the context may require, the Term Loan Maturity Date or the Revolving Maturity Date.

“Maximum Rate” shall have the meaning assigned to such term in Section 11.13.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgage” shall mean an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a First Priority Lien in favor of the Collateral Agent on Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign Legal Requirements.

“Mortgage Policy” shall mean an ALTA mortgage title insurance policy or an unconditional commitment therefor issued by one or more title insurance companies reasonably satisfactory to the Collateral Agent (it being understood that the Collateral Agent may, in its reasonable discretion, accept a municipal zoning letter in lieu of a zoning endorsement to such Mortgage Policy).

“Mortgage Trustee” shall have the meaning assigned to such term in the preamble hereto.

“Mortgaged Property” shall mean (a) each Real Property owned in fee (if any) identified in Schedule 1.01(f) and (b) each other Real Property owned in fee by any Borrower or Subsidiary Guarantor with a Fair Market Value in excess of $10,000,000, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.10.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA and subject to Title IV of ERISA to which any Company or any of its

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ERISA Affiliates is making or obligated to make contributions or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” shall mean: (a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash, Cash Equivalents and marketable securities (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by any Restricted Party (including cash proceeds subsequently received (as and when received by any Restricted Party) in respect of non-cash consideration initially received) net of (i) reasonable and customary selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, survey costs, title insurance premiums, related search and recording charges, mortgage recording taxes and transfer and similar taxes and the Administrative Borrower’s good faith estimate of income taxes paid or payable in connection with such sale (after taking into account any available tax credits or deductions and any tax sharing arrangements)), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by any Restricted Party associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money that is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than (x) any such Indebtedness assumed by the purchaser of such properties and (y) the Secured Obligations; (b) with respect to any Debt Issuance, incurrence or issuance of any Specified Refinancing Term Loans or Refinancing Notes or issuance or sale of Equity Interests by any Restricted Subsidiary of the Administrative Borrower, the cash proceeds thereof received by any Restricted Party, net of reasonable and customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by any Restricted Party in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

~~“New Holdings” shall have the meaning assigned to such term in the definition of “OIN Spinoff Conditions” contained herein.~~

“New Lender” shall have the meaning assigned to such term in Section 2.21(c).

“Non-Controlled Account” shall mean any Specified Account (or newly established Deposit Account or Securities Account into which proceeds of Collateral are paid (or required to be paid)) with respect to which any of the following is true:

(a)          such Deposit Account or Securities Account is used exclusively as a payroll or pension account; or

(b)          the aggregate average daily balances of such Deposit Account or Securities Account, when aggregated with the aggregate average daily balances of all other Deposit Accounts and Securities Accounts deemed Non-Controlled Accounts pursuant to this clause (b), does not exceed $2,500,000 in the aggregate (it being understood that the average daily balances of the Deposit Accounts or

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Securities Accounts described in clause (a) of this definition shall not be counted toward such $2,500,000 limit).

“Non-Conforming Plan of Reorganization” shall mean any Plan of Reorganization that does not provide for payments pursuant to such Plan of Reorganization in respect of the Revolving Exposure to be made with the priority specified in ARTICLE IX and that has not been approved by the Majority Revolving Lenders.

“Non-Recourse Debt” shall mean Indebtedness:

(a)          as to which neither the Administrative Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

(b)          no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Administrative Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(c)          as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Administrative Borrower or any of its Restricted Subsidiaries.

“Non-U.S. Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees, officers or directors employed, or otherwise engaged, outside the United States.

“Notes” shall mean any notes evidencing the Term Loans, Revolving Loans or Swingline Loans issued pursuant to Section 2.04(e), if any, substantially in the form of Exhibit H-1, H-2 or H-3, respectively.

“NY UCC” shall mean the UCC as in effect in the State of New York.

“Obligation Currency” shall have the meaning assigned to such term in Section 11.21.

“Obligations” shall mean (a) all obligations of the Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers and the other Loan Parties from time to time under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees (including the fees provided for in the Fee Letter), costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding), of the Borrowers and the other Loan Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, in each case, whether direct or indirect (including those

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acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising; provided, that in no circumstances shall Excluded Swap Obligations constitute Obligations.

“OBS” shall mean OBS Bulk Ships, Inc., a Delaware corporation.

~~“OBS Credit Agreements” shall mean (i) the ABL credit agreement, dated as of the date hereof, among Holdings, OBS, the other borrowers party thereto, the other guarantors party thereto, the lenders party thereto from time to time, Wells Fargo Bank, National Association, as the initial administrative agent, Wells Fargo Bank, National Association, as the initial collateral agent, and the other agents and arrangers party thereto (together with the related loan documents thereunder) and (ii) the term loan credit agreement, dated as of the date hereof, among Holdings, OBS, the other guarantors party thereto, the lenders party thereto from time to time, Jefferies Finance LLC, as the initial administrative agent, Jefferies Finance LLC, as the initial collateral agent and the other agents and arrangers party thereto (together with the related loan documents thereunder).~~

“OFAC” shall have the meaning assigned to such term in Section 3.22(b).

“Officer’s Certificate” shall mean, as to any person, a certificate executed by any of the chairman of the Board of Directors (if an officer), the chief executive officer, the president or one of the Financial Officers of such person, each in his or her official (and not individual) capacity.

“OIN Concentration Account” shall mean, subject to the requirements of Section 5.22, (i) prior to the Fourth Amendment Effective Date, the Deposit Account of the Administrative Borrower at JPMorgan Chase with account number (and any replacement Deposit Account or Deposit Accounts in respect thereof) and (ii) after the Fourth Amendment Effective Date, the Deposit Account of Subsidiary HoldCo at JPMorgan Chase with account number (and any replacement Deposit Account or Deposit Accounts in respect thereof).

“OIN Spinoff” shall mean ~~a~~the dividend or other distribution by ~~Holdings~~OSG to its ~~shareholders~~equityholders of ~~at least 25~~100% of the Equity Interests of ~~either (x) New Holdings (to the extent that clause (ii)(A) of the definition of OIN Spinoff Conditions is applicable) or (y)~~ the Administrative Borrower ~~(to the extent that clause (ii)(B) of the definition of OIN Spinoff Conditions is applicable)~~on the Fourth Amendment Effective Date.

~~“OIN Spinoff Conditions” shall mean (i) immediately before and after giving effect to the OIN Spinoff, no Default shall have occurred and be continuing, (ii) immediately prior to the consummation of the OIN Spinoff, either (A) (I) Holdings shall have (x) formed a new holding company that is organized under the laws of one of the states of the United States or another jurisdiction reasonably acceptable to the Administrative Agent (“New Holdings”) and (y) contributed all of the Equity Interests of the Administrative Borrower to New Holdings, (II) New Holdings (x) shall own 100% of the Equity Interests of the Administrative Borrower and (y) shall have become a Guarantor hereunder and shall have pledged all of the Equity Interests of the Administrative Borrower and all intercompany loans held by it of the Administrative Borrower or any of its Subsidiaries pursuant to the Holdings Pledge Agreement and (III) the Administrative Agent, the Collateral Agent and the respective Loan Parties (including New Holdings) shall have entered into such amendments to this Agreement (including an amendment and restatement hereof) and the other Loan Documents (without the further consent of any Lender) to reflect the foregoing and to make such other technical changes to this Agreement and the other Loan Documents in connection therewith, or (B) (I) the Administrative Borrower shall have (x) formed a new Wholly Owned Restricted Subsidiary that is organized under the laws of the Republic of the Marshall Islands or another jurisdiction outside the United States that is reasonably acceptable to the Administrative Agent (“New Subsidiary HoldCo”) and (y) contributed substantially all of the assets of the Administrative Borrower (including all~~

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~~of the Equity Interests held by the Administrative Borrower in any of its Subsidiaries) and substantially all of the liabilities (excluding the Obligations) of the Administrative Borrower (in each case, other than immaterial or non-operational assets and/or liabilities reasonably acceptable to the Administrative Agent) to New Subsidiary HoldCo (provided that (i) the Administrative Borrower shall only be obligated to use commercially reasonable efforts to transfer the Equity Interests issued to the Administrative Borrower by OSG Nakilat Corporation and Tankers International LLC to New Subsidiary Holdco, in each case, to the extent that the consent of one or more third parties is required to effect any such transfer and (ii) the Administrative Borrower shall be afforded a reasonable period of time after the OIN Spinoff before third party cash payments shall be required to be directed to Controlled Accounts of New Subsidiary Holdco as opposed to Controlled Accounts of the Administrative Borrower), (II) (x) the Administrative Borrower shall own 100% of the Equity Interests of New Subsidiary HoldCo and shall have pledged all of the Equity Interests of New Subsidiary HoldCo and all intercompany loans held by it of New Subsidiary HoldCo pursuant to the Security Documents and (y) New Subsidiary HoldCo shall have become a Guarantor hereunder and shall have pledged all of its assets (other than Excluded Collateral) as Collateral pursuant to the Security Documents and (III) the Administrative Agent, the Collateral Agent and the respective Loan Parties (including New Subsidiary HoldCo) shall have entered into such amendments to this Agreement (including an amendment and restatement hereof) and the other Loan Documents (without the further consent of any Lender) to reflect the foregoing and to make such other technical changes to this Agreement and the other Loan Documents in connection therewith (including, without limitation, amendments (A) to reflect the holding company status of the Administrative Borrower and restrict certain transfers of assets to, and certain fundamental changes affecting, the Administrative Borrower, (B) to require that the Administrative Borrower at all times shall own 100% of the Equity Interests of New Subsidiary HoldCo, (C) to include additional restrictions on fundamental changes affecting New Subsidiary Holdco, (D) to reflect that the Administrative Borrower is a public company without a parent holding company and (E) to release Holdings from (i) the Guarantee and Holdings’ obligations under the Credit Agreement and (ii) to the extent that Holdings no longer owns an Equity Interest in the Administrative Borrower, the Holdings Pledge Agreement) and (iii) simultaneously with the consummation of the OIN Spinoff, Holdings shall have (x) set aside in an escrow account established by Holdings on terms, and pursuant to arrangements, reasonably satisfactory to the Administrative Agent cash in an aggregate amount of not less than the sum of (1) all accrued and unpaid interest on the Existing OSG Notes through the date of the consummation of the OIN Spinoff and (2) all interest expense that will accrue under the respective Existing OSG Notes from the date of the consummation of the OIN Spinoff through the maturity of the respective Existing OSG Notes (it being understood and agreed that, to the extent that Holdings distributes less than 100% of the Equity Interests in either New Holdings (to the extent that clause (ii)(A) above is applicable) or the Administrative Borrower (to the extent that clause (ii)(B) above is applicable) to its shareholders, such escrow arrangements may not be amended, modified or otherwise waived without the consent of the Administrative Agent) and (y) distributed at least 25% of the Equity Interests in either New Holdings (to the extent that clause (ii)(A) above is applicable) or the Administrative Borrower (to the extent that clause (ii)(B) above is applicable) to its shareholders; provided that, for the avoidance of doubt, if all other OIN Spinoff Conditions are met, the Administrative Agent and the Collateral Agent shall enter into such amendments to this Agreement (including an amendment and restatement hereof) and the other Loan Documents as contemplated above without unreasonable delay.~~

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation, articles of incorporation or deed of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constituent documents) of such person, (iii) in the case of any limited partnership, the certificate

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of formation and limited partnership agreement (or similar constituent documents) of such person (and, where applicable, the equityholders or shareholders registry of such person), (iv) in the case of any general partnership, the partnership agreement (or similar constituent document) of such person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such person.

“OSG” shall mean Overseas Shipholding Group, Inc., a Delaware corporation.

“OSG Specified Expenses” shall mean any charge, tax or expense incurred or accrued by OSG prior to the Fourth Amendment Effective Date during any period to the extent that the Administrative Borrower or any of its Restricted Subsidiaries has paid a Dividend (or has made an Investment in lieu thereof pursuant to Section 6.04(q) (as such Section was in effect immediately prior to the Fourth Amendment Effective Date)) to OSG in respect thereof prior to the Fourth Amendment Effective Date pursuant to Sections 6.08(c), (d) and (e), in each case, as such Sections were in effect immediately prior to the Fourth Amendment Effective Date.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction (including any subdivision or taxing authority thereof) imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges (including fees and expenses to the extent incurred with respect to any such Taxes or charges) or similar levies (including interest, fines, penalties and additions with respect to any of the foregoing) arising from any payment made or required to be made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participant” shall have the meaning assigned to such term in Section 11.04(e).

“Participant Register” shall have the meaning assigned to such term in Section 11.04(e).

“Patriot Act” shall have the meaning assigned to such term in Section 3.22(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” shall mean any Employee Benefit Plan subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 or 303 of ERISA which is maintained or contributed to by any Company or any of its ERISA Affiliates or to which any Company or any of its ERISA Affiliates has an obligation to contribute.

“Perfection Certificate” shall mean a perfection certificate in the form of Exhibit I or any other form reasonably approved by the Collateral Agent.

“Permitted Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or of any business or division of any person, (b) acquisition of all of the Equity Interests of any person, and otherwise

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causing such person to become a Wholly Owned Restricted Subsidiary of such person, or (c) merger or consolidation or any other combination with any person, if each of the following conditions is met:

(i)          no Event of Default then exists or would result therefrom;

(ii)         after giving effect to such transaction on a Pro Forma Basis, the Administrative Borrower shall be in compliance with a Total Leverage Ratio of no greater than 6.00:1.00 for the Test Period most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a)(iii) or (b)(iii), as applicable;

(iii)        no Restricted Party shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness of the related seller or the business, person or properties acquired, except to the extent permitted to be incurred under Section 6.01;

(iv)        the person or business to be acquired shall be, or shall be engaged in, a business of the type that the Administrative Borrower and its Restricted Subsidiaries are permitted to be engaged in under Section 6.14(b);

(v)         the Board of Directors of the person to be acquired shall not have indicated its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

(vi)        all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Legal Requirements and the Organizational Documents of the relevant Companies;

(vii)       the Administrative Borrower shall have provided the Administrative Agent with (A) historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period that is available and (B) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent;

(viii)      prior to the proposed date of consummation of the transaction, the Administrative Borrower shall have delivered to the Administrative Agent an Officer’s Certificate of the Administrative Borrower certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance);

(ix)         (a) in the case of an acquisition of all or substantially all of the property of any person, (A) the person making such acquisition is ~~the Administrative Borrower~~Subsidiary HoldCo or ~~a~~another Subsidiary Guarantor, and (B) to the extent required under the Loan Documents, including Section 5.10, upon consummation of the Permitted Acquisition, the person being so acquired becomes a Subsidiary Guarantor, (b) in the case of an acquisition of the Equity Interests of any person, (A) the person making such acquisition is ~~the Administrative Borrower or a~~Subsidiary HoldCo or another Subsidiary Guarantor, (B) no less than 100% of the Equity Interests of the target person shall be acquired by the person making such acquisition, and (C) to the extent required under the Loan Documents, including Section 5.10, upon consummation of the Permitted Acquisition, the person the Equity Interests of which are being so acquired becomes a Subsidiary Guarantor, and (c) in the case of a merger or consolidation or any other combination with any person, the person surviving such merger, consolidation or other

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combination (x) is ~~the Administrative Borrower or a~~Subsidiary HoldCo or another Subsidiary Guarantor or (y) to the extent required under the Loan Documents, including Section 5.10, upon consummation of the Permitted Acquisition becomes a Subsidiary Guarantor;

(x)          in the case of the acquisition of 100% of the Equity Interests of any person (including by way of merger, consolidation or other combination), such person shall own no Equity Interests of any other person (other than de minimis amounts) unless either (x) such person owns 100% of the Equity Interests of such other person or (y) if such person owns Equity Interests in any other person which is not a Wholly Owned Subsidiary of such person, (1) such non-Wholly Owned Subsidiary shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) any such non-Wholly Owned Subsidiary of the respective person shall have been a non-Wholly Owned Subsidiary of such person prior to the date of the respective Permitted Acquisition and (3) such person and/or its Wholly Owned Subsidiaries own at least 90% of the total value of all the assets owned by such person and its Subsidiaries (for purposes of such determination, excluding the value of the Equity Interests of non-Wholly Owned Subsidiaries held by such person and its Wholly Owned Subsidiaries); and

(xi)         the aggregate amount of Acquisition Consideration for all Permitted Acquisitions in any fiscal year of the Administrative Borrower shall not exceed (I) $100,000,000 plus (II) the Available Amount as in effect immediately prior to such Permitted Acquisition.

“Permitted Bareboat Charter” shall mean, as of any time, each of no more than two bareboat charters of Vessels to OSG Bulk Ships, Inc. or a Subsidiary thereof, each covering no more than one Vessel, so long as: (a) each such bareboat charter is entered into on bona fide arm’s length terms at the time at which the Vessel is fixed; (b) no such bareboat charter, nor the performance thereof by the parties thereto, will materially impair the value of the Vessel subject to such bareboat charter; and (c) to the extent that such bareboat charter is of a Collateral Vessel: (1) the lien of the relevant Collateral Vessel Mortgage in favor of the Mortgage Trustee, and the ability of the Mortgage Trustee to foreclose on such Collateral Vessel Mortgage and to exercise its remedies thereunder, is not impaired in any material respect; and (2) OSG Bulk Ships, Inc., or any such Subsidiary thereof that is the charterer under such bareboat charter, shall, in such bareboat charter: (i) acknowledge for the benefit of the Secured Parties (as express third party beneficiaries) the existence of such Collateral Vessel Mortgage and that under the terms of such Collateral Vessel Mortgage, none of the shipowner, any charterer, the master of the vessel, or any other Person has any right, power or authority to create, incur or permit to be placed or imposed upon the Collateral Vessel, any lien whatsoever other than “Permitted Collateral Vessel Liens” as defined in such Collateral Vessel Mortgage; (ii) undertake for the benefit of the Secured Parties (as express third party beneficiaries) to comply, and provide such information and documents to enable the owner of such Collateral Vessel to comply, with all such instructions or directions in regard to the employment, creation of liens, insurances, operation, repairs and maintenance of the Collateral Vessel as laid down in the relevant Collateral Vessel Mortgage and the financing documents collateral thereto or as may be directed from time to time during the currency of such bareboat charter by the Mortgage Trustee in conformity therewith; (iii) subordinate any lien the charterer has under such bareboat charter against such Collateral Vessel to the lien of the Mortgage Trustee under the relevant Collateral Vessel Mortgage (and the Secured Parties shall be express third party beneficiaries thereof); and (iv) agree for the benefit of the Secured Parties (as express third party beneficiaries) that the Mortgage Trustee, upon the occurrence of an Event of Default, shall have the right but not the obligation to perform the owner’s obligations under such bareboat charter and to exercise the rights of the owner under such bareboat charter; it being understood that the terms and provisions of the bareboat charter addressing the items in this clause (c)(2) shall be in form and substance reasonably

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satisfactory to the Administrative Agent. Notwithstanding anything to the contrary herein, the Obligations of each Loan Party with respect to any Collateral Vessel that is the subject of a Permitted Bareboat Charter shall be deemed satisfied to the extent such Obligations are carried out by the charterer under such Permitted Bareboat Charter in accordance with the terms thereof.

“Permitted Charter” shall mean a charter to a third party:

(a)          which is a time charter, voyage charter, consecutive voyage charter, contract of affreightment or Permitted Bareboat Charter;

(b)          which is entered into on bona fide arm's length terms at the time at which the Vessel or Chartered Vessel is fixed; and

(c)          demise charters existing on the Closing date as identified on Schedule 1.01(g).

“Permitted Chartered Vessel Liens” shall have the meaning assigned to such term in Section 5.16(e)(ii).

“Permitted Collateral Vessel Liens” shall mean the Liens permitted pursuant to clauses (a), (e), (j), (n), (r), (s), (t) and (v) of Section 6.02.

“Permitted Hedging Agreement” shall mean any Hedging Agreement to the extent constituting a swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates or currency exchange rates, either generally or under specific contingencies, in each case entered into in the ordinary course of business and not for speculative purposes.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the Administrative Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Administrative Borrower or any of its Restricted Subsidiaries, as applicable; provided that:

(i)          the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued and unpaid interest on such Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(ii)         such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

(iii)        if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the holders of the Obligations as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

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(iv)        such Permitted Refinancing Indebtedness is incurred by the Restricted Party who is the obligor on the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged and does not add any additional obligors or guarantors with respect thereto; and

(v)         if such Permitted Refinancing Indebtedness is secured, it shall not be secured by any assets other than the assets that secured the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Tax Distributions” shall mean payments, dividends or distributions by Subsidiary HoldCo to the Administrative Borrower to ~~Holdings to~~ enable ~~Holdings~~the Administrative Borrower to pay its consolidated or combined federal, state or local taxes then due and payable for the respective period, which payments by Subsidiary HoldCo to the Administrative Borrower ~~to Holdings~~ are not in excess of the ~~lesser of (x) the tax liabilities that would have been payable by the Administrative Borrower and its Restricted Subsidiaries on a stand-alone basis for the respective period (calculated, for the avoidance of doubt, without regard to the operations of any Unrestricted Subsidiary and without regard to any investment credits, foreign tax credits, net operating losses, capital losses or other tax attributes to the extent Holdings previously reimbursed the Administrative Borrower or its Restricted Subsidiary for utilizing such tax attribute in calculating Holdings’ consolidated or combined federal, state or local tax liability) and (y) the~~ actual tax liabilities then due and payable by ~~Holdings~~the Administrative Borrower for the respective period.

“Person” and “person” shall mean any natural person, corporation, business trust, joint venture, trust, association, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.

“Platform” shall mean IntraLinks, SyndTrak or a substantially similar electronic transmission system.

“Pool Financing” shall mean a financing arrangement entered into by a Pool Operator, as agent for the applicable Shipping Pool, on behalf of the members or participants therein with a third-party lender, which financing is secured by the Pool Financing Receivables of the Vessels in such Shipping Pool.

“Pool Financing Indebtedness” shall mean indebtedness incurred by a Pool Operator, as agent for the applicable Shipping Pool, on behalf of the members or participants therein, under and pursuant to a Pool Financing.

“Pool Financing Receivables” shall mean, with respect to a Vessel in a Shipping Pool, (I) Moneys (as defined in Section 1-201 of the UCC) and claims for payment due or to become due to the Administrative Borrower or a Restricted Subsidiary thereof that owns such Vessel, or to the Pool Operator of such Shipping Pool on such Vessel owner’s behalf, whether as charter hire, freights, passage moneys, proceeds of off-hire and loss of hire insurances, loans, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, any time or voyage charter, affreightment or other contract for the use or employment of such Vessel and (II) all remuneration for salvage and towage services, demurrage and detention moneys and any other moneys whatsoever due or to become due to such Vessel

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owner, or the Pool ~~Manager~~Operator on such Vessel owner’s behalf, arising from the use or employment of such Vessel.

“Pool Operator” shall mean a third-party operator or manager of any Shipping Pool.

“Pounds Sterling” shall mean freely transferable lawful money of the United Kingdom.

“Preferred Stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

“Prior Plan Documents” shall mean, collectively, that certain joint plan of reorganization and related disclosure statement relating to the Bankruptcy Case and filed by the Debtors with the Bankruptcy Court on March 7, 2014.

“Priority Claims” shall have the meaning assigned to such term in the Amended Reorganization Plan.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term hereunder, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent the same is incurred to refinance other outstanding Indebtedness, to finance a Permitted Acquisition or other Investment or to finance a Dividend or Restricted Debt Payment) after the first day of the relevant Test Period, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Test Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period, as if such Indebtedness had been retired or repaid on the first day of such Test Period, and (z) any Permitted Acquisition or other Investment then being consummated as well as any other Permitted Acquisition or other Investment if consummated after the first day of the relevant Test Period and on or prior to the date of the respective Permitted Acquisition or other Investment then being effected, with the following rules to apply in connection therewith:

(i)          all Indebtedness (x) (other than revolving Indebtedness, except to the extent that the same is incurred to refinance other outstanding Indebtedness, to finance Permitted Acquisitions or other Investments or to finance a Dividend or Restricted Debt Payment) incurred or issued after the first day of the relevant Test Period (whether incurred to finance a Permitted Acquisition or other Investment, to pay a Dividend to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period shall be deemed to have been retired or redeemed on the first day of such Test Period and remain retired through the date of determination;

(ii)         all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

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(iii)        in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Permitted Acquisition or other Investment if effected during the respective Test Period as if same had occurred on the first day of the respective Test Period, and taking into account, in the case of any Permitted Acquisition or other Investment, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the Total Revolving Commitments of all Lenders represented by such Lender’s Revolving Commitment.

“Process Agent” shall have the meaning assigned to such term in Section 11.09(d).

“Professional Fees Claims” shall have the meaning assigned to such term in the Amended Reorganization Plan.

“Projections” shall have the meaning assigned to such term in Section 3.04(c).

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, Vessels, Chartered Vessels, cash, securities, accounts, revenues and contract rights.

“Public Lenders” shall mean Lenders that do not wish to receive Material Non-Public Information with respect to ~~Holdings,~~ the Administrative Borrower or its Subsidiaries.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Indebtedness is incurred within 120 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such person and (ii) the amount of such Indebtedness (x) does not exceed the lesser of 100% of the Fair Market Value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be, and (y) equals at least 50% of the lesser of the two amounts referred to in preceding clause (x).

“Purchase Price” shall have the meaning assigned to such term in Section 11.04(k).

“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that do not constitute Disqualified Capital Stock.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned,

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leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” shall mean the Administrative Agent, any Lender or any Issuing Bank, as applicable.

“Refinancing” shall mean the repayment in full of (together with any applicable prepayment premium or fee, with the commitments thereunder being terminated, and all guarantees and security in respect thereof being released) all of the outstanding indebtedness of ~~Holdings~~OSG and its Subsidiaries listed on Schedule 1.01(i).

“Refinancing Amendment” shall mean an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and the Lenders providing Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, effecting the incurrence of such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments in accordance with Section 2.23.

“Refinancing Notes” shall mean one or more series of (1) senior secured notes secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations; provided, however, for the avoidance of doubt, any such Liens securing such senior secured notes shall provide for the Revolving Obligations to have the same priority (and to have the same protective provisions) vis-à-vis such senior secured notes (and the holders and representatives thereof) as are set forth in this Agreement and the other Loan Documents vis-à-vis the Term Loans, or (2) senior unsecured notes or senior secured notes secured by the Collateral on a “junior” basis with the Liens securing the Obligations, in each case, in respect of a refinancing of outstanding Indebtedness of the Borrowers under any one or more Classes of Term Loans (subject to the proviso at the end of clause (e) below) with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed); provided that, (a) if such Refinancing Notes shall be secured, (i) then such Refinancing Notes shall only be secured by a security interest in the Collateral that secured the Classes of Term Loans being refinanced, and (ii) then such Refinancing Notes shall be issued subject to customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent (but giving effect to the proviso in clause (1) above); (b) no Refinancing Notes shall (i) mature prior to the Latest Maturity Date then in effect immediately after giving effect to such refinancing or (ii) be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights prior to such final maturity (except customary assets sale or change of control offer provisions); (c) the covenants, events of default, guarantees, collateral and other terms of such Refinancing Notes are customary for similar debt securities in light of then prevailing market conditions at the time of issuance (it being understood that no Refinancing Notes shall include any financial maintenance covenants (including by way of a cross-default to this Agreement), but that customary cross-acceleration provisions may be included and that any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence-based) and in any event are not more restrictive, when taken as a whole, to the Administrative Borrower and its Restricted Subsidiaries than those set forth in this Agreement (other than with respect to interest rate, prepayment premiums and redemption provisions), except for covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect immediately after giving effect to such refinancing (provided that a certificate of a Responsible Officer of the Administrative Borrower that is delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Refinancing Notes, together with a reasonably detailed description of the material terms and conditions of such Refinancing Notes or drafts of the documentation relating thereto, stating that the Administrative Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (c), shall be conclusive

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evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Administrative Borrower of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)); (d) (w) such Refinancing Notes may not have Liens that are more extensive (or on different collateral) than those which applied to the Class of Term Loans being refinanced, (x) the borrower or issuer of the Refinancing Notes shall be the Administrative Borrower, although the Co-Borrower may be a co-borrower or co-issuer with respect thereto, (y) the guarantors with respect to the Refinancing Notes shall only be one or more of the Guarantors and, if not otherwise a co-borrower or co-issuer thereof, the Co-Borrower, and (z) the aggregate principal amount (or accreted value, if applicable) of such Refinancing Notes shall not exceed the aggregate principal amount (or accreted value, if applicable) of the Term Loans being so refinanced (plus all accrued and unpaid interest on such Term Loans and the amount of all fees and expenses, including premiums, incurred in connection therewith); and (e) the Net Cash Proceeds of such Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable Classes of Term Loans being so refinanced; provided, however, the Net Cash Proceeds from any issuance of Refinancing Notes may not be used to prepay any Class of outstanding Term Loans that are either unsecured or secured on a junior basis to the Obligations at a time when more senior Term Loans are outstanding (or will remain outstanding after giving effect to any such prepayment).

“Refinancing Notes Indentures” shall mean, collectively, the indentures or other similar agreements pursuant to which any Refinancing Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Register” shall have the meaning assigned to such term in Section 11.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean the Borrowers’ obligations under Section 2.18(e) to reimburse LC Disbursements.

“Reinvestment Proceeds Account” shall have the meaning assigned to such term in Section 2.10(b)(vi).

“Related Person” shall mean, with respect to any person, (a) each Affiliate of such person and each of the officers, directors, employees, Advisors, attorneys, agents, representatives, controlling persons and shareholders, partners, members and trustees of each of the foregoing, and (b) if such person is an Agent, each other person designated, nominated or otherwise mandated by or assisting such Agent pursuant to Section 10.05 or any comparable provision of any Loan Document.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Materials in, into, onto, from or through the Environment.

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“Required Insurance” shall mean insurance of the type, deductibles and amounts as set forth on Schedule 3.20.

“Required Lenders” shall mean, at any date of determination, Lenders having Loans, LC Exposure, unused Revolving Commitments and Term Loan Commitments representing more than 50% of the sum of all outstanding Loans, LC Exposure, unused Revolving Commitments and Term Loan Commitments at such time; provided, however, for purposes of determining the Required Lenders at any time, the LC Exposure shall be the Dollar Amount thereof at such time.

“Residual Bank Accounts” shall mean any (a) Deposit Accounts identified as such in Part B of Schedule 3.27 that (i) are Deposit Accounts held at HSBC Bank USA, National Association that are currently securing obligations under the CEXIM Loan Documents as to which, after repayment of the obligations under the CEXIM Loan Documents on or promptly following the Closing Date, HSBC Bank USA, National Association has been directed pursuant to a standing instruction to transfer all assets deposited therein or credited thereto to a Specified Account that is not a Residual Bank Account and/or (ii) are Controlled Accounts that are intended to be closed within three months following the Closing Date or (b) Deposit Accounts identified as such in Part D of Schedule 3.27 that are Controlled Accounts of the Administrative Borrower that are intended to be closed within three months following the Fourth Amendment Effective Date.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with significant responsibility for the administration of the obligations of such person in respect of this Agreement.

“Restricted Debt Payment” shall mean any payment, prepayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of any Restricted Indebtedness.

“Restricted Indebtedness” shall mean Indebtedness of any Company, the payment, prepayment, repurchase, defeasance or acquisition for value of which is restricted under Section 6.11.

“Restricted Parties” shall mean the Administrative Borrower and its Restricted Subsidiaries; and “Restricted Party” shall mean any one of them.

“Restricted Subsidiary” shall mean, at any time, any direct or indirect Subsidiary of the Administrative Borrower that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Retained Excess Cash Flow Amount” shall mean, at any date of determination, an amount equal to (a) the sum of the amounts of Excess Cash Flow for all Excess Cash Flow Periods ending on or prior to the date of determination for which the amount of Excess Cash Flow shall have been calculated as provided in Section 5.01(f) and with respect to which any payment required under Section 2.10(b)(v) has been paid, minus (b) the sum at the time of determination of the aggregate amount of prepayments required to be made pursuant to Section 2.10(b)(v) through the date of determination (whether or not such prepayments are accepted by Lenders), minus (c) the amount by which the required Excess Cash Flow payment for the respective Excess Cash Flow Period has been reduced pursuant to the proviso to Section 2.10(b)(v).

“Revolver Covenant Event of Default” shall have the meaning assigned to such term in Section 8.01(d).

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“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of (i) the Business Day preceding the Revolving Maturity Date and (ii) the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder up to the amount set forth on Annex I hereto or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) increased from time to time pursuant to Section 2.21, (b) reduced from time to time pursuant to Section 2.07 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. In addition, the Revolving Commitment of each Lender shall include any Extended Revolving Commitments and Specified Refinancing Revolving Commitments of such Lender. The aggregate principal amount of the Lenders’ Revolving Commitments on the Closing Date is $50,000,000.

“Revolving Commitment Increase Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate Dollar Amount at such time of such Lender’s LC Exposure, plus the aggregate principal amount at such time of such Lender’s Swingline Exposure.

“Revolving Facility” shall mean, at any time and with respect to any Revolving Lender, such Revolving Lender’s respective Revolving Commitments and the extensions of credit thereunder at such time.

“Revolving Lender” shall mean a Lender with a Revolving Commitment or with outstanding Revolving Exposure.

“Revolving Loan” shall mean a revolving loan made by the Lenders to the Borrowers pursuant to Section 2.01(a); provided that, at any time that any Incremental Revolving Commitments, Specified Refinancing Revolving Commitments or Extended Revolving Commitments have been made available, the Incremental Revolving Loans and other revolving loans outstanding in respect thereof also shall be Revolving Loans.

“Revolving Maturity Date” shall mean February 5, 2019; provided, however, (i~~) to the extent that any of the Existing 2018 OSG Notes (or any Indebtedness incurred to refund, refinance, replace, defease or discharge the Existing 2018 OSG Notes to the extent that any such Indebtedness has any scheduled prepayment, amortization, maturity, redemption, sinking fund or similar payment prior to the date that is 91 days after the Revolving Maturity Date in effect at the time of the incurrence or issuance of such Indebtedness) are outstanding on December 29, 2017, then the Revolving Maturity Date instead shall be December 29, 2017, (ii~~) that with respect to any Extended Revolving Commitments (and any related outstandings), the Revolving Maturity Date with respect thereto instead shall be the final maturity date as specified in the applicable Extension Amendment, (~~iii~~ii) that with respect to any Specified Refinancing Revolving Commitments (and related outstandings), the Revolving Maturity Date with respect thereto instead shall be the final maturity date as specified in the applicable Refinancing Amendment, and (~~iv~~iii) that with respect to any Class of Incremental Revolving Commitments, the Revolving Maturity Date with respect thereto shall be the Revolving Maturity Date of the Revolving Facility subject to such increase (as specified in the applicable Incremental Loan Amendment).

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“Revolving Obligations” shall mean (i) all Revolving Loans, Swingline Loans, Letters of Credit (including LC Exposure and the requirement to Cash Collateralize such LC Exposure) and Revolving Commitments and (ii) all Obligations relating to the Indebtedness and Revolving Commitments described in preceding clause (i). For the avoidance of doubt, Revolving Obligations includes all interest, fees and expenses accruing or incurred during the pendency of any Insolvency Proceeding with respect to Revolving Obligations, whether or not such interest, fees or expenses are allowed claims under any such Insolvency Proceeding.

“Rights Offering” shall mean that certain rights offering by ~~Holdings~~OSG with respect to its common Equity Interests in an aggregate amount equal to at least $1,510,000,000.

“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctions Authority” shall mean the respective governmental institutions and agencies of the United States, European Union, United Kingdom and the United Nations, including the U.S. Treasury Department, the U.S. Commerce Department, the U.S. State Department, the United Nations Security Council, or other relevant sanctions authority of the United States, European Union, United Kingdom or the United Nations.

“Sanctions Laws” shall mean the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“SEC” shall mean the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions thereof.

“Secured Obligations” shall mean (a) the Obligations and (b) the due and punctual payment and performance of all Bank Product Obligations of the Borrowers and the Subsidiary Guarantors; provided, that in no circumstances shall Excluded Swap Obligations constitute Secured Obligations.

“Secured Parties” shall mean, collectively, (a) the Administrative Agent, (b) the Collateral Agent, (c) the Lenders, (d) the Issuing Bank and (e) each Bank Product Provider.

“Securities Account” has the meaning specified in the UCC.

“Securities Account Control Agreement” shall mean a letter agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed by the relevant Loan Party, the Collateral Agent and the relevant Securities Intermediary (or, with respect to any Securities Accounts located outside of the United States, customary security arrangements in the applicable jurisdictions for perfecting a security interest in such Securities Accounts and the assets deposited therein or credited thereto).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall mean “Securities Collateral” (as defined in the Security Agreement) ~~collectively with “Securities Collateral” (as defined in the Holdings Pledge Agreement)~~.

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“Securities Intermediary” has the meaning specified in the UCC.

“Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit J-1 among the Borrowers, the Subsidiary Guarantors and the Collateral Agent for the benefit of the Secured Parties.

“Security Agreement Collateral” shall mean all property from time to time pledged or granted as collateral pursuant to the Security Agreement ~~or the Holdings Pledge Agreement~~.

“Security Documents” shall mean the Security Agreement, ~~the Holdings Pledge Agreement,~~ each Collateral Vessel Mortgage, each Mortgage, each Deposit Account Control Agreement, each Securities Account Control Agreement and each other security document or pledge agreement delivered in accordance with applicable local Legal Requirements to grant a valid, enforceable, perfected security interest (with the priority required under the Loan Documents) in any property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, ~~the Holdings Pledge Agreement,~~ any Collateral Vessel Mortgage, any Mortgage, any Deposit Account Control Agreement, any Securities Account Control Agreement or any other such security document or pledge agreement to be filed or registered with respect to the security interests in property created pursuant to the Security Agreement, ~~the Holdings Pledge Agreement,~~ any Collateral Vessel Mortgage, any Mortgage, any Deposit Account Control Agreement, any Securities Account Control Agreement and any other document or instrument utilized to pledge any property as collateral for the Secured Obligations.

“Separation and Distribution Agreement” shall mean that certain Separation and Disbursement Agreement by and among OSG and the Administrative Borrower, dated as of November 30, 2016.

“Shipping Pool” shall mean a shipping pool arrangement in which a Vessel has been entered, or in which a Vessel is a member, together with other vessels owned or operated by third parties that are part of such shipping pool arrangement.

“Solvent” shall mean, with respect to any person, that, as of the date of determination, (a) the fair value of the properties of such person will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such person generally will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (d) such person will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Closing Date, and (e) such person is not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any person is organized. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time represents the amount that can be reasonably expected to become an actual or matured liability.

“SPC” shall have the meaning assigned to such term in Section 11.04(h).

“Specified Accounts” shall mean (i) each Reinvestment Proceeds Account, (ii) the OIN Concentration Account and (iii) any other Deposit Account or Securities Account into which payments in respect of receivables, accounts, chattel paper, payment intangibles, charters and other contracts owed to

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any Borrower or Subsidiary Guarantor are paid (or credited to) or are required to be paid (or credited to), but excluding the Excluded Accounts.

“Specified Joint Venture” shall mean any Restricted Party’s Equity Interest in the following Joint Ventures: (a) TI Africa Limited; (b) TI Asia Limited; and (c) OSG Nakilat Corporation.

~~“Specified OBS Collateral” shall mean (i) the Equity Interests of OBS held by Holdings or any of its Subsidiaries and (ii) all intercompany Indebtedness owed to Holdings by OBS or any of its Subsidiaries.~~

“Specified Refinancing Revolving Commitment” shall have the meaning assigned to such term in Section 2.23(a).

“Specified Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.23(a).

“Shirley Transfer” shall mean the following, in each case to occur within 45 days after the Closing Date (as such date may be extended by the Administrative Agent in its sole discretion): (i) the transfer of legal ownership of Overseas Shirley by Shirley Tanker SRL to Shirley Aframax Corporation, a Marshall Islands corporation that is a Wholly-Owned Restricted Subsidiary of the Administrative Borrower and a Subsidiary Guarantor, (ii) the registration of the Overseas Shirley in the ownership of Shirley Aframax Corporation under the laws and flag of the Republic of the Marshall Islands and (iii) the satisfaction by Shirley Aframax Corporation of the Vessel Collateral Requirements with respect to the Overseas Shirley.

“Statutory Reserves” shall mean for any day during any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under regulations issued from time to time (including Regulation D, issued by the Board (the “Reserve Requirements”)) by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against Eurocurrency funding liabilities (currently referred to as “Eurocurrency liabilities” (as such term is used in Regulation D)). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under the Reserve Requirements.

“Subordinated Indebtedness” shall mean unsecured Indebtedness of the Administrative Borrower or any of its Restricted Subsidiaries that is by its terms subordinated (on terms reasonably satisfactory to the Administrative Agent) in right of payment to all or any portion of the Obligations.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the

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parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Administrative Borrower.

“Subsidiary Guarantor” shall mean Subsidiary HoldCo and each other Restricted Subsidiary of the Administrative Borrower listed on Schedule 1.01(h), as well as any additional Restricted Subsidiary of the Administrative Borrower that is not an Excluded Subsidiary and becomes a Subsidiary Guarantor pursuant to Section 5.10.

“Subsidiary HoldCo” shall mean International Seaways Operating Corporation, a direct Wholly Owned Restricted Subsidiary of the Administrative Borrower that is organized under the laws of the Republic of the Marshall Islands.

“Swap Obligation” shall mean, with respect to any Borrower and any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make revolving loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.17; provided that in no event shall the Swingline Commitment exceed the Total Revolving Commitments. The aggregate principal amount of the Swingline Commitment shall be $10,000,000 on the Closing Date.

“Swingline Exposure” shall mean, at any time, the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.

“Swingline Loan” shall mean any revolving loan made by the Swingline Lender pursuant to Section 2.17.

“Syndication Agent” shall have the meaning assigned to such term in the preamble hereto.

“Synthetic Lease” shall mean, as to any person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor or (b)(i) a synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including a Sale and Leaseback Transaction), in each case under this clause (b), creating obligations that do not appear on the balance sheet of such person but which, upon the application of any Insolvency Laws to such person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which any Restricted Party is or may become obligated to make (a)

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any payment in connection with a purchase by any third party from a person other than a Restricted Party of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness.

“Tax Returns” shall mean all returns, statements, filings, attachments and other documents or certifications filed or required to be filed in respect of Taxes.

“Taxes” shall mean (i) any and all present or future taxes, duties, levies, imposts, assessments, fees, deductions, withholdings or other similar charges, imposed by a Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions with respect to any of the foregoing) with respect to the foregoing, and (ii) any transferee, successor, joint and several, contractual or other liability (including liability pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause (i).

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder on the Closing Date in the amount set forth on Annex I hereto or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender assumed its Term Commitment, as applicable, as the same may be (a) increased from time to time pursuant to Section 2.21 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. In addition, the Term Commitment of each Lender shall include any commitment to make Extended Term Loans or Specified Refinancing Term Loans. The aggregate principal amount of the Lenders’ Term Commitments on the Closing Date is $628,375,000.

“Term Lender” shall mean a Lender with a Term Commitment or outstanding Term Loans.

“Term Loans” shall mean the Initial Term Loans made by the Lenders to the Borrowers on the Closing Date pursuant to Section 2.01(a). Unless the context shall otherwise require, the term “Term Loans” also shall include any Incremental Term Loans, any Extended Term Loans and any Specified Refinancing Term Loans made or extended after the Closing Date.

“Term Loan Maturity Date” shall mean August 5, 2019; provided, however, that with respect to (i) any Class of Incremental Term Loans, the Term Loan Maturity Date with respect thereto shall be as specified in the applicable Incremental Loan Amendment, (ii) any Class of Specified Refinancing Term Loans, the Term Loan Maturity Date with respect thereto shall be as specified in the applicable Refinancing Amendment and (iii) any Class of Extended Term Loans, the Term Loan Maturity Date with respect thereto instead shall be as specified in the applicable Extension Amendment.

“Term Loan Repayment Date” shall have the meaning specified in Section 2.09.

“Test Period” shall mean each period of four consecutive fiscal quarters of the Administrative Borrower then last ended (in each case taken as one accounting period).

“Third Amendment” shall mean the Third Amendment, dated as of the Third Amendment Effective Date, to this Agreement.

“Third Amendment Effective Date” shall mean September 20, 2016.

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“Total Leverage Ratio” shall mean, at any date of determination, the ratio of (i) Consolidated Indebtedness of the Administrative Borrower and its Restricted Subsidiaries on such date to (ii) Consolidated EBITDA of the Administrative Borrower and its Restricted Subsidiaries for the Test Period then most recently ended.

“Total Revolving Commitments” shall mean the aggregate principal amount of all Revolving Commitments, which as of the Closing Date is in the aggregate amount of $75,000,000.

“Total Revolving Exposure” shall mean, with respect to all Revolving Lenders at any time, the aggregate principal amount at such time of all outstanding Revolving Loans, plus the aggregate Dollar Amount at such time of the LC Exposure, plus (other than for purposes of calculating the ~~Applicable~~applicable Commitment Fee ~~Percentage~~percentage) the aggregate principal amount at such time of the Swingline Exposure.

“Total Secured Leverage Ratio” shall mean, at any date of determination, the ratio of (i) Consolidated Secured Indebtedness of the Administrative Borrower and its Restricted Subsidiaries on such date to (ii) Consolidated EBITDA of the Administrative Borrower and its Restricted Subsidiaries for the Test Period then most recently ended.

“Transaction Documents” shall mean, collectively, the Amended Plan Documents, any of the agreements entered into pursuant to the Rights Offering and the Loan Documents.

“Transactions” shall mean, collectively, the transactions to occur pursuant to, or contemplated by, the Transaction Documents, including (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the initial Credit Extension hereunder on the Closing Date and the use of the proceeds thereof, (b) the Rights Offering, (c) the Refinancing, (d) the consummation of the transactions contemplated by the Amended Plan Documents and (e) the payment of the fees and expenses related to the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Transition Services Agreement” shall mean that certain Separation and Disbursement Agreement by and among OSG and the Administrative Borrower, dated as of November 30, 2016.

“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury under the Code, as amended from time to time.

“Trust Property” shall mean (a) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Mortgage Trustee under or pursuant to the Collateral Vessel Mortgages (including the benefits of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Mortgage Trustee in the Collateral Vessel Mortgages), (b) all moneys, property and other assets paid or transferred to or vested in the Mortgage Trustee, or any agent of the Mortgage Trustee whether from any Loan Party or any other person, and (c) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Mortgage Trustee or any agent of the Mortgage Trustee in respect of the same (or any part thereof).

“Type” shall mean, when used in reference to any Loan or Borrowing, shall refer to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

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“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“UKBA” shall mean the U.K. Bribery Act.

“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the actuarial assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” shall mean the United States of America.

“Unrestricted Subsidiary” shall mean (a) as of the Closing Date, any Subsidiary of the Administrative Borrower that is set forth on Schedule 1.01(e) and (b) any other Subsidiary of the Administrative Borrower (other than the Co-Borrower) that is designated by the Board of Directors of the Administrative Borrower after the Closing Date as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors (provided that no such resolution of such Board of Directors shall be required with respect to the designation of Shirley Tanker SRL as an Unrestricted Subsidiary promptly following completion of the Shirley Transfer) and such designation otherwise complies with Section 5.17 (in each case until such time (if any) as the Board of Directors of the Administrative Borrower designates any such Subsidiary as a Restricted Subsidiary pursuant to such Section 5.17), but (in each case) only to the extent that such Subsidiary:

(i)          has no Indebtedness other than Non-Recourse Debt;

(ii)         except as permitted by Section 6.09, is not party to any agreement, contract, arrangement or understanding with the Administrative Borrower or any Restricted Subsidiary of the Administrative Borrower unless the terms of any such agreement, contract, arrangement or understanding are not less favorable to the Administrative Borrower or such Restricted Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Administrative Borrower;

(iii)        is a person with respect to which neither the Administrative Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such person’s financial condition or to cause such person to achieve any specified levels of operating results;

(iv)        has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Administrative Borrower or any of its Restricted Subsidiaries; and

(v)         does not hold any Indebtedness of, or Lien on any property of, the Administrative Borrower or any of its Restricted Subsidiaries, and does not own any Equity Interests in the Administrative Borrower or any of its Restricted Subsidiaries.

For the avoidance of doubt, (x) a Subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary ~~and~~, (y) prior to the consummation of the Shirley Transfer, Shirley Tanker SRL may not be, or be designated as, an Unrestricted Subsidiary and (z) in no event shall Subsidiary HoldCo be designated as, or constitute, an Unrestricted Subsidiary.

“Unsecured Credit Agreement” shall mean that certain credit agreement, dated as of February 9, 2006 (as amended, supplemented or otherwise modified prior to the Closing Date), by and

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among ~~Holdings~~OSG, OBS, the Administrative Borrower, U.S. Bank National Association in its capacity as successor and administrative agent and the lenders party thereto from time to time.

“Vessel Appraisal” shall mean a written desktop appraisal of each Collateral Vessel delivered to the Administrative Agent and the Collateral Agent, in form, scope and methodology reasonably acceptable to the Collateral Agent and prepared by an Approved Broker, addressed to the Collateral Agent and upon which the Administrative Agent, the Collateral Agent and the Lenders are expressly permitted to rely.

“Vessel Collateral Requirements” shall mean, with respect to a Collateral Vessel, the requirement that:

(a)          the entity that owns such Collateral Vessel shall have duly authorized, executed and delivered, and caused to be recorded or registered in accordance with the laws of the applicable Acceptable Flag Jurisdiction in which such Collateral Vessel is registered, a Collateral Vessel Mortgage with respect to such Collateral Vessel and such Collateral Vessel Mortgage shall be effective to create in favor of the Mortgage Trustee for the benefit of the Secured Parties a legal, valid and enforceable first preferred ship mortgage lien upon such Collateral Vessel, subject only to Permitted Collateral Vessel Liens related thereto;

(b)          all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in clause (a) above under the laws of the Acceptable Flag Jurisdiction in which such Collateral Vessel is registered and (if required) in the jurisdiction of organization of the entity that is the owner of such Collateral Vessel shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to it and such customary legal opinions reasonably satisfactory to it; and

(c)          the Administrative Agent shall have received each of the following:

(i)          certified copies of all technical management agreements and commercial management agreements, if any, and all pooling agreements and charter contracts having a remaining term in excess of six months related to such Collateral Vessel;

(ii)         a confirmation of class certificate issued by an Approved Classification Society showing the Collateral Vessel to be free of overdue recommendations issued not more than 10 days prior to the date such vessel becomes a Collateral Vessel and copies of all ISM and ISPS Code documentation for such Collateral Vessel and its owner or manager, as appropriate, which shall be valid and unexpired;

(iii)        a certificate of ownership and encumbrance or transcript of register confirming registration of such Collateral Vessel under the law and flag of the applicable Acceptable Flag Jurisdiction, the record owner of the Collateral Vessel and all Liens of record (which shall be only Permitted Collateral Vessel Liens) for such Collateral Vessel, such certificate to be issued within 60 days of the date such vessel becomes a Collateral Vessel, and reasonably satisfactory to the Administrative Agent;

(iv)        a report, addressed to and in form and scope reasonably acceptable to the Administrative Agent, from a firm of marine insurance brokers reasonably acceptable to the Administrative Agent (including Marsh and Willis), confirming the particulars and placement of the marine insurances covering such Collateral Vessel and its compliance with the provisions hereunder, the endorsement of loss payable clauses and notices of

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assignment on the policies, and containing such other confirmations and undertakings as are customary in the New York market (including the Insurance Deliverables Requirement);

(v)         a customary letter of undertaking addressed to the Administrative Agent, issued by the protection and indemnity association in which such Collateral Vessel is entered; and

(vi)        a report from an independent marine insurance consultant appointed by the Administrative Agent confirming the adequacy of the marine insurances covering such Collateral Vessel.

“Vessels” shall mean the vessels owned by the Administrative Borrower or any of its Restricted Subsidiaries. The Vessels as of the Closing Date are identified on Schedule 1.01(a).

“Voting Equity Interests” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the power under ordinary circumstances to vote for persons to serve on the Board of Directors of such person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(i)          the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(ii)         the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” shall mean a Wholly Owned Subsidiary that is a Restricted Subsidiary. Unless the context requires otherwise, “Wholly Owned Restricted Subsidiary” refers to a Wholly Owned Restricted Subsidiary of the Administrative Borrower.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares and other nominal shares required to be held by local nationals, in each case to the extent required under applicable Legal Requirements) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% Equity Interest (other than directors’ qualifying share and other nominal shares required to be held by local nationals, in each case to the extent required under applicable Legal Requirements) at such time. Unless the context requires otherwise, “Wholly Owned Subsidiary” refers to a Wholly Owned Subsidiary of the Administrative Borrower.

Section 1.02         ~~Section 1.02~~         Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

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Section 1.03         ~~Section 1.03~~         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The phrase “Material Adverse Effect” shall be deemed to be followed by the phrase “, individually or in the aggregate.” The words “asset” and “property” shall be construed to have the same meaning and effect. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such Loan Document, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Loan Document), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, exhibits, Schedules and schedules shall be construed to refer to Articles and Sections of, and Exhibits, exhibits, Schedules and schedules to, this Agreement, unless otherwise indicated and (e) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. This Section 1.03 shall apply, mutatis mutandis, to all Loan Documents.

Section 1.04         ~~Section 1.04~~         Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with, and all terms of an accounting or financial nature shall be construed and interpreted in accordance with, GAAP as in effect from time to time. If at any time any change in GAAP would affect the computation of any financial ratio set forth in any Loan Document, and the Administrative Borrower, the Required Lenders or the Administrative Agent shall so request, the Administrative Agent and the Administrative Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval by the Required Lenders and the Administrative Borrower); provided, that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and the Administrative Borrower shall provide to the Administrative Agent and the Lenders within five days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of a Financial Officer of the Administrative Borrower setting forth in reasonable detail the differences (differences that would have resulted if such financial statements had been prepared as if such change had been implemented.

Section 1.05         ~~Section 1.05~~         Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.06         Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.07         Currency Equivalents Generally.

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(a)          Any amount specified in this Agreement (other than in Section 2.18 or as set forth in clause (b) of this Section 1.07) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the applicable Exchange Rate; provided that (x) the determination of any Dollar Amount shall be made in accordance with Section 2.18(m) and (y) if any basket amount expressed in Dollars is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b)          For purposes of determining the Total Secured Leverage Ratio and the Total Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Obligations permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

(c)          For the purposes of determining the Dollar Amount of any amount specified in Article II on any date, any amount in a currency other than Dollars shall be converted to Dollars at the Exchange Rate as of the most recent Exchange Rate Reset Date occurring on or prior to such date.

Section 1.08         ~~Section 1.08~~         Change in Currency.

(a)          Each obligation of any Loan Party to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.

(b)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)          If a change in any currency of a country occurs, this Agreement will, to the extent the Administrative Agent (acting reasonably and after consultation with the Administrative Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice relating to the applicable currency and otherwise to reflect the change in currency.

Section 1.09         Available Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

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ARTICLE II

THE CREDITS

Section 2.01         Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, (a) each Term Lender agrees, severally and not jointly, to make Initial Term Loans to the Borrowers (on a joint and several basis) on the Closing Date in the principal amount equal to its Term Commitment on the Closing Date and (b) each Revolving Lender agrees, severally and not jointly, to make Revolving Loans to the Borrowers (on a joint and several basis), at any time and from time to time on or after the Closing Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Revolving Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Revolving Lender’s Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment; provided, however, no Revolving Loans shall be permitted to be made on the Closing Date. Amounts paid or prepaid in respect of Term Loan may not be reborrowed. Within the limits set forth in clause (b) of the second preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans.

Section 2.02         ~~Section 2.02~~         Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Revolving Loans deemed made pursuant to Section 2.18(e), any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than $500,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)          Subject to Sections 2.11 and 2.12, each Borrowing of Loans shall be comprised entirely of ABR Loans or Eurodollar Loans as the Administrative Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Lender to make such Loan or the Borrowers to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, that the Administrative Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 10 Eurodollar Borrowings in the aggregate outstanding hereunder at any one time (or such greater number of Eurodollar Borrowings as may be acceptable to the Administrative Agent in its sole discretion). For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)          Except with respect to Revolving Loans made pursuant to Section 2.18(e), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate from time to time not later than 10:00 a.m., New York City time, and the Administrative Agent shall promptly credit or remit the amounts so received to an account in the United States as directed by the Administrative Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, promptly return the amounts so received to the respective Lenders.

(d)          Unless the Administrative Agent shall have received written notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent

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such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with clause (c) above, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrowers (on a joint and several basis) agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation, and (ii) in the case of the Borrowers, the greater of the interest rate applicable at the time to ABR Loans of the applicable Class and the interest rate applicable to such Borrowing. If such Lender shall subsequently repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrowers’ obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and any amounts previously so repaid by the Borrowers shall be returned to the Borrowers.

(e)          Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

Section 2.03         ~~Section 2.03~~         Borrowing Procedure. (a) To request a Revolving Borrowing or a Term Borrowing, the Administrative Borrower shall deliver a written request (by hand delivery, email through a “pdf” copy or telecopier, or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent)), a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, on the third Business Day before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day prior to the proposed Borrowing. Each Borrowing Request for a Revolving Loan or a Term Loan shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i)          the aggregate principal amount of such Borrowing, which shall comply with the requirements of Section 2.02(a);

(ii)         the date of such Borrowing, which shall be a Business Day;

(iii)        whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)        in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” contained herein;

(v)         the location and number of the respective Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c);

(vi)        that the conditions set forth in Sections 4.02(b) and (c) are satisfied as of the date of the notice; and

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(vii)       whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Administrative Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b)          The Co-Borrower hereby irrevocably appoints the Administrative Borrower as its agent to request and receive Loans and Letters of Credit pursuant to this Agreement in the name or on behalf of the Co-Borrower. The Administrative Agent and the Lenders may disburse the Loans to such bank account of the Administrative Borrower or the Co-Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as the Administrative Borrower may designate or direct, without notice to the other Borrower or any Guarantor. The Administrative Borrower hereby accepts the appointment by the Co-Borrower to act as the agent of the Co-Borrower and agrees to ensure that the disbursement of any Loans to a Borrower requested by or paid to or for the account of such Borrower, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower. The Co-Borrower hereby irrevocably appoints and constitutes the Administrative Borrower as its agent to receive statements on account and all other notices from the Agents and the Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents. Any notice, election, representation, warranty, agreement or undertaking made on behalf of the Co-Borrower by the Administrative Borrower shall be deemed for all purposes to have been made by the Co-Borrower, as the case may be, and shall be binding upon and enforceable against the Co-Borrower to the same extent as if made directly by the Co-Borrower.

(c)          All Loans or Letters of Credit requested by the Administrative Borrower for ultimate use by the Loan Parties may be drawn or obtained in the name of the Administrative Borrower or the name of the Co-Borrower. Upon request, the Administrative Borrower shall promptly confirm for the Administrative Agent that each Loan or Letter of Credit has been issued in the name of the appropriate Borrower and, in the event of any error, the respective records shall be adjusted without prejudice to the rights of the Agents or the Lenders.

Section 2.04         ~~Section 2.04~~         Repayment of Loans. (a) Each of the Borrowers hereby unconditionally promises, jointly and severally, to pay to (i) the Administrative Agent for the account of each Term Lender, the principal amount of each Term Loan of such Term Lender as provided in Section 2.09, (ii) the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date and (iii) the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the date that is three Business Days after such Swingline Loan is made; provided, that on each date that a Revolving Borrowing is made, the Borrowers shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)          The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto,

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(ii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to clauses (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers and the other Loan Parties to pay, and perform, the Obligations in accordance with the Loan Documents. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such entries, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e)          Any Lender by written notice to the Administrative Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall promptly (and, in all events, within five Business Days of receipt of written notice) execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit H-1, H-2 or H-3, as the case may be.

Section 2.05         ~~Section 2.05~~         Fees.

(a)          Commitment Fee. The Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (a “Commitment Fee”) equal to 0.50% per annum of the average daily unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and (B) on the date on which such Revolving Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, the Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and Dollar Amount of the LC Exposure of such Revolving Lender (and the Swingline Exposure of such Revolving Lender shall be disregarded for such purpose).

(b)          Administrative Agent and Collateral Agent Fees. The Borrowers, jointly and severally, agree to pay to the Administrative Agent and the Collateral Agent (as applicable), for their own account, the fees set forth in the Fee Letter and such other fees payable in the amounts and at the times separately agreed upon between and/or among the Administrative Borrower, the Administrative Agent and the Collateral Agent (the “Administrative Agent Fees”).

(c)          LC and Fronting Fees. The Borrowers, jointly and severally, agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (the “LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Loans pursuant to Section 2.06 on the average daily amount of the Dollar Amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank for its own account a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.25% per annum (or such other rate per annum as the Issuing Bank

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and the Administrative Borrower may from time to time agree) on the average daily amount of the Dollar Amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s customary fees and charges with respect to the administration, issuance, amendment, negotiation, renewal, payment or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitments terminate and no Letters of Credit remain outstanding. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 2.05(c) shall be payable within five Business Days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding the foregoing, upon the occurrence and during the continuance of any Default under Section 8.01(a) or (b) or any Event of Default under Section 8.01(a), (b), (g) or (h), the LC Participation Fee shall accrue, after as well as before judgment, at a rate per annum equal to 2% in excess of the rate then borne by the LC Participation Fee. Each payment of fees hereunder on any Letters of Credit denominated in an Alternative Currency shall be made in Dollars.

(d)          Other Fees. The Borrowers, jointly and severally, agree to pay the Agents, each for their own accounts, such fees payable in the amounts and at the times as have been or may be separately agreed upon between the Borrowers and the applicable Agent.

(e)          Payment of Fees. All Fees shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Borrowers shall pay (i) the Fronting Fees directly to the Issuing Bank and (ii) the Fees provided under Section 2.05(d) directly to the applicable Agents. Once paid, none of the Fees shall be refundable under any circumstances.

(f)          Any fees otherwise payable by the Borrowers to any Defaulting Lender pursuant to this Section 2.05 shall be subject to Section 2.16(c).

Section 2.06         ~~Section 2.06~~         Interest on Loans. (a) Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus the Applicable Margin.

(b)          Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)          Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of any Default under Section 8.01(a) or (b) or any Event of Default under Section 8.01(a), (b), (g) or (h), each Loan shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loans, and (ii) without duplication of any amounts payable pursuant to preceding clause (i), (x) overdue principal and, to the extent permitted by applicable law, overdue interest, in respect of the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2% in excess of the rate applicable to respective Term Loans from time to time, and (y) without duplication of any amounts payable pursuant to the last sentence of Section 2.05(c) in respect of the LC Participation Fee, all other overdue amounts owing under the Loan Documents shall

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bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to ABR Loans from time to time (in each such case, the “Default Rate”).

(d)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided, that (i) interest accrued pursuant to Section 2.06(c) (and all interest on past due interest) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual numbers of days elapsed (including the first day but excluding the last day); provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13, bear interest for one day. The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any Insolvency Proceeding.

Section 2.07         ~~Section 2.07~~         Termination and Reduction of Commitments. (a) Subject to the provisions of Section 2.21, the Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date.

(b)          At their option, the Borrowers may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided, that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $100,000 and not less than $500,000 and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.10, the Total Revolving Exposure would exceed the Total Revolving Commitments.

(c)          Upon the incurrence of any Specified Refinancing Revolving Commitments, the Revolving Commitments of the Revolving Lenders under the Class of Revolving Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of the Specified Refinancing Revolving Commitments so incurred.

(d)          The Administrative Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce Commitments of any Class under Section 2.07(b) at least five Business Days prior to the effective date of such termination or reduction (which effective date shall be a Business Day), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Administrative Borrower pursuant to this Section 2.07 shall be irrevocable; provided, that a notice of termination of all then remaining Commitments delivered by the Administrative Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities in order to refinance in full the Obligation hereunder, in which case such notice may be revoked by the Administrative Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments for such Class.

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Section 2.08         ~~Section 2.08~~         Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything herein to the contrary, the Borrowers shall not be entitled to request any conversion or continuation that, if made, would result in more than eight periods with respect to Eurodollar Borrowings outstanding hereunder at any one time (or such greater number of Eurodollar Borrowings as may be acceptable to the Administrative Agent in its sole discretion). This Section 2.08 shall not apply to Swingline Borrowings, which may not be converted into a Eurodollar Borrowing and shall, at all times, be maintained as an ABR Borrowing.

(b)          To make an election pursuant to this Section 2.08, the Administrative Borrower shall deliver, by hand delivery, email through “pdf” copy or telecopies, or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if the Administrative Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable.

(c)          Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)        if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” contained herein.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Administrative Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is

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repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to the Administrative Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09         ~~Section 2.09~~         Amortization of Term Borrowings. (a) The Borrowers, jointly and severally, shall pay to the Administrative Agent, for the account of the Term Lenders, on each March 31, June 30, September 30 and December 31 (commencing on September 30, 2014) or, if any such date is not a Business Day, on the immediately following Business Day (each such date, a “Term Loan Repayment Date”), a principal amount of the Initial Term Loans equal to 0.25% of the initial aggregate principal amount of such Initial Term Loans (as adjusted from time to time pursuant to Section 2.10), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)          To the extent not previously irrevocably paid in full in cash, all Term Loans of a Class shall be due and payable on the Term Loan Maturity Date for such Class of Term Loans.

Section 2.10         ~~Section 2.10~~         Optional and Mandatory Prepayments of Loans. (a) Optional Prepayments. Subject to the provisions of Section 2.10(h), the Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (except as provided in Section 2.10(g)) subject to the requirements of this Section 2.10; provided, that each partial prepayment shall be in an amount that is an integral multiple of $100,000 and not less than $500,000.

(b)          Mandatory Prepayments.

(i)          In the event of the termination of all the Revolving Commitments, the Borrowers, jointly and severally, shall, on the date of such termination, repay or prepay all outstanding Revolving Loans and Swingline Loans and either (A) replace all outstanding Letters of Credit or (B) Cash Collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).

(ii)         In the event of any partial reduction of the Revolving Commitments by the Borrowers, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Administrative Borrower and the Revolving Lenders of the Total Revolving Exposure after giving effect thereto and (y) if the Total Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then the Borrowers, jointly and severally, shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Revolving Loans and third, replace outstanding Letters of Credit or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.17(i) in an aggregate amount sufficient to eliminate such excess.

(iii)        If at any time the Total Revolving Exposure exceeds the Revolving Commitments at such time, the Borrowers, jointly and severally, shall, without notice or demand, immediately first, repay or prepay Swingline Loans, second, repay or prepay Revolving Loans, and third, replace outstanding Letters of Credit or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i) in an aggregate amount sufficient to eliminate such excess.

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(iv)        In the event that the aggregate Dollar Amount of the LC Exposure exceeds the LC Commitment then in effect, the Borrowers, jointly and severally, shall, without notice or demand, immediately replace outstanding Letters of Credit or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i) in an aggregate amount sufficient to eliminate such excess.

(v)         No later than the earlier of (i) 90 days after the end of each Excess Cash Flow Period and (ii) the date on which the financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are delivered pursuant to Section 5.01(a), the Borrowers, jointly and severally, shall (subject to Section 2.10(h)) make prepayments in accordance with Section 2.10(d) in an aggregate principal amount equal to (x) 50% of Excess Cash Flow for the Excess Cash Flow Period then ended if the Total Leverage Ratio at the end of such period is greater than or equal to 4.75:1.00, (y) 25% of Excess Cash Flow for the Excess Cash Flow Period then ended if the Total Leverage Ratio at the end of such period is less than 4.75:1.00 but greater than or equal to 4.00:1.00 and (z) 0% of Excess Cash Flow for the Excess Cash Flow Period then ended if the Total Leverage Ratio at the end of such period is less than 4.00:1.00; provided that the aggregate principal amount of optional prepayments of Term Loans made pursuant to Section 2.10(a) (but excluding, for the avoidance of doubt, any Term Loans prepaid pursuant to a Discounted Prepayment Offer) and the aggregate principal amount of optional prepayments of Revolving Loans (but only to the extent accompanied by a permanent reduction in the Total Revolving Commitments), in each case made during such Excess Cash Flow Period with Internally Generated Funds shall reduce on a dollar-for-dollar basis the amount of such mandatory prepayment otherwise required pursuant to this Section 2.10(b)(v) in respect of such Excess Cash Flow Period.

(vi)        Not later than five Business Days following the receipt of any Net Cash Proceeds of any Asset Sale or Casualty Event by any Restricted Party (other than (i) Net Cash Proceeds of less than $5,000,000 in the aggregate in any fiscal year of the Administrative Borrower and (ii) up to $78,000,000 of Net Cash Proceeds in the aggregate from the sales prior to the First Amendment Effective Date of (x) the Vessels Cabo Sounion, Overseas Eliane, Overseas Equatorial and Overseas Sovereign and (y) certain Real Property located in Manila, Philippines), the Borrowers, jointly and severally, shall (subject to Section 2.10(h)) apply 100% of such Net Cash Proceeds to make prepayments in accordance with Section 2.10(d); provided that: (x) so long as no Default shall then exist or would arise therefrom, such Net Cash Proceeds shall not be required to be so applied on such date to the extent that the Administrative Borrower shall have delivered an Officer’s Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are reasonably expected to be reinvested (or committed to be reinvested) in fixed or capital assets of any Borrower or any Subsidiary Guarantor (or, with respect to the Net Cash Proceeds from the sale of any Equity Interests in any Specified Joint Venture, in a vessel (or vessels) that will become a Collateral Vessel (or Collateral Vessels)) within 12 months following the date of such Asset Sale or Casualty Event, as applicable (which Officer’s Certificate shall set forth the estimates of the Net Cash Proceeds to be so expended); provided that, if the property subject to such Asset Sale or Casualty Event constituted Collateral or Equity Interests in a Specified Joint Venture, then all property purchased or otherwise acquired with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the First Priority perfected Lien (subject to Permitted Liens or, in the case of any Vessels, Permitted Collateral Vessel Liens) of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.10 and the preceding proviso in the case of the sale of any Equity Interests in any Specified Joint Ventures; and (y) if all or any portion of such Net Cash Proceeds is not so reinvested within such 12-month period (or if committed to be reinvested pursuant to a legally binding commitment within such 12-month period

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and not so reinvested within six months thereafter), such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(b)(vi); and provided, further, that (x) so long as no Default then exists or would result therefrom and (y) if the Net Cash Proceeds of any Asset Sales and/or Casualty Events exceed $10,000,000 in the aggregate, such Net Cash Proceeds shall be deposited in a Deposit Account (a “Reinvestment Proceeds Account”) of the Administrative Borrower with the Administrative Agent (or another Deposit Bank reasonably satisfactory to the Administrative Agent) pursuant to a cash collateral arrangement in form and substance reasonably satisfactory to the Administrative Agent (and subject to a Deposit Account Control Agreement) whereby such Net Cash Proceeds shall be disbursed to the Administrative Borrower from time to time as needed to pay actual costs incurred by it or the applicable Subsidiary Guarantor in connection with the replacement or restoration of the respective properties or assets (or, with respect to the Net Cash Proceeds from the sale of any Equity Interests in any Specified Joint Venture, in connection with the reinvestment in or purchase of a Collateral Vessel (or Collateral Vessels)) (pursuant to such certification requirements as may be reasonably established by the Administrative Agent) (it being understood and agreed that at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Administrative Borrower to, follow said directions) to apply any or all proceeds then on deposit in such Reinvestment Proceeds Account to the repayment of the Secured Obligations).

(vii)       Not later than one Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance by any Restricted Party, the Borrowers, jointly and severally, shall (subject to Section 2.10(h)) make prepayments in accordance with Section 2.10(d) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

(viii)      Upon the incurrence or issuance by any Borrower of any Refinancing Notes or any Specified Refinancing Term Loans, the Borrowers, jointly and severally, shall (subject to Section 2.10(h)) prepay an aggregate principal amount of the applicable Class or Classes of Term Loans that are to be refinanced with the proceeds of such Refinancing Notes or Specified Refinancing Term Loans in accordance with Section 2.10(d) in an aggregate principal amount equal to 100% of the Net Cash Proceeds received therefrom.

(c)          [Reserved].

(d)          Application of Prepayments. Prior to any optional prepayment hereunder, the Administrative Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(e), subject to the provisions of this Section 2.10(d). Any prepayments pursuant to Sections 2.10(b)(v)-(vii) shall be applied (i) first, to prepay principal of outstanding Term Loans and, to the extent so applied, to reduce future scheduled amortization payments required under Section 2.09 (including the payment due on the applicable Term Loan Maturity Date) on a pro rata basis among the payments remaining to be made on each Term Loan Repayment Date, and (ii) second, to the extent there are prepayment amounts remaining after the application of such prepayments under preceding clause (i), such excess amounts shall be applied to the prepayment of principal of outstanding Revolving Loans (but without any corresponding reduction in Revolving Commitments (unless an Event of Default then exists, in which case the Revolving Commitments shall be so reduced and the Borrowers shall comply with Sections 2.10(b)(i)-(iv)). Any prepayments of Term Loans pursuant to Section 2.10(b)(viii) shall be applied to reduce future scheduled amortization payments required under Section 2.09 (including the payment due on the applicable Term Loan Maturity Date) on a pro rata basis among the payments remaining to be made on each Term Loan Repayment Date. Optional prepayments of Term Loans pursuant to Section 2.10(a) shall be applied to reduce future scheduled amortization payments under Section 2.09 (including the payment due on the applicable Term Loan

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Maturity Date) in the manner directed by the Administrative Borrower in the respective notice of prepayment or, in the absence of such direction, in direct order of maturity. Amounts to be applied pursuant to this Section 2.10 to the prepayment of Loans of any Class shall be applied first to reduce outstanding ABR Loans of such Class. Any amounts remaining after each such application shall be applied to prepay Eurodollar Loans of such Class.

(e)          Notice of Prepayment. The Administrative Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, on the third Business Day before the date of prepayment (ii) in the case of prepayment of an ABR Borrowing (other than a Swingline Borrowing), not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment, and (iii) in the case of prepayment of a Swingline Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable; provided, that a notice of prepayment of all outstanding Loans may state that such notice is conditioned upon the effectiveness of other credit facilities in order to refinance in full all Obligations hereunder, in which case such notice may be revoked by the Administrative Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each such notice shall specify the Class of Loans being prepaid, the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the applicable Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

(f)          Notwithstanding the foregoing provisions of this Section 2.10, (i) in the case of any mandatory prepayment of the Term Loans (other than any mandatory prepayment pursuant to Section 2.10(b)(vii) or (viii)), any Term Lender may waive, by written notice to the Administrative Borrower and the Administrative Agent on or before the date on which such mandatory prepayment would otherwise be required to be made hereunder, the right to receive its pro rata share of the amount of such mandatory prepayment of its Term Loans, and (ii) if any Term Lender or Term Lenders elect to waive the right to receive the amount of such mandatory prepayment, all of the amount that otherwise would have been applied to mandatorily prepay the Term Loans of such Term Lender or Term Lenders may be retained by the Borrowers.

(g)          Any (x) conversion of Initial Term Loans into any new or replacement tranche of term loans bearing interest at an Effective Yield less than the Effective Yield applicable to the Initial Term Loans (as such comparative yields are determined by the Administrative Agent), (y) optional or mandatory prepayment with respect to all or any portion of the Initial Term Loans with the proceeds of new term loans bearing interest at an Effective Yield less than the Effective Yield applicable to the Initial Term Loans (as such comparative yields are determined by the Administrative Agent), and (z) amendment to this Agreement that, directly or indirectly, reduces the Effective Yield applicable to the Initial Term Loans (other than, in each case, any such conversion, prepayment or amendment in connection with a Change of Control), in each case, shall be accompanied by the payment by the Borrowers (on a joint and several basis) of a prepayment premium equal to 1.00% of the aggregate principal amount of such Initial Term Loans repaid, converted or repriced, if such repayment, conversion or repricing is effected on or prior to the twelve month anniversary of the First Amendment Effective Date. Any such determination by the Administrative

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Agent as contemplated by the preceding sentence shall be conclusive and binding on the Borrowers and all Lenders, absent manifest error.

(h)          Restrictions on Term Loan Prepayments. Notwithstanding anything to the contrary set forth in this Agreement or in any other Loan Document, (x) if any Revolving Lender has any Revolving Exposure or any other outstanding Revolving Obligations and any Event of Default has occurred and is continuing, no optional prepayment of Term Loans shall be permitted pursuant to this Section 2.10 and (y) if any Event of Default has occurred and is continuing at the time any mandatory repayment of Terms Loans is otherwise required to be made pursuant to this Section 2.10, then (i) (x) Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans, and if no Swingline Loans or Revolving Loans are or remain outstanding, LC Exposure, shall first be repaid in full in cash or, in the case of Letters of Credit, Cash Collateralized, as applicable, in the amount otherwise required to be applied to the repayment of Term Loans pursuant to this Section 2.10 in the absence of this clause (h) and (y) if any Event of Default has occurred and is continuing, the Revolving Commitments also shall be permanently reduced by the amount of any required payment pursuant to preceding clause (x) (determined as if Revolving Loans and Swingline Loans were outstanding in such amount) and (ii) after application pursuant to preceding clause (i), any excess portion of such mandatory repayment of Term Loans not so applied shall be applied to the repayment of Term Loans as otherwise required by this Section 2.10 in the absence of this clause (h). If any Lender collects or receives any amounts received on account of the Obligations to which it is not entitled as a result of the application of this Section 2.10(h), such Lender shall hold the same in trust for the Revolving Lenders and shall forthwith deliver the same to the Administrative Agent and/or the Collateral Agent, for the account of the applicable Revolving Lenders, to be applied in accordance with this Section 2.10(h). Without limiting the generality of the foregoing, this Section 2.10(h) is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law.

Section 2.11         ~~Section 2.11~~         Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)          the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

(b)          the Administrative Agent is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Administrative Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Administrative Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.12         ~~Section 2.12~~         Increased Costs; Change in Legality. (a) If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, liquidity or similar requirement against property of, deposits with or for the

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account of, or credit extended by or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank;

(ii)         impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)        subject any Lender or the Issuing Bank to any Taxes (other than (A) Indemnified Taxes or Other Taxes indemnified pursuant to Section 2.15, (B) Taxes described in clauses (b) through (f) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, principal, letters of credit, Commitments or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will, jointly and severally, pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; it being understood that this Section 2.12 shall not apply to Taxes that are Indemnified Taxes or Other Taxes indemnified pursuant to Section 2.15.

(b)          If any Lender or the Issuing Bank determines (in good faith, but in its sole absolute discretion) that any Change in Law regarding Capital Requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender, or participations in Letters of Credit or Swingline Loans held by such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will, jointly and severally, pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, for any such reduction suffered.

(c)          A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.12 shall be delivered to the Administrative Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Borrowers, jointly and severally, shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)          Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that (i) the Borrowers shall not be required to compensate a Lender or the Issuing Bank for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor, (ii) if the Change in Law giving rise to such

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increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to indicate the period of retroactive effect thereof and (iii) such increased costs or reductions shall only be payable by the Borrowers to the applicable Lender or the Issuing Bank under this Section 2.12 to the extent that such Lender or Issuing Bank is generally imposing such charges on similarly situated borrowers.

(e)          Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Administrative Borrower and to the Administrative Agent:

(i)          such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness (as determined in good faith by such Lender)) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Loan (or to convert an ABR Loan to a Eurodollar Loan or to continue a Eurodollar Loan for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn by such Lender by written notice to the Administrative Borrower and to the Administrative Agent; and

(ii)         such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.12(f).

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(f)          For purposes of clause (e) of this Section 2.12, a notice to the Administrative Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Administrative Borrower.

Section 2.13         ~~Section 2.13~~         Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice is permitted to be withdrawn by the Borrowers), or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by the Administrative Borrower pursuant to Section 2.16, then, in any such event, the Borrowers, jointly and severally, shall compensate each Lender for the loss, cost and expense attributable to such event (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits). Each Lender shall calculate any amount or amounts in good faith and in a commercially reasonable manner. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Administrative Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding

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absent manifest error. The Borrowers, jointly and severally, shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof. Notwithstanding the foregoing, this Section 2.13 shall not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.15 shall govern.

Section 2.14         ~~Section 2.14~~         Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrowers shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 520 Madison Avenue, New York, New York, 10022; Attn: Account Manager – ~~Overseas Shipholding, Group~~International Seaways, Inc. (OIN), except that payments pursuant to Section 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars; provided that, LC Disbursements paid by the Borrowers in respect of Letters of Credit denominated in an Alternative Currency shall be made in such Alternative Currency.

(b)          Subject to Section 9.01, if at any time insufficient funds are received by and available to the Administrative Agent to pay in full all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.

(c)          Other than in connection with a prepayment of the Term Loans pursuant to Section 2.22 or as provided in Section 2.10(b)(viii), if any Lender shall, by exercising any right of setoff or counterclaim (including pursuant to Section 11.08) or otherwise (including by exercise of its rights under the Security Documents), obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans, or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender entitled thereto, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.14(c) shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender (x)

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as consideration for the assignment of or sale of a participation in any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans to any Eligible Assignee or participant, other than to any Company or any Affiliate thereof (as to which the provisions of this Section 2.14(c) shall apply) or (y) in connection with any prepayment of Revolving Loans in accordance with Section 2.21(e). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable Insolvency Law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.

(d)          Unless the Administrative Agent shall have received written notice from the Administrative Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(e)          If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d), 2.17(d), 2.18(d), 2.18(e) or 11.03(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.15         ~~Section 2.15~~         Taxes. (a) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction, reduction or withholding for any and all Taxes except as required by applicable Legal Requirements. If any amounts on account of Indemnified Taxes are required to be deducted or withheld from such payments, then (i) the sum payable by or on behalf of such Loan Party shall be increased as necessary so that after making all required deductions (including deductions, reductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent, any Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions, reductions or withholdings been made, (ii) the Borrowers shall make such deductions, reductions or withholdings and (iii) the Borrowers, jointly and severally, shall timely pay to the relevant Governmental Authority the full amount deducted or withheld in accordance with applicable Legal Requirements.

(b)          In addition, the Borrowers, jointly and severally, shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements, or at the option of the Administrative Agent reimburse it for payment of any Other Taxes.

(c)          The Borrowers agree, jointly and severally, to indemnify the Administrative Agent, each Lender and the Issuing Bank within 10 Business Days after written demand therefor, for the

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full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document or any Other Taxes paid by the Administrative Agent or such Lender (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Lender or the Issuing Bank (in each case with a copy delivered concurrently to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank shall be conclusive absent manifest error.

(d)          Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes, and in any event within 30 days following any such payment being due, by the Borrowers to a Governmental Authority, the Administrative Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the Tax Return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrowers fail to pay any Indemnified Taxes or Other Taxes when due to the appropriate Governmental Authority or fail to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrowers, jointly and severally, shall indemnify the Administrative Agent, each Lender and the Issuing Bank for any incremental Taxes or expenses that may become payable by the Administrative Agent or such Lender or the Issuing Bank, as the case may be, as a result of any such failure.

(f)          Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent such properly completed and executed documentation and information reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Foreign Lender shall, to the extent it is legally able to do so, (i) furnish to the Administrative Borrower and the Administrative Agent on or prior to the date it becomes a party hereto, either (a) two accurate and complete originally executed U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable (or successor form) (claiming the benefits of an applicable tax treaty), (b) two accurate and complete originally executed U.S. Internal Revenue Service Forms W-8ECI (or successor form), together with required attachments, (c) two accurate and complete originally executed U.S. Internal Revenue Service Forms W-8IMY (or successor form), (d) two accurate and complete originally executed U.S. Internal Revenue Service Forms W-8EXP (or successor form) or (e) if such Foreign Lender is relying on the so-called “portfolio interest exemption,” an accurate

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and complete originally executed “Portfolio Interest Certificate” in the form of Exhibit K and two accurate and complete originally executed U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable (or successor form), in the case of each of the preceding clauses (a) through (e), together with any required schedules or attachments, certifying, in each case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all payments hereunder, (ii) promptly notify the Administrative Borrower and the Administrative Agent if such Foreign Lender no longer qualifies for the exemption or reduction that it previously claimed as a result of change in such Foreign Lender’s circumstances, and (iii) to the extent it may lawfully do so at such times, provide a new Form W-8BEN or W-8BEN-E, as applicable (or successor form), Form W-8ECI (or successor form), Form W-8IMY (or successor form), Form W-8EXP (or successor form) and/or Portfolio Interest Certificate upon the expiration or obsolescence of any previously delivered form, or at any other time upon the reasonable request of the Administrative Borrower or the Administrative Agent, to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payment hereunder. Each Lender that is not a Foreign Lender shall (i) furnish to the Administrative Borrower and the Administrative Agent on or prior to the date it becomes a party hereto two accurate and complete originally executed U.S. Internal Revenue Service Form W-9 (or successor form) or otherwise establish an exemption from U.S. backup withholding and (ii) to the extent it may lawfully do so at such times, provide a new Form W-9 (or successor form) upon the expiration or obsolescence of any previously delivered form, or at any other time upon the reasonable request of the Administrative Borrower or the Administrative Agent, to reconfirm its complete exemption from U.S. federal withholding tax with respect to any payment hereunder.

(g)          If a payment made to a Lender under any Loan Document may be subject to U.S. federal withholding Tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times prescribed by law and at such times reasonably requested by the Administrative Borrower and the Administrative Agent, (A) such documentation prescribed by applicable Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code), and (B) such other documentation reasonably requested by the Administrative Borrower and the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment, or notify the Administrative Agent and the Administrative Borrower that such Lender is not in compliance with FATCA. Solely for purposes of this Section 2.15(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)          If the Administrative Agent or a Lender (or an assignee) determines in its sole discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if the Administrative Agent or such Lender (or assignee) is required to repay all or a portion of such refund to the relevant Governmental Authority, the Borrowers, upon the request of the Administrative Agent or such Lender (or assignee), shall repay the amount paid over to the Borrowers that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) within three Business Days after receipt of written notice that the Administrative Agent or such Lender (or assignee) is required to repay such refund (or a portion thereof) to such Governmental Authority. Nothing contained in this Section 2.15(h) shall require

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the Administrative Agent or any Lender (or assignee) to make available its Tax Returns or any other information which it deems confidential or privileged to the Borrowers or any other person. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender (or assignee) be required to pay any amount to the Borrowers the payment of which would place the Administrative Agent or such Lender (or assignee) in a less favorable net after-tax position than the Administrative Agent or such Lender (or assignee) would have been in if the additional amounts giving rise to such refund or credit of any Indemnified Taxes or Other Taxes had never been paid.

Section 2.16         ~~Section 2.16~~         Mitigation Obligations; Replacement of Lenders.

(a)          Mitigation of Obligations. If any Lender requests compensation under Section 2.12(a) or (b), or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce materially amounts payable pursuant to Section 2.12(a), 2.12(b) or 2.15, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense, (iii) would not require such Lender to take any action inconsistent with its internal policies or legal or regulatory restrictions, and (iv) would not otherwise be disadvantageous to such Lender. The Borrowers, jointly and severally, shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

(b)          Replacement of Lenders. In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.12(a) or (b), (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.12(e), (iii) the Borrowers are required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.15, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrowers that requires the consent of 100% of the Lenders or 100% of all affected Lenders and which, in each case, has been consented to by the Required Lenders or (v) any Lender becomes a Defaulting Lender, the Borrowers may, at their sole expense and effort (including with respect to the processing and recordation fee referred to in Section 11.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to restrictions contained in Section 11.04; provided that the failure of such assigning Lender to execute an Assignment and Acceptance shall not affect the validity and effect of such assignment), all of its interests, rights and obligations under this Agreement to an Eligible Assignee which shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided, that (w) except in the case of clause (iv) above if the effect of such amendment, waiver or other modification of the applicable Loan Document would cure any Default then ongoing, no Default shall have occurred and be continuing, (x) such assignment shall not conflict with any applicable Legal Requirement, (y) the Administrative Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, and (z) the Borrowers or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest and any prepayment premium or penalty (if any) accrued to the date of such payment on the outstanding Loans or LC Disbursements of such Lender or the Issuing Bank, respectively, affected by such assignment (including, in the case of any replacement of a Term Lender pursuant to clause (iv) above on or prior to the twelve month anniversary of the First Amendment Effective Date, any premium payable pursuant to Section 2.10(g) on the principal amount of the Initial Term Loans of such Lender subject to such assignment) plus all Fees and other amounts owing to or accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Sections 2.12 and 2.13); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.13(a) or (b) or notice under Section 2.12(e) or the amounts paid pursuant to Section 2.15, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12(e), or cease to result in amounts being payable under Section 2.15, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to clause (a) of this Section 2.16), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.12(a) or (b) in respect of such circumstances or event or shall withdraw its notice under Section 2.12(e) or shall waive its right to further payments under Section 2.15 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender and the Issuing Bank hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender and the Issuing Bank as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s or the Issuing Bank’s interests hereunder in the circumstances contemplated by this Section 2.16(b). After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue any additional Letters of Credit.

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(c)          Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then (i) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender,” and the amount of such Defaulting Lender’s Revolving Commitment, Revolving Loans, Term Commitments, Term Loans, Swingline Exposure and LC Exposure shall be excluded for purposes of voting, and the calculation of voting, on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, except that the amount of such Defaulting Lender’s Revolving Commitment, Revolving Loans, Term Commitments, Term Loans, Swingline Exposure and LC Exposure shall be included for purposes of voting, and the calculation of voting, on the matters set forth in Sections 11.02(b)(i)-(viii) and 11.02(b)(x)-(xii) (including the granting of any consents or waivers) only to the extent that any such matter disproportionately affects such Defaulting Lender; (ii) to the extent permitted by applicable Legal Requirements, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (A) any optional prepayment of the Revolving Loans pursuant to Section 2.10(a) shall, if the Administrative Borrower so directs at the time of making such optional prepayment, be applied to the Revolving Loans of other Revolving Lenders in accordance with Section 2.10 as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (B) any mandatory prepayment of the Revolving Loans pursuant to Section 2.10 shall, if the Administrative Borrower so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans and Revolving Exposure of other Revolving Lenders (but not to the Revolving Loans and Revolving Exposure of such Defaulting Lender) in accordance with Section 2.10 as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that the Borrowers shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (B); (iii) the amount of such Defaulting Lender’s Revolving Commitment, Revolving Loans and LC Exposure shall be excluded for purposes of calculating the Commitment Fee payable to Revolving Lenders pursuant to Section 2.05(a) in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.05(a) with respect to such Defaulting Lender’s Revolving Commitment in respect of any Default Period with

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respect to such Defaulting Lender; (iv) if any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then: (A) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the Revolving Lenders that are not Defaulting Lenders in accordance with their respective Revolving Commitments but, in any case, only to the extent the sum of the Revolving Exposures of all Revolving Lenders that are not Defaulting Lenders does not exceed the total of the Revolving Commitments of all Revolving Lenders that are not Defaulting Lenders; (B) if the reallocation described in clause (A) above cannot, or can only partially, be effected (as reasonably determined by the Administrative Agent), the Borrowers, jointly and severally, shall within one Business Day following notice by the Administrative Agent (x) prepay such Swingline Exposure of such Defaulting Lender and (y) Cash Collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.18(i) for so long as such LC Exposure is outstanding; (C) if the Borrowers Cash Collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to this clause (iv), the Borrowers shall not be required to pay any LC Participation Fee to such Defaulting Lender pursuant to Section 2.05(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized; (D) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this clause (iv), then the fees payable to the Revolving Lenders pursuant to Section 2.05 shall be adjusted in accordance with such non-Defaulting Lenders’ reallocated LC Exposure; and (E) if any Defaulting Lender’s LC Exposure is neither Cash Collateralized nor reallocated pursuant to this clause (iv), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all Commitment Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and LC Participation Fee payable under Section 2.05 with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is Cash Collateralized and/or reallocated; (v) the Revolving Exposure of all Lenders as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender; and (vi) so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with clause (iv) of this Section 2.16(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with clause (iv)(A) of this Section 2.16(c) (and Defaulting Lenders shall not participate therein). In the event that each of the Administrative Agent, the Borrowers, the Issuing Bank and the Swingline Lender agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure, LC Exposure and Revolving Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Revolving Commitment.

For purposes of this Agreement, (i) “Funding Default” shall mean, with respect to any Defaulting Lender, the occurrence of any of the events set forth in the definition of “Defaulting Lender,” (ii) “Default Period” shall mean, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable; (b) with respect any Funding Default (other than any such Funding Default arising pursuant to clause (e) of the definition of “Defaulting Lender”), the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Revolving Loan of such Defaulting Lender (such Revolving Loans being “Defaulted Loans”) or by

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the non-pro rata application of any optional or mandatory prepayments of the Revolving Loans in accordance with the terms hereof or any combination thereof) and (2) such Defaulting Lender shall have delivered to the Administrative Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Commitment; and (c) the date on which the Administrative Borrower (on behalf of the Borrowers), the Administrative Agent and the Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (iii) “Default Excess” shall mean, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Percentage of the aggregate outstanding principal amount of Revolving Loans of all Revolving Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

No amount of the Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in Section 2.16(c), performance by the Borrowers of their obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of Section 2.16(c). The rights and remedies against a Defaulting Lender under Section 2.16(c) are in addition to other rights and remedies that the Borrowers may have against such Defaulting Lender with respect to any Funding Default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

Section 2.17         Swingline Loans

(a)          Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers (on a joint and several basis) from time to time on any Business Day after the Closing Date and during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (and upon each such Borrowing of Swingline Loans, each Borrower shall be deemed to represent and warrant that such Borrowing will not result in) (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, or (ii) the Total Revolving Exposure exceeding the Total Revolving Commitments at such time; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance, in whole or in part, any outstanding Swingline Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay and reborrow Swingline Loans.

(b)          Swingline Loans. To request a Swingline Loan, the Administrative Borrower shall deliver, by hand delivery, email through a “pdf” copy or telecopier, or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 1:00 p.m., New York City time, on the Business Day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan, the location and number of the respective Borrower’s account to which the funds are to be disbursed (which shall comply with the requirements of Section 2.02(c)), and that the conditions set forth in Sections 4.02(b) and (c)) are satisfied as of the date of the notice. Each Swingline Loan shall be (and shall be maintained as) an ABR Loan. The Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the general deposit account of the Administrative Borrower with the Swingline Lender, if any, or otherwise remitted to an account (which shall comply with the requirements of Section 2.02(c)) as directed by the Administrative Borrower in the applicable Borrowing Request (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank). The Swingline Lender shall endeavor to fund each Swingline Loan by 3:00 p.m., New York City time and shall in all events fund each Swingline Loan by no later than 4:00 p.m., New York City time, on the

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requested date of such Swingline Loan. Swingline Loans shall be made in minimum amounts of $100,000 and integral multiples of $100,000 above such amount.

(c)          Prepayment. The Borrowers shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon the Administrative Borrower giving written notice to the Swingline Lender and the Administrative Agent before 2:00 p.m., New York City time, on the proposed date of repayment.

(d)          Participations. The Swingline Lender (i) may at any time in its discretion and (ii) as directed by the Administrative Agent from time to time on not less than one Business Day’s written notice to the Swingline Lender shall, by written notice given to the Administrative Agent (provided such notice requirements shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 12:00 p.m., New York City time, on the Business Day immediately following such notice, require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.17(d) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or a reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Revolving Lender’s Revolving Exposure to exceed such Revolving Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this Section 2.17(d) by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Administrative Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this Section 2.17(d), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this Section 2.17(d), as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this Section 2.17(d) shall not relieve the Borrowers of any default in the payment thereof. Subject to Sections 2.10(c), 2.14(b) and 9.01, the Administrative Agent may apply payments on Revolving Loans to Swingline Loans, regardless of any designation by the Borrowers to the contrary. The provisions of this Section 2.17(d) are solely for the benefit of the Swingline Lender and the other Lenders, and none of the Loan Parties may rely on this Section 2.17(d) or have any standing to enforce its terms.

(e)          Resignation or Removal of the Swingline Lender. The Swingline Lender may resign as Swingline Lender hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and the Administrative Borrower. Following such notice of resignation from the Swingline Lender, the Swingline Lender may be replaced at any time by written agreement among the Administrative Borrower (with the Administrative Borrower’s agreement not to be unreasonably withheld,

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delayed or conditioned), the Administrative Agent and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such resignation or replacement shall become effective, the Borrowers, jointly and severally, shall repay the outstanding principal amount of all Swingline Loans and shall pay all interest and unpaid fees accrued for the account of the replaced Swingline Lender. From and after the effective date of any such resignation or replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans to be made by it thereafter and (ii) references herein and in the other Loan Documents to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the resignation or replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such resignation or replacement, but shall not be required to make additional Swingline Loans. Notwithstanding anything to the contrary in this Section 2.17(e) or otherwise, the Swingline Lender may not resign until such time as a successor Swingline Lender has been appointed.

Section 2.18         ~~Section 2.18~~         Letters of Credit.

(a)          General. Subject to the terms and conditions set forth herein, the Administrative Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit for the Administrative Borrower’s account or the account of the Co-Borrower or another Wholly Owned Restricted Subsidiary of the Administrative Borrower, in each case to support payment and performance obligations incurred in the ordinary course of business by the Administrative Borrower and its Wholly Owned Restricted Subsidiaries (other than obligations in respect of any Restricted Indebtedness or Equity Interests) in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided, that each Borrower shall be a co-applicant, and shall be jointly and severally liable with respect to each Letter of Credit issued for the account of any Borrower or another Wholly Owned Restricted Subsidiary of the Administrative Borrower). The Issuing Bank shall have no obligation to issue, and the Administrative Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, (i) the Dollar Amount of the LC Exposure would exceed the LC Commitment, (ii) the Total Revolving Exposure would exceed the Total Revolving Commitments at such time, or (iii) the expiry date of the proposed Letter of Credit is, subject to Section 2.18(c), on or after the close of business on the Letter of Credit Expiration Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Administrative Borrower to, or entered into by the Administrative Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Letter of Credit shall be denominated in Dollars or in an Alternative Currency. Notwithstanding anything to the contrary, in no event shall Jefferies Finance LLC, as Issuing Bank, have any obligation to issue any commercial or trade Letters of Credit.

(b)          Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Administrative Borrower shall deliver by hand, email through a “pdf” copy or telecopies, or facsimile transmission (or transmit by other electronic communication if arrangements for doing so have been approved in writing by the Issuing Bank) an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m., New York City time, on the fifth Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

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A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

(i)          the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(ii)         the face amount and currency (which must be Dollars or an Alternative Currency) thereof;

(iii)        the expiry date thereof (which shall not be, subject to Section 2.18(c), later than the close of business on the Letter of Credit Expiration Date);

(iv)        the name and address of the beneficiary thereof;

(v)         whether the Letter of Credit is to be issued for the Administrative Borrower’s own account or for the account of the Co-Borrower or other Wholly Owned Restricted Subsidiaries of the Administrative Borrower (provided, that each Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of any Borrower or a Wholly Owned Restricted Subsidiary of the Administrative Borrower);

(vi)        the documents to be presented by such beneficiary in connection with any drawing thereunder;

(vii)       the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(viii)      such other matters as the Issuing Bank may reasonably require.

A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

(i)          the Letter of Credit to be amended, renewed or extended;

(ii)         the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

(iii)        the nature of the proposed amendment, renewal or extension;

(iv)        the expiry date thereof (which shall not be, subject to Section 2.18(c), later than the close of business on the Letter of Credit Expiration Date); and

(v)         such other matters as the Issuing Bank may reasonably require.

If requested by the Issuing Bank, the Administrative Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that the provisions of this Section 2.18 shall apply in respect of all such applications. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Administrative Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the Dollar Amount of the LC Exposure shall not exceed the LC Commitment, (ii) the Total Revolving Exposure shall not exceed the

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Total Revolving Commitments at such time and (iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than the Dollar Amount of $50,000.

(c)          Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date which is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Letter of Credit Expiration Date; provided, that this Section 2.18(c) shall not prevent the Issuing Bank from agreeing that a Letter of Credit (x) will, upon the request of the Administrative Borrower, automatically be extended for one or more successive periods not to exceed one year each (and, in any case, not to extend beyond the Letter of Credit Expiration Date) unless the Issuing Bank elects not to extend for any such additional period or (y) may have an expiry date beyond the Letter of Credit Expiration Date so long as the requested Letter of Credit has been Cash Collateralized by the Borrowers in accordance with Section 2.18(i) at least five Business Days prior to the Letter of Credit Expiration Date.

(d)          Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to the Dollar Amount of such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, the Dollar Amount of such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.18(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause the Dollar Amount of such Revolving Lender’s Revolving Exposure to exceed such Revolving Lender’s Revolving Commitment).

(e)          Reimbursement. (i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers, jointly and severally, shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to the amount of such LC Disbursement (and in the same currency in which such LC Disbursement was made or, at the option of the Issuing Bank in the case of an LC Disbursement in respect of a Letter of Credit denominated in an Alternative Currency, in the Dollar Amount thereof) not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made if the Administrative Borrower shall have received notice of such LC Disbursement prior to 1:00 p.m., New York City time, on such date, or, if such notice has not been received by the Administrative Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on the Business Day immediately following the day that the Administrative Borrower receives such notice; provided, that the Administrative Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with ABR Revolving Loans in an equivalent Dollar Amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans.

(ii)         If the Borrowers fail to make such payment when due, or if the amount is not financed pursuant to the proviso to Section 2.18(e)(i), the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC

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Disbursement, the payment then due from the Borrowers in respect thereof and the Dollar Amount of such Revolving Lender’s Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 1:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 1:00 p.m., New York City time, on any day, not later than 1:00 p.m., New York City time, on the immediately following Business Day), an amount equal to the Dollar Amount of such Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrowers pursuant to clause (i) of this Section 2.18(e) prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from the Borrowers thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.

(iii)        If any Revolving Lender shall not have made the Dollar Amount of its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of the Borrowers (on a joint and several basis) and such Revolving Lender severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrowers, the interest rate applicable to ABR Revolving Loans; provided, that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to clause (i) of this Section 2.18(e), then the Default Rate shall apply and (ii) in the case of such Revolving Lender, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(f)          Obligations Absolute. The Reimbursement Obligations of the Borrowers as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to strictly comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of any Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; (vi) any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities (contingent or otherwise), material agreements, properties, solvency, business, management, prospects or value of any Company; or (vii) any other fact, circumstance or event whatsoever. None of the Agents, the Lenders, the Issuing Bank or any of their respective Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential, exemplary, special, punitive or other indirect damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable Legal

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Requirements) suffered by the Borrowers that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as determined by a court of competent jurisdiction in a final non-appealable decision) with respect to such a determination, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)          Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and the Administrative Borrower of such demand for payment (and the amount thereof stated in the applicable currency) and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their joint and several Reimbursement Obligations to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).

(h)          Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the Dollar Amount of the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is paid or disbursed to but excluding the date the Issuing Bank was reimbursed by the Borrowers therefor at a rate per annum equal to the Alternate Base Rate as in effect from time to time plus the Applicable Margin for ABR Revolving Loans; provided, however, to the extent such amounts are not reimbursed prior to 1:00 p.m., New York City time, on the third Business Day following such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 8.01(g) or (h), interest shall thereafter accrue on the Dollar Amount of the amounts so paid or disbursed by the Issuing Bank (and until reimbursed by the Borrowers) at a rate per annum equal to the Default Rate. Interest accrued pursuant to this Section 2.18(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)          Cash Collateralization. If (x) any Event of Default shall occur and be continuing, on the Business Day that the Administrative Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this Section 2.18(i) or (y) if any other event occurs or condition exists requiring the Borrowers to Cash Collateralize Letters of Credit, the Borrowers, jointly and severally, shall deposit in the LC Sub-Account, in the name of the Collateral Agent and for the benefit of the Secured Parties, an amount in cash equal to 103% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (g) or (h) of Section 8.01. Funds in the LC Sub-Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated, be applied to satisfy other Secured Obligations of the Borrowers in accordance with Article IX.

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If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest with respect to such amounts (to the extent not applied as aforesaid) shall, in accordance with Article IX, be returned to the Administrative Borrower within 10 Business Days after all Events of Default have been cured or waived. To secure the LC Exposure and the other Secured Obligations, the Borrowers and Subsidiary Guarantors hereby grant a security interest to the Collateral Agent in any cash collateral deposited with the Collateral Agent, including the LC Sub-Account.

(j)          Additional Issuing Banks. The Administrative Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the written consent of each of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), each then existing Issuing Bank (which consent shall not be unreasonably withheld or delayed) and such Revolving Lender(s). Any Revolving Lender designated as an issuing bank pursuant to this Section 2.18(j) shall be deemed (in addition to being a Revolving Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.

(k)          Resignation and Replacement of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and the Administrative Borrower. Following such resignation, the Issuing Bank may be replaced at any time by written agreement among the Administrative Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrowers, jointly and severally, shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or such additional or to any previous Issuing Bank, or to such successor or such additional and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Administrative Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(l)          Other. The Issuing Bank shall be under no obligation to issue (or increase or extend or otherwise amend) any Letter of Credit if:

(i)          any Order of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Legal Requirement applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve, liquidity or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and, in each case, which the Issuing Bank deems material to it; or

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(ii)         the issuance of such Letter of Credit would violate one or more policies of general application of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(m)         Currency Equivalents. The Administrative Agent shall determine the Dollar Amount of each Letter of Credit denominated in an Alternative Currency and any Reimbursement Obligation in respect thereof (i) as of the day of any issuance of a Letter of Credit, (ii) as of the day of any increase in the amount of any Letter of Credit, (iii) as of the day of any drawing thereunder, (iv) as of the end of each month of the Administrative Borrower and (v) as of any other day as the Issuing Bank may reasonably require, and shall promptly notify the Administrative Borrower and the Revolving Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Exchange Rate (w) on the date of the related LC Request for purposes of the initial such determination for any Letter of Credit or any increase in the amount thereof, (x) as of the date of any drawing under any such Letter of Credit, (y) on the fourth Business Day prior to the date as of which such Dollar Amount is to be determined and (z) as of such other date as the Issuing Bank may reasonably require, for purposes of any subsequent determination (any such date pursuant to clause (w), (x), (y) or (z) an “Exchange Rate Reset Date”).

Section 2.19         ~~Section 2.19~~         Nature of Obligations.

(a)          Notwithstanding anything to the contrary contained elsewhere in this Agreement or any other Loan Document, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to, all Loans, Letters of Credit and all other Obligations pursuant to this Agreement and each other Loan Document (including all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related Revolving Commitments) shall constitute the joint and several obligations of each of the Borrowers. The Borrowers shall be jointly and severally liable for all Obligations regardless of which Borrower actually receives the proceeds of any Loan or the benefit of any Letter of Credit. In addition to the direct (and joint and several) obligations of the Borrowers with respect to Obligations as described above, all such Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Guarantees.

(b)          The obligations of each Borrower with respect to the Obligations are independent of one another and of the obligations of the Guarantors under the Guarantees of such Obligations, and a separate action or actions may be brought and prosecuted against each Borrower and each Guarantor (in its capacity as a Guarantor), whether or not any other Borrower or Guarantor is joined in any such action or actions. Each Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each Borrower.

(c)         Each of the Borrowers authorizes the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to, to the maximum extent permitted by applicable law and the Loan Documents:

(i)          exercise or refrain from exercising rights against the other Borrower or any Guarantor or others or otherwise act or refrain from acting;

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(ii)         release or substitute the other Borrower, endorsers, Guarantors or other obligors;

(iii)        settle or compromise any of the Obligations of the other Borrower or any other Loan Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Lenders;

(iv)        apply any sums paid by the other Borrower or any other person, howsoever realized to any liability or liabilities of such other Borrower or other person regardless of what liability or liabilities of such other Borrower or other person remain unpaid; and/or

(v)          consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by the other Borrower or any other person.

(d)          It is not necessary for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender to inquire into the capacity or powers of any Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the respective Borrowers hereunder.

(e)          No Borrower shall exercise any rights of contribution or subrogation with respect to any other Borrower as a result of payments made by it hereunder at any time that an Event of Default exists and is continuing (or would result therefrom). This clause (e) is intended only to define the relative rights of the Borrowers, and nothing set forth in this clause (e) is intended or shall impair the joint and several obligations of each Borrower to pay the Obligations as and when the same shall become due and payable in accordance with the terms hereof.

(f)          Each Borrower waives any right to require the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders to (a) proceed against the other Borrower, any Guarantor or any other party, (b) proceed against or exhaust any security held from either Borrower, any Guarantor or any other party or (c) pursue any other remedy in the Administrative Agent’s, the Collateral Agent’s, the Issuing Bank’s or Lenders’ power whatsoever. Each Borrower waives any defense based on or arising out of suretyship or any impairment of security held from any Borrower, any Guarantor or any other party or on or arising out of any defense of the other Borrower, any Guarantor or any other party other than payment in full in cash of the Obligations, including any defense based on or arising out of the disability of any other Borrower, any Guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, in each case other than as a result of the payment in full in cash of the Obligations.

Section 2.20         ~~Section 2.20~~         Extensions of Term Loans and Revolving Commitments.

(a)          Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Request”) made from time to time by the Borrowers to all Lenders of Term Loans with a like Maturity Date or Revolving Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with a like Maturity Date, as the case may be) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Request to extend the Maturity Date of each such Lender’s Term Loans

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and/or Revolving Commitments and otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Request (including by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Commitments (and related outstandings), as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Commitments (and related outstandings) (in each case not so extended), being a “Class”; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted and any Extended Revolving Commitments shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) except as to interest rates, fees, optional redemption or prepayment terms, final maturity, and after the final maturity date of the Revolving Commitment, any other covenants and provisions (which shall be determined by the Borrowers and the relevant Revolving Lenders and set forth in the relevant Extension Request), the Revolving Commitment of any Revolving Lender extended pursuant to an Extension (an “Extended Revolving Commitment”, such Revolving Lender, an “Extending Revolving Lender”, and the Revolving Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with such other terms substantially identical to, or taken as a whole, no more favorable to the Revolving Lenders, as the original Revolving Commitments (and related outstandings); provided that (1) the borrowing and repayment (except (A) for payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) for repayments required upon the maturity date of the non-extending Revolving Commitments) of Revolving Loans with respect to Extended Revolving Commitments after the applicable Extension date, and (C) as otherwise provided in Section 2.23 with respect to Specified Refinancing Revolving Commitments that are unsecured or secured on a junior basis shall be made on a pro rata basis with all other Revolving Commitments, (2) to the extent dealing with Letters of Credit and Swingline Loans which mature or expire after a Maturity Date when there exist Extended Revolving Commitments with a longer Maturity Date, all Swingline Loans and Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders with Revolving Commitments in accordance with their percentage of the Revolving Commitments (without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued, although the respective Extension Amendment may contain technical changes related to the borrowing, replacement Letter of Credit and Swingline Loan procedures of the Revolving Commitments in respect of which the Extended Revolving Commitments were extended), (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any Revolving Facility on a better than pro rata basis as compared to any other Revolving Facility with a later Maturity Date (x) if agreed to by the Revolving Lenders in respect of such Revolving Facility with a later Maturity Date in the respective Extension Amendment or (y) if such Extended Revolving Commitments are unsecured or secured on a junior basis, (4) assignments and participations of Extended Revolving Commitments shall be governed by the same assignment and participation provisions applicable to Revolving Commitments (and related outstandings) and (5) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments, Specified Refinancing Revolving Commitments and any original Revolving Commitments) which have more than three different Revolving Maturity Dates; (ii) except as to interest rates, fees, amortization, final maturity date, optional prepayments, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (vi), be determined by the Borrowers and the Extending Term Lenders and set forth in the relevant Extension Request), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender” and, collectively with the applicable Extending Revolving Lender, the “Extending Lenders”) extended pursuant to any Extension (“Extended Term Loans”) shall be substantially identical to, or (taken as a whole) no more favorable to the Extending Term Lenders than those

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applicable to the Term Loans subject to such Extension Request (except for covenants or other provisions applicable only to periods after the then Latest Maturity Date), (iii) the final maturity date of any Extended Term Loans shall be no earlier than the then Latest Maturity Date, (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (v) the Extended Term Loans and the Extended Revolving Commitments shall not be (A) secured by any Lien on any asset other than the Collateral and (B) guaranteed by any person other than the Guarantors, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any optional or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Request, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Request shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments, as the case may be, offered to be extended by the Borrowers pursuant to such Extension Request, then the Term Loans or Revolving Commitments, as the case may be, of such Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Request (subject to rounding required by the Administrative Agent) and (viii) all documentation in respect of such Extension shall be consistent with the foregoing. No Lender shall have any obligation to agree to have any of its Term Loans or Revolving Commitments extended pursuant to an Extension Request.

(b)          With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.20, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Section 2.10 and (ii) no Extension Request is required to be in any minimum amount or any minimum increment. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.20 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments, as the case may be, on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10 and 2.14(a)) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.20.

(c)          The Administrative Borrower shall provide the applicable Extension Request at least 15 Business Days (or such shorter period as the Administrative Agent may determine in its sole discretion) prior to the date on which Lenders under the applicable Class of Term Loans or Revolving Commitments are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.20. Any Extending Lender wishing to have all or a portion of its Term Loans or Revolving Commitments subject to such Extension Request converted into Extended Term Loans or Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its existing Term Loans or Revolving Commitments subject to such Extension Request that it has elected to convert into Extended Term Loans or Extended Revolving Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent and proration as provided in clause (vii) of Section 2.20(a)).

(d)          Extended Term Loans and Extended Revolving Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement and, if reasonably requested by the Administrative Agent, the other Loan Documents (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.20(d) and notwithstanding anything to

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the contrary set forth in Section 11.02, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Commitments, as applicable, established thereby) executed by the Loan Parties, the Administrative Agent and the respective Extending Lenders. In addition to any terms and changes required or permitted by Section 2.20(a), each Extension Amendment may amend this Agreement to ensure ratable participation in Letters of Credit and Swingline Loans by Extended Revolving Commitments. It is understood and agreed that each Lender hereunder has consented, and shall at the effective time thereof be deemed to consent, to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.20 and the arrangements described above in connection therewith.

In connection with any Extension Amendment, the Borrowers shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence) and (ii) covering such other matters as the Administrative Agent may reasonably request in connection therewith.

(e)          In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans or Extended Revolving Commitments to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Administrative Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion and extension of Revolving Commitments (and related Revolving Exposure) or Term Loans, as the case may be, in such amount as is required to cause such Lender to hold Extended Revolving Commitments (and related Revolving Exposure) or Extended Term Loans, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Term Loans or Revolving Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Administrative Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.20(d)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.20(d).

(f)          No exchange or conversion of Term Loans or Revolving Commitments pursuant to any Extension Amendment in accordance with this Section 2.20 shall (x) be made at any time an Event of Default shall have occurred and be continuing (and no Extension Request shall be delivered to the Lenders at any time an Event of Default shall have occurred and be continuing) and (y) constitute an optional or mandatory payment or prepayment for purposes of this Agreement.

Section 2.21         ~~Section 2.21~~         Increases of the Commitments.

(a)          The Borrowers may, from time to time after the Closing Date, request to increase the then effective aggregate principal amount of (x) the Term Commitments and make Term Loans pursuant thereto (such Term Loans, “Incremental Term Loans”) and/or (y) the Revolving Commitments of any Revolving Facility (such Revolving Commitments, “Incremental Revolving Commitments”) and make Revolving Loans pursuant thereto (such Revolving Loans, “Incremental Revolving Loans”); provided that:

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(i)          the aggregate principal amount of (x) all increases in the Term Commitments pursuant to this Section 2.21 and the aggregate principal amount of all Incremental Term Loans made pursuant thereto and (y) all increases in the Revolving Commitments pursuant to this Section 2.21 shall not exceed the greater of (A) $75,000,000 and (B) an additional amount so long as, in the case of this clause (B), if, after giving effect to any such increase and the incurrence of the Incremental Term Loans and/or any Incremental Revolving Loans pursuant thereto on a Pro Forma Basis (but, for this purpose, assuming that Incremental Revolving Loans are incurred at such time in an aggregate principal amount equal to the aggregate Incremental Revolving Commitments so obtained (whether or not such Incremental Revolving Loans are actually incurred at such time), the Administrative Borrower shall be in compliance with a Total Secured Leverage Ratio of no greater than 2:50:1.00 for the Test Period most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a)(iii) or (b)(iii), as applicable, and the aggregate principal amount of any requested increase shall be in a minimum amount of $10,000,000 (or $5,000,000 in the case of Incremental Revolving Commitments or, in either case, such lower amount that represents all remaining availability pursuant to this Section 2.21); provided that the Borrowers may not obtain more than $25,000,000 in the aggregate of Incremental Revolving Commitments pursuant to this Section 2.21 and, provided, further, that the Borrowers may not obtain more than $200,000,000 in the aggregate of Incremental Term Loans and Incremental Revolving Commitments pursuant to this Section 2.21;

(ii)         the incurrence of any Incremental Term Loans pursuant to any such increase shall be on the effective date of the respective Incremental Loan Amendment and the proceeds of such Incremental Term Loans and Incremental Revolving Loans shall be used for the purposes permitted by Section 3.12;

(iii)        the Borrowers and the Guarantors shall execute and deliver such agreements, instruments and documents and take such other actions as may be reasonably requested by the Administrative Agent in connection with such increases and at the time of any such proposed increase;

(iv)        (x) no Default shall have occurred and be continuing or would occur after giving effect to such increase and the application of proceeds therefrom and (y) both immediately before and after giving effect to any such increase and the application of proceeds therefrom, each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the date of such increase with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date);

(v)         immediately after giving effect to any such increase and/or the incurrence of any such Incremental Term Loans and the application of proceeds therefrom (but, for this purpose, assuming that Incremental Revolving Loans are incurred at such time in an aggregate principal amount equal to the aggregate Incremental Revolving Commitments so obtained (whether or not such Incremental Revolving Loans are actually incurred at such

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time), the Administrative Borrower shall be in compliance with the Loan to Value Test; and

(vi)        (A) in the case of any Revolving Facility, the terms of the respective Incremental Revolving Commitments (including as to maturity and pricing) shall be the same as the Revolving Facility being increased and the documentation applicable to such Revolving Facility shall apply and (B) in the case of any Incremental Term Loans, except as otherwise required below, all other terms of such Incremental Term Loans, if not consistent with the terms of the Initial Term Loans, will be as agreed between the Borrower and the Lenders providing such Incremental Term Loans (and to the extent not consistent with the Initial Term Loans, reasonably satisfactory to the Administrative Agent); provided, however, that (x) in the case of a new Class of Incremental Term Loans, (I) the maturity and amortization of such Class of Incremental Term Loans may differ, so long as such Class of Incremental Term Loans shall have (a) a final stated maturity date of no earlier than the Latest Maturity Date then in effect and (b) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Initial Term Loans (other than to the extent of nominal amortization for periods where amortization has been eliminated or reduced as a result of prepayment of such Initial Term Loans) and (II) the Effective Yield for such new Class of Incremental Term Loans may exceed the Effective Yield then applicable to the Initial Term Loans, provided that, in the event that the Effective Yield for such new Class of Incremental Term Loans incurred on or prior to the eighteen month anniversary of the Closing Date exceeds the Effective Yield for the Initial Term Loans by more than 0.50%, the Effective Yield for the Initial Term Loans shall be increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such new Class of Incremental Term Loans minus 0.50%, (y) Incremental Term Loans will share ratably in right of prepayment with the Initial Term Loans pursuant to Section 2.10 (unless the Lenders holding such Incremental Term Loans agree to participate on a less than ratable basis) and (z) in the case of Incremental Term Loans to be made pursuant to (and to constitute a part of) the Initial Term Loans, (I) such new Incremental Term Loans shall have the same Term Loan Repayment Dates as then remain with respect to such Initial Term Loans (with the amount of each payment on each Term Loan Repayment Date applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Initial Term Loans, thereby increasing the amount of each then remaining payment on each Term Loan Repayment Date proportionately, (II) such new Incremental Term Loans shall have the same Applicable Margin as the Initial Term Loans; provided that, if the Applicable Margin for such new Incremental Term Loans is greater than the Applicable Margin for the Initial Term Loans, the Applicable Margin for such Initial Term Loans shall be increased by an amount necessary to eliminate such deficiency, (III) subject to preceding clause (II), the Effective Yield applicable to such new Incremental Term Loans shall be determined by the Borrowers and the Lenders providing such Incremental Term Loans; provided that if the Effective Yield of such new Incremental Term Loans exceeds the Effective Yield for the Initial Term Loans, the Effective Yield for such Initial Term Loans shall be increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such new Incremental Term Loans minus 0.50%, and (IV) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.08, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Initial Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Initial Term Loans and

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the Borrowers hereby agree, jointly and severally, to compensate the Lenders making the new Incremental Term loans of the respective Class for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by the Administrative Borrower and the respective Lender or Lenders or as may otherwise be provided in the respective Incremental Loan Amendment.

(b)          Any request under this Section 2.21 shall be submitted by the Administrative Borrower in writing to the Administrative Agent (which shall promptly forward copies to the Lenders). The Administrative Borrower may also specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Term Commitments and make Incremental Term Loans pursuant thereto and/or their Revolving Commitments and make Incremental Revolving Loans pursuant thereto, which fees may be variable based upon the amount by which any such Lender is willing to increase the amount of its Term Commitment and make Incremental Term Loans and/or its Revolving Commitments and make Incremental Revolving Loans pursuant thereto. No Lender shall have any obligation, express or implied, to offer to increase the aggregate amount of its Term Commitment or Revolving Commitment. Only the consent of each Increasing Lender shall be required for an increase in the aggregate amount of the Term Commitments and/or Revolving Commitments, as applicable, pursuant to this Section 2.21. No Lender which declines to increase the amount of its Term Commitment and/or Revolving Commitments may be replaced with respect to its existing Term Commitment or Revolving Commitment as a result thereof without such Lender’s consent.

(c)          Each Increasing Lender shall as soon as reasonably practicable specify in writing the amount of the proposed increase of the Term Commitments and/or Revolving Commitments, as applicable, that it is willing to assume (provided that any Lender not so responding within five Business Days (or such shorter period as may be specified by the Administrative Agent) shall be deemed to have declined such a request). The Borrowers may accept some or all of the offered amounts or designate new lenders that are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section 2.21 (each such new lender being a “New Lender”), which New Lenders may assume all or a portion of the increase in the aggregate amount of the applicable Term Commitments and/or Revolving Commitments, as applicable. The Administrative Agent, in consultation with the Administrative Borrower, shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the Term Commitments and/or Revolving Commitments, as applicable, among Increasing Lenders and New Lenders.

(d)          Subject to the foregoing, any increase requested by the Borrowers shall be effective upon (A) delivery to the Administrative Agent of each of the following documents: (i) an originally executed copy of a joinder agreements in form and substance reasonably satisfactory to the Administrative Agent (each, an “Incremental Joinder Agreement”) signed by a duly authorized officer of each New Lender (if any); (ii) a notice to the Increasing Lenders and New Lenders, in form and substance reasonably acceptable to the Administrative Agent, signed by a Financial Officer of the Administrative Borrower; (iii) an Officer’s Certificate of the Administrative Borrower, in form and substance reasonably acceptable to the Administrative Agent; (iv) to the extent requested by any New Lender or Increasing Lender, executed Notes issued by the Borrowers in accordance with Section 2.04(e); (v) an amendment (an “Incremental Loan Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by each Borrower, each Guarantor, each Increasing Lender (if any), each New Lender (if any) and the Administrative Agent; and (vi) any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent, and (B) satisfaction on the effective date of the Incremental Loan Amendment of (x) each of the conditions specified in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 shall be deemed to refer to the effective date of the Incremental Loan Amendment), and (y) such other conditions as the parties thereto shall agree. Any such increase shall be in

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an aggregate amount equal to (A) the amount that Increasing Lenders are willing to assume as increases to the amount of their Term Commitments or Revolving Commitments, as applicable, plus (B) the amount offered by New Lenders with respect to the Term Commitments or Revolving Commitments, as applicable, in either case as adjusted by the Administrative Borrower and the Administrative Agent pursuant to this Section 2.21. Notwithstanding anything to the contrary in Section 11.02, the Administrative Agent is expressly permitted, without the consent of the other Lenders, to amend the Loan Documents to the extent necessary or appropriate in the reasonable opinion of the Administrative Agent to give effect to any increases pursuant to this Section 2.21.

(e)          On each effective date with respect to any increase to any Revolving Facility pursuant to this Section 2.21, (x) each Revolving Lender in respect of such Revolving Facility immediately prior to such increase or incurrence will automatically and without further act be deemed to have assigned to each Increasing Lender and/or New Lender, as applicable, providing a portion of the increase to such Revolving Commitments under such Revolving Facility (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding LC Exposure under the applicable Revolving Facility and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in LC Expsoure and (ii) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Revolving Commitment Increase Lender) under the applicable Revolving Facility will equal the percentage of the aggregate Revolving Commitments in respect of such Revolving Facility of all Revolving Lenders represented by such Revolving Lender’s Revolving Credit Commitment in respect of such Revolving Facility and (y) if, on the date of such increase, there are any Revolving Loans under the applicable Revolving Facility outstanding, such Revolving Loans shall on or prior to the effective date of such increase be prepaid from the proceeds of Revolving Loans under the applicable Revolving Facility made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Lender in accordance with Section 2.13. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

Section 2.22         Discounted Voluntary Prepayments.

(a)          Notwithstanding anything to the contrary contained in Section 2.10 or any other provision of this Agreement, subject to the terms and conditions set forth or referred to below, the Borrowers may from time to time, at their discretion, offer to prepay Term Loans at less than the principal amount thereof (each, a “Discounted Prepayment Offer”), and with each such Discounted Prepayment Offer to be managed exclusively by the Auction Manager, so long as the following conditions are satisfied:

(i)          each Discounted Prepayment Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.22 and the Auction Procedures;

(ii)         no Default shall have occurred and be continuing on the date of the delivery of any Auction Notice and at the time of prepayment of any Term Loans in connection with any Discounted Prepayment Offer;

(iii)        the minimum aggregate principal amount (calculated on the face amount thereof) of all Term Loans that the Borrowers shall offer to prepay in any such

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Discounted Prepayment Offer shall be no less than $10,000,000 (unless another amount is agreed to by the Administrative Agent);

(iv)        all Term Loans so prepaid by the Borrowers shall automatically be cancelled and retired by the Borrowers on the applicable settlement date (and, for the avoidance of doubt, may not be reborrowed);

(v)         no more than one Discounted Prepayment Offer may be ongoing at any one time and no more than four Discounted Prepayment Offers may be made in any four-quarter period;

(vi)        the Borrowers represent and warrant that, at the commencement and settlement of the Discounted Prepayment Offer, they do not have material information regarding the Term Loans or ~~Holdings,~~ the Administrative Borrower, ~~their respective~~its Subsidiaries or ~~their respective~~its Affiliates that has not been disclosed to those who are not Lenders or shall disclose to the Lenders that it cannot make such representation and warranty;

(vii)       each Discounted Prepayment Offer shall be open and offered to all Lenders of the relevant Class of Term Loans on a pro rata basis;

(viii)      no purchase of Term Loans pursuant to this Section 2.22 shall be made with proceeds received from the incurrence of Revolving Loans or Swingline Loans; and

(ix)         at the time of the consummation of each purchase of Term Loans through a Discounted Prepayment Offer, the Administrative Borrower shall have delivered to the Auction Manager and the Administrative Agent an officer’s certificate of a Responsible Officer of the Administrative Borrower certifying as to compliance with preceding clauses (ii), (vi) and (vii).

(b)          The Borrowers must terminate any Discounted Prepayment Offer if they fail to satisfy one or more of the conditions set forth above which are required to be satisfied at the time at which the Term Loans would have been prepaid pursuant to such Discounted Prepayment Offer. If the Borrowers commence any Discounted Prepayment Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Discounted Prepayment Offer have in fact been satisfied), and if at such time of commencement the Borrowers reasonably believe that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Discounted Prepayment Offer shall be satisfied, then the Borrowers shall have no liability to any Lender or any other person for any termination of such Discounted Prepayment Offer as a result of their failure to satisfy one or more of the conditions set forth above which are required to be satisfied at the time which otherwise would have been the time of consummation of such Discounted Prepayment Offer, and any such failure shall not result in any Default hereunder. With respect to all prepayments of Term Loans made by the Borrowers pursuant to this Section 2.22, the Borrowers, jointly and severally, shall pay on the settlement date of each such prepayment all accrued and unpaid interest (except to the extent otherwise set forth in the relevant Auction Procedures), if any, on the prepaid Term Loans up to the settlement date of such prepayment.

(c)          All Term Loan prepayments conducted pursuant to Discounted Prepayment Offers shall not constitute optional or mandatory prepayments for purposes of Section 2.10, but

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the face amount of the Term Loans prepaid pursuant to this Section 2.22 shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans in inverse order of maturity.

(d)          Immediately upon a prepayment of the Term Loans pursuant to this Section 2.22, (x) such Term Loans and all rights and obligations as a Lender related thereto shall for all purposes (including under this Agreement, the other Loan Documents and otherwise) be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrowers shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such payment and (y) the Borrowers shall take all actions necessary to cause such Term Loans to be extinguished or otherwise cancelled in its books and records in accordance with GAAP.

(e)          The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article X and Section 11.03 to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Discounted Prepayment Offer.

(f)          No Lender shall be obligated or required to participate in any Discounted Prepayment Offer.

Section 2.23         Specified Refinancing Term Loans and Specified Refinancing Revolving Commitments.

(a)          The Borrowers may, from time to time after the Closing Date, and subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), add one or more new term loan facilities (“Specified Refinancing Term Loans”) or new revolving credit facilities (“Specified Refinancing Revolving Commitments”) under this Agreement pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrowers, to refinance all or any portion of any Class of Term Loan or Revolving Commitments (and related outstandings), as applicable, then outstanding under this Agreement (subject to clause (A) of the proviso at the end of this sentence), in each case pursuant to a Refinancing Amendment; provided that any such Specified Refinancing Term Loans and Specified Refinancing Revolving Commitments: (i) will rank pari passu in right of payment as the other Term Loans or Revolving Commitments, as applicable, hereunder; (ii) will be incurred, jointly and severally, by the Borrowers and will not be guaranteed by any person that is not a Guarantor; (iii) will be, if secured, (1) secured solely by the Collateral on a pari passu or junior basis with the Liens securing the Obligations and (2) subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent; (iv) will have such pricing and optional prepayment terms as may be agreed by the Borrowers and the applicable Lenders thereof; (v) will have a maturity date that is not prior to the Maturity Date of the Term Loans or the Revolving Commitments, as applicable, being refinanced and (x) in the case of any Specified Refinancing Revolving Commitments, shall not have any mandatory commitment reductions or amortization that is prior to the scheduled Maturity Date of the Revolving Commitments being refinanced and (y) in the case of any Specified Refinancing Term Loans, will have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity then in effect of the Term Loans being refinanced; (vi) any Specified Refinancing Term Loans and Specified Refinancing Revolving Commitments will share ratably (or if unsecured or junior as to security, on a junior basis in respect of) any optional and mandatory prepayments of Term Loans or Revolving Loans, as applicable (unless the Lenders providing such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, agree to participate on a less than pro rata basis in any such optional or mandatory prepayments); (vii) subject to clauses (iv) and (v) above, will have terms and conditions (other than pricing and optional prepayment and redemption terms) that are substantially

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identical to, or less favorable, when taken as a whole, to the Lenders providing such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, than, the terms and conditions of the Term Loans or Revolving Commitments being refinanced (provided that a certificate of a Responsible Officer of the Administrative Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, together with a reasonably detailed description of the material terms and conditions of such Specified Refinancing Term Loans or drafts of the documentation relating thereto, stating that the Administrative Borrower has determined in good faith that such terms and conditions satisfy the requirements set forth in this clause (vii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Administrative Borrower of an objection (including a reasonable description of the basis upon which it objects) within five Business Days after being notified of such determination by the Administrative Borrower); and (viii) (x) the Net Cash Proceeds of such Specified Refinancing Term Loans shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans being so refinanced, in each case pursuant to Section 2.10(b)(viii) and (y) upon the incurrence of any Specified Refinancing Revolving Commitments, the Revolving Commitments being refinanced shall be permanently reduced as, and to the extent, provided in Section 2.07(c); provided, however, that (A) the Net Cash Proceeds from any incurrence of Specified Refinancing Term Loans may not be used to prepay any Class of outstanding Term Loans that are either unsecured or secured on a junior basis to the Obligations at a time when more senior Term Loans are outstanding (or will remain outstanding after giving effect to any such prepayment), (B) Specified Refinancing Revolving Commitments may not be used to refinance any Class of Revolving Commitments that are either unsecured or secured on a junior basis to other Classes of Revolving Commitments at a time when more senior Revolving Commitments are outstanding (or will remain outstanding after giving effect to any such refinancing) and (C) such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, (x) may provide for any additional or different financial or other covenants or other provisions that are agreed among the Administrative Borrower and the Lenders thereof and applicable only during periods after the then Latest Maturity Date in effect and (y) shall not have a principal amount (or accreted value) greater than the Term Loans being refinanced (plus all accrued and unpaid interest thereon, and all fees, discounts, premiums or expenses incurred in connection therewith) or the Revolving Commitments being refinanced, as applicable. The Administrative Borrower shall make any request for Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. Any proposed Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, shall first be requested on a ratable basis from existing Lenders in respect of the Term Loans or Revolving Commitments being refinanced. At the time of sending such notice to such Lenders, the Administrative Borrower (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than 15 Business Days from the date of delivery of such notice or such shorter period as may be agreed by the Administrative Agent in its sole discretion). Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in providing such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender’s ratable share in respect of the applicable Term Loans or Revolving Commitments) of such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments. Any Lender approached to provide all or a portion of any Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments may elect or decline, in its sole discretion, to provide such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable. Any Lender not responding within such time period shall be deemed to have declined to participate in providing such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments. The Administrative Agent shall notify the Administrative Borrower and each applicable

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Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested issuance of Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed), the Administrative Borrower may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent.(b)          The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in clause (a) above and Section 4.02, and delivery to the Administrative Agent of a certificate of the Administrative Borrower dated the date thereof signed by a Responsible Officer of the Administrative Borrower, certifying and attaching the resolutions adopted by the Borrowers approving such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, and certifying that the conditions precedent set forth in clause (a) above and Section 4.02 have been satisfied and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Security Documents providing for such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments to be secured thereby, all in form and substance reasonably satisfactory to the Administrative Agent. The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers and the Loan Parties as may be necessary in order to establish new Classes of Term Loans and Revolving Commitments and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Administrative Borrower in connection with the establishment of such new Classes of Term Loans and Revolving Commitments, in each case on terms consistent with and/or to effect the provisions of this Section 2.23.

(c)          Each Class of Specified Refinancing Term Loans incurred under this Section 2.23 shall be in an aggregate principal amount that is not less than $25,000,000. Each Class of Specified Refinancing Revolving Commitments incurred under this Section 2.23 shall be in an aggregate amount that is not less than $10,000,000.

(d)          The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments incurred pursuant thereto (including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any person other than the Borrowers, the Administrative Agent and the Lenders providing such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Administrative Borrower, to effect the provisions of or consistent with this Section 2.23.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party hereby represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders on the Closing Date and upon each Credit Extension thereafter that:

Section 3.01         ~~Section 3.01~~         Organization; Powers. Each Company (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to own, lease and operate its property, except for such governmental licenses, authorizations, consents and approvals that the failure to obtain would not reasonably be expected to result in a Material Adverse Effect, and (c) is registered, qualified, licensed and in good standing to do business in every jurisdiction where such qualification is required (including qualification as a foreign maritime entity in such jurisdiction where such qualification is required for ownership of a Vessel), except in such jurisdictions where the failure to so register, qualify, be licensed or be in good standing would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02         ~~Section 3.02~~         Authorization; Enforceability. The Loan Documents to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03         ~~Section 3.03~~         No Conflicts; No Default. The Loan Documents (a) do not require any consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority (including, for the avoidance of doubt, the Bankruptcy Code) or other person, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Documents and (iii) consents, approvals, exemptions, authorizations, registrations, filings, permits or actions the failure of which to obtain or perform would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate or result in a default or require any consent or approval under any indenture, instrument, agreement, or other document binding upon any Company or any of its property or to which any Company or any of its property is subject, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that would not reasonably be expected to result in a Material Adverse Effect, (d) will not violate any Legal Requirement, except for violations that would not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of (or the obligation to create or impose) any Lien on any property of any Company, other than the Liens created by the Security Documents. No Default has occurred and is continuing.

Section 3.04         ~~Section 3.04~~         Financial Statements; Projections. (a) The Administrative Borrower has heretofore delivered to the Lenders (I) the audited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows of ~~Holdings~~OSG and its Subsidiaries as of the fiscal years ended December 31, 2011, December 31, 2012 and December 31, 2013,

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(II) the unaudited consolidated balance sheets and related consolidated statements of income of the Administrative Borrower and its Subsidiaries as of the fiscal years ended December 31, 2012 and December 31, 2013 and (III) (x) the unaudited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows of OSG and its Subsidiaries and (y) the unaudited consolidated balance sheets and related consolidated ~~statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries and (y) the unaudited consolidated balance sheets and related consolidated~~ statements of income of the Administrative Borrower and its Subsidiaries, in each case, for the fiscal quarter ended March 31, 2014. Such financial statements, and all financial statements delivered pursuant to Sections 5.01(a), (b) and (c), have been prepared in accordance with GAAP consistently applied throughout the applicable period covered, respectively, thereby and present fairly and accurately in all material respects the financial condition and results of operations and, if applicable, cash flows of ~~Holdings~~OSG (for periods prior to the Fourth Amendment Effective Date), the Administrative Borrower and its Subsidiaries, in each case, as of the dates and for the periods to which they relate (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes). Except as set forth in such financial statements, as of the Closing Date, there are no liabilities of ~~Holdings~~OSG, the Administrative Borrower or any of its Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, that would reasonably be expected to have a Material Adverse Effect.

(b)          The Administrative Borrower has heretofore delivered to the Lenders an unaudited pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Administrative Borrower and its Subsidiaries as of and for the twelve-month period ended March 31, 2014 (including, in the case of the balance sheet, after giving effect to the Transactions as if they had occurred on June 30, 2014), in each case after giving effect to the Transactions as if they had occurred on such date in the case of the balance sheet and as of the beginning of such period in the case of the statement of income. Such pro forma financial statements (A) have been prepared in good faith by ~~Holdings~~OSG based upon (i) in each case, the assumptions stated therein (which assumptions are believed by ~~Holdings~~OSG on the Closing Date to be reasonable) and (ii) the best information available to ~~Holdings~~OSG as of the date of delivery thereof, (B) in the case of the balance sheet, accurately reflect all adjustments required to be made to give effect to the Transactions, and (C) present fairly in all material respects the pro forma consolidated financial position and results of operations of the Administrative Borrower and its Subsidiaries, as of such date and for such period.

(c)          The Administrative Borrower has heretofore delivered to the Lenders the forecasts of financial performance consisting of projected income statements, balance sheets and cash flows of (x) ~~Holdings~~OSG and its Subsidiaries and (y) the Administrative Borrower and its Subsidiaries, in each case, for the fiscal years 2014–2018 (the “Projections”) and the assumptions upon which the Projections are based. The Projections have been prepared in good faith by ~~Holdings~~OSG based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to the Lenders (it being understood by the parties that projections by their nature are inherently uncertain, no assurances are being given that the results reflected in such Projections will be achieved, that actual results may differ and that such differences may be material).

(d)          (i) In the case of Credit Extensions made on the Closing Date, since December 31, 2013, there has not occurred any event, change, effect, development, circumstance or condition that, either individually or in the aggregate, has caused or would reasonably be expected to cause a Closing Date Material Adverse Effect.

(ii)         In the case of Credit Extensions made after the Closing Date, since the Closing Date, there has been no event, change, effect, circumstance, condition, development or occurrence that has had, or would reasonably be expected to result in, a Material Adverse Effect.

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Section 3.05         ~~Section 3.05~~         Properties. (a) Each Restricted Party has good and marketable title to, or valid leasehold interests in, all its tangible property material to its business, free and clear of all Liens and irregularities, deficiencies and defects in title except for Permitted Liens (or (x) in the case of Collateral Vessels, Permitted Collateral Vessel Liens and (y) in the case of Chartered Vessels, Permitted Charter Vessel Liens) and minor irregularities, deficiencies and defects in title that, individually or in the aggregate, do not, and would not reasonably be expected to, interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The tangible property of the Restricted Parties (x) taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted), but excluding, for purposes of this clause (i), the Vessels and Chartered Vessels (which are covered by Section 5.16) and (ii) constitutes all the tangible property which is required for the business and operations of the Restricted Parties as presently conducted and (y) with respect to Vessels and Chartered Vessels, satisfies the requirements set forth in Section 5.16.

(b)        Schedule 3.05(b) contains a true and complete list of each ownership and leasehold interest in Real Property (including all modifications, amendments and supplements thereto with respect to leased Real Property) (i) owned by any Restricted Party as of the ~~Closing~~Fourth Amendment Effective Date and describes the use and type of interest therein held by such Restricted Party and (ii) leased or subleased or otherwise occupied or utilized by any Restricted Party, as lessee or sublessee, franchisee or licensee, as of the Closing Date and describes the use and type of interest therein held by such Restricted Party.

(c)        No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968, as amended, unless flood insurance available under such Act has been obtained in accordance with Section 5.04.

(d)        Each Restricted Party owns or has rights to use all of its tangible property and all rights with respect to any of the foregoing used in, necessary for or material to such Restricted Party’s business as currently conducted, subject to Permitted Liens (or (x) in the case of Collateral Vessels, Permitted Collateral Vessel Liens and (y) in the case of Chartered Vessels, Permitted Chartered Vessel Liens). The use by each Restricted Party of its tangible property and all such rights with respect to the foregoing do not infringe on the rights or other interests of any person, other than any infringement that would not reasonably be expected to result in a Material Adverse Effect. No claim has been made upon any Restricted Party and remains outstanding that any Restricted Party’s use of any of its tangible property does or may violate the rights of any third party that has had, or would reasonably be expected to result in, a Material Adverse Effect.

Section 3.06         ~~Section 3.06~~         Intellectual Property. Each Restricted Party owns or is licensed to use, free and clear of all Liens (other than Permitted Liens) and pursuant to valid and enforceable agreements, all material Intellectual Property necessary in the operation of such Restricted Party’s business. The operation of the respective businesses of each Restricted Party as currently conducted does not infringe upon, misuse, misappropriate, or violate any Intellectual Property held by any Person, except to the extent that any such infringement, misuse, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect. There are no actions, suits, claims, disputes, proceedings or, to the knowledge of any Loan Party, investigations at law or in equity, by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against or affecting any Restricted Party or any business property or rights of any Restricted Party regarding any of the Intellectual Property owned by any Restricted Party, except to the extent that any such actions, suits, claims, disputes, proceedings or investigations would not reasonably be expected to result in a Material Adverse Effect.

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Section 3.07        Equity Interests and Subsidiaries. (a) Schedule 3.07(a) sets forth, as of the ~~Closing~~Fourth Amendment Effective Date and after giving effect to the ~~Transactions~~Fourth Amendment, a list of (i) each Company and each such Company’s jurisdiction of incorporation or organization, and (ii) the number of each class of each Company’s Equity Interests authorized, and the number outstanding, and the number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable, and all Equity Interests of Subsidiary HoldCo and of the Co-Borrower are directly owned by the Administrative Borrower ~~are owned by Holdings~~ and all Equity Interests of ~~the Co-Borrower and~~ each Subsidiary Guarantor (other than Subsidiary HoldCo) are owned by ~~the Administrative Borrower~~Subsidiary HoldCo, directly or indirectly~~,~~ through other Subsidiary Guarantors. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by (or purporting to be pledged by) it under the Security Documents, free of any and all Liens, rights or claims of other persons, except any Permitted Liens that arise by operation of applicable Legal Requirements and are not voluntarily granted. As of the ~~Closing~~Fourth Amendment Effective Date, except as set forth in Schedule 3.07(a), there are no outstanding warrants, options or other rights (including derivatives) to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic or voting interests therein).

(b)        No consent of any person, including any general or limited partner, any other member or manager of a limited liability company, any shareholder, any other trust beneficiary or derivative counterparty, is necessary in connection with the creation, perfection or First Priority Lien status (or the maintenance thereof) of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent under the Security Documents or the exercise by the Collateral Agent or any Lender of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect of such Equity Interests as provided therein.

(c)        A complete and accurate organization chart, showing the ownership structure of the Restricted Parties as of the Closing Date, after giving effect to the Transactions, is set forth on Schedule 3.07(c).

(d)        As of the ~~Closing~~Fourth Amendment Effective Date, (i) the Subsidiaries of the Administrative Borrower set forth on Schedule 3.07(d) are the only Immaterial Subsidiaries (and such Schedule 3.07(d) also lists the total assets and revenues for each such Immaterial Subsidiary) and (ii) (x) the Subsidiaries set forth on Schedule 1.01(~~e~~j) are the only Unrestricted Subsidiaries (and such Schedule 1.01(~~e~~j) also lists the total assets (excluding intercompany accounts and investments in Subsidiaries) as of ~~March 31, 2014~~September 30, 2016 and revenues for the three month period ending on ~~March 31, 2014~~September 30, 2016 for each such Unrestricted Subsidiary), (y) the aggregate assets of all such Unrestricted Subsidiaries (excluding intercompany accounts and investments in Subsidiaries) as of the Closing Date does not exceed 2.5% of Consolidated Total Assets (excluding intercompany accounts and investments in Subsidiaries) as of the Closing Date and (z) no such Unrestricted Subsidiary (I) owns or charters a vessel to or from a third party, (II) manages or operates a vessel or (III) is otherwise party to a vessel charter or hiring agreement with a third party.

(e)        As of the Fourth Amendment Effective Date, the Subsidiaries of the Administrative Borrower set forth on Schedule 3.07(e) are the only direct Subsidiaries of the Administrative Borrower (and such Schedule 3.07(e) also lists (I) the total assets for each such Subsidiary and investments in such Subsidiaries as of September 30, 2016, (II) the revenues of such Subsidiary for the three month period ending on September 30, 2016, (III) all other assets directly held by the Administrative Borrower and (IV) all liabilities (other than the Obligations) of the Administrative Borrower) and, other than with respect to Subsidiary HoldCo, OSG Nakilat Corporation and Tankers International LLC, (i) all

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such Subsidiaries, and all other assets directly held by the Administrative Borrower, are either immaterial or non-operational and (ii) no such Subsidiary (I) owns or charters a vessel to or from a third party, (II) manages or operates a vessel or (III) is otherwise party to a vessel charter or hiring agreement with a third party, in each case, except in the capacity as agent for a Restricted Subsidiary (other than for purposes of accepting payments).

Section 3.08         ~~Section 3.08~~         Litigation; Compliance with Legal Requirements. (a) There are no actions, suits, claims, disputes, proceedings or, to the knowledge of any Loan Party, investigations at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against any Company or any business, property or rights of any Company (i) that purport to affect or involve any Loan Document or, as of the Closing Date, any of the Transactions or (ii) that have resulted, or would reasonably be expected to result, in a Material Adverse Effect.

(b)        Each Company is in compliance with all Legal Requirements of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except such non-compliance as would not reasonably be expected to result in a Material Adverse Effect.

Section 3.09         ~~Section 3.09~~         Agreements. No Company is a party to or has violated any agreement, instrument or other document to which it is a party, or is subject to any corporate or other constitutional restriction, or any restriction (including under its Organizational Documents) to which it is subject, that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Section 3.10         ~~Section 3.10~~         Federal Reserve Regulations. (a) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing, buying or carrying Margin Stock.

(b) No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, Regulation U or X. The pledge of the Securities Collateral pursuant to the Security Agreement ~~or the Holdings Pledge Agreement, as applicable,~~ does not violate such regulations.

Section 3.11         ~~Section 3.11~~         Investment Company Act; etc.. No Company is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.12         Use of Proceeds. (a) The Borrowers will use the proceeds of the Revolving Loans (including Incremental Revolving Loans) and Swingline Loans after the Closing Date to finance general corporate and working capital purposes (including for Capital Expenditures, Permitted Acquisitions, other Investments, Dividends and Restricted Debt Payments permitted hereunder); provided, however, proceeds of Swingline Loans may not be used to refinance any then outstanding Swingline Loans.

(b)        The Borrowers will use the proceeds of the Initial Term Loans solely to finance the Transactions and for general corporate and working capital purposes (including for Capital Expenditures, Permitted Acquisitions, other Investments, Dividends and Restricted Debt Payments permitted hereunder).

(c)        The Borrowers will use the proceeds of any Incremental Term Loans solely for general corporate and working capital purposes (including for Capital Expenditures, Permitted Acquisitions, other Investments, Dividends and Restricted Debt Payments permitted hereunder).

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(d)        The Borrowers will use the proceeds of any Specified Refinancing Term Loans solely for the purposes set forth in Section 2.23(a)(viii)(x) and to pay any related fees and expenses.

(e)          The Borrowers will have Letters of Credit issued hereunder solely to support payment or performance obligations incurred by the Administrative Borrower and its Wholly Owned Restricted Subsidiaries in the ordinary course of business or for general corporate purposes (other than to support obligations in respect of Restricted Indebtedness or Equity Interests).

Section 3.13         ~~Section 3.13~~         [Reserved].

Section 3.14         Taxes. Each Company has (a) timely filed or caused to be timely filed all U.S. federal and material state, local and foreign Tax Returns required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid or caused to be duly and timely paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP or (ii) Taxes the nonpayment of which would not reasonably be expected to result in a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. No Loan Party has knowledge of any proposed or pending tax assessments, deficiencies, audits or other proceedings and no proposed or pending tax assessments, deficiencies, audits or other proceedings have resulted, or would reasonably be expected to result in, a Material Adverse Effect. No Company has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). No Company is a party to any tax sharing or similar agreement ~~other than any tax sharing agreement solely between Holdings and the Administrative Borrower. This Section 3.14 shall be qualified in all respects by the disclosures on Schedule 3.14.~~.

Section 3.15         ~~Section 3.15~~         No Material Misstatements. As of the Closing Date, the Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their respective Subsidiaries are subject, and all other matters known to any Loan Party, that would reasonably be expected to result in a Material Adverse Effect. Neither the Confidential Information Memorandum nor any of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transactions or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information and other forward looking information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

Section 3.16         ~~Section 3.16~~         Labor Matters. There are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of the Loan Parties, threatened that have resulted in, or would reasonably be expected to result in, a Material Adverse Effect. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company, except to the extent that the failure to do so has not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect.

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Section 3.17         ~~Section 3.17~~         Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Credit Extension, and after giving effect to the application of the proceeds of each Credit Extension, the Companies, on a consolidated basis, and the Restricted Parties, on a consolidated basis, are, Solvent.

Section 3.18         ~~Section 3.18~~         Employee Benefit Plans. (a) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Companies and each of their ERISA Affiliates are in compliance with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, with respect to all Employee Benefit Plans, (ii) each Employee Benefit Plan complies, and is operated and maintained in compliance, with its terms and all applicable Legal Requirements, including the applicable provisions of ERISA and the Code and the regulations thereunder and (iii) each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service (or an opinion letter or determination letter will be applied for during the applicable remedial amendment period) and nothing has occurred which is reasonably likely to prevent, or cause the loss of, such qualification.

(b)        No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect. Within the last six years, no Pension Plan with an Unfunded Pension Liability been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Company or any of its ERISA Affiliates. The aggregate liabilities of any Company or any of its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom have not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect, based on the amount of such liabilities discussed in Note 18 of ~~Holdings~~OSG’s annual report on Form 10-K for the year ended December 31, 2013.

(c)        There are no actions, suits or claims pending against or involving an Employee Benefit Plan (other than routine claims for benefits) or, to the knowledge of any Loan Party, threatened, which would reasonably be expected to result in a Material Adverse Effect.

(d)        Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Legal Requirements and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) no Company has incurred any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan which is funded, determined as of the end of the most recently ended fiscal year of each Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Non-U.S. Plan, and for each Non-U.S. Plan which is not funded, the obligations of such Non-U.S. Plan are properly accrued.

Section 3.19         ~~Section 3.19~~         Environmental Matters. Except as would not reasonably be expected to result in a Material Adverse Effect:

(i)          the Companies and their businesses, operations, Real Property, Vessels and Chartered Vessels are in compliance with any applicable Environmental Law;

(ii)        the Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and their ownership, operation and use of any Real Property, Vessel and Chartered Vessel, under all applicable Environmental Laws. The Companies are in compliance with the terms and conditions of such Environmental Permits, and all such Environmental Permits are valid and in good standing;

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(iii)       there has been no Release or threatened Release or any handling, management, generation, treatment, storage or disposal of Hazardous Materials by any Company or, to the knowledge of the Loan Parties, by any other person on, at, under or from any Real Property, Vessel or Chartered Vessel, or facility presently or formerly owned, leased or operated by any of the Companies or their predecessors in interest, or at any other location that has resulted in, or is reasonably likely to result in, liability or investigatory or remediation obligations by any of the Companies under Environmental Law or in an Environmental Claim against any of the Companies or otherwise related to any Real Property or the operation of any Vessel or Chartered Vessel;

(iv)       there is no Environmental Claim pending or, to the knowledge of the Loan Parties, threatened against any of the Companies relating to any Real Property, Vessel or Chartered Vessel currently or formerly owned, leased or operated by any of the Companies or relating to the operations of any of the Companies, and, to the knowledge of the Loan Parties, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of such an Environmental Claim;

(v)        no Real Property, Vessel, Chartered Vessel or facility owned, operated or leased by the Companies and, to the knowledge of the Loan Parties, no Real Property or facility formerly owned, operated or leased by any of the Companies or any of their predecessors in interest is (i) listed or, to the knowledge of the Loan Parties, proposed for listing on the National Priorities List as defined in and promulgated pursuant to CERCLA or (ii) included on any similar list maintained by any Governmental Authority that indicates that any Company has or may have an obligation to undertake investigatory or remediation obligations under applicable Environmental Laws; and

(vi)       no Lien has been recorded or threatened under any Environmental Law with respect to any Real Property, Vessel or any other property of the Companies.

Section 3.20         Insurance. Schedule 3.20 sets forth a true, complete and accurate description in reasonable detail of all Required Insurance. Each Restricted Party (i) has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations and (ii) maintains the Required Insurance. All insurance (including Required Insurance) maintained by each Restricted Party is in full force and effect, all premiums due have been duly paid, no Restricted Party has received notice of violation, invalidity, or cancellation thereof. Each Collateral Vessel owned by a Restricted Party and the use and operation thereof comply in all material respects with the Required Insurance, and there exists no material default under any such Required Insurance.

Section 3.21         ~~Section 3.21~~         Security Documents. (a) (i) ~~Each of the~~The Security Agreement ~~and the Holdings Pledge Agreement~~, upon execution and delivery thereof by the parties thereto, is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable (except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law) Liens on, and security interests in, the Security Agreement Collateral and (x) when financing statements in appropriate form are filed in the offices specified on Schedule 6 of the Perfection Certificate in respect of the Security Agreement Collateral with respect to which a security interest may be perfected by filing of a financing statement or (y) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Document), the Liens created by ~~each of~~ the Security ~~Agreement and the Holdings Pledge~~

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Agreement in such Security Agreement Collateral shall constitute fully perfected First Priority Liens in each case subject to no Liens other than Permitted Liens.

(b)        With respect to United States registered Intellectual Property Collateral (as defined in the Security Agreement), if any, when the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, respectively, the Liens created by such Security Agreement shall constitute fully perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in such United States registered Intellectual Property Collateral, in each case subject to no Liens other than Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered United States trademarks and United States patents, United States trademark and patent applications and United States registered copyrights acquired by the Borrowers and the Subsidiary Guarantors after the date hereof).

(c)        Each Mortgage (if any), when executed and delivered, will be effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable (except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law) First Priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens, and when the Mortgages are filed in the offices specified on Schedule 1.01(b) (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Section 5.10, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Section 5.10), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case, subject to no Liens other than Permitted Liens.

(d)        Each Collateral Vessel Mortgage is effective to create, in favor of the Mortgage Trustee, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable (except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law) a first priority preferred ship mortgage Lien on the Collateral Vessel subject to such Collateral Vessel Mortgage and the proceeds thereof, subject only to Permitted Collateral Vessel Liens, and when the Collateral Vessel Mortgage is recorded or registered in accordance with the laws of the relevant Acceptable Flag Jurisdiction (or, in the case of any Collateral Vessel Mortgage executed and delivered after the date thereof in accordance with the provisions of Section 5.10, when such Collateral Vessel Mortgage is recorded or registered in accordance with the laws of the relevant Acceptable Flag Jurisdiction), such Collateral Vessel Mortgage shall constitute a fully perfected preferred ship mortgage Lien on the Collateral Vessel subject to such Collateral Vessel Mortgage, in each case, subject to no Liens other than Permitted Collateral Vessel Liens.

(e)        Each Security Document delivered pursuant to Sections 5.10, 5.11 and 5.14 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent (or, in the case of Collateral Vessel Mortgages, the Mortgage Trustee), for the benefit of the Secured Parties, a legal, valid and enforceable (except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law) Lien on, and security interest in, all of the Borrowers’ and Subsidiary Guarantors’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Legal Requirements and (ii) upon the taking of possession or control by the Collateral Agent of such

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Collateral with respect to which a security interest may be perfected only by possession or control (which such possession or control shall be given to the Collateral Agent to the extent required by any Security Document), the Liens in favor of the Collateral Agent created under such Security Document will constitute perfected First Priority Liens on, and security interests in, all right, title and interest of the Borrowers and the Subsidiary Guarantors in such Collateral, in each case subject to no Liens other than Permitted Liens.

Section 3.22         ~~Section 3.22~~         Anti-Terrorism Law; Foreign Corrupt Practices Act.

(a)          No Company and, to the knowledge of the Loan Parties, none of its Affiliates, is in violation of any Legal Requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”)

(b)          No Company, and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Company acting or benefiting solely in such capacity in connection with the Credit Extensions, is a person with whom dealings are restricted or prohibited under any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or is included on the Specially Designated Nationals and Blocked Persons List maintained by OFAC or any list of Persons issued by OFAC or the Sanctions Authority at its official website or any replacement website or other replacement official publication of such list; no Company is in violation of any U.S. sanctions; and the Borrowers will not directly or indirectly use the proceeds of the Credit Extensions or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person with whom dealings are restricted or prohibited under any U.S. sanctions administered by OFAC, in each case as would result in a violation of U.S. sanctions.

(c)          No Company and, to the knowledge of the Loan Parties, no broker or other agent of any Company acting solely in any such capacity in connection with the Credit Extensions, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22(b) or Section 6.19, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any executive order or any laws or regulations administered and enforced by any Sanctions Authority, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or laws, regulations, and orders administered and enforced by any Sanctions Authority, in each case as would result in a violation of Sanctions Laws.

(d)          No Company nor any director or officer, nor to the knowledge of the Loan Parties, any agent, employee or Affiliate, has, in the course of its actions for, or on behalf of, any Company, directly or indirectly (i) used any corporate funds for any material unlawful contribution, gift, entertainment or other material unlawful expenses relating to political activity or to influence official action, (ii) made any material unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) made any material unlawful bribe or kickback to any foreign or domestic government official or employee, (iv) is or has at any time since July 1, 2009 engaged in any activity, practice, or conduct proscribed under any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”) or the UKBA or (v) used the proceeds of any Loans or any Letter of Credit in a manner or for a purpose prohibited by the FCPA. The Companies have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance therewith. The Companies have and will maintain in place adequate procedures designed to prevent any person who, directly or indirectly, performs or has performed services for or on behalf of any Company from undertaking any conduct that would give rise to an offence under section 7 of

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the UKBA. To the knowledge of any Loan party, no Company is or has been the subject of any enforcement proceedings or any investigation or inquiry by any governmental, administrative, or regulatory body regarding any offense or alleged offense under the FCPA or UKBA, and, to the knowledge of any Loan Party, no such investigation, inquiry, or proceedings have been threatened or are pending.

(e)          Each Company and its Affiliates, directors, officers and employees has been and is in compliance with Sanctions Laws.

Section 3.23         ~~Section 3.23~~         Concerning Vessels.

(a)        The name, record owner (and whether or not such registered owner is a Loan Party), official number, jurisdiction of registration and flag (which shall be in an Acceptable Flag Jurisdiction) of each Vessel and Chartered Vessel as of the Closing Date is set forth on Schedule 1.01(a). Each Vessel owned by a Restricted Party and each Chartered Vessel demise chartered by a Restricted Party is operated in compliance with all applicable Legal Requirements, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

(b)          Each Restricted Party which owns, charters by demise or operates one or more Vessels or Chartered Vessels is qualified in all material respects to own, lease or operate such Vessels or Chartered Vessels under the laws of its jurisdiction of incorporation and flag jurisdiction of such Vessel or Chartered Vessel.

(c)          Each Vessel and Chartered Vessel owned, demise chartered or operated by a Restricted Party is classed with an Approved Classification Society, free of any overdue recommendations, other than as permitted under the Collateral Vessel Mortgages related thereto.

(d)          As of the Closing Date, there is no pending or, to the knowledge of any Loan Party, threatened condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, any Vessel owned by a Restricted Party or any Chartered Vessel demise chartered by a Restricted Party.

(e)          Each Vessel owned by a Restricted Party is free and clear of all Liens other than Permitted Collateral Vessel Liens.

Section 3.24         ~~Section 3.24~~         Form of Documentation; Citizenship.

No Loan Party is organized in any jurisdiction, and none of the Vessels owned by any Restricted Party is flagged in any jurisdiction other than an Acceptable Flag Jurisdiction, and none of the Security Documents are required to be filed or registered with any Governmental Authority outside the United States or such Acceptable Flag Jurisdiction to ensure the validity of the Security Documents (except for registration or recording of each Collateral Vessel Mortgage in accordance with the Acceptable Flag Jurisdiction of the relevant Collateral Vessel) and no stamp or similar tax is required to be paid in respect of the registration of any Security Document or perfection of any security interest in the Collateral pledged thereunder.

Section 3.25         ~~Section 3.25~~         Compliance with ISM Code and ISPS Code. Each Vessel and Chartered Vessel owned, leased or operated by a Restricted Party complies with the requirements of the ISM Code and the ISPS Code in all material respects, including the maintenance and renewal of valid certificates pursuant thereto.

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Section 3.26         ~~Section 3.26~~         Threatened Withdrawal of DOC, SMC or ISSC. There is no actual or, to the knowledge of the Loan Parties, threatened withdrawal of (a) any document of compliance (“DOC”) issued to an Operator in accordance with rule 13 of the ISM Code in respect of any of the Restricted Parties’ Vessels or Chartered Vessels (and, for these purposes, the “Operator” of a vessel shall mean the person who is concerned with the operation of such vessel and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code), (b) safety management certificate (SMC) issued in respect of any of the Restricted Parties’ Vessels or Chartered Vessels in accordance with rule 13 of the ISM Code or (c) the international ship security certificate (ISSC) issued pursuant to the ISPS Code in respect of any of the Restricted Parties’ Vessels or Chartered Vessels.

Section 3.27         Deposit Accounts and Securities Accounts. (a) As of the Closing Date, (i) the Deposit Accounts and Securities Accounts listed on Part A of Schedule 3.27 constitute all of the Specified Accounts and (ii) the Deposit Accounts listed on Part B of Schedule 3.27 constitute all of the Residual Bank Accounts and (b) as of the Fourth Amendment Effective Date, (i) the Deposit Accounts and Securities Accounts listed on Part D of Schedule 3.27 constitute all of the Specified Accounts, (ii) the Deposit Accounts listed on Part E of Schedule 3.27 constitute all of the Residual Bank Accounts and (iii) the Deposit Accounts listed on Part F of Schedule 3.27 constitute all of the Excluded Accounts.

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

Section 4.01         Conditions to Initial Credit Extension. The obligation of each Lender and, if applicable, the Issuing Bank to fund any initial Credit Extension on the Closing Date requested to be made by it shall be subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this Section 4.01. For purposes of this Section 4.01, all capitalized term used herein shall have the meanings assigned to such terms in this Agreement as originally in effect on the Closing Date and all cross-references to Sections, Exhibits or Schedules in or to any Loan Document shall cross-reference to such Sections, Exhibits and/or Schedules as originally in effect on the Closing Date.

(a)          Loan Documents. There shall have been delivered to the Administrative Agent a properly executed counterpart of each of the Loan Documents (excluding any such Loan Documents that are to be permitted to be delivered after the date hereof in accordance with the terms of this Agreement) and the Perfection Certificate.

(b)          Corporate Documents. The Administrative Agent shall have received:

(i)          a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its incorporation or organization, as the case may be, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the making of the Credit Extensions hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith and the other Loan Documents on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate required by this clause (i)); and

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(ii)         a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date and a “bring down” good standing certificate of each Loan Party as of the Closing Date (or, in each case, local equivalent thereof), in each case, from such Secretary of State.

(c)          Officer’s Certificate. The Administrative Agent shall have received an Officer’s Certificate of the Administrative Borrower, dated the Closing Date, confirming compliance with the conditions precedent set forth in this Section 4.01.

(d)          Transactions, Etc.

(i)          Any description of any Loan Document, any OBS Loan Document or any fees, costs or expenses to be paid to the Agents or the Lenders in connection with the Transactions in any Amended Plan Document shall not have been filed or served without the Administrative Agent’s prior consent. All other portions of each Amended Plan Document shall be in form and substance consistent with the Commitment Letter and otherwise reasonably satisfactory to the Administrative Agent, and no provision of any Amended Plan Document shall have been waived, amended, supplemented or otherwise modified in any respect that is adverse to the rights or interests of any or all of the Agents and the Lenders in their capacities as such (as determined in good faith by the Administrative Agent) unless the Administrative Agent shall have so consented in writing. Holdings shall have provided to the Administrative Agent a copy of the Amended Plan Documents at least two Business Days prior to filing such Amended Plan Documents with the Bankruptcy Court.

(ii)         The Bankruptcy Court shall have entered an order confirming the Amended Reorganization Plan for the Debtors (the “Confirmation Order”), which Confirmation Order shall be in form and substance reasonably acceptable to the Administrative Agent, and shall have become a Final Order (provided, however, that the Administrative Agent may, in its sole discretion, waive or modify any requirement that the Confirmation Order be a Final Order). Among other things, the Confirmation Order (A) shall authorize and approve the incurrence of the Revolving Commitments and Term Loans hereunder and the funding of loans and incurrence of commitments under the OBS Credit Agreement and all other transactions contemplated by the Commitment Letter and Fee Letter, (B) shall make specific findings that the Agents and the Lenders acted in good faith in connection with such transactions, shall be in full force and effect and shall not have been stayed, reversed or vacated, or otherwise amended or modified in any manner that the Administrative Agent determines in good faith is adverse to the rights or interests of any or all of the Agents and the Lenders or their respective Affiliates unless the Administrative Agent has so consented in writing. Without limiting the general applicability of the immediately preceding sentence, the Confirmation Order, together with such other orders as have been entered by the Bankruptcy Court on or prior to the Closing Date in aid of consummation of the Amended Reorganization Plan, shall provide in substance that (I) on or before the applicable Amended Reorganization Plan’s Effective Date (as defined in the Amended Reorganization Plan), the Loan Parties are authorized to enter into documentation evidencing the transactions contemplated by the Loan Documents reasonably acceptable to the Administrative Agent and the Loan Parties and to grant Liens and security interests of the priority required by this Agreement to the applicable Secured Parties in substantially all of their assets, and such documents, liens and security interests are approved, (II) all fees and reasonable and documented costs and expenses paid or to be paid by Holdings, the Administrative Borrower and OBS to the

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Agents and the Lenders in connection with the transactions contemplated by the Loan Documents and the OBS Credit Agreements are ratified and approved as allowed administrative claims under Sections 503(b) and 507(a)(2) of the Bankruptcy Code and any such unpaid fees, costs and expenses shall be paid when due under the Commitment Letter, the Fee Letter, the Loan Documents and the OBS Credit Agreements, and may not be disgorged and (iii) notwithstanding anything in the Amended Reorganization Plan to the contrary, the Bankruptcy Court’s retention of jurisdiction under the Confirmation Order shall not extend to the enforcement of the documentation with respect to the Loan Documents and the OBS Credit Agreements or any rights or remedies relating thereto after the Amended Reorganization Plan’s Effective Date (as defined in the Amended Reorganization Plan). All conditions precedent to the effectiveness of the Amended Reorganization Plan (other than the occurrence of the Closing Date and any other conditions that are to be satisfied simultaneously with the occurrence of the Closing Date) shall have been satisfied or duly waived (provided, that any such waiver does not adversely affect the rights or interests of any or all of the Agents and the Lenders in their capacities as such (as determined in good faith by the Administrative Agent) unless it shall have been consented to by the Administrative Agent), and contemporaneously with the initial Credit Extension, the Amended Reorganization Plan shall become effective, and all transactions contemplated by the Amended Reorganization Plan to be consummated on the Amended Reorganization Plan’s Effective Date shall be consummated.

(iii)        The Rights Offering shall have been (or will substantially contemporaneously be) consummated in full on the Closing Date and Holdings shall have received or shall concurrently receive the cash proceeds therefrom in an aggregate amount equal to at least $1,510,000,000 and the terms and conditions of the Rights Offering (and the documentation with respect thereto) shall be in form and substance reasonably acceptable to the Administrative Agent.

(iv)        (I) The proceeds from the Rights Offering, together with (i) the proceeds of the Loans permitted to be incurred hereunder on the Closing Date, (ii) the proceeds of loans permitted to be incurred under the OBS Credit Agreements on the Closing Date and (iii) existing cash on hand of Holdings and its Subsidiaries on the Closing Date, will have been used or shall be concurrently used to repay in full, satisfy and discharge all of the Indebtedness and other obligations to be refinanced as part of (a) the Refinancing (including the DSF Loan Documents, the CEXIM Loan Documents and the Unsecured Credit Agreement), (b) the payment of the Administrative Expense Claims, the Priority Claims and Professional Fees Claims (each as defined in the Amended Reorganization Plan) and (c) the refinancing of any other pre-existing Indebtedness of Holdings and its Subsidiaries, in each case, to the extent provided in the Amended Reorganization Plan or the Confirmation Order (and for the avoidance of doubt, except any Indebtedness contemplated to remain outstanding or to be reinstated, in any such case, as set forth in the Amended Reorganization Plan) and to pay fees, costs and expenses incurred in connection with the Transactions and the OBS Credit Agreements, in each case, except as otherwise provided in the Amended Reorganization Plan, (II) all Liens and guarantees in connection with the Indebtedness to be refinanced as part of the Refinancing shall have been terminated and released (or arrangements made for such termination and release to occur promptly following the Closing Date), all to the reasonable satisfaction of the Administrative Agent, and (III) the Restricted Parties (on the Closing Date, after giving effect to the reorganization contemplated in the Amended Reorganization Plan) shall have no Indebtedness, Preferred Stock or other material liability issued or outstanding other than the Obligations and obligations under other Indebtedness, Preferred Stock and liabilities

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permitted hereunder, and, except for Permitted Liens, all Liens or security interests securing any Indebtedness or other liabilities of the Restricted Parties outstanding prior to the Closing Date, as applicable, shall have been terminated or released or shall be released in accordance with Section 5.15.

(v)         The Administrative Agent shall have received true and correct copies of (x) the Transaction Documents and the OBS Credit Agreements, (y) the Confirmation Order and (z) the “Notice of Projected Effective Date” (as required by Section 10.2(e) of the Amended Reorganization Plan).

(vi)        The Collateral Agent, for the benefit of the Secured Parties, shall have been granted (to the extent required on the Closing Date) First Priority Liens and security interests in the Collateral.

(vii)       Each of the Collateral Vessel Mortgages required to be recorded on the Closing Date shall have been executed and delivered to the Mortgage Trustee for submission to the appropriate ship registry of the applicable Acceptable Flag Jurisdiction for filing and recording and all actions reasonably necessary or advisable in connection therewith (and in connection with the other Collateral) shall have been taken; provided, that with respect to the Collateral Vessels secured by the CEXIM Loan Documents and the DSF Loan Documents (other than Excluded Vessels), such actions shall be taken upon the release of the security interests over such Collateral Vessels following the Closing Date pursuant to Section 5.15.

(e)          Financial Statements. The Administrative Agent shall have received the historical financial statements, pro forma financial statements and projections described in Section 3.04 (it being understood and agreed that the Administrative Agent has received such historical financial statements, pro forma financial statements and projections).

(f)          Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Lenders and the Issuing Bank favorable written opinions from each of (i) Cleary Gottlieb Steen & Hamilton LLP, special counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, (ii) Burke & Parsons, special maritime counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, and (iii) each counsel listed on Schedule 4.01(f), in form and substance reasonably satisfactory to the Administrative Agent, in each case (A) dated the Closing Date, (B) addressed to the Agents, the Lenders and the Issuing Bank (and allowing for reliance by their permitted successors and assigns on customary terms) and (C) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request.

(g)          Solvency Certificate. The Administrative Agent shall have received (i) a solvency certificate in the form of Exhibit L (appropriately completed), dated the Closing Date and signed by the chief financial officer of the Administrative Borrower, certifying that the Restricted Parties on a consolidated basis after giving effect to the Transactions are Solvent, and (ii) a solvency certificate in the form of Exhibit L (appropriately completed), dated the Closing Date and signed by the chief financial officer of Holdings, certifying that the Companies on a consolidated basis after giving effect to the Transactions are Solvent.

(h)          Fees. The Agents and the Lenders shall have received all amounts due and payable under any Loan Document, the Commitment Letter and the Fee Letter on or prior to the Closing Date, including all Fees and reasonable and documented costs, expenses (including legal fees and expenses of White & Case LLP, Watson, Farley & Williams and other counsel to the Agents, appraisal and collateral field exam fees and expenses and charges and recording taxes and fees) and other compensation and amounts required to be reimbursed or paid by the Loan Parties hereunder, under any other Loan Document, the Commitment Letter and the Fee Letter.

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(i)          Personal Property Requirements. The Collateral Agent shall have received:

(i)          all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;

(ii)         the Intercompany Subordination Agreement, executed by and among Holdings and the Restricted Parties;

(iii)        all other certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in all Chattel Paper, Instruments, Deposit Accounts and Securities Accounts identified in Schedules 10, 12(a) and 12(b) to the Perfection Certificate and all Investment Property of each Loan Party (as each such term is defined in, and to the extent required by, the Security Agreement or the Holdings Pledge Agreement, as applicable);

(iv)        UCC financing statements in appropriate form for filing under the UCC in each U.S. jurisdiction as may be necessary or appropriate or, in the reasonable opinion of the Administrative Agent, desirable to perfect the First Priority Liens in all Collateral created, or purported to be created, by the Security Documents; and

(v)         copies, each as of a recent date, of (w) the UCC searches required by the Perfection Certificate, (x) tax and judgment lien searches and pending U.S. lawsuit searches or equivalent reports or searches listing all effective lien notices or comparable documents that name any Company as debtor and that are filed in the state and county jurisdictions in which any Company is organized or maintains its principal place of business and (y) such other searches that the Administrative Agent deems reasonably necessary or appropriate.

(j)          Insurance. (i) The Administrative Agent shall have received, with respect to (x) general property insurance policies and (y) general liability insurance policies, in each case, with an individual policy value in excess of $1,000,000, required by Section 5.04 and which do not relate to the Vessels, a copy of, or a certificate as to coverage under, any such general insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) (or comparable language customary in the overseas insurance market) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured (or comparable language customary in the overseas insurance market), in form and substance reasonably satisfactory to the Administrative Agent, and (ii) the Administrative Agent shall be satisfied that the Insurance Deliverables Requirement shall have been satisfied with respect to each Collateral Vessel.

(k)          Bank Regulatory Documentation. The Administrative Agent and the Lenders shall have received at least three Business Days before the Closing Date, all documentation and other information required by bank regulatory authorities under or in respect of applicable Anti-Terrorism Laws or “know-your-customer” Legal Requirements, including the Patriot Act.

(l)          Maritime Registry Searches; Maritime Insurance; Etc. The Administrative Agent shall have received with respect to each Collateral Vessel:

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(i)          certified copies of all technical management agreements and commercial management agreements, if any, and all pooling agreements and charter contracts having a remaining term in excess of 6 months;

(ii)         an undertaking in customary form by V. Ships UK Limited or any other Acceptable Third Party Technical Manager, as applicable, with respect to such Collateral Vessel;

(iii)        a confirmation of class certificate issued by an Approved Classification Society showing such Collateral Vessel to be free of overdue recommendations, issued not more than 10 days prior to the Closing Date, and copies of all ISM and ISPS Code documentation for such Collateral Vessel and its owner or manager, as appropriate, which shall be valid and unexpired;

(iv)        a certificate of ownership and encumbrance confirming registration of such Collateral Vessel under the law and flag of the applicable Acceptable Flag Jurisdiction, the record owner of the Collateral Vessel, the recording of a Collateral Vessel Mortgage on such Collateral Vessel in accordance with the law and flag of the applicable Acceptable Flag Jurisdiction, and all Liens of record (which shall be only Permitted Collateral Vessel Liens or Liens to be discharged on or prior to the Closing Date subject, however, to the proviso contained in Section 4.01(d)(vii)) for such Collateral Vessel, such certificate to be issued not earlier than 30 days prior to the Closing Date, and reasonably satisfactory to the Administrative Agent;

(v)         a report, addressed to and in form and scope reasonably acceptable to the Administrative Agent, from a firm of marine insurance brokers reasonably acceptable to the Administrative Agent (including Marsh and Willis), confirming the particulars and placement of the marine insurances covering the Collateral Vessels and their compliance with the provisions hereunder, the endorsement of loss payable clauses and notices of assignment on the policies, and containing such other confirmations and undertakings as are customary in the New York market; and

(vi)        a report from an independent marine insurance consultant appointed by the Administrative Agent confirming the adequacy of the marine insurances covering the Collateral Vessels.

(m)         Appointment of Process Agent. The Administrative Agent shall have received a duly executed letter evidencing the acceptance by Holdings of its appointment as agent for the service of process for each Loan Party, which acceptance shall be in form and substance reasonably satisfactory to the Administrative Agent.

(n)          No Closing Date Material Adverse Effect. Since December 31, 2013, there shall not have occurred any event, change, effect, development, circumstance or condition that, either individually or in the aggregate, has caused or would reasonably be expected to cause a Closing Date Material Adverse Effect.

(o)          Ratings. The Administrative Agent shall have received (i) a monitored public corporate rating and a monitored public corporate family rating for (x) Holdings (as reorganized after giving effect to the Transactions) and (y) to the extent obtainable, the Administrative Borrower (as reorganized after giving effect to the Transactions), in each case, from each of S&P and Moody’s, respectively, (ii) a ratings assessment letter from S&P with respect to Holdings and (iii) a monitored public facility rating for the Loans from each of S&P and Moody’s; provided that, for the avoidance of doubt, the failure to obtain a monitored public corporate rating or corporate family rating of the Administrative

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Borrower on the basis that audited consolidated financial statements for the Administrative Borrower had not been produced shall not be a failure to satisfy the condition precedent set forth in clause (i)(y) above.

(p)          Closing Date Cash Requirement. After giving effect to the Transactions on the Closing Date (and all payments to be made in connection therewith on the Closing Date, including the payment of all fees and expenses but not including any borrowings of Revolving Loans or Swingline Loans on the Closing Date), the Administrative Borrower and its Restricted Subsidiaries shall have no less than $95,000,000 in unrestricted cash and Cash Equivalents on hand.

(q)          Appraisals. The Administrative Agent shall have received a desktop appraisal of each Vessel prepared by an Approved Broker in form, scope and methodology reasonably acceptable to the Collateral Agent, addressed to the Collateral Agent and upon which the Administrative Agent, the Collateral Agent and the Lenders are expressly permitted to rely.

Section 4.02         ~~Section 4.02~~         Conditions to All Credit Extensions. The obligation of each Lender and the Issuing Bank to make any Credit Extension (including the initial Credit Extensions on the Closing Date) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a)          Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.17(b).

(b)          No Default. At the time of, and after giving effect to the making of, any Credit Extension and the use of proceeds thereof, no Default shall have occurred and be continuing.

(c)          Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date).

Each of the delivery of a Borrowing Request or notice requesting the issuance, amendment, extension or renewal of a Letter of Credit and the acceptance by the Borrowers of the proceeds of such Credit Extension shall constitute a representation and warranty by each Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied.

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ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made) and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (or all such Letters of Credit shall have been Cash Collateralized), each Loan Party will, and each Loan Party will cause each of its Restricted Subsidiaries to:

Section 5.01         ~~Section 5.01~~         Financial Statements, Reports, etc.. Furnish to the Administrative Agent for distribution to the Lenders and, in the case of clauses (d) and (e) below, to the Collateral Agent:

(a)          Annual Reports. Within 90 days after the end of each fiscal year of ~~Holdings and~~ the Administrative Borrower ~~(or, solely with respect to their respective fiscal year ending December 31, 2014, within the earlier of (x) 120 days after the end of such fiscal year of Holdings or the Administrative Borrower, as applicable, and (y) the date on which Holdings or the Administrative Borrower, as applicable, files a Form 10K with the SEC under the Exchange Act for such fiscal year)~~, (i) the audited consolidated balance sheet of ~~Holdings~~the Administrative Borrower and its Subsidiaries as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, accompanied by an opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification or exemption), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of ~~Holdings~~the Administrative Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP, and (ii) management’s discussion and analysis of the financial condition, results of operations and cash flows of ~~Holdings and its Subsidiaries for such fiscal year, as compared to the previous fiscal year), (iii) the unaudited consolidated balance sheet of the Administrative Borrower and its Subsidiaries as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, accompanied by a certificate of a Financial Officer of the Administrative Borrower, stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Administrative Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP, and (vi) management’s discussion and analysis of the financial condition, results of operations and cash flows of~~ the Administrative Borrower and its Subsidiaries for such fiscal year, as compared to the previous fiscal year) and budgeted amounts;

(b)          Quarterly Reports. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of ~~Holdings and~~ the Administrative Borrower ~~(or, solely with respect to their respective first two fiscal quarters ending after the Closing Date, within the earlier of (x) 60 days after the end of each such fiscal quarter of Holdings or the Administrative Borrower, as applicable, and (y) the date on which Holdings or the Administrative Borrower, as applicable, files a Form 10Q with the SEC under the Exchange Act for the respective fiscal quarter)~~, (i) the unaudited consolidated balance sheet of ~~Holdings~~the Administrative Borrower and its Subsidiaries as of the end of such fiscal quarter and related consolidated

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statements of income, cash flows and stockholders equity for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated balance sheet and related consolidated statements of income, cash flows and stockholders equity for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer of ~~Holdings stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a)(i) of this Section 5.01, subject to normal year-end audit adjustments and the absence of footnotes, (ii) management’s analysis and discussion of the financial condition, results of operations and cash flows of Holdings and its Subsidiaries for such fiscal quarter and for the then elapsed portion of the fiscal year, (iii) the unaudited consolidated balance sheet of the Administrative Borrower and its Subsidiaries as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated balance sheet and related consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer of~~ the Administrative Borrower stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Administrative Borrower and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with ~~the annual~~audited financial statements referred to in clause (~~iii~~a)(i) of this Section ~~5.01(a),~~5.01, subject to normal year-end audit adjustments and the absence of footnotes, and (~~iv~~ii) management’s analysis and discussion ~~and analysis~~ of the financial condition, results of operations and cash flows of the Administrative Borrower and its Subsidiaries for such fiscal quarter and for the then elapsed portion of the fiscal year and budgeted amounts;

(c)          Monthly Reports. Within 30 days after the end of each fiscal month (other than the last fiscal month of any fiscal quarter) of ~~Holdings and~~ the Administrative Borrower ~~(commencing with their respective fiscal month ending August 31, 2014), (i)~~, the unaudited consolidated balance sheet of ~~Holdings~~the Administrative Borrower and its Subsidiaries as of the end of such month and the related consolidated statement of income of ~~Holdings and its Subsidiaries for such month and for the then elapsed portion of the fiscal year, in comparative form with the consolidated balance sheet and related consolidated statement of income for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer of Holdings stating that such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of Holdings and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) the unaudited consolidated balance sheet of the Administrative Borrower and its Subsidiaries as of the end of such month and the related consolidated statement of income of~~ the Administrative Borrower and its Subsidiaries for such month and for the then elapsed portion of the fiscal year, in comparative form with the consolidated balance sheet and related consolidated statement of income for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer of the Administrative Borrower stating that such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Administrative Borrower and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d)          [Reserved];

(e)          [Reserved];

(f)          Compliance Certificates. (i) Concurrently with any delivery of financial statements under Section 5.01(a), (b) and (c), a Compliance Certificate certifying that no Default exists or, if a Default does exist and is continuing, specifying in reasonable detail the nature and extent thereof and

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any corrective action taken or proposed to be taken with respect thereto, (ii) concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate setting forth (x) computations in reasonable detail satisfactory to the Administrative Agent and the Collateral Agent demonstrating the calculation of the Available Amount as at the end of such fiscal year or fiscal quarter, as the case may be, and any utilizations of the Available Amount during such fiscal year or fiscal quarter, as the case may be, as well as the aggregate utilization thereof since the Closing Date, and (y) a list of all Collateral Vessels, Excluded Vessels, Immaterial Subsidiaries and Unrestricted Subsidiaries as of the end of such fiscal year or fiscal quarter, as the case may be, and (iii) concurrently with any delivery of financial statements pursuant to Section 5.01(a), computations in reasonable detail and reasonably satisfactory to the Administrative Agent demonstrating the Administrative Borrower’s calculation of the Excess Cash Flow and the amount of the respective payment pursuant to Section 2.10(b)(v) for the respective Excess Cash Flow Period;

(g)          Consolidating Financial Statements. Concurrently with the delivery of any consolidated financial statements of the Administrative Borrower pursuant to Sections 5.01(a), (b) and (c), the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(h)          Management Letters. Promptly after the receipt thereof by any Company, a copy of any “management letter” received by any such person from its certified public accountants and the management’s responses thereto;

(i)          Budgets. No later than 45 days following the first day of each fiscal year of the Administrative Borrower, a budget (statements of income) in form reasonably satisfactory to the Administrative Agent prepared by the Administrative Borrower for each fiscal month of such fiscal year prepared in detail of the Administrative Borrower and its Restricted Subsidiaries, with appropriate presentation and discussion in reasonable detail of the principal assumptions upon which such budget is based, accompanied by a certificate of a Financial Officer of the Administrative Borrower certifying that the budget is a reasonable estimate for the periods covered thereby;

(j)          Other Reports and Filings. Promptly after the filing or delivery thereof, copies all financial information, proxy materials and reports, if any, which any Company shall publicly file with the SEC or deliver to the holders (or any trustee, agent or other representative therefor) of the Administrative Borrower’s or any of its Restricted Subsidiaries’ material Indebtedness pursuant to the terms of the documentation governing such Indebtedness, in each case, to the extent that any such information, proxy materials or reports are not independently delivered pursuant to this Agreement;

(k)          Environmental Information. At any time that any Company has breached the representation and warranty in Section 3.19, is not in compliance with Section 5.09(a) or has delivered a notice pursuant to Section 5.02(e), provide, at the Borrowers’ sole expense and at the request of the Administrative Agent, either (a) an environmental site assessment report concerning the Real Property owned, leased or operated by such Company that is the subject of any such breach, noncompliance or notice, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, provided that if the Borrowers fail to provide the same within 45 days after such request was made, the Administrative Agent may order the same at any time thereafter if the Borrowers are not diligently pursuing the completion of such report, the cost of which shall be borne by the Borrowers, and in such case the respective Loan Party shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents reasonable access to such Real Property and specifically grant the Administrative Agent and the Lenders a license to undertake such an assessment at any reasonable time upon reasonable notice to the Administrative Borrower, all at the sole expense of the Borrowers; or (b) copies of the reports of the United States Coast Guard, Environmental Protection Agency and National Transportation Safety Board,

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and of any applicable state or foreign agency, if and when issued, concerning such breach, noncompliance or notice if related to a Vessel or Chartered Vessel owned, chartered to or operated by such Company; and

(l)          Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, or the environmental condition of any Vessel, Chartered Vessel or Real Property, as the Administrative Agent, the Collateral Agent or any Lender may reasonably request. Each Lender acknowledges that the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to in this Section 5.01, and in any event shall have no responsibility to monitor compliance by any Loan Party with any such request for delivery, and each Lender shall be solely responsible for requesting delivery (from the Administrative Agent) of or maintaining its copies of such documents:

Each Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through a Platform, any document or notice that ~~Holdings or~~ the Administrative Borrower has indicated contains Material Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. ~~Holdings and the~~The Administrative Borrower ~~agree~~agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Administrative Borrower which is suitable to make available to Public Lenders. If ~~Holdings or~~ the Administrative Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Material Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Material Non-Public Information with respect to ~~Holdings,~~ the Administrative Borrower, ~~their~~its Subsidiaries and their securities.

Section 5.02         ~~Section 5.02~~         Litigation and Other Notices. Furnish to the Administrative Agent and each Lender written notice of the following promptly (and, in any event, within five Business Days of obtaining knowledge thereof):

(a)          any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)          the filing or commencement of, or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity or otherwise by or before any Governmental Authority, (i) against any Company that has had, or would reasonably be expected to result in, a Material Adverse Effect, (ii) with respect to any Loan Document or (iii) with respect to any of the other Transactions;

(c)          any event, change, effect, development, circumstance, or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect;

(d)          the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(e)          the receipt by any Company of any notice of any Environmental Claim, violation by any Company of Environmental Law, or knowledge by any Company that there exists a condition that has resulted, or would reasonably be expected to result, in an Environmental Claim or a violation of or liability under, any Environmental Law, except for Environmental Claims, violations, conditions and liabilities the consequence of which would not be reasonably expected to result in a Material Adverse Effect; and

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(f)          (i) the incurrence of any Lien (other than Permitted Liens) on, or claim assessed against, all or any material portion of the Collateral or (ii) the occurrence of any other event which would reasonably be expected to materially and adversely affect all or a material portion of the Collateral.

Section 5.03         ~~Section 5.03~~         Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and all rights, franchises, licenses, privileges, permits, Governmental Approvals and Intellectual Property, except (x) as otherwise permitted under the Loan Documents or (y) other than in the case of the legal existence of any Loan Party, to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b)          Except as otherwise permitted under any Loan Document, do or cause to be done all things necessary to obtain, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material tangible properties used or useful in the business of the Restricted Parties and from time to time will make, or cause to be made, all appropriate repairs, renewals and replacements thereof.

Section 5.04         ~~Section 5.04~~         Insurance. (a) Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance with financially sound and reputable insurers, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and the Vessels, Chartered Vessels and other properties material to the business of the Restricted Parties against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, or as otherwise required by any Legal Requirements; provided, however, in addition to the requirements set forth above in this sentence, the Restricted Parties will at all times cause at least the Required Insurance to be maintained with respect to the Collateral Vessels.

(b)          All general property insurance policies and general liability insurance policies (in each case, with an individual policy value in excess of $1,000,000, except with respect to insurance related to the Vessels (which are covered by clause (c) below)) maintained by a Loan Party shall (i) provide that no cancellation, material reduction in amount or material reduction in coverage thereof shall be effective until at least 14 days (or 10 days in the case of non-payment of premium) after receipt by the Collateral Agent of written notice thereof (or if such provision is not customary in the overseas insurance market, notice as soon as reasonably practicable), and (ii) name the Collateral Agent as loss payee (in the case of general property insurance) (or comparable language customary in the overseas insurance market) or additional insured on behalf of the Secured Parties (in the case of general liability insurance) (or comparable language customary in the overseas insurance market), as applicable; provided, however, that war risk insurance shall be subject to customary automatic termination of cover provisions in accordance with market practice.

(c)          Cause the Insurance Deliverables Requirement to be satisfied at all times.

(d)          Notify the Administrative Agent and the Collateral Agent as soon as reasonably practicable whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by (or on behalf of) any Restricted Party; and promptly as soon as reasonably practicable deliver to the Administrative Agent and the Collateral Agent a copy of such policy or policies.

(e)          With respect to any Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood

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hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

(f)          No Restricted Party that is an owner or charterer of any Vessel or Chartered Vessel will take any action that is reasonably likely to be the basis for termination, revocation or denial of any material insurance coverage required to be maintained under the Loan Documents in respect of any Vessel or Chartered Vessel or that could reasonably be the basis for a defense to any material claim under any insurance policy maintained in respect of the Vessels and Chartered Vessels, and the Restricted Parties shall otherwise comply in all material respects with all insurance policies in respect of the Vessels and Chartered Vessels. At no time on or after the Fourth Amendment Effective Date shall the Administrative Borrower directly own or charter any Vessel or Chartered Vessel.

Section 5.05         ~~Section 5.05~~         Obligations and Taxes. (a) Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful material claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, and (ii) such contest operates to suspend collection of the contested Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien.

(b)          Timely and correctly file all federal, state and other material Tax Returns required to be filed by it.

(c)          No Borrower intends to treat the Loans as being a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

(d)          Pay, perform and observe all of the terms and provisions of its Indebtedness and other contractual obligations promptly and in accordance with their respective terms except to the extent any failure to pay, perform or observe any such Indebtedness or other contractual obligations either would not constitute a Default or would not be reasonably expected to result in a Material Adverse Effect.

Section 5.06         ~~Section 5.06~~         Employee Benefits. (a) Comply with all applicable Legal Requirements, including the applicable provisions of ERISA and the Code, with respect to all Employee Benefit Plans, except where such non-compliance would not be reasonably expected to result in a Material Adverse Effect and (b) furnish to the Administrative Agent, upon request, copies of (i) annual report (Form 5500 Series) filed by any Company or any of its ERISA Affiliates with the Employee Benefits Security Administration with respect to each Pension Plan sponsored or maintained by any Company, (ii) the most recent actuarial valuation report for each such Pension Plan, (iii) all notices received by any Company or any of its Subsidiaries from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event, and (iv) such other information, documents or governmental reports or filings related to any Pension Plan or Multiemployer Plan as the Administrative Agent shall reasonably request.

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Section 5.07         ~~Section 5.07~~         Maintaining Records; Access to Properties and Inspections; Quarterly Lender Calls(a)          . (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements are made of all dealings and transactions in relation to its business and activities (including accurate and complete records of its Receivables and all payments and collection thereon). Each Company will permit any representatives designated by the Administrative Agent and the Collateral Agent upon two Business Days’ advance notice, during normal business hours, and not more than twice during any fiscal year of ~~Holdings or~~ the Administrative Borrower (unless an Event of Default exists) to visit and inspect the financial records and the property of such Company and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent and the Collateral Agent to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors thereof (including independent accountants thereof); provided, however, nothing in this Section 5.07(a) either shall limit the rights of the Administrative Agent and the Collateral Agent, or the obligations of the Loan Parties, under Section 5.13.

(b)          Within 60 days after the close of each fiscal quarter of the Administrative Borrower (or within 120 days after the close of the fourth fiscal quarter of the Administrative Borrower in any fiscal year of the Administrative Borrower), host a conference call (the cost of which conference call is to be paid by the Borrowers) with representatives of the Administrative Agent and all Lenders who choose to attend such conference call upon reasonable prior notice to be held at such time as reasonably agreed by the Administrative Borrower and the Administrative Agent, at which conference call shall be reviewed the financial results of the previous fiscal quarter and the year-to-date financial condition of the Companies and the budgets presented for the current fiscal year of the Administrative Borrower; provided, however, at the request of the Administrative Agent, in lieu of a conference call in respect of the fourth fiscal quarter of any fiscal year of the Administrative Borrower, the Administrative Borrower instead shall hold a meeting (at a mutually agreeable location and time) with all Lenders who choose to attend such meeting.

Section 5.08         ~~Section 5.08~~         Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12 and request the issuance of Letters of Credit only in accordance with (and for purposes set forth in) Section 3.12.

Section 5.09         ~~Section 5.09~~         Compliance with Environmental Laws and other Legal Requirements.

(a)          Comply, and use commercially reasonable efforts to cause all third party lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any remedial action required by Environmental Laws; provided, however, that no Company shall be required to take any of the foregoing actions in this Section 5.09 to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b)          Comply with all other Legal Requirements of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect.

Section 5.10         ~~Section 5.10~~         Additional Collateral; Additional Guarantors. (a) Subject to this Section 5.10, with respect to ~~(x)~~ any property acquired after the Closing Date (other than Excluded Collateral) by any Borrower or any Subsidiary Guarantor ~~and (y) any property constituting Equity Interests of the Administrative Borrower or any intercompany Indebtedness owed to Holdings by any of the Restricted Parties~~, in each case, that is intended to be subject to the Lien created by any of the

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Security Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof (as such date may be extended by the Administrative Agent in its sole discretion)) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, (ii) to the extent reasonably requested by the Administrative Agent, deliver opinions of counsel to the Loan Parties in form and substance, and from counsel, reasonably acceptable to the Administrative Agent, and (iii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Documents in accordance with all applicable Legal Requirements, including the filing of financing statements and intellectual property security agreements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; provided, however, that neither any Borrower nor any Subsidiary Guarantor shall be required to record any grant of security interest in Collateral consisting of Intellectual Property (x) arising, protected or otherwise existing in any jurisdiction outside of the United States or (y) that is not material Intellectual Property. The Borrowers and the other Loan Parties shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.

(b)          With respect to any person that becomes a direct or indirect Subsidiary of the Administrative Borrower after the Closing Date, promptly (and in any event within 30 days after such person becomes a direct or indirect Subsidiary of the Administrative Borrower (as such date may be extended by the Administrative Agent in its sole discretion)) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by a Borrower or Subsidiary Guarantor (except to the extent constituting Excluded Collateral), together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) in the case such Subsidiary is a Wholly Owned Restricted Subsidiary (other than an Excluded Subsidiary), cause such new Wholly Owned Restricted Subsidiary to (A) execute a Joinder Agreement to become a Subsidiary Guarantor and a party to the Security Agreement, (B) deliver to the Administrative Agent an opinion or opinions of counsel to such Wholly Owned Restricted Subsidiary in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (C) take all actions necessary or advisable in the opinion of the Administrative Agent and the Collateral Agent to cause the Lien created by the applicable Security Documents to be duly perfected to the extent required by such Security Documents in accordance with all applicable Legal Requirements, including the filing of financing statements (or equivalent registrations) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; provided, however, that no such Subsidiary shall be required to record any grant of security interest in Collateral consisting of Intellectual Property (x) arising, protected or otherwise existing in any jurisdiction outside of the United States or (y) that is not material Intellectual Property.

(c)          With respect to any person that is or becomes a Subsidiary of a Borrower or a Subsidiary Guarantor after the Closing Date, promptly (and in any event within 30 days after such person becomes a Subsidiary (as such date may be extended by the Administrative Agent in its sole discretion)) execute and deliver (or cause such Subsidiary to execute and deliver) to the Collateral Agent a counterpart to the Intercompany Subordination Agreement.

(d)          Promptly grant to the Collateral Agent (and in any event within 90 days of the acquisition thereof unless extended by the Administrative Agent in its reasonable discretion) a Mortgage on

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each Real Property owned in fee by such Borrower or Subsidiary Guarantor as is acquired by such Borrower or Subsidiary Guarantor after the Closing Date and that, together with any improvements thereon, individually has a Fair Market Value in excess of $10,000,000 as additional security for the Secured Obligations (unless the subject property constitutes Excluded Collateral). Such Mortgages shall constitute valid and enforceable (except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law) perfected First Priority Liens subject only to Permitted Liens. The Mortgages or instruments related thereto shall be duly recorded or filed by the Administrative Agent in such manner and in such places as are required by applicable Legal Requirements to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Borrower or Subsidiary Guarantor shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, enforceability, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including with respect to each Mortgage, a Mortgage Policy insuring the Lien of such Mortgage as a valid First Priority mortgage Lien subject to Permitted Liens on the Mortgaged Property and fixtures described therein in an amount reasonably satisfactory to the Administrative Agent (but not to exceed the Fair Market Value of such Mortgaged Property), a survey (in form and substance sufficient for the title insurance company to remove the standard survey exceptions from the Mortgage Policy and issue the title endorsements reasonably requested by the Administrative Agent) and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent) in respect of such Mortgage) and shall take such actions relating to insurance with respect to such after-acquired Real Property and execute and/or deliver to the Administrative Agent such insurance certificates and other documentation (including with respect to title, flood certifications and evidence of flood insurance), in each case in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably request.

(e)          If, at any time, either (x) an Excluded Subsidiary no longer constitutes an Excluded Subsidiary pursuant to the definition thereof or (y) the aggregate total assets or total revenues of one or more Immaterial Subsidiaries exceeds the thresholds set forth in the definition thereof, cause such Excluded Subsidiary (in the case of preceding clause (x)) or one or more Excluded Subsidiaries selected by the Administrative Borrower to the extent not otherwise an Excluded Subsidiary (other than by virtue solely of clause (b) of the definition thereof) (in the case of preceding clause (y)) to take the actions specified above in this Section 5.10 on the basis that each such Excluded Subsidiary ceased to be an Excluded Subsidiary hereunder, in each case to the extent that such Excluded Subsidiary is a Wholly Owned Restricted Subsidiary of the Administrative Borrower; provided, however, in the case of preceding clause (y), such actions shall only be required to the extent that, after giving effect to such actions, the aggregate total assets and total revenues of all then remaining Immaterial Subsidiaries do not exceed the thresholds set forth in the second sentence of the definition thereof.

(f)          Promptly after, and in any event within 45 days (as such date may be extended by the Administrative Agent in its sole discretion) of, (i) the acquisition by a Borrower or a Subsidiary Guarantor of a vessel after the Closing Date (other than an Excluded Vessel), (ii) any person that owns a vessel (other than a vessel that would be an Excluded Vessel) becoming a Subsidiary Guarantor hereunder after the Closing Date or (iii) any Excluded Vessel of a Borrower or a Subsidiary Guarantor ceasing to be an Excluded Vessel, grant to the Mortgage Trustee a security interest in and Collateral Vessel Mortgage on such Vessel (which shall be registered in an Acceptable Flag Jurisdiction). Such Collateral Vessel Mortgage shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Mortgage Trustee and shall satisfy the provisions of the Vessel Collateral Requirements and such Collateral Vessel Mortgage shall constitute a valid and enforceable perfected First Priority Lien subject only to Permitted Collateral Vessel Liens related thereto.

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Section 5.11         ~~Section 5.11~~         Security Interests; Further Assurances. (a) Promptly upon the reasonable request of the Administrative Agent or the Collateral Agent, at the sole cost and expense of the Loan Parties, (i) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, enforceability, perfection and priority of the Liens on the Collateral intended to be covered by the Security Documents, subject to no other Liens except Permitted Liens (or, in the case of Collateral Vessels, Permitted Collateral Vessel Liens), or obtain any consents or waivers as may be necessary or appropriate in connection therewith and (ii) without limiting the generality of the foregoing, execute, if required, and file, or cause to be filed, such financing or continuation statements under the UCC, or amendments thereto, such amendments or supplements to the Collateral Vessel Mortgages (including any amendments required to maintain the Liens granted by such Collateral Vessel Mortgages), and such other instruments or notices, as may be reasonably necessary, or that the Administrative Agent or the Collateral Agent may reasonably require (subject to any limitations that may be set forth in the Security Documents), to protect and preserve the Liens granted or purported to be granted by the Security Documents. Notwithstanding the foregoing, with respect to Intellectual Property, the Borrowers and Subsidiary Guarantors shall only be required to file and record Intellectual Property security agreements with respect to material Intellectual Property in the United States Patent and Trademark Office or in the United States Copyright Office, as applicable (it being understood, without limiting the foregoing, that the Borrowers and Subsidiary Guarantors shall not be obligated to record any such grant of security interest in the Collateral that is Intellectual Property issued by or pending before any jurisdiction outside of the United States).

(b)          If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by any Legal Requirements to have appraisals prepared in respect of the Real Property of any Borrower or Subsidiary Guarantor constituting Collateral, the Borrowers and the Subsidiary Guarantors shall provide to the Administrative Agent (at such Loan Parties’ expense) appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(c)          At the reasonable written request of any counterparty to a Bank Product Agreement entered into after the Closing Date, the applicable Loan Party shall promptly execute an amendment to each Collateral Vessel Mortgage confirming that the obligations under such Bank Product Agreement are Secured Obligations under each Collateral Vessel Mortgage, and cause the same to be promptly and duly recorded, and such amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.12         Certain Information Regarding the Loan Parties. (a) Furnish 30 days prior (or such shorter period acceptable to the Administrative Agent in its sole discretion) written notice to the Administrative Agent of any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification number or organizational identification number, if any, (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), or (vi) any change in the Acceptable Flag Jurisdiction of a Collateral Vessel to a different Acceptable Flag Jurisdiction. Each Loan Party agrees not to effect any change referred to in the immediately preceding sentence unless, within five Business Days after such change (or such longer period acceptable to the Administrative Agent in its sole discretion), all filings have been made under the UCC or otherwise that are required (x) for the Collateral Agent to maintain the validity, enforceability, perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable, and (y) in the case

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of a Collateral Vessel, to ensure that the Vessel Collateral Requirements remain satisfied with respect to such Collateral Vessel. Each Loan Party shall promptly provide the Administrative Agent with certified Organizational Documents reflecting any of the changes described in the first sentence of this Section 5.12.

Section 5.13         ~~Section 5.13~~         Appraisals. The Borrowers agree that the Collateral Agent and the Administrative Agent (and their respective agents, representatives and consultants) shall be permitted to conduct from time to time Vessel Appraisals by Approved Brokers of the Collateral Vessels (and related assets); provided, that (i) the Collateral Agent and the Administrative Agent shall only be permitted to conduct two Vessel Appraisals (or, in the discretion of the Administrative Agent or the Collateral Agent, three Vessel Appraisals) in the aggregate for each Collateral Vessel at the Borrowers’ expense in any 12 month period and (ii) during the existence and continuation of an Event of Default, there shall be no limit on the number of additional Vessel Appraisals of each Collateral Vessel that the Collateral Agent and the Administrative Agent may conduct at the Borrower's expense in any 12 month period. None of the Collateral Agent, the Administrative Agent and the Lenders shall have any duty to any Loan Party to make any inspection, nor to share any results of any inspection or report with any Loan Party. Each of the Loan Parties acknowledges that all inspections and reports are prepared by the Collateral Agent, the Administrative Agent and the Lenders for their purposes and the Borrowers shall not be entitled to rely upon them.

Section 5.14         Deposit Accounts; Securities Accounts.

(a)          Within 90 days following the Closing Date (as such date may be extended by the Administrative Agent in its sole discretion), the Borrowers and the Subsidiary Guarantors shall (i) have provided an updated Part A and Part B of Schedule 3.27, reflecting true, correct and complete list of their respective Deposit Accounts and Securities Accounts that are Specified Accounts at such time, (ii) have caused each Deposit Account Bank and each Securities Intermediary with whom a Controlled Account that is not a Residual Bank Account is maintained to enter into a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, and (iii) have deposited (and thereafter continue to deposit) in a Specified Account all cash received by them in respect of any Collateral. If, following such 90th (or later) day, any Residual Bank Account remains open, the Borrowers and the Subsidiary Guarantors shall cause each such Deposit Account Bank and each such Securities Intermediary with whom any such Residual Bank Account is maintained to enter into a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, within 30 days thereafter. Except to the extent permitted by the immediately preceding two sentences, with respect to the respective periods set forth therein, the Borrowers and the Subsidiary Guarantors shall not establish or maintain any Specified Account unless a Deposit Account Control Agreement or a Securities Account Control Agreement, as applicable, has been entered into or such Specified Account is a Non-Controlled Account. Each Restricted Party shall instruct all account debtors of such Restricted Party to remit all payments in Dollars to the appropriate Specified Account. All amounts received by any Restricted Party in respect of any account of an account debtor of any Restricted Party shall upon receipt be deposited into a Specified Account. Except as provided in Section 5.22, at no time on or after the Fourth Amendment Effective Date shall any Restricted Party (x) instruct any account debtors of such Restricted Party to remit any payments to a Specified Account of the Administrative Borrower and, to the extent that any such payments are received in a Specified Account of the Administrative Borrower, the Administrative Borrower shall transfer such amounts within 5 Business Days to a Specified Account of the Subsidiary HoldCo or (y) deposit any amounts received by any Restricted Party in respect of any account of an account debtor of any Restricted Party into a Specified Account of the Administrative Borrower.

(b)          In the event that (i) any Borrower, any Subsidiary Guarantor, or any Deposit Account Bank or Securities Intermediary at a financial institution at which a Controlled Account is open, in either case shall terminate a Deposit Account Control Agreement or a Securities Account Control

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Agreement for any reason or (ii) the Collateral Agent shall demand such termination as a result of the Deposit Account Bank or the Securities Intermediary at which a Controlled Account is open to fail to comply with the applicable Security Document or this Section 5.14, the applicable Loan Party shall notify all of its obligors that were making payments to such terminated Controlled Account, to make all future payments to another Controlled Account that is not a Controlled Account of the Administrative Borrower and in which at Deposit Account Control Agreement or Securities Account Control Agreement is in effect.

(c)          The parties hereto hereby acknowledge, confirm and agree that the implementation of the cash management arrangements contemplated herein is a contractual right provided to the Agents and the Lenders hereunder in order for the Agents and the Lenders to manage and monitor their collateral position and not a proceeding for enforcement or recovery of a claim, or pursuant to, or an enforcement of, any security or remedies whatsoever, that the cash management arrangements contemplated herein are critical to the structure of the lending arrangements contemplated herein, that the Lenders are relying on the Loan Parties’ acknowledgement, confirmation and agreement with respect to such cash management arrangements in making accommodations of credit available to the Borrowers.

Section 5.15         ~~Section 5.15~~         Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 5.15, in each case within the time limits specified therein. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that, at all times prior to the applicable time limits specified on such Schedule 5.15, all conditions precedent and representations contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 5.15 within the time periods required thereon, rather than as elsewhere provided in the Loan Documents).

Section 5.16         ~~Section 5.16~~         Flag of Vessel; Vessel Classifications; Operation of Vessels.

(a)          Each Restricted Party which owns, charters by demise or operates a Vessel or Chartered Vessel will remain qualified in all material respects to own and operate such Vessel or Chartered Vessel under the laws of the Acceptable Flag Jurisdiction in which such Vessel or Chartered Vessel is registered.

(b)          Each Restricted Party which owns, charters by demise or operates a Vessel or Chartered Vessel will (i) comply with and satisfy all applicable Legal Requirements of the applicable Acceptable Flag Jurisdiction (in the case of a Vessel) or the flag of such vessel (in the case of a Chartered Vessel) in order that such Vessel or Chartered Vessel shall continue to be registered pursuant to the laws of such Acceptable Flag Jurisdiction or flag, as appropriate and (ii) not do or allow to be done anything whereby such registration is or would reasonably be expected to be forfeited, unless the failure to comply with such Legal Requirements or obtain such registration for such Vessel or Chartered Vessel would not reasonably be expected have a Material Adverse Effect.

(c)          Each Restricted Party which owns, charters by demise or operates a Vessel or Chartered Vessel will ensure that each Vessel or Chartered Vessel is in all respects seaworthy and fit for its intended service and maintains its classification in effect as of the Closing Date (or a higher classification) or is classed in the highest class available for vessels of its age and type with an Approved Classification Society free of any overdue conditions or recommendations affecting class, unless the failure to maintain such seaworthiness or to remain fit for its intended service or obtain such classification or the existence of any overdue conditions or recommendations affecting class would not reasonably be expected to have a Material Adverse Effect or result in any suspensions, discontinuances or withdrawal of class.

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(d)          Each Restricted Party which owns, charters by demise or operates a Vessel or Chartered Vessel will submit such Vessel or Chartered Vessel to such surveys as may be required for classification purposes and, upon the reasonable written request of the Administrative Agent, supply to the Administrative Agent copies of all such survey reports and classification certificates issued in respect thereof.

(e)          Each Restricted Party which owns, charters by demise or operates a Vessel or Chartered Vessel will promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens (other than Permitted Collateral Vessel Liens) on, or claims (other than Permitted Collateral Vessel Liens) enforceable against, such Vessel or Chartered Vessel other than any of the foregoing (i) being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of any Vessel or Chartered Vessel pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if possible, the release of such Vessel or Chartered Vessel from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require, (ii) Liens incurred or placed on Chartered Vessels by their respective owners to the extent permitted by the terms of the respective charter (“Permitted Chartered Vessel Liens”), or (iii) which would not reasonably be expected to have a Material Adverse Effect.

(f)          Each Restricted Party which owns, charters by demise or operates a Vessel or Chartered Vessel will maintain a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act to the extent that such certificate may be required by applicable Legal Requirements for any Vessel or Chartered Vessel and such other similar certificates as may be required in the course of the operations of any Vessel or Chartered Vessel pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable Legal Requirements (including the ISM Code and the ISPS Code).

(g)          Promptly after, and in any event within 45 days after, (i) the acquisition by a Restricted Party of a vessel after the Closing Date, (ii) any person that owns a vessel becomes a Subsidiary Guarantor hereunder after the Closing Date or (iii) any change of the documented owner, name or official number, of a Vessel, (x) the Administrative Borrower shall provide the Administrative Agent with the name, documented owner, official number and, if such Vessel is a Collateral Vessel, the applicable Subsidiary Guarantors shall take such action as the Collateral Agent may reasonably request to ensure the Collateral Agent has a valid and perfected preferred mortgage Lien thereon and (y) in the case of preceding clauses (i) and (ii) as they relate to a Collateral Vessel, the Administrative Agent shall (at the Borrowers’ or Subsidiary Guarantors’ expense and reasonable request) cooperate with the Administrative Borrower to record any filings that are required to ensure that the Vessel Collateral Requirements are satisfied.

(h)          Each Restricted Party which enters into a Permitted Charter of a Collateral Vessel for an initial or extended period (in each case, including extension options) in excess of 24 months shall cause to be included in such Permitted Charter or extension thereof a provision confirming the priority of any preferred ship mortgages covering such Collateral Vessel over the rights of the charterer under such Permitted Charter, and upon such Restricted Party’s request, the Mortgage Trustee shall enter into, with such charterer, a quiet enjoyment agreement substantially in the form of Exhibit O together with such additional terms reasonably requested by such charterer, subject to the Mortgage Trustee’s consent, such consent not to be unreasonably withheld or delayed; provided, however, that the provisions of this Section 5.16(h) do not apply to Permitted Bareboat Charters.

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Section 5.17         ~~Section 5.17~~         Designation of Subsidiaries.

(a)          The Board of Directors of the Administrative Borrower may at any time designate any Restricted Subsidiary of the Administrative Borrower (other than the Co-Borrower or Subsidiary HoldCo) to be an Unrestricted Subsidiary or designate (or re-designate, as the case may be) any Unrestricted Subsidiary as a Restricted Subsidiary of the Administrative Borrower; provided that (i) immediately before and after such designation (or re-designation), no Default shall have occurred and be continuing, (ii) in the case of the designation of a Subsidiary as an Unrestricted Subsidiary, (x) the Subsidiary to be so designated does not (directly, or indirectly, through its Subsidiaries) at such time own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Administrative Borrower or any of its Restricted Subsidiaries and (y) the Investment resulting from the designation of such Subsidiary as an Unrestricted Subsidiary as described in the immediately succeeding sentence is permitted by Sections 6.04(n) and/or (o), (iii) in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, before and after giving effect to such designation, the total assets of all Unrestricted Subsidiaries (excluding intercompany accounts with other Unrestricted Subsidiaries to be so designated at such time and investments in Subsidiaries of such Unrestricted Subsidiaries to be so designated at such time) shall be less than 5.0% of Consolidated Total Assets, and (iv) in the case of the designation (or re-designation, as the case may be) of an Unrestricted Subsidiary as a Restricted Subsidiary of the Administrative Borrower, the incurrence of Indebtedness and Liens resulting from the designation (or re-designation, as the case may be) of such Unrestricted Subsidiary as a Restricted Subsidiary as described in the second succeeding sentence is permitted by Sections 6.01 and 6.02; provided, further, that no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” immediately after giving effect to any such designation hereunder and any other contemporaneous designation under any Refinancing Notes Indenture or any Additional Permitted Unsecured Debt. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Administrative Borrower therein at the date of designation in an amount equal to the aggregate Fair Market Value of the Administrative Borrower’s and its Restricted Subsidiaries’ Investment therein. The designation (or re-designation, as the case may be) of any Unrestricted Subsidiary as a Restricted Subsidiary of the Administrative Borrower shall constitute, at the time of designation (or re-designation, as the case may be), the incurrence of any Indebtedness or Liens of such Subsidiary existing at such time. Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

(b)          Any designation (or re-designation, as the case may be) of a Restricted Subsidiary of the Administrative Borrower as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by delivery of a certificate from a Responsible Officer of the Administrative Borrower to the Administrative Agent (i) other than with respect to the designation of Shirley Tanker SRL as an Unrestricted Subsidiary promptly following completion of the Shirley Transfer, attaching a certified copy of a resolution of the Board of Directors of the Administrative Borrower giving effect to such designation and (ii) certifying that such designation (or re-designation, as the case may be) complies with the provisions of this Section 5.17 and was permitted by this Agreement.

Section 5.18         ~~Section 5.18~~         Material Agreements. Comply with all contracts (including any charter contracts) and other agreements to which any Company is a party, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 5.19         ~~Section 5.19~~         Ship Management. Cause all Vessels owned by the Restricted Parties to be managed by ~~Holdings~~Subsidiary HoldCo or any Subsidiary or Affiliate of ~~Holdings~~Subsidiary HoldCo (other than the Administrative Borrower), V Ships UK Limited or any other Acceptable Third Party Technical Manager.

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Section 5.20         ~~Section 5.20~~         Maintenance of Ratings. Use commercially reasonable efforts to maintain (but not maintain a specific rating) (a) a public corporate family rating of ~~Holdings, a public corporate family of~~ the Administrative Borrower ~~(to the extent obtainable)~~ and a public rating of the Loans, in each case, from Moody’s and (b) a public corporate credit rating ~~of Holdings, a public corporate credit~~ of the Administrative Borrower ~~(to the extent obtainable)~~ and a public rating of the Loans, in each case, from S&P (it being understood that “commercially reasonable efforts” shall, in any event, include the payment by the Administrative Borrower of customary rating agency fees and cooperation by ~~Holdings,~~ the Administrative Borrower and ~~their respective~~its Subsidiaries with information and data requests by Moody’s and S&P in connection with their ratings process).

Section 5.21         ~~Section 5.21~~         Agent for Service of Process.

~~The~~Each of Administrative Borrower and Subsidiary HoldCo shall cause to be maintained at all times ~~Holdings, or another~~an agent reasonably acceptable to the Administrative Agent, as its agent for service of process in the State of New York and shall cause any other such agent to execute and deliver to the Administrative Borrower, Subsidiary HoldCo and the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent, accepting such agency, prior to or concurrently with such other agent’s acceptance of its appointment as agent for service of process for the Loan Parties.

Section 5.22         Post-Fourth Amendment Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 5.22, in each case within the time limits specified thereon. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that, at all times prior to the applicable time limits specified thereon, all conditions precedent contained in the Fourth Amendment and representations contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 5.22 within the time periods required thereon, rather than as elsewhere provided in the Loan Documents).

ARTICLE VI

NEGATIVE COVENANTS

~~Holdings (solely with respect to Sections 6.14(a), 6.17, 6.18, 6.19, 6.21 and 6.22)~~The Administrative Borrower and each other Loan Party covenants and agrees with the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made) and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (or all such Letters of Credit shall have been Cash Collateralized), ~~Holdings (solely with respect to Sections 6.14(a), 6.17, 6.18, 6.19, 6.21 and 6.22)~~the Administrative Borrower and each other Loan Party will not, nor will any Loan Party cause or permit any of its Restricted Subsidiaries to:

Section 6.01         ~~Section 6.01~~         Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a)          Indebtedness incurred under this Agreement and the other Loan Documents and any Specified Refinancing Term Loans, Specified Refinancing Revolving Commitments and Refinancing Notes in respect thereof incurred or issued in accordance with the terms of this Agreement;

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(b)          [Reserved];

(c)          Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(c) and any Permitted Refinancing Indebtedness in respect of thereof;

(d)          Indebtedness under Hedging Obligations under Permitted Hedging Agreements, in each case entered into in the ordinary course of business and not for speculative purposes; provided, that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(e)          Indebtedness arising from Investments permitted by Section 6.04;

(f)          (x) Indebtedness in respect of Purchase Money Obligations, and Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount not to exceed $25,000,000 at any time outstanding and (y) additional Indebtedness in respect of Purchase Money Obligations incurred for the purpose of financing all or any part of the purchase price or cost of construction, installation or improvement of Vessels of the Restricted Parties or Chartered Vessels, so long as (i) immediately before and after giving pro forma effect to the incurrence of such additional Indebtedness, no Event of Default then exists or would result therefrom, and (ii) the Administrative Borrower shall be in compliance, on a Pro Forma Basis, with a Total Leverage Ratio of no greater than 6.00:1.00 for the Test Period most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a)(iii) or (b)(iii), as applicable;

(g)          assumed Indebtedness of any person that becomes a Restricted Subsidiary of ~~the Administrative Borrower~~Subsidiary HoldCo (or is merged or consolidated with and into ~~the Administrative Borrower~~Subsidiary HoldCo or a Restricted Subsidiary of ~~the Administrative Borrower~~Subsidiary HoldCo) after the date hereof in connection with a Permitted Acquisition or other Investment permitted hereunder in an aggregate principal amount not to exceed $30,000,000 at any time outstanding for all such Indebtedness; provided, that such Indebtedness (i) exists at the time of such Permitted Acquisition or other Investment, and (ii) is not created in anticipation or contemplation of such Permitted Acquisition or other Investment;

(h)          Indebtedness in respect of bid, performance, customs or surety bonds issued for the account of any Restricted Party in the ordinary course of business, including guarantees or obligations of any Restricted Party with respect to letters of credit supporting such bid, performance, customs or surety obligations (in each case other than for an obligation for borrowed money), in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(i)          Contingent Obligations (i) of the Administrative Borrower in respect of Indebtedness of any Restricted Subsidiary of the Administrative Borrower and (ii) of any Restricted Subsidiary of the Administrative Borrower in respect of Indebtedness of the Administrative Borrower or any other Restricted Subsidiary of the Administrative Borrower, in each case, to the extent that such Indebtedness is otherwise permitted to be incurred pursuant to this Section 6.01 (other than clauses (b), (c) and (g) of this Section 6.01); provided that (A) Contingent Obligations of any Borrower or any Subsidiary Guarantor of Indebtedness of any Restricted Subsidiary of the Administrative Borrower which is not a Loan Party shall be subject to compliance with Section 6.04(f), (B) if a Restricted Subsidiary of the Administrative Borrower which is not a Loan Party provides a guarantee of Indebtedness of a Loan Party in accordance with this clause (i), then the Administrative Borrower will cause such Restricted Subsidiary to guarantee the Obligations pursuant to the Guarantee, and (C) if the Indebtedness to be guaranteed is

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subordinated to the Obligations, then the guarantees permitted under this clause (i) shall be subordinated to the Obligations of the applicable Borrower or Subsidiary Guarantor to the same extent and on the same terms as the Indebtedness so guaranteed is subordinated to the Obligations;

(j)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(k)          Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(l)          Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(m)          other Indebtedness in an aggregate principal amount for all Restricted Parties not to exceed $50,000,000 at any time outstanding, of which up to (but not more than) $30,000,000 may be secured to the extent permitted by Section 6.02(w);

(n)          Additional Permitted Unsecured Debt under the Additional Permitted Unsecured Debt Documents, so long as (i) the requirements set forth in the definition of “Additional Permitted Unsecured Debt” contained herein are (and continue to be) satisfied, (ii) no Default exists immediately before or after giving effect to the incurrence of such Indebtedness, (iii) at the time of the incurrence of such Indebtedness and immediately after giving effect thereto, the Administrative Borrower shall be in compliance, on a Pro Forma Basis, with a Total Leverage Ratio of no greater than 6.00:1.00 for the Test Period most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a)(~~iii~~i) or (b)(~~iii~~i), as applicable, and (iv) prior to the incurrence of such Indebtedness, the Administrative Borrower shall have delivered to the Administrative Agent an Officer’s Certificate of the Administrative Borrower certifying as to compliance with the requirements of preceding clauses (i) through (iii) and containing the calculations (in reasonable detail) required by preceding clause (iii);

(o)          Indebtedness incurred in relation to (i) maintenance, repairs, refurbishments and replacements required to maintain the classification of any of the Vessels or Chartered Vessels owned, leased, time chartered or bareboat chartered to or by the any Restricted Party in the ordinary course of business, (ii) dry-docking of any of the Vessels or Chartered Vessels owned or leased by any Restricted Party for maintenance, repair, refurbishment or replacement purposes in the ordinary course of business and (iii) Vessel or Chartered Vessel amendments or modifications required to allow worldwide trading and commercial acceptance by any potential charterer, in each case as required by any change after the Closing Date in applicable law or regulation; and

(p)          Indebtedness consisting of Pool Financing Indebtedness in an aggregate principal amount not to exceed $75,000,000 at any time outstanding (which amount, for the avoidance of doubt, shall include the principal amount of all Indebtedness of the Administrative Borrower or any of its Restricted Subsidiaries in respect of such Pool Financing Indebtedness for which it is liable, whether on a several basis, or on a joint and several basis with any other Person).

Section 6.02         ~~Section 6.02~~         Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

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(a)          inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are immaterial or being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(b)          Liens in respect of property (other than Vessels) of any Restricted Party imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business (including customary contractual landlords’ liens under operating leases entered into in the ordinary course of business), and (i) which do not in the aggregate materially and adversely affect the value of the property subject to such Lien, and do not materially impair the use thereof in the operation of the business of the respective Restricted Party, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(c)          any Lien in existence on the Closing Date and set forth on Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the Closing Date (minus the aggregate amount of any permanent repayments and prepayments thereof since the Closing Date but only to the extent that such repayments and prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or a portion of such Indebtedness) and (ii) does not encumber any property other than the property subject thereto on the Closing Date (any such Lien, an “Existing Lien”);

(d)          easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions, servitudes and other similar charges or encumbrances, and minor title deficiencies, in each case, on or with respect to any Real Property, whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Restricted Party at or otherwise with respect to such Real Property;

(e)          Liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which such Restricted Party shall in good faith be diligently prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(f)          Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided, that with respect to clauses (x), (y) and (z) of this Section 6.02(f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP,

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which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(g)          leases of the properties of any Restricted Party, in each case entered into in the ordinary course of such Restricted Party’s business so long as such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Restricted Party or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(h)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Restricted Party in the ordinary course of business in accordance with the past practices of such Restricted Party;

(i)          Liens securing Indebtedness incurred by any Restricted Party pursuant to Section 6.01(f), provided, that (i) any such Liens attach only to the property being financed pursuant to such Indebtedness and (ii) do not encumber any other property of any Restricted Party;

(j)          so long as the applicable intercreditor agreement is then in effect and subject to the terms thereof, Liens on Collateral securing obligations under the Specified Refinancing Term Loans, Specified Refinancing Revolving Commitments and Refinancing Notes incurred in accordance with the terms of this Agreement;

(k)          Liens on property rented to, or leased by, any Restricted Party pursuant to a Sale and Leaseback Transaction; provided, that (i) such Sale and Leaseback Transaction is permitted by Section 6.03, (ii) such Liens do not encumber any other property of any Restricted Party, and (iii) such Liens secure only the Attributable Indebtedness incurred in connection with such Sale and Leaseback Transaction;

(l)          bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Restricted Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that, unless such Liens are non-consensual and arise by operation of applicable Legal Requirements, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(m)         Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Restricted Party to the extent permitted hereunder; provided, that (x) such Liens (i) do not extend to property not subject to such Liens at the time of such acquisition, merger or consolidation (other than improvements thereon), (ii) are no more favorable to the lienholders than such existing Liens and (iii) are not created in anticipation or contemplation of such acquisition, merger or consolidation and (y) any Indebtedness that is secured by such Liens is permitted by Section 6.01(g);

(n)          Liens granted pursuant to the Loan Documents to secure the Secured Obligations;

(o)          licenses of Intellectual Property granted by any Restricted Party in the ordinary course of business;

(p)          the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

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(q)          Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC covering only the items being collected upon;

(r)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s)          Liens in the ordinary course of business for dry-docking, maintenance, repairs and improvements to Vessels, crews’ wages, salvage (including contract salvage) and maritime Liens (other than in respect of Indebtedness);

(t)          with respect only to the Vessels, Liens arising by operation of law and fully covered (in excess of permitted deductibles) by the Required Insurance, such coverage to be confirmed upon the request of the Collateral Agent by the marine insurance broker placing the applicable Required Insurance;

(u)          Liens solely on any cash earnest money deposits made by any Restricted Party in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(v)         Liens arising pursuant to a Permitted Charter;

(w)          additional Liens of the Restricted Parties not otherwise permitted by this Section 6.02 and incurred in the ordinary course of business that (i) do not materially impair the use of such assets in the operation of the business of any Restricted Party and (ii) do not secure obligations in excess of $30,000,000 in the aggregate for all such Liens at any time; and

(x)          Liens on Pool Financing Receivables and the proceeds thereof securing Pool Financing Indebtedness incurred pursuant to Section 6.01(p).

Any reference in any of the Loan Documents to a Permitted Lien (including a Permitted Collateral Vessel Lien) is not intended to and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien (including any Permitted Collateral Vessel Lien).

Section 6.03         ~~Section 6.03~~         Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”), unless (i) the sale of such property is entered into in the ordinary course of business and is made for cash consideration in an amount not less than the Fair Market Value of such property, (ii) the Sale and Leaseback Transaction is permitted by Sections 6.06 and 6.17 and is consummated within 10 Business Days after the date on which such property is sold or transferred, (iii) any Liens arising in connection with its use of the property are permitted by Section 6.02(k), (iv) the Sale and Leaseback Transaction would be permitted under Section 6.01, assuming the Attributable Indebtedness with respect to the Sale and Leaseback Transaction constituted Indebtedness under Section 6.01, and (v) the aggregate Attributable Indebtedness incurred with respect to all such Sale and Leaseback Transactions shall not exceed $10,000,000 at any time outstanding; provided, however, in no event shall any Restricted Party enter into a Sale and Leaseback Transaction with respect to a Collateral Vessel.

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Section 6.04         ~~Section 6.04~~         Investments, Loans and Advances. Directly or indirectly, lend money or credit (by way of guarantee, assumption of debt or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a)          the Restricted Parties may consummate (i) the Transactions in accordance with the provisions of the respective Transaction Documents and (ii) the OIN Spinoff in accordance with the OIN Spinoff Conditions (as defined in this Agreement immediately prior to the Fourth Amendment Effective Date);

(b)          Investments outstanding on the Closing Date and identified on Schedule 6.04(b);

(c)          the Restricted Parties may (i) acquire and hold accounts receivable, owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(d)          Hedging Obligations permitted pursuant to Section 6.01(d);

(e)          loans and advances to directors, employees and officers of the Administrative Borrower and its Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Administrative Borrower, in aggregate amount not to exceed $1,000,000 at any time outstanding;

(f)          Investments by (i) any Borrower or Subsidiary Guarantor in any ~~other Borrower or~~ Subsidiary Guarantor, (ii) any Restricted Subsidiary of the Administrative Borrower that is not a Loan Party in any ~~Borrower or~~ Subsidiary Guarantor, (iii) any Restricted Subsidiary of the Administrative Borrower that is not a Loan Party in any other Restricted Subsidiary of the Administrative Borrower that is not a Loan Party and (iv) any Borrower or Subsidiary Guarantor in any Restricted Subsidiary of ~~the Administrative Borrower~~Subsidiary HoldCo that is not a Loan Party; provided, that (x) any Investment in the form of a loan or advance shall be evidenced by an Intercompany Note and shall be subject to the terms of the Intercompany Subordination Agreement and, in the case of a loan or advance by ~~Holdings to any Restricted Party or by~~ the Administrative Borrower or Subsidiary Guarantor, each such Intercompany Note shall be pledged by such Loan Party as Collateral pursuant to the Security Documents and (y) the aggregate amount of all Investments made by Loan Parties to Restricted Subsidiaries of the Administrative Borrower that are not Loan Parties pursuant to preceding clause (iv) shall not exceed $20,000,000 at any time outstanding;

(g)          Investments in securities of trade creditors or customers in the ordinary course of business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(h)          mergers and consolidations in compliance with Section 6.05;

(i)          Investments made by any Restricted Party as a result of consideration received in connection with a disposition of property made in compliance with Section 6.06;

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(j)          acquisitions of property in compliance with Section 6.07 (other than Section 6.07(a));

(k)          Dividends in compliance with Section 6.08;

(l)          Investments of any person that becomes a Restricted Subsidiary of ~~the Administrative Borrower~~Subsidiary HoldCo after the date hereof pursuant to a Permitted Acquisition or other Investment permitted hereunder; provided, that (i) such Investments exist at the time such person becomes a Restricted Subsidiary or is acquired, (ii) such Investments are not made in anticipation or contemplation of such person becoming a Restricted Subsidiary, and (iii) such Investments are not directly or indirectly recourse to any of the Restricted Parties or any of their respective assets, other than to the person that becomes a Restricted Subsidiary;

(m)          so long as no Event of Default then exists or would result therefrom, Investments in Joint Ventures in an aggregate amount not to exceed $20,000,000 at any time outstanding;

(n)          so long as no Event of Default then exists or would result therefrom, other Investments in an aggregate amount not to exceed $40,000,000 at any time outstanding;

(o)          any other Investments in an aggregate amount not to exceed the Available Amount as in effect immediately prior to the respective Investment so long as (x) no Default has occurred and is continuing immediately prior to and after giving effect to such Investment and (y) with respect to Investments made in, to or for the benefit of, any Unrestricted Subsidiary (including in connection with the designation of any Restricted Subsidiary of the Administrative Borrower as an Unrestricted Subsidiary) other than Investments made in reliance on clause (a) of the definition of “Available Amount” contained herein, the Administrative Borrower shall be in compliance, on a Pro Forma Basis, with a Total Leverage Ratio of no greater than 6.00:1.00 for the Test Period most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a)(~~iii~~i) or (b)(~~iii~~i), as applicable;

(p)          to the extent constituting an Investment, payments to ~~Holdings~~the Administrative Borrower permitted pursuant to Section 6.09(e);

(q)          unsecured intercompany loans made by ~~any~~ the Co-Borrower or any Subsidiary Guarantor to ~~Holdings~~the Administrative Borrower subject to the Intercompany Subordination Agreement and evidenced by an Intercompany Note for the purposes, at the times and in amounts that would otherwise be permitted to be made as Dividends to ~~Holdings~~the Administrative Borrower pursuant to Sections 6.08(b) through (d), inclusive (and with all such intercompany loans made pursuant to this clause (q) to reduce Dollar-for-Dollar the amounts that would otherwise be permitted to be paid for such purpose in the form of Dividends pursuant to such Sections 6.08(b) through (d); and

(r)          so long as no Event of Default then exists or would result therefrom, cash Investments in Unrestricted Subsidiaries for the purposes of or in connection with the winding down or liquidation of such Unrestricted Subsidiaries in an aggregate amount not to exceed $5,000,000.

Section 6.05         ~~Section 6.05~~         Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, except that the following shall be permitted:

(a)          the Transactions as contemplated by, and in compliance with, the respective Transaction Documents;

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(b)          dispositions of assets in compliance with Section 6.06 (other than Sections 6.06(e), (f) and (g));

(c)          Permitted Acquisitions;

(d)          any solvent Restricted Party (other than the Administrative Borrower ~~or~~, the Co-Borrower or Subsidiary HoldCo) may merge or consolidate with or into ~~the Administrative Borrower or~~a Subsidiary Guarantor (so long as (i) in the event ~~the Administrative Borrower~~Subsidiary HoldCo is a party to such merger or consolidation, ~~the Administrative Borrower~~Subsidiary HoldCo shall be the surviving person, and (ii) in any other case, a Subsidiary Guarantor shall be the surviving person and shall remain, directly or indirectly, a Wholly Owned Restricted Subsidiary of ~~the Administrative Borrower~~Subsidiary HoldCo); provided, that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 or Section 5.11, as applicable;

(e)          any Restricted Subsidiary of ~~the Administrative Borrower~~Subsidiary HoldCo that is not a Loan Party may merge into any other Restricted Subsidiary of ~~the Administrative Borrower~~Subsidiary HoldCo that is not a Loan Party; and

(f)          any Restricted Subsidiary of the Administrative Borrower that is not a Loan Party may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up would not reasonably be expected to be disadvantageous to the Agents and the Lenders in any material respect.

To the extent the requisite Lenders under Section 11.02(b) waive the provisions of this Section 6.05 with respect to the sale of any Collateral not otherwise permitted under this Agreement, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to another Loan Party), but not the proceeds thereof, shall be sold free and clear of the Liens created by the Security Documents, and, so long as the Administrative Borrower shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 6.05, the Collateral Agent shall take all actions it deems appropriate in order to effect the foregoing.

Section 6.06         ~~Section 6.06~~         Asset Sales. Effect any disposition of any property, except that the following shall be permitted:

(a)          dispositions of surplus, worn out or obsolete property (other than Vessels) by the Administrative Borrower or any of its Restricted Subsidiaries in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable good faith judgment of the Administrative Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Restricted Parties taken as a whole;

(b)          other dispositions of property (other than the Equity Interests of the Co-Borrower, Subsidiary HoldCo or ~~a~~another Subsidiary Guarantor unless, in the case of ~~a~~another Subsidiary Guarantor (other than, for the avoidance of doubt, Subsidiary HoldCo, the Equity Interests of which may not be sold pursuant to this clause (b)), all of the Equity Interests of such Subsidiary Guarantor is sold in compliance with this clause (b)); provided, that (i) no Event of Default then exists or would result therefrom, (ii) the Loan Parties shall be in compliance, on a pro forma basis after giving effect to (x) such disposition (as well as all other dispositions since the last day of the most recently ended fiscal quarter of the Administrative Borrower and on or prior to the subject disposition) and (y) any purchases of vessels that became Collateral Vessels (and for which Vessel Appraisals were delivered to the Administrative Agent) during the period set

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forth in the parenthetical in preceding clause (x), with the financial covenant set forth in Section 6.10 for the most recently ended fiscal quarter of the Administrative Borrower as if such disposition (or dispositions and/or purchases) occurred on the last day of such fiscal quarter, (iii) the aggregate consideration received in respect of all dispositions of property pursuant to this clause (b) shall not exceed $325,000,000, (iv) such dispositions of property are made for Fair Market Value and on an arms-length commercial basis and (v) at least 75% of the consideration payable in respect of such disposition of property is in the form of cash or Cash Equivalents and is received at the time of the consummation of any such disposition;

(c)          leases of, or charter contracts in respect of, real or personal property (other than Sale and Leaseback Transactions) in the ordinary course of business and in accordance with the applicable Security Documents;

(d)          the Transactions as contemplated by, and in compliance with, the Transaction Documents;

(e)          Investments in compliance with Section 6.04;

(f)          dispositions consisting of mergers and consolidations in compliance with Section 6.05;

(g)          Dividends in compliance with Section 6.08;

(h)          sales of inventory in the ordinary course of business and dispositions of cash and Cash Equivalents in the ordinary course of business;

(i)          any disposition of property that constitutes a Casualty Event;

(j)          any disposition of property ~~by (i)~~(other than the Equity Interests of the Co-Borrower or Subsidiary HoldCo) by (i) the Administrative Borrower or any Restricted Subsidiary of ~~the Administrative Borrower to the Administrative Borrower~~Subsidiary HoldCo to Subsidiary HoldCo or any other Subsidiary Guarantor and (ii) any Restricted Subsidiary of the Administrative Borrower that is not a Loan Party to another Restricted Subsidiary of the Administrative Borrower that is not a Loan Party; provided, that if the transferor of such property is a Loan Party, the transferee thereof must be ~~a Borrower~~Subsidiary HoldCo or ~~a~~another Subsidiary Guarantor;

(k)          grants of non-exclusive licenses or sublicenses in the ordinary course of business to use the Administrative Borrower’s or any Restricted Subsidiaries’ Intellectual Property and technology to the extent that such license or sublicense does not materially impair the conduct of the business of the Administrative Borrower or any of its Restricted Subsidiaries or otherwise prohibit the Collateral Agent from obtaining a security interest in the Intellectual Property or technology subject to such license or sublicense;

(l)          sales, forgiveness or other dispositions without recourse in the ordinary course of business of accounts receivable arising in the ordinary course of business in connection with the collection or compromise thereof but not as part of any financing transaction; and

(m)          dispositions of Equity Interests in any Specified Joint Venture; provided, that (i) no Event of Default then exists or would result therefrom, (ii) such dispositions are made for Fair Market Value and on an arms-length commercial basis and (iii) at least 75% of the consideration payable in respect of such disposition is in the form of cash or Cash Equivalents and is received at the time of the consummation of any such disposition.

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To the extent the requisite Lenders under Section 11.02(b) waive the provisions of this Section 6.06, with respect to the sale of any Collateral not otherwise permitted under this Agreement, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Loan Party), but not the proceeds thereof, shall be sold free and clear of the Liens created by the Security Documents, and, so long as the Administrative Borrower shall have previously provided to the Administrative Agent and the Collateral Agent such certifications or documents as the Administrative Agent and/or the Collateral Agent shall reasonably request in order to demonstrate compliance with this Section 6.06, the Collateral Agent shall take all actions it deems appropriate in order to effect the foregoing.

Section 6.07         ~~Section 6.07~~         Acquisitions. Purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any person except that the following shall be permitted:

(a)          Investments in compliance with Section 6.04;

(b)          Capital Expenditures by the Administrative Borrower and its Restricted Subsidiaries;

(c)          purchases and other acquisitions of inventory, materials, equipment and intangible property in the ordinary course of business;

(d)          leases or licenses of real or personal property in the ordinary course of business and in accordance with this Agreement and the applicable Security Documents;

(e)          the Transactions as contemplated by, and in compliance with, the Transaction Documents;

(f)          Permitted Acquisitions;

(g)          mergers and consolidations in compliance with Section 6.05;

(h)          Dividends in compliance with Section 6.08; and

(i)          Sale and Leaseback Transactions in compliance with Section 6.03;

provided, that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 or Section 5.11, as applicable.

Section 6.08         ~~Section 6.08~~         Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Restricted Party (including pursuant to any Synthetic Purchase Agreement) or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:

(a)          (i) any Restricted Subsidiary of ~~the Administrative Borrower~~Subsidiary HoldCo may pay Dividends to Subsidiary HoldCo or any ~~Borrower or~~other Subsidiary Guarantor, (ii) any Restricted Subsidiary of the Administrative Borrower that is not a Loan Party also may pay Dividends to any other Wholly Owned Restricted Subsidiary of the Administrative Borrower and (iii) any non-Wholly Owned Restricted Subsidiary of the Administrative Borrower may pay cash Dividends to its shareholders, members or partners generally, so long as the Administrative Borrower or its respective Restricted Subsidiary of the Administrative Borrower which owns the Equity Interest in the Restricted Subsidiary

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paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Restricted Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Restricted Subsidiary);

(b)          so long as no Event of Default then exists or would result therefrom, cash Dividends by Subsidiary HoldCo to the Administrative Borrower ~~to Holdings~~ at the times and in the amounts needed to permit ~~Holdings~~the Administrative Borrower to repurchase or redeem shares of its capital stock from directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate amount of all such payments shall not exceed, in any period of 12 consecutive months, $2,500,000 and, in the aggregate (together with the aggregate amount paid pursuant to this clause (b) as in effect immediately prior to the Fourth Amendment Effective Date), $5,000,000;

(c)          ~~to the extent constituting a Dividend, payments to Holdings permitted pursuant to Section 6.09(e);~~[reserved];

(d)          ~~so long as (i) the OIN Spinoff has not been consummated, (ii) Holdings has insufficient funds to pay the respective interest payment and third party expense and (iii) no Default then exists or would result therefrom,~~Subsidiary HoldCo may pay cash Dividends to the Administrative Borrower ~~may pay cash Dividends to Holdings at the times that any interest payment or third party expense is due on the Existing OSG Notes in an aggregate amount not to exceed 50% of the aggregate amount of such interest payment or third party expense (after taking into account any payments made by Holdings in respect thereof);~~at the times, and in the respective amounts, necessary for the Administrative Borrower (i) to meet its payment obligations on Indebtedness (including the Obligations and other obligations and liabilities permitted (or otherwise not prohibited) to be incurred by it hereunder), (ii) to meet its liabilities permitted to be incurred by it hereunder and (iii) to make any voluntary prepayment of the Obligations permitted hereunder, including pursuant to Sections 2.10, 2.17 and 2.22;

(e)          ~~(x) so long as no Event of Default then exists or would result therefrom, the Administrative Borrower~~Subsidiary HoldCo may make Permitted Tax Distributions to ~~Holdings;~~ the Administrative Borrower;

(f)          any cash Dividends in an aggregate amount not to exceed the Available Amount as in effect immediately prior to the respective Dividend so long as (x) no Default has occurred and is continuing immediately prior to and after giving effect to such Dividend and (y) other than with respect to Dividends made in reliance on clause (a) of the definition of “Available Amount” contained herein ~~or Dividends made to Holdings at the times that any interest payments are due on the Existing OSG Notes in an aggregate amount not to exceed the amount of such interest payment so long as the OIN Spinoff has not been consummated and Holdings has insufficient funds to pay the respective interest (after taking into account any payments made to Holdings in respect thereof and any Dividends made to Holdings pursuant to clause (d) above)~~, the Administrative Borrower shall be in compliance, on a Pro Forma Basis, with a Total Leverage Ratio of no greater than 6.00:1.00 for the Test Period most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a)(~~iii~~i) or (b)(~~iii~~i), as applicable;

(g)          so long as no Default then exists or would result therefrom, the Administrative Borrower may pay a cash Dividend to ~~Holdings~~OSG on or prior to June 30, 2015 in an aggregate amount not to exceed $200,000,000 (exclusive of any Dividend to ~~Holdings~~OSG paid pursuant to a different clause of this Section 6.08); and

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(h)          so long as no Default then exists or would result therefrom, the Administrative Borrower may pay a cash Dividend to ~~Holdings~~OSG after the Third Amendment Effective Date and on or prior to October 14, 2016, in an aggregate amount not to exceed $100,000,000 (exclusive of any Dividend to ~~Holdings~~OSG paid pursuant to a different clause of this Section 6.08).

Section 6.09         ~~Section 6.09~~         Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Restricted Party (other than between or among the Borrowers and the Subsidiary Guarantors to the extent otherwise permitted under this Agreement), other than on terms and conditions at least as favorable to such Restricted Party as would reasonably be obtained by such Restricted Party at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:

(a)          Dividends permitted by Section 6.08;

(b)          Investments permitted by Section 6.04;

(c)          reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements;

(d)          the Transactions as contemplated by, and in accordance with, the Transaction Documents;

(e)          Affiliate transactions to the extent set forth on Schedule 6.09(e); and

(f)          ~~so long as no Event of Default then exists or would result therefrom, (i) payments to Holdings in respect of any expenses for services provided by Holdings to the Administrative Borrower and its Restricted Subsidiaries in the ordinary course of business (with such expenses to be determined in good faith by the Board of Directors of Holdings); provided that (x) to the extent such services are generally provided to Holdings’ Subsidiaries, any such expenses shall not exceed an amount reasonably allocable to the Administrative Borrower and its Restricted Subsidiaries and (y) such payments (or any services agreement pursuant to which such payments are made) have been approved by a majority of the members of the Board of Directors of the Administrative Borrower, (ii) payments to Holdings in respect of other intercompany trade claims incurred in the ordinary course of the Administrative Borrower’s and its Restricted Subsidiaries’ business, (iii) payments to Holdings in respect of any intercompany Indebtedness owing to Holdings to the extent permitted by Section 6.01, (iv) any intercompany Indebtedness existing as of the Closing Date between or among Holdings, the Administrative Borrower, OBS and their respective Subsidiaries may be settled on the Closing Date on a non-cash basis or, if on a cash basis, on terms set forth on Schedule 6.09(f), and (v) the reimbursement by the Administrative Borrower and its Restricted Subsidiaries to OBS and its Subsidiaries of up to $500,000 of expenses in the aggregate in any fiscal year of the Administrative Borrower to the extent that such expenses were incurred in the ordinary course of business.~~Affiliate transactions to the extent required by, and in accordance with, the terms of the Separation and Distribution Agreement, the Transition Services Agreement, the Employee Matters Agreement and the Assignment and Assumption of Lease, in each case as in effect on the Fourth Amendment Effective Date.

Section 6.10         ~~Section 6.10~~         Financial Covenant. Permit the aggregate Fair Market Value of the Collateral Vessels to be less than or equal to $500,000,000 as of the last day of any fiscal quarter of the Administrative Borrower. For purposes of this Section 6.10, the Fair Market Value of a Collateral Vessel at any time shall be as set forth in the Vessel Appraisal most recently delivered to the Administrative Agent pursuant to this Agreement from one (or, if requested by the Administrative Agent,

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two) Approved Brokers and determined on the basis of a charter-free arm’s length transaction between a willing and able buyer and a seller not under duress.

Section 6.11         Prepayments of Other Indebtedness; Modifications of Organizational Documents and Certain Other Documents, etc. Directly or indirectly:

(a)           make or offer to make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption, retirement, defeasance, or acquisition for value of, or any prepayment, repurchase or redemption, retirement, defeasance as a result of any asset sale, change in control or similar event of, any Subordinated Indebtedness, any Additional Permitted Unsecured Debt or any Refinancing Notes; provided, that Restricted Debt Payments shall be permitted in an aggregate amount not to exceed the Available Amount as in effect immediately prior to the respective Restricted Debt Payment so long as (x) no Default has occurred and is continuing immediately prior to and after giving effect to such Restricted Debt Payment and (y) other than with respect to the use of the Available Amount in reliance on clause (a) of the definition thereof, the Administrative Borrower shall be in compliance, on a Pro Forma Basis, with a Total Leverage Ratio of no greater than 6.00:1.00 for the Test Period most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a)(~~iii~~i) or (b)(~~iii~~i), as applicable;

(b)          amend or modify, or permit the amendment or modification of, any provision of any Additional Permitted Unsecured Debt Documents, any Refinancing Notes Indenture or any documents related to Subordinated Indebtedness in any manner that is, or would reasonably be expected to be, adverse in any material respect to the interests of any Agent or any Lender (it being understood and agreed that, in any event, any amendment or modification to any Additional Permitted Unsecured Debt Document or any Refinancing Notes Indenture which, in its amended or modified form, shall no longer satisfy the requirements of the definition of “Additional Permitted Unsecured Debt” or any “Refinancing Notes Indenture,” as the case may be, contained herein shall not be permitted); or

(c)          (x) terminate, amend, modify (including electing to treat any Pledged Interests (as defined in the Security Agreement ~~and the Holdings Pledge Agreement~~) as a “security” under Section 8-103 of the UCC) or change any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and would not reasonably be expected to be, adverse in any material respect to the interests of any Agent or any Lender, or (y) amend or modify any tax sharing or similar agreement without the consent of the Administrative Agent (such consent not to unreasonably withheld or delayed).

Section 6.12         ~~Section 6.12~~         Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of any Restricted Subsidiary of the Administrative Borrower to (i) pay Dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by any Restricted Party, or pay any Indebtedness owed to any Restricted Party, (ii) make loans or advances to any Restricted Party or (iii) transfer any of its properties to any Restricted Party, except for such encumbrances, restrictions or conditions existing under or by reason of:

(a)          applicable mandatory Legal Requirements;

(b)          this Agreement and the other Loan Documents;

(c)          [Reserved];

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(d)          Additional Permitted Unsecured Debt Documents and any Refinancing Notes Indenture;

(e)          customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Restricted Party;

(f)          customary provisions restricting assignment of any agreement entered into by a Restricted Party in the ordinary course of business;

(g)          customary restrictions and conditions contained in any agreement relating to the sale or other disposition of any property pending the consummation of such sale; provided, that (i) such restrictions and conditions apply only to the property to be sold, and (ii) such sale or other disposition is permitted hereunder;

(h)          any encumbrances or restrictions imposed by any amendments that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (d) above; provided, that such amendments are not materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment; or

(i)          any agreement in effect at the time a person becomes a Restricted Subsidiary of the Administrative Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Restricted Subsidiary of the Administrative Borrower and such restriction does not apply to any Restricted Party other than such Restricted Subsidiary.

Section 6.13         ~~Section 6.13~~         Limitation on Issuance of Capital Stock.

(a)          With respect to the Administrative Borrower and Subsidiary HoldCo, issue any Equity Interest that is Disqualified Capital Stock.

(b)          With respect to any Restricted Subsidiary of the Administrative Borrower, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of the Administrative Borrower or any of its Restricted Subsidiaries in any class of the Equity Interests of such Restricted Subsidiary and (ii) Restricted Subsidiaries of the Administrative Borrower formed or acquired after the Closing Date in accordance with this Agreement may issue Equity Interests to the Administrative Borrower (or, after the Fourth Amendment Effective Date, to Subsidiary HoldCo and not the Administrative Borrower), a Wholly Owned Restricted Subsidiary of the Administrative Borrower which is to own such Equity Interests and, in the case of a Restricted Subsidiary of the Administrative Borrower that is not a Loan Party, to other persons which are to own such Equity Interests to the extent otherwise permitted hereunder. All Equity Interests issued to a Loan Party in accordance with this Section 6.13(b) shall, to the extent required by Sections 5.10 and 5.11 or any Security Document, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Document.

Section 6.14         ~~Section 6.14~~         Business. (a) With respect to ~~Holdings~~the Administrative Borrower, engage in any business activities or have any properties, other than (i) its ownership of the Equity Interests of ~~the Administrative Borrower, OBS and such other persons (other than Restricted Subsidiaries of the Administrative Borrower) that Holdings acquires after the Closing Date~~Subsidiary HoldCo, (ii) the holding of any cash and Cash Equivalents (but not operating any property), (iii) incurring ~~Indebtedness and other liabilities otherwise permitted to be incurred by it, (iv) maintaining its existence~~liabilities which it is responsible for under this Agreement and the other Loan Documents to which it is a party, as well as any

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liabilities under any Refinancing Notes Indenture or Additional Permitted Unsecured Debt Documents to which it is a party; provided that the Administrative Borrower may engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities, (iv) its ownership of (A) the Equity Interests in OSG Nakilat Corporation and Tankers International LLC and (B) the immaterial or non-operational assets and liabilities described on Schedule 3.07(e) hereto and (v) special purpose holding company activities reasonably incidental to the foregoing clauses (i) through (iv), inclusive. At no time on or after the Fourth Amendment Effective Date shall the Administrative Borrower directly own or charter any Vessel or Chartered Vessel.

(b)          With respect to the Administrative Borrower and its Restricted Subsidiaries, engage (directly or indirectly) in any businesses other than those businesses in which the Administrative Borrower and its Restricted Subsidiaries are engaged on the Closing Date (or which are substantially related thereto or are reasonable extensions thereof).

(c)          With respect to the Co-Borrower, (a) engage in any business or own any assets or have any material liabilities other than (i) those liabilities which it is responsible for under this Agreement and the other Loan Documents to which it is a party, as well as any liabilities under any Refinancing Notes Indenture or Additional Permitted Unsecured Debt Documents to which it is a party; provided that the Co-Borrower may engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities and (b) take any action that would result in the Co-Borrower not being treated as a disregarded entity for U.S. federal income tax purposes.

Section 6.15         ~~Section 6.15~~         [Reserved].

Section 6.16         Fiscal Periods. Change its fiscal year-end to a date other than December 31, or its fiscal quarters to a date other than March 31, June 30, September 30 and December 31.

Section 6.17         No Further Negative Pledge. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Restricted Party to create, incur, assume or suffer to exist any Lien upon any of its properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens (other than Liens permitted under Section 6.02(n)) on the properties encumbered thereby; (c) [Reserved]; (d) any prohibition or limitation that (i) exists pursuant to applicable Legal Requirements, (ii) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property pending the consummation of such sale; provided, that (x) such restrictions apply only to such property to be sold or disposed of, and (y) such sale is permitted hereunder, (iii) consists of customary restrictions on the assignment of leases, licenses and other contracts entered into in the ordinary course of business, (iv) consists of Charter Contract Lien Restrictions with respect to any Vessel, (v) consists of customary prohibitions or limitations in joint venture agreements, pooling agreements and other similar agreements restricting the pledge or assignment thereof or (vi) consists of other contractual restrictions on pledges or assignments in agreements entered into in the ordinary course of business solely to the extent such restrictions would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Legal Requirement (including the Bankruptcy Code) or principles of equity; and (e) covenants in documents creating Liens that secure Pool Financing Indebtedness prohibiting Liens on Pool Financing Receivables.

Section 6.18         ~~Section 6.18~~         Anti-Terrorism Law; Anti-Money Laundering. (a) Directly or indirectly (i) conduct any business or engage in making or receiving any contribution of funds,

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goods or services to or for the benefit of any person described in Section 3.22 that would result in a violation of Sanctions Laws, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Companies’ compliance with this Section 6.18).

(b)          Cause or permit any of the funds of such Loan Party that are used to repay the Credit Extensions to be derived from any unlawful activity with the result that the making of the Credit Extensions would be in violation of Legal Requirements.

Section 6.19         Embargoed Person. Cause or permit (a) any of the funds or properties of any Company that are used to repay the Loans or other Credit Extensions to constitute property of, or be beneficially owned directly or indirectly by, any person (individual or entity) with whom dealings are restricted or prohibited under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or any other similar list maintained by any Sanctions Authority, or 50% or greater owned by any such designated individual or entity that would result in a violation of Sanctions Laws, or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in any Company, with the result that the investment in any Company (whether directly or indirectly) is prohibited by applicable Legal Requirements or the Credit Extensions are in violation of applicable Legal Requirements.

Section 6.20         ~~Section 6.20~~         Restrictions on Chartering, etc. (i) Let a Vessel or Chartered Vessel on demise charter, other than pursuant to a Permitted Bareboat Charter, for any period or (ii) enter into any charter in respect of the Vessel or Chartered Vessel other than a Permitted Charter.

Section 6.21         ~~Section 6.21~~         Additional ~~Holdings~~ Covenants;. ~~Holdings will not (i) directly or indirectly, effect an OIN Spinoff unless all of the OIN Spinoff Conditions have been satisfied at such time, (ii~~The Administrative Borrower will not (i) directly or indirectly, take any action that would result in a Change in Control, ~~(iii~~(ii) create, incur, assume or suffer to exist any Lien on the Equity Interests of ~~the Administrative Borrower~~Subsidiary HoldCo other than Permitted Liens of the type described in clauses (a), (j) and (n) of Section 6.02, or (~~iv~~iii) directly or indirectly, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation.

Section 6.22         Amended Reorganization Plan and Confirmation Order. Seek, support or fail to actively and in good faith contest the entry of any Order superseding, amending, supplementing, vacating, staying, reversing, revoking or otherwise modifying the Confirmation Order or the Amended Reorganization Plan, to the extent that the effect of such Order would cause an Event of Default.

ARTICLE VII

GUARANTEE

Section 7.01         The Guarantee. The Guarantors hereby, jointly and severally, guarantee, as primary obligors and not as sureties, to each Secured Party and their respective successors and assigns, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of, premium (if any) and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under Title 11 of the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes, if any, held by each Lender of, the Borrowers, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed

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Obligations”). The Guarantors hereby jointly and severally agree that if the Borrowers or other Guarantors shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 7.02         ~~Section 7.02~~         Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and performance and not of collection and, to the fullest extent permitted by applicable Legal Requirements, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full in cash of the Guaranteed Obligations). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)          at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)          any of the acts mentioned in any of the provisions of this Agreement, the other Loan Documents or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)          the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)          any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be valid, perfected or to have the priority required under the Loan Documents; or

(e)          the release of any other Guarantor pursuant to Section 7.09.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrowers or any Guarantor under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional

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guarantee of payment and performance without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 7.03         ~~Section 7.03~~         Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 7.04         ~~Section 7.04~~         Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against any of the Borrowers or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness or other Obligation of any Loan Party to a Guarantor shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Subordination Agreement.

Section 7.05         ~~Section 7.05~~         Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and other Loan Documents may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by any Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

Section 7.06         ~~Section 7.06~~         Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 7.07         ~~Section 7.07~~         Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08         ~~Section 7.08~~         General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Legal Requirement affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would

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otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the rights of subrogation and contribution established in Sections 7.04 and 7.10, respectively) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.09         ~~Section 7.09~~         Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (i) all of the Equity Interests of any Subsidiary Guarantor are sold or otherwise transferred or (ii) any Subsidiary Guarantor is designated as an Unrestricted Subsidiary (in any such case, a “Transferred Guarantor”) to a person or persons (other than any Loan Party), such Transferred Guarantor shall, upon the consummation of such sale or transfer or designation, be released from its obligations under this Agreement (including under Section 11.03) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of the sale of all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be released, and so long as the Administrative Borrower shall have previously provided the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request, the Collateral Agent shall take, and the Lenders hereby irrevocably authorize the Collateral Agent to take, such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.

Section 7.10         ~~Section 7.10~~         Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Guarantor to any Secured Party, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

Section 7.11         ~~Section 7.11~~         Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under Section 7.01 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.11, or otherwise under Section 7.01, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.11 shall remain in full force and effect until a discharge of Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.11 constitute, and this Section 7.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01         Events of Default. Upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”):

(a)          default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether optional or mandatory) thereof or by acceleration thereof or otherwise;

(b)          default shall be made in the payment of any interest on any Credit Extension or any Fee or any other amount (other than an amount referred to in clause (a) above) due under any Loan Document, when and as the same shall become due and payable, whether at the due date thereof (including an Interest Payment Date) or at a date fixed for prepayment (whether optional or mandatory) or by acceleration or demand thereof or otherwise, and such default shall continue unremedied for a period of five Business Days;

(c)          any representation or warranty made or deemed made by any Loan Party in any Loan Document, or in any certificate, financial statement or other instrument furnished in connection with or required to be given or delivered by any Loan Party pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or so furnished;

(d)          default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02(a), Section 5.03(a) (as it relates to a Loan Party), Section 5.04, Section 5.08, Section 5.10, Section 5.13, Section 5.14, Section 5.16, Section 5.17, Section 5.19 or in Article VI; provided, that a default under either Section 6.06(b)(ii) or Section 6.10 (each, a “Revolver Covenant Event of Default”) shall not constitute an Event of Default with respect to any Class of Term Loans unless and until the Majority Revolving Lenders shall have terminated their Revolving Commitments and declared all amounts outstanding under the Revolving Facilities to be due and payable;

(e)          default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) above) and such default shall continue unremedied or shall not have been waived (i) in the case of the Fee Letter, for a period of five Business Days, and (ii) in the case of any other covenant, condition or agreement for a period of 30 days after the earlier of (x) any Loan Party obtaining knowledge thereof and (y) written notice thereof from the Administrative Agent or the Required Lenders to the Administrative Borrower;

(f)          any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided, that it shall not constitute an Event of Default pursuant to this clause (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) equals or exceeds $25,000,000 at any one time;

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(g)          an Insolvency Proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company or of a substantial part of the property of any Company, under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar official for any Company for a substantial part of the property of any Company; or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed for 60 days or an Order approving or ordering any of the foregoing shall be entered;

(h)          any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any Insolvency Proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar official for any Company or for a substantial part of the property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) except to the extent permitted by Section 6.05, wind up or liquidate; or (viii) take any action for the purpose of effecting any of the foregoing;

(i)          one or more Orders for the payment of money in an aggregate amount of $25,000,000 or more that are not covered by insurance from an unaffiliated insurance company with an A.M. Best financial strength rating of at least A- (it being understood that even if such amounts are covered by insurance from such an insurance company, such amounts shall count against such basket if responsibility for such amounts has been denied by such insurance company or such insurance company has not been promptly notified of such amounts) shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such Order;

(j)          one or more ERISA Events shall have occurred that, when taken together with all other such ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(k)          any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a valid, enforceable, perfected First Priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien on and security interest in, all of the Collateral (other than an immaterial portion) thereunder) in favor of the Collateral Agent, or shall be asserted by or on behalf of any Company not to be, a valid, enforceable, perfected, First Priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien on and security interest in the Collateral (other than an immaterial portion) covered thereby;

(l)          (x) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, (y) a proceeding shall be commenced by or on behalf of any Loan Party or any Affiliate thereof, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or (z) any Loan Party (directly or indirectly) shall repudiate, revoke, terminate or

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rescind (or purport to do any of the foregoing) or deny any portion of its liability or obligation for the Obligations;

(m)          [Reserved]; or

(n)          there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to any Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, (x) if a Revolver Covenant Event of Default occurs and is continuing and/or (y) if any other Event of Default has continued for a period of 180 days and (in the case of this clause (y)) the Required Lenders have not exercised their rights and remedies hereunder or under the Security Documents (and shall not be diligently pursuing such rights and remedies) at such time, in either case, at the request of the Majority Revolving Lenders only, and in each such case, without limiting Section 8.01(b), only with respect to the Revolving Facilities, any Letters of Credit and other Revolving Obligations) shall, by notice to the Administrative Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments; (ii) declare the Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding; and (iii) exercise (and/or direct the Collateral Agent to exercise) any and all of its (or the Collateral Agent’s) other rights and remedies under applicable Legal Requirements, hereunder and under the other Loan Documents; and in any event with respect to any Borrower described in clause (g) or (h) above, the Commitments shall automatically terminate and the principal of the Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding.

In addition, without limiting the foregoing, in the event of a foreclosure (or other similar exercise of remedies) by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent, the Administrative Agent or any Secured Party may be the purchaser of any or all of such Collateral at any such sale or other disposition and, in addition, the Collateral Agent or the Administrative Agent, as agent for and representative of all of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or other disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale.

Section 8.02         Rescission. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Loan Parties shall pay all arrears of interest and Fees and all payments on account of principal of the Loans and Reimbursement Obligations owing by them that shall have become due otherwise than by acceleration (with interest on principal and Fees and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.02, then upon the written consent of the Required Lenders (which may be given or withheld in their sole discretion) and written notice to the

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Administrative Borrower, the termination of the Commitments or the acceleration of the Loans and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders, the Issuing Bank and the other Secured Parties to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit any Loan Party and do not give any Loan Party the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

ARTICLE IX

APPLICATION OF COLLATERAL PROCEEDS

Section 9.01         Application of Proceeds. Subject to the provisions of Section 11.23, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by or distributed or paid to the Collateral Agent or the Administrative Agent pursuant to this Agreement or any other Loan Document (including as a result of any exercise of any right or remedy hereunder or thereunder), promptly by the Collateral Agent as follows:

(a)          First, to the indefeasible payment in full in cash of all reasonable and documented out-of-pocket costs and expenses, and all fees, commissions and taxes of such sale, collection or other realization (including compensation to the Administrative Agent, the Collateral Agent and their respective agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent and/or the Collateral Agent in connection therewith and all amounts for which the Administrative Agent or Collateral Agent are entitled to indemnification pursuant to the provisions of any Loan Document), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b)          Second, to the indefeasible payment in full in cash of all other reasonable costs and expenses of such sale, collection or other realization (including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c)          Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of principal, interest and other amounts constituting Revolving Obligations (including Reimbursement Obligations and obligations to Cash Collateralize Letters of Credit), in each case, equally and ratably in accordance with the respective amounts thereof then due and owing (it being agreed that, for purposes of applying this clause (c), all interest and all other amounts described herein will be deemed payable in accordance with this Agreement regardless of whether such claims are allowed in any proceeding described in Section 8.01(g) or (h));

(d)          Fourth, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (c), to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal), and any fees, premiums, interest and scheduled periodic payments due under Bank Product Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

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(e)          Fifth, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (d), to the indefeasible payment in full in cash, pro rata, of the principal amount of the Secured Obligations (including principal on any Bank Product Obligations then due and owing;

(f)          Sixth, to the indefeasible payment in full in cash, pro rata, to any other Secured Obligations then due and owing with any balance to be paid to the Administrative Agent, for the ratable benefit of the Bank Product Providers, as cash collateral; and

(g)          Seventh, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct;

provided, that in each case, for the avoidance of doubt, in no event shall the proceeds of any Collateral pledged by a Guarantor or any payment made by a Guarantor be applied to payment of any Excluded Swap Obligations of such Guarantor.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (g) of this Section 9.01, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

ARTICLE X

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 10.01         Appointment. (a) Each Lender and the Issuing Bank hereby irrevocably designates and appoints (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably designate and appoint) each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents. Each Lender and the Issuing Bank irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Agents, the Lenders, the Issuing Bank and the Bank Product Providers, and no Loan Party shall have rights as a third party beneficiary of any such provisions. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party or any of their respective Subsidiaries. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)          Each Lender irrevocably appoints each other Lender, and the Collateral Agent irrevocably appoints the Administrative Agent, as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC or any other applicable Legal Requirement, a security interest can be perfected by possession or control. Should any Lender (other than the Collateral Agent) obtain

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possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions. The Lenders hereby acknowledge and agree (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge and authorize) that the Collateral Agent may act as the collateral agent for the Secured Parties.

Section 10.02         Agent in Its Individual Capacity. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Company or any Affiliate thereof as if it were not an Agent hereunder and without duty to account therefor to the Lenders or the Issuing Bank.

Section 10.03         ~~Section 10.03~~         Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.01 or 11.02); provided, that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability, if the Agent is not indemnified to its satisfaction, or that is contrary to any Loan Document or applicable Legal Requirements including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Insolvency Law or that may effect a foreclosure, modification or termination of property of a Defaulting Lender under any Insolvency Law, and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to any Company or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as any Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.01 or 11.02) or in the absence of its own gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof describing such Default is given to such Agent by any Borrower, a Lender or the Issuing Bank, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document. Each party to this Agreement acknowledges and agrees that the Administrative Agent and/or the Collateral Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Administrative Agent and/or the Collateral Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrowers and the other Loan Parties. No Agent shall be liable for any action taken or

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not taken by any such service provider. Neither any Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents.

Section 10.04         ~~Section 10.04~~         Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by a proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless each Agent shall have received written notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

Section 10.05         ~~Section 10.05~~         Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply, without limiting the foregoing to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agents shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Section 10.06         Successor Agent. Each Agent may resign as such at any time upon at least 10 days’ prior notice to the Lenders, the Issuing Bank and the Administrative Borrower and without notice to the Bank Product Providers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Administrative Borrower, so long as no Event of Default shall have then occurred and be continuing, to appoint a successor Agent from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 10 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which successor shall be a commercial banking institution or other finance company organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $500,000,000; provided, that if such retiring Agent is unable to find a commercial banking institution or other finance company that is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent’s resignation shall nevertheless thereupon become effective and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents, and the Lenders shall assume and perform all of the duties of the Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent.

Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring (or retired) Agent shall be discharged from its duties and obligations under

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the Loan Documents. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent’s resignation hereunder, the provisions of this Article X, Section 11.03 and Sections 11.08 to 11.10 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 10.07         ~~Section 10.07~~         Non-Reliance on Agent and Other Lenders. Each Lender, Bank Product Provider and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed each document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Each Lender (and each Bank Product Provider) and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Section 10.08         ~~Section 10.08~~         Name Agents. The parties hereto acknowledge that the Arrangers, the Documentation Agents and the Syndication Agent hold their titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender or the Issuing Bank hereunder.

Section 10.09         ~~Section 10.09~~         Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such and each of its Related Persons (to the extent not reimbursed by the Borrowers or the Guarantors and without limiting the obligation of the Borrowers or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have been terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and Reimbursement Obligations) be imposed on, incurred by or asserted against such Agent or Related Person in any way relating to or arising out of, the Commitments, the Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein, the Transactions or any of the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Related Person under or in connection with any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR RELATED PERSON); provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements that are found by a final and nonappealable judgment of a court of competent jurisdiction to have directly resulted solely and directly from such Agent’s or Related Person’s, as the case may be, gross negligence or willful misconduct. The agreements in this Section 10.09 shall survive the payment of the Loans and all other amounts payable hereunder and the termination of the Commitments.

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Section 10.10         ~~Section 10.10~~         Withholding Taxes. To the extent required by any applicable Legal Requirements, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 10.11         Lender’s Representations, Warranties and Acknowledgements. (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Companies in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Companies. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders. Each Lender and the Issuing Bank acknowledges that no Agent or Related Person of any Agent has made any representation or warranty to it. Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders or the Issuing Bank, no Agent shall have any duty or responsibility (either express or implied) to provide any Lender or the Issuing Bank with any credit or other information concerning any Loan Party or any Affiliate of a Loan Party, including the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of an Agent or any of its Related Persons.

(b)          Each Lender, by delivering its signature page to this Agreement or an Assignment and Acceptance Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date.

Section 10.12         Security Documents and Guarantees.

(a)          Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantees, the Collateral and the Loan Documents; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Bank Product Obligations with respect to any Bank Product Agreement. Subject to Section 11.02, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 8.01 or 11.02) have otherwise

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consented or (ii) release any Guarantor from the Guarantees pursuant to Section 7.09 or with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 8.01 or 11.02) have otherwise consented.

(b)          Anything contained in any of the Loan Documents to the contrary notwithstanding, each Loan Party, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantees, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders (or the Majority Revolving Lenders, as the case may be), for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c)          (i)          Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent and the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Bank Product Agreement) take such actions as shall be required to release its security interest in any Collateral subject to any disposition permitted by the Loan Documents, and to release any guarantee obligations under any Loan Document of any person subject to such disposition, to the extent necessary to permit consummation of such disposition in accordance with the Loan Documents.

(ii)         Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Secured Obligations (other than Secured Obligations in respect of any Bank Product Agreement and contingent indemnification obligations for which no claim or demand has been made) have been paid in full, all Commitments have terminated or expired and all Letters of Credit have terminated or expired (or have been Cash Collateralized), upon request of the Administrative Borrower, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Bank Product Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Secured Obligations in respect of Bank Product Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Administrative Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

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(d)          The Agents shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 10.13         Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any Insolvency Proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)          to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under Sections 2.03 and 10.03) allowed in such judicial proceeding; and

(c)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.14         Ship Mortgage Trust. The Mortgage Trustee agrees and declares, and each of the other Secured Parties acknowledges, that, subject to the terms and conditions of this Section 10.14, the Mortgage Trustee holds the Trust Property in trust for the Secured Parties absolutely. Each of the other Secured Parties agrees that the obligations, rights and benefits vested in the Mortgage Trustee shall be performed and exercised in accordance with this Section 10.14. For the avoidance of doubt, the Mortgage Trustee shall have the benefit of all of the provisions of this Agreement (including exculpatory and indemnification provisions)

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benefiting it in its capacity as Collateral Agent for the Secured Parties. In addition, the Mortgage Trustee and any attorney, agent or delegate of the Mortgage Trustee may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Mortgage Trustee or any other such person by or pursuant to the Collateral Vessel Mortgages or in respect of anything else done or omitted to be done in any way relating to the Collateral Vessel Mortgages.

ARTICLE XI

MISCELLANEOUS

Section 11.01         Notices.

(a)          Notices and other communications provided for herein shall, except as provided in Section 11.01(b), be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission, as follows:

(i)          if to any Loan Party, to the Administrative Borrower at:

~~OSG~~ International Seaways, Inc.

~~c/o Overseas Shipholding Group, Inc.~~

~~1301~~600 Third Avenue ~~of the Americas~~, 39th Floor

New York, New York ~~10019~~10016

Attention: President

Telephone: 212-953-4100

Fax: 212-578-1881

Email: ~~rjohnston@osg.com and iblackley@osg~~lzabrocky@intlseas.com and LegalDepartment@intlseas.com

(ii)         if to the Administrative Agent, to it at:

Jefferies Finance LLC

520 Madison Avenue

New York, NY 10022

Attention: Account Manager – ~~Overseas Shipholding Group~~International Seaways, Inc. (OIN)

Facsimile No.: (212) 284-3444

Electronic Mail: JFIN.Admin@Jefferies.com

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(iii)        if to a Lender, to it at its address (or facsimile number) set forth on Annex I or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto;

(iv)        if to the Swingline Lender, to it at:

Jefferies Finance LLC

520 Madison Avenue

New York, NY 10022

Attention: Account Manager – ~~Overseas Shipholding Group~~International Seaways, Inc. (OIN)

Facsimile No.: (212) 284-3444

Electronic Mail: JFIN.Admin@Jefferies.com

(v)         if to the Issuing Bank, to it at:

Jefferies Finance LLC

520 Madison Avenue

New York, NY 10022

Attention: Account Manager – ~~Overseas Shipholding Group~~International Seaways, Inc. (OIN)

Facsimile No.: (212) 284-3444

Electronic Mail: JFIN.Admin@Jefferies.com

Notice and other communications to the Lenders and the Issuing Bank hereunder may (subject to Section 11.01(b)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. Any party hereto may change its address, facsimile number or e-mail address for notice and other communications hereunder by notice to the other parties hereto. The Administrative Agent or the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (including by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b)          Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other

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extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the e-mail address(es) provided to the Administrative Borrower by the Administrative Agent from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 11.01 shall prejudice the right of the Agents, any Lender, the Issuing Bank or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

(c)          To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.

(d)          Each Loan Party further agrees that the Administrative Agent may make the Communications available to the other Agents, the Lenders or the Issuing Bank by posting the Communications on a Platform. The Platform and any Approved Electronic Communications are provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall any Agent have any liability to any Loan Party, any Lender or any other person for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in contract, tort or otherwise) arising out of or related to any Loan Party’s or any Agent’s transmissions of Communications through the Internet (including the Platform). Notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor. Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)          The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

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(f)          Each Loan Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(g)          Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information with respect to the Administrative Borrower, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither any Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.

Section 11.02         ~~Section 11.02~~         Waivers; Amendment.   (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)          Subject to Sections 2.16(c), 11.02(d) and 11.02(e), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders (other than with respect to any amendment or waiver contemplated in clause (b)(xi) below, which shall only require the consent of the Majority Revolving Lenders) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided, that no such agreement shall:

(i)          increase or extend the expiry date of any Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default (or any definition used, respectively, therein) shall constitute an increase in or an extension of the expiry date of any Commitment of any Lender for purposes of this clause (i));

(ii)         reduce the principal amount or premium, if any, of any Loan or LC Disbursement or reduce the rate of interest thereon (other than waiver of any increase in the rate of interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby;

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(iii)        postpone or extend the maturity of any Loan, the required date of payment of any Reimbursement Obligation or any scheduled date of payment of or the installment otherwise due on the principal amount of any Term Loan under Section 2.09, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment (other than a waiver of any increase in the rate of interest pursuant to Section 2.06(c)), or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Letter of Credit Expiration Date, without the written consent of each Lender directly affected thereby (including, if directly affected, the Issuing Bank);

(iv)        change Section 11.04(b) in a manner which further restricts assignments thereunder without the written consent of each Lender directly affected thereby (provided that any amendment that clarifies any ambiguity or defect in the definition or use of Disqualified Institutions shall require only the consent of the Required Lenders and the Loan Parties);

(v)         change Section 2.14(b) or (c) or Section 9.01 in a manner that would alter the order of or the pro rata sharing of payments or setoffs required thereby, without the written consent of each Lender directly affected thereby;

(vi)        change the percentage set forth in the definition of “Required Lenders”, “Majority Revolving Lenders”, or any other provision of any Loan Document (including this Section 11.02) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

(vii)       release all or substantially all of the Guarantors from their respective Guarantees (except as expressly provided in Article VII), or limit their liability in respect of such Guarantees, without the written consent of each Lender;

(viii)      except as expressly permitted in this Agreement or any Security Document, release all or substantially all of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Secured Obligations equally and ratably with the other Secured Obligations), in each case without the written consent of each Lender;

(ix)         change the order of application of prepayments among Term Loans and Revolving Commitments under Section 2.10(d) or change the application of prepayments of Term Loans set forth in Section 2.10(d) in each case without the consent of the Required Lenders and Term Lenders holding more than 50% of the aggregate principal amount of the outstanding Term Loans;

(x)          without the written consent of the Majority Revolving Lenders, amend, modify or waive (w) the provisions of Section 2.10(h) or ARTICLE IX, in each case, in a manner adversely affecting the priority status of the Revolving Obligations, (x) the provisions of Section 11.23, (y) any condition precedent set forth in Section 4.02 with respect to the making of any Revolving Loan or Swingline Loan or the issuance of any Letter of Credit or (z) alter the rights or remedies of the Majority Revolving Lenders arising pursuant to Article VIII as a result of the failure of the Required Lenders to exercise their rights and remedies within the time period set forth therein;

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(xi)         (w) amend or otherwise modify Section 6.06(b)(ii), (x) amend or otherwise modify Section 6.10 (or for the purposes of determining compliance with Section 6.10, any defined terms used therein), or (y) waive or consent to any Default resulting from a breach of either Section 6.06(b)(ii) or Section 6.10 or (z) alter the rights or remedies of the Majority Revolving Lenders arising pursuant to Article VIII as a result of a breach of either Section 6.06(b)(ii) or Section 6.10, in each case, without the written consent of the Majority Revolving Lenders; provided, however, that the amendments, modifications, waivers and consents described in this clause (xi) shall not require the consent of any Lenders other than the Majority Revolving Lenders;

(xii)        without the written consent of the Term Lenders holding more than 50% of the aggregate principal amount of the outstanding Term Loans, amend or modify this Agreement to provide for aggregate Revolving Commitments under all Classes to exceed $75,000,000;

(xiii)       subordinate the Obligations under the Loan Documents to any other Indebtedness without the written consent of each Lender; or

(xiv)      modify the protections afforded to an SPC pursuant to the provisions of Section 11.04(h) without the written consent of such SPC;

provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Collateral Agent, the Issuing Bank and the Swingline Lender) if (1) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (2) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of, premium, if any, and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement, and (3) Section 2.16(b) is complied with.

(c)          Without the consent of any other person, the applicable Loan Party or Loan Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by applicable Legal Requirements to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or assets so that the security interests therein comply with applicable Legal Requirements.

(d)          Notwithstanding the foregoing, if, following the Closing Date, the Administrative Agent and the Administrative Borrower shall have agreed in their sole and absolute discretion that there is an ambiguity, inconsistency, manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Administrative Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof (it being understood that the Administrative Agent has no obligation to agree to any such amendment).

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(e)          Further, notwithstanding the foregoing, any provision of this Agreement and the other Loan Documents may be amended to effect ~~(x)~~ any Extension Amendment, any Corrective Extension Amendment, any Incremental Loan Amendment or any Refinancing Amendment as, and to the extent, provided in Sections 2.20, 2.21 and ~~2.23 and (y) any amendment as, and to the extent, provided in the definition of “OIN Spinoff Conditions” contained herein.~~2.23.

Section 11.03         ~~Section 11.03~~         Expenses; Indemnity. (a) The Loan Parties agree, jointly and severally, to pay, promptly upon demand:

(i)          all reasonable and documented out-of-pocket costs and expenses incurred by the Arrangers, the Administrative Agent, the Collateral Agent, the Documentation Agents, the Syndication Agent, the Issuing Bank and the Swingline Lender (including (i) the reasonable and documented fees, disbursements and other charges of Advisors for the Arrangers, the Administrative Agent, the Collateral Agent, the Documentation Agents, the Syndication Agent, the Issuing Bank and the Swingline Lender in connection with the syndication of the Loans and Commitments, the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Credit Extensions and Commitments (including with respect to the establishment and maintenance of a Platform and including the reasonable fees and disbursements of counsel as may be necessary or appropriate in the judgment of the Agents, and the charges of IntraLinks, SyndTrak or a similar service), the perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated);

(ii)         all reasonable and documented out-of-pocket costs and expenses incurred by the Arrangers, the Administrative Agent, the Collateral Agent, any other Agent, the Issuing Bank, the Swingline Lender, or any Lender (including the fees, charges and disbursements of Advisors for any of the foregoing) incurred in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this Section 11.03(a), or in connection with the Loans made or Letters of Credit issued hereunder and the collection of the Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; provided that, in the case of charges of outside counsel, such payment shall be limited to the reasonable and documented fees, disbursements and charges of (x) one primary counsel for the Agents and the Lenders (collectively with the Agents, taken as a group), (y) one local counsel and foreign counsel in each relevant jurisdiction for each of the Agents and the Lenders (collectively with the Agents, taken as a group) and (z) one maritime counsel in each relevant jurisdiction for each of the Agents and the Lenders (collectively with the Agents, taken as a group) (and, in each case, in the case of an actual or a potential conflict of interest, (A) one additional counsel for each affected person (or group of similarly affected persons), (B) one local counsel and/or regulatory counsel for each affected person (or group of similarly affected persons) in any relevant jurisdiction and (C) one maritime counsel for each affected person (or group of similar affected persons) in each relevant jurisdiction;

(iii)        subject to Section 5.13, all reasonable and documented out-of-pocket costs and expenses incurred by (or on behalf of) the Administrative Agent and the Collateral Agent in respect of Vessel Appraisal fees and expenses; and

(iv)        all Other Taxes in respect of the Loan Documents.

(b)          The Loan Parties agree, jointly and severally, to indemnify the Agents, each Lender, the Issuing Bank, the Swingline Lender and each Related Person of each of the foregoing (each

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such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable and documented expenses (including reasonable and documented fees, disbursements and other charges of one counsel for all Indemnitees and, if necessary, one maritime counsel, local and foreign counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions for all Indemnitees (and, in the case of an actual or potential conflict of interest of another firm of counsel (and maritime counsel and one firm of local and foreign counsel in each appropriate jurisdiction) for such affected Indemnitee))) and any and all claims, damages, losses and liabilities, fees, fines, penalties, actions, judgments, suits and related expenses, including reasonable Advisors fees, charges and disbursements (collectively, “Claims”), incurred by or asserted against any Indemnitee, directly or indirectly, arising out of, relating to or in connection with (i) the execution, delivery, performance, administration or enforcement of the Loan Documents or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, (ii) any actual or proposed use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any property (A) owned, leased or operated by any Company or (B) formerly owned, leased or operated by any Company at the time of its ownership, lease or operations, (v) any Environmental Claim or threatened Environmental Claim against any of the Companies relating to any Real Property, Vessel, Chartered Vessel or other property currently or formerly owned, leased or operated by any of the Companies or relating to the operations of any of the Companies, (vi) any non-compliance with, or violation of, applicable Environmental Laws or Environmental Permits by Companies or its businesses, operations, Real Property, Vessels, Chartered Vessels and other properties, (vii) the imposition of any environmental Lien encumbering Real Property or Vessels or Chartered Vessels owned, leased or operated by any Company, (viii) the consummation of the Transactions (including the syndication of the Loans and the Commitments) and the other transactions contemplated hereby or (ix) any actual or prospective claim, action, suit, litigation, inquiry, investigation, or other proceeding or preparation of a defense in connection with any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of their respective subsidiaries, affiliates or shareholders or otherwise, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses or other Claims are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from (i) the gross negligence or willful misconduct of such Indemnitee or any of its Related Persons, (ii) a material breach by such Indemnitee or any of its Related Persons or any of its or their respective obligations under the Loan Documents or (iii) any claims brought by an Indemnitee against another Indemnitee (other than against the Administrative Agent or any other Agent in its capacity as such) not arising out of any act or omission by any Loan Party or any Affiliate thereof.

(c)          The Loan Parties agree, jointly and severally, that, without the prior written consent of the Agents and any affected Lender (such consent not to be unreasonably withheld), the Loan Parties will not enter into any settlement of a Claim in respect of the subject matter of Section 11.03(b) and asserted against an Indemnitee unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all Indemnitees and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee.

(d)          The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans and any other Secured Obligations, the release of any Guarantor or of all or any portion of the Collateral, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents, the

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Issuing Bank or any Lender. All amounts due under this Section 11.03 shall be accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(e)          To the extent that the Loan Parties fail to indefeasibly pay any amount required to be paid by them to the Agents, the Issuing Bank or the Swingline Lender under clause (a) or (b) of this Section 11.03 in accordance with Section 10.03, each Lender severally agrees to pay to the Agents the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided, that the unreimbursed Claim was incurred by or asserted against any of the Agents, the Issuing Bank, or the Swingline Lender in its capacity as such. For purposes of this clause (e), a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Total Revolving Exposure, the principal amount of outstanding Term Loans and unused Term Commitments at the time.

(f)          To the fullest extent permitted by applicable Legal Requirements, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, exemplary, consequential, or punitive damages (including any loss of profits, business or anticipated savings as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties to the extent such special, punitive, indirect or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under this Section 11.03. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

(g)          All amounts due under this Section 11.03 shall be payable no later than 10 Business Days after written demand (accompanied by an invoice or other reasonable documentation) therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final and non-appealable judicial determination of a court of competent jurisdiction that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 11.03.

Section 11.04         ~~Section 11.04~~         Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender and each Lender, which consent may be withheld in their respective sole discretion (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void ab initio). Nothing in this Agreement or any other Loan Document, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants to the extent expressly provided in clause (e) of this Section 11.04 and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

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(b)          Any Lender shall have the right at any time to assign to one or more assignees (other than any Company or any Affiliate thereof (except as provided in Section 2.22) or a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that:

(i)          except in the case of (A) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, (B) any assignment made in connection with the primary syndication by the Arrangers of the Commitments and the Loans or (C) an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) in the case of Term Loans, $1,000,000 (or, in the case of any assignment made in connection with the primary syndication of the Term Commitments and Term Loans by Jefferies Finance LLC and its Affiliates, $100,000), and (y) in the case of Revolving Commitments or Revolving Loans, $2,500,000; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amounts has been met;

(ii)         each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement , except that this clause (ii) shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(iii)        the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless such fee is waived by the Administrative Agent in its sole discretion); provided, however, in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments;

(iv)        the assignee, if it shall not then be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(v)         the assignee shall represent and warrant to the Administrative Borrower and the Administrative Agent that it is an Eligible Assignee; and

(vi)        each of (x) the Administrative Agent, (y) with respect to any assignment of Revolving Loans and Revolving Commitments, the Swingline Lender and the Issuing Bank, and (z) (except (I) when an Event of Default has occurred and is continuing or (II) in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund) the Administrative Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that (i) the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof and (ii) the consent of the Administrative Agent shall not be required if such assignment is in respect of Term Loans that is made to a Lender, an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, any consent of the Issuing Bank and the Swingline Lender required under this clause (b) may be withheld by such person in its sole discretion. Subject to acceptance and recording thereof pursuant to Section 11.04(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall

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be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided, that any liability of the Borrowers to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by the Borrowers in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03.

(c)          The Administrative Agent, acting for this purpose as an agent of the Administrative Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Administrative Borrower, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)          Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.04(b) and any written consent to such assignment required by Section 11.04(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 11.04(d). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.04(e).

(e)          Any Lender shall have the right at any time, without the consent of, or notice to any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender or any other person to sell participations to any person (other than any Company or any Affiliate thereof or a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) is described in clauses (i), (ii) or (iii) of the proviso to Section 11.02(b) and (2) directly affects such Participant. Each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.04(b). To the extent permitted by Legal Requirements, each Participant also shall be entitled to the

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benefits of Section 11.08 as though it were a Lender; provided, that such Participant agrees in writing to be subject to Section 2.14(c) as though it were a Lender. Each Lender shall, acting for this purpose as a “non-fiduciary” agent of the Borrowers, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender (and the Borrowers, to the extent that the Participant requests payment from the Borrowers) shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(f)          A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Administrative Borrower (which consent shall not be unreasonably withheld, delayed or conditioned) or the greater payment results from a Change in Law after the date the participation was sold to the Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless such Participant agrees to comply with Section 2.15(f) as though it were a Lender (it being understood that the documentation required in Section 2.15(f) shall be delivered to the participating Lender).

(g)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank, and this Section 11.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of the Borrowers, each Issuing Bank, the Swingline Lender, the Administrative Agent or any other person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and the Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(h)          Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Administrative Borrower, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to a Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; provided further that nothing herein shall make the SPC a “Lender” for the purposes of this Agreement, obligate the Borrowers or any other Loan Party or the Administrative Agent to deal with such SPC directly, obligate the Borrowers or any other Loan Party in any manner to any greater extent than they were obligated to the Granting Lender, or increase costs or expenses of the Borrowers. The Loan Parties and the Administrative Agent shall be entitled to deal solely with, and obtain good discharge from, the Granting Lender and shall not be required to investigate or otherwise seek the consent or approval of any SPC, including for the approval of any amendment, waiver or other

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modification of any provision of any Loan Document. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.04(h), any SPC may (i) with notice to, but without the prior written consent of, the Administrative Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Administrative Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any Material Non-Public Information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(i)          The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar laws domestic or foreign, federal, state, provincial or otherwise, based on or analogous or similar to the Uniform Electronic Transactions Act.

(j)          Any assignor Lender of all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Acceptance or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution. None of the Agents shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions. Upon request by any Lender or prospective Lender, the Administrative Agent shall be permitted to disclose to such Lender or prospective Lender the identity of the Disqualified Institutions.

(k)          (i) Without prejudice to the enforcement of any of the Agents’ or Lenders’ rights and remedies under the Loan Documents, at law or in equity or otherwise, the Revolving Lenders agree that at any time following (a) the commencement of any Insolvency Proceeding with respect to any Loan Party, (b) any acceleration of the Revolving Obligations or (c) each election by the Majority Revolving Lenders to assert any rights or withhold any consent under or in respect of any provision of Section 11.23 at any time and from time to time, the Revolving Lenders will offer the Term Lenders, by written notice to the Administrative Agent, the option to purchase the entire aggregate amount of outstanding Revolving Obligations (including unfunded Revolving Commitments) at the Purchase Price without warranty or representation or recourse except as provided in Section 11.04(k)(iii), on a pro rata basis among the Revolving Lenders. The “Purchase Price” will equal the sum of (1) the aggregate principal amount of all Revolving Loans, Swingline Loans and Reimbursement Obligations included in the Obligations (including an amount in cash equal to 103% of the undrawn amount of outstanding Letters of Credit), and all accrued and unpaid interest thereon through the date of purchase (but excluding any prepayment penalties or premiums) and (2) all accrued and unpaid fees, expenses and other amounts owed to the Revolving Lenders under the Loan Documents as of the date of purchase.

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(ii)         The Term Lenders (or any one or more of them) may in their sole and absolute discretion irrevocably accept such offer within 10 Business Days of the receipt thereof (it being understood that a failure to affirmatively accept such offer within such time frame shall be deemed to be a rejection of such offer). If the Term Lenders (or any one or more of them) accept such offer, it shall be exercised not more than 20 days, nor less than 10 days, after the receipt by the Revolving Lenders of the notice of election by such Term Lenders, subject to any required approval of any court or other Governmental Authority then in effect, if any. Such sale shall be pursuant to documentation mutually acceptable to the Revolving Lenders and such Term Lenders, without the prior written consent of the Administrative Borrower or any other Loan Party. If the all of the Term Lenders reject such offer (or any one or more of them does not so irrevocably accept such offer within the required timeframe), the Revolving Lenders shall have no further obligations pursuant to this Section 11.04(k). Each Revolving Lender will retain all rights to indemnification provided in the relevant Loan Documents for all claims and other amounts relating to periods prior to the purchase of the Revolving Obligations pursuant to this Section 11.04(k). The Purchase Price shall be remitted by wire transfer in federal funds to such bank account of the Administrative Agent for the ratable account of the Revolving Lenders in New York, New York, as the Administrative Agent may designate in writing to such Term Lenders for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by such Term Lenders that have exercised such option to the bank account designated by the Administrative Agent are received in such bank account prior to 1:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by such Term Lenders to the bank account designated by the Administrative Agent are received in such bank account later than 1:00 p.m., New York City time, on such Business Day.

(iii)        The Term Lenders agree that the purchase and sale of the Revolving Obligations under this Section 11.04(k) will be expressly made without recourse and without representation or warranty of any kind by the Revolving Lenders, except that the Revolving Lenders shall severally and not jointly represent and warrant to the Term Lenders that on the date of the purchase, immediately before giving effect to such purchase:

(a)          the principal of and accrued and unpaid interest on the Revolving Obligations, and the fees and expenses thereof owed to the respective Revolving Lenders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the Revolving Obligations; and

(b)          each Revolving Lender owns the Revolving Obligations purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by this Agreement, in which case the Purchase Price will be appropriately adjusted so that the Term Lenders do not pay amounts represented by participation interests).

Section 11.05         ~~Section 11.05~~         Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the reports, certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligation or any Letter of Credit is outstanding (or Cash Collateralized) and so long as the Commitments have not expired or terminated. The provisions of Article X and Sections 2.12, 2.13, 2.15, 11.03, 11.05, 11.09, 11.10 and 11.12 shall survive and remain in full force and effect regardless

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of the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

Section 11.06         ~~Section 11.06~~         Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, Fee Letter and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and/or the Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.07         ~~Section 11.07~~         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.08         Right of Setoff; Marshalling; Payments Set Aside. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Documents held by such Lender or the Issuing Bank, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. None of any Agent, any Lender or any Issuing Bank shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Administrative Agent, Issuing Bank or Lenders (or to Administrative Agent, on behalf of Lenders or Issuing Bank), or any Agent, Issuing Bank or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Insolvency Law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 11.09         ~~Section 11.09~~         Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether sounding in contract, tort or otherwise) based upon, arising out of or relating to this

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Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, and governed by, the law of the State of New York.

(b)          Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York , located in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent, the Collateral Agent, any other Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)          Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than facsimile or email) in Section 11.01. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, each Loan Party hereby irrevocably and unconditionally appoints ~~Holdings~~the Co-Borrower, with an office for service of process delivery on the date hereof at ~~1301~~International Seaways, Inc. 600 Third Avenue ~~of the Americas~~, 39th Floor, New York, New York ~~10019,~~10016, and its successors (the “Process Agent”), as its agent to receive on behalf of such Loan Party and its property all writs, claims, process, and summonses in any action or proceeding brought against such Loan Party in the State of New York. Such service may be made by mailing or delivering a copy of such process to any Loan Party in care of the Process Agent at the address specified above for the Process Agent, and such Loan Party irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the applicable Loan Party, or failure of the applicable Loan Party, to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or any such Loan Party, or of any judgment based thereon. Each Loan Party covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Each Loan Party hereto further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 11.10         ~~Section 11.10~~         Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR

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RELATING TO ANY LOAN DOCUMENT, THE TRANSACTIONS OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

Section 11.11         ~~Section 11.11~~         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 11.12         Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and Approved Funds’ directors, officers, employees, agents, advisors and other representatives, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof, and any failure of such persons acting on behalf of the Administrative Agent, the Collateral Agent, an Arranger, the Issuing Bank or a Lender to comply with this Section 11.12 shall constitute a breach of this Section 11.12 by the Administrative Agent, the Collateral Agent, such Arranger, the Issuing Bank or such Lender, as applicable), (b) to the extent (i) requested by any regulatory authority or any quasi-regulatory authority (such as the National Association of Insurance Commissioners and the SEC) or (ii) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process or in connection with any pledge or assignment made pursuant to Section 11.04(g), provided that, solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and quasi-regulatory authorities, such disclosing entity shall notify the Administrative Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding, (c) to any other party to this Agreement, (d) in connection with the exercise of any remedies under the Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the any of the Borrower and their respective obligations, (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party or (iv) any actual or prospective investor in an SPC, (f) with the consent of the Borrowers, (g) to an investor or prospective investor in securities issued by an Approved Fund of any Lender that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by an Approved Fund of any Lender or to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in securities issued by an Approved Fund of any Lender in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by such Approved Fund (it being agreed that the persons to whom such disclosure is made will be informed of the confidential nature of such Information) or (h) to the extent such Information (a) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.12 or (b) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers or any Subsidiary. In addition, the Agents, the Issuing Bank and the Lenders may disclose the existence of this Agreement and the information about this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP

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numbers with respect to the Loans, market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agents, the Issuing Bank and the Lenders in connection with the administrative and management of this Agreement and the other Loan Documents. For the purposes of this Section 11.12, “Information” shall mean all information received from ~~Holdings and~~ the Borrowers (and, prior to the Fourth Amendment Effective Date, OSG) relating to ~~Holdings and~~ the Borrowers or any of their respective Subsidiaries or their business (and, prior to the Fourth Amendment Effective Date, OSG), other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by ~~Holdings and~~ the Borrowers (or, prior to the Fourth Amendment Effective Date, OSG). Any person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person accords to its own confidential information.

Section 11.13         ~~Section 11.13~~         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Legal Requirements, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 11.14         ~~Section 11.14~~         Assignment and Acceptance. Each Lender to become a party to this Agreement (other than the Administrative Agent and any other Lender that is a signatory hereto) shall do so by delivering to the Administrative Agent an Assignment and Acceptance duly executed by such Lender, the Administrative Borrower (if the Administrative Borrower’s consent to such assignment is required hereunder) and the Administrative Agent.

Section 11.15         ~~Section 11.15~~         Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)          any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)          any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)          any exchange, release or non-perfection or loss of priority of any Liens on any or all of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

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(e)          any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)          any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 11.16         Waiver of Defenses; Absence of Fiduciary Duties. (a) Each of the Loan Parties hereby waives any and all suretyship defenses available to it as a Guarantor arising out of the joint and several nature of its respective duties and obligations hereunder (including any defense contained in Article VII).

(b)          Each of the Loan Parties agrees that in connection with all aspects of the transactions contemplated hereby or by the other Loan Documents and any communications in connection therewith, the Loan Parties and their respective Affiliates, on the one hand, and each Lender and Agent, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of any Lender or any Agent or any of their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

(c)          Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 11.17         Patriot Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Loan Parties and Responsible Officers thereof, which information includes the name, address and taxpayer identification number of each Loan Party and other information that will allow such Lender to identify such Loan Party and Responsible Officers in accordance with the Patriot Act.

Section 11.18         Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting. The Administrative Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed the Administrative Agent as its agent and to have accepted the benefits of the

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Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to the Collateral Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that the Administrative Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of the Administrative Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, the Administrative Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to the Administrative Agent as to the amounts that are due and owing to it and such written certification is received by the Administrative Agent a reasonable period of time prior to the making of such distribution. The Administrative Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, the Administrative Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to the Administrative Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). The Borrowers may obtain Bank Products from any Bank Product Provider, although the Borrowers are not required to do so. The Borrowers acknowledge and agree that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

Section 11.19         ~~Section 11.19~~         EXCLUDED SWAP OBLIGATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT, (I) ANY EXCLUDED SWAP OBLIGATIONS SHALL BE EXCLUDED FROM (X) THE DEFINITION OF “SECURED OBLIGATIONS” (OR ANY EQUIVALENT DEFINITION) CONTAINED HEREIN OR IN ANY SECURITY DOCUMENT AND (Y) THE DEFINITION OF “GUARANTEED OBLIGATIONS” (OR ANY EQUIVALENT DEFINITION) IN THE GUARANTEE OR IN ANY OTHER GUARANTEE OF THE GUARANTEED OBLIGATIONS; (II) NO LIEN GRANTED PURSUANT TO ANY SECURITY DOCUMENT SHALL SECURE ANY EXCLUDED SWAP OBLIGATIONS; AND (III) NO EXCLUDED SWAP OBLIGATIONS SHALL BE GUARANTEED PURSUANT TO THE GUARANTEE OR ANY OTHER GUARANTEE OF THE GUARANTEED OBLIGATIONS.

Section 11.20         [Reserved].

Section 11.21         Judgment Currency. (a) The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in Dollars or, in the case of a Letter of Credit denominated in an Alternative Currency, such Alternative Currency (each, the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or

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recovery results in the effective receipt by the Administrative Agent, the Collateral Agent, the Issuing Bank or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent, the Issuing Bank or such Lender under this Agreement or the other Loan Documents. If for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)          If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Loan Party jointly and severally covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c)          For purposes of determining any rate of exchange for this Section 11.21, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 11.22         Waiver of Sovereign Immunity. Each of the Borrowers and ~~Subsidairy~~Subsidiary Guarantors, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Loan Party, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, the Marshall Islands or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Loan Party or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Loan Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Loan Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, the Marshall Islands or elsewhere. Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 11.22 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Section 11.23         Revolving Credit Facility Priority. (a) EACH TERM LENDER ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN SECTION 2.10(h) AND ARTICLE IX, THE REVOLVING OBLIGATIONS ARE ENTITLED TO DISTRIBUTIONS AND OTHER PAYMENTS PURSUANT TO SECTION 2.10(h), ARITICLE IX AND THIS SECTION 11.23 (INCLUDING DISTRIBUTIONS AND OTHER PAYMENTS PURSUANT TO AN INSOLVENCY PROCEEDING) PRIOR TO ANY DISTRIBUTIONS OR OTHER PAYMENTS BEING APPLIED TO THE OTHER OBLIGATIONS (INCLUDING OBLIGATIONS IN RESPECT OF OUTSTANDING TERM LOANS). Each Term Lender hereby agrees that it will not provide the Administrative Borrower or any other Loan Party post-petition financing (or

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support any third party providing any post-petition financing) unless upon the effectiveness of such post-petition financing, all outstanding Revolving Obligations (other than contingent indemnification obligations not then due and payable) shall have been paid in full in cash and the Revolving Commitments and all Letters of Credit shall have been terminated (or such Letters of Credit shall have been Cash Collateralized on terms and pursuant to arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank) or the Majority Revolving Lenders shall have consented to such post-petition financing.

(b)          Each Term Lender agrees that it will raise no objection to, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Majority Revolving Lenders have consented to such sale or disposition of such assets.

(c)          The provisions of preceding clause (b) shall not prohibit Term Lenders from agreeing to or supporting a sale or other disposition of any Collateral free and clear of the Secured Parties’ Liens or other claims under Section 363 of the Bankruptcy Code so long as all outstanding Revolving Obligations (other than contingent indemnification obligations not then due and payable) are paid in full in cash and the Revolving Commitments and all Letters of Credit are terminated (or such Letters of Credit are Cash Collateralized on terms and pursuant to arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank) at the time of the consummation of such sale or other disposition unless the Majority Revolving Lenders otherwise agree to such sale or other disposition.

(d)          Each Term Lender agrees that it will not support or agree to any Non-Conforming Plan of Reorganization.

(e)          Notwithstanding the provisions of Section 2.14 or anything to the contrary contained in this Agreement (other than as expressly provided in Section 2.10(h) and ARTICLE IX), after the exercise of remedies (including rights of setoff) provided for in Article VIII, any amounts received on account of the Secured Obligations (whether as a result of a payment under a Guaranty, any realization on the Collateral, any setoff rights, any distribution or other payment in connection with any insolvency or liquidation proceeding under the Bankruptcy Code or otherwise) shall be applied as provided in ARTICLE IX, in any such case until the prior payment in full in cash of all Revolving Obligations (other than contingent indemnification obligations not then due and payable) and the termination of all Letters of Credit (or the Cash Collateralization of such Letters of Credit on terms and pursuant to arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank). If any Secured Party collects or receives any amounts on account of the Secured Obligations to which it is not entitled under ARTICLE IX , such Secured Party shall hold the same in trust for the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the account of the Secured Parties, to be applied in accordance with this clause (e).

(f)          Without limiting the generality of the foregoing provisions of this Section 11.23, (i) this Section 11.23 is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law and (ii) it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the Revolving Exposure and Revolving Commitments (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the other Secured Obligations (and security therefor).

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(Signature Pages Follow)

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Exhibit B

Exhibits to Credit Agreement

EXHIBIT A

[Form of]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert Name of Assignor] (the “Assignor”) and [Insert Name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor in respect of the respective Classes identified below (including without limitation any letters of credit and swingline loans included in such Classes), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:	________________________________

2.	Assignee:	______________________________
[and is a Lender, an Affiliate of a Lender or an Approved Fund][1]

3.	Borrower(s):	As defined in Section 5 below

4.	Administrative Agent:	Jefferies Finance LLC, as the administrative agent under the Credit Agreement

 1 Select as applicable.

A-1

5.	Credit Agreement:	Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~, a Delaware corporation (“Holdings”),~~ (f/k/a OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto.

6.	Assigned Interest[s]:

Class Assigned	Aggregate Amount of Commitment/Loans under relevant Class for all Lenders	Amount of Commitment/ Principal Amount of Loans under relevant Class Assigned	Percentage Assigned of Commitment/ Loans[2]
Revolving Loans/ Revolving Commitments	$	$		%
Term Loans/ Term Commitments[3]	$	$		%

[7.        Trade Date:                     ______________]4

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders for each relevant Class thereunder.

3 To the extent that there are multiple Classes of Term Loans, schedule should identify the Class or Classes being assigned.

4 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

A-2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

JEFFERIES FINANCE LLC,
as Administrative Agent

By:
Name:
Title:

[Consented to and Accepted:

JEFFERIES FINANCE LLC,
as Swingline Lender

By:
Name:
Title: ][5]

5 To be added only if the consent of the Swingline Lender is required by the terms of the Credit Agreement

A-3

[Consented to and Accepted:

JEFFERIES FINANCE LLC,
as an Issuing Bank

By:
Name:
Title: ][6]

[Consented to:

~~OSG~~ INTERNATIONAL SEAWAYS, INC.,
as Administrative Borrower

By:
Name:
Title: ][7]

6 To be added only if the consent of an Issuing Bank is required by the terms of the Credit Agreement

7 To be added only if the consent of the Administrative Borrower is required by the terms of the Credit Agreement.

A-4

ANNEX 1 to Assignment and Acceptance

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.              Representations and Warranties.

1.1           Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document (other than this Assignment and Acceptance), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents (other than this Assignment and Acceptance) or any collateral thereunder, (iii) the financial condition of ~~Holdings,~~ the Administrative Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document, or (iv) the performance or observance by the Administrative Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

1.2.           Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Disqualified Institution and it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vii) it is not a Defaulting Lender, (viii) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Acceptance an Administrative Questionnaire in the form provided by the Administrative Agent and (ix) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

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3.             General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT B

[Form of]

BORROWING REQUEST

Jefferies Finance LLC,

    as Administrative Agent for the Lenders referred to below

520 Madison Avenue

New York, New York, 10022

Attention: Account Manager – ~~Overseas Shipholding Group~~International Seaways, Inc. (OIN)

Facsimile No.: (212) 284-3444

Electronic Mail: JFIN.Admin@Jefferies.com

[and

Jefferies Finance LLC,

    as Swingline Lender

520 Madison Avenue

New York, New York, 10022

Attention: Account Manager – ~~Overseas Shipholding Group~~International Seaways, Inc. (OIN)

Facsimile No.: (212) 284-3444

Electronic Mail: JFIN.Admin@Jefferies.com]1

Re:	~~OSG Bulk Ships,~~International Seaways, Inc.

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~,~~ (f/k/a ~~Delaware corporation,~~ OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The Administrative Borrower (on behalf of the Borrowers) hereby gives you notice pursuant to Section [2.03][2.17(b)] of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and that in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A)	Class of Borrowing:	[Revolving Borrowing]

[Term Borrowing]

[Swingline Borrowing]

1 Include for requests of Swingline Loans.

B-1

(B)	Principal amount of Borrowing:[2]

(C)	Date of Borrowing
(which is a Business Day):

(D)	Type of Borrowing:	[ABR Borrowing] [Eurodollar Borrowing]

(E)	Interest Period and the last day thereof:[3]

(F)	Funds are requested to be disbursed to the Administrative Borrower’s account with:
Account No.

The Administrative Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.02(b) and (c) of the Credit Agreement are satisfied as of the date hereof.

[Signature Page Follows]

2 See Section 2.02(a) or 2.17(b) of the Credit Agreement for minimum borrowing amounts.

3 To be inserted if a Eurodollar Borrowing, and to be subject to the definition of “Interest Period” in the Credit Agreement.

B-2

~~OSG~~ INTERNATIONAL SEAWAYS, INC.,
as Administrative Borrower

By:
Name:
Title:

B-3

EXHIBIT C

[Form of]

COMPLIANCE CERTIFICATE

This compliance certificate (this “Certificate”) is delivered to you pursuant to Section 5.01(f) of the Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~, a Delaware corporation (“Holdings”),~~ (f/k/a OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company, (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as issuing bank for the Lenders, and the other Agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.            I am the duly elected, qualified and acting [specify type of Financial Officer] of the Administrative Borrower.

2.            I have reviewed and am familiar with the contents of this Certificate.

3.            I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of ~~Holdings,~~ the Administrative Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default [, except as set forth below].

[4.            Attached hereto as Attachment 2 are the computations showing compliance with the financial covenant set forth in Section 6.10 of the Credit Agreement.

5.   Attached hereto as Attachment 3 is a list of all Collateral Vessels, Excluded Vessels, Immaterial Subsidiaries and Unrestricted Subsidiaries as of the end the most recent fiscal quarter.]~~1~~ 4

~~1 Insert for financial statements delivered pursuant to~~ Section 5.01(a) ~~or~~ (b) ~~of the Credit Agreement.~~

4 Insert for financial statements delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement.

C-1

[6. Attached hereto as Attachment 4 are computations in reasonable detail demonstrating the Administrative Borrower’s calculation of the Excess Cash Flow and the amount of the respective payment pursuant to Section 2.10(b)(v) of the Credit Agreement for the respective Excess Cash Flow Period.]~~2~~1

[Signature Page Follows]

~~2~~1 Insert for financial statements delivered pursuant to Section 5.01(a) of the Credit Agreement.

C-1

IN WITNESS WHEREOF, I execute this Certificate this ____ day of ____________, 20__.

~~OSG~~ INTERNATIONAL SEAWAYS, INC.,
as Administrative Borrower

By:
Name:
Title: [Financial Officer]

C-2

ATTACHMENT 1

TO

COMPLIANCE CERTIFICATE

Financial Statements

The information described herein is as of [__________________], and pertains to [the month][the fiscal [quarter] [year]] ended [____________].

C-3

ATTACHMENT 2

TO

COMPLIANCE CERTIFICATE

[Set forth in reasonable detail calculation of financial covenants]

C-4

ATTACHMENT 3

TO

COMPLIANCE CERTIFICATE

1.	Collateral Vessels:

2.	Excluded Vessels:

3.	Immaterial Subsidiaries:

4.	Unrestricted Subsidiaries:

C-5

ATTACHMENT 4

TO

COMPLIANCE CERTIFICATE

[Excess Cash Flow and Related Payment]

C-6

EXHIBIT D

FORM OF

INTERCOMPANY SUBORDINATION AGREEMENT

This INTERCOMPANY SUBORDINATION AGREEMENT, dated as of [___], 2014 (as from time to time amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, this “Intercompany Subordination Agreement”), is made and entered into by and among each of the undersigned, to the extent a borrower from time to time (in such capacity for the purposes of this Intercompany Subordination Agreement, an “Obligor”) from any other entity listed on the signature page (in such capacity for the purposes of this Intercompany Subordination Agreement, a “Subordinated Creditor”).

RECITALS

(A)      Reference is made to (i) that Credit Agreement, dated as of August 5, 2014 (as amended, amended and restated, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among Overseas Shipholding Group, Inc., a Delaware corporation (“Holdings”), OSG International, Inc., a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors (as defined therein) party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent, collateral agent and mortgage trustee thereunder (in such capacities, the “Agent”), Jefferies Finance LLC, as swingline lender, Jefferies Finance LLC, as issuing bank for the Lenders, and the other parties party thereto, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection with the Credit Agreement, and as amended, modified, renewed, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same lenders or holders, agents or otherwise. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

(B)      All Indebtedness of each Obligor that is a Loan Party to each Subordinated Creditor now or hereafter existing (whether created directly or acquired by assignment or otherwise), and all principal, interest, premiums, costs, expenses, indemnification and other amounts thereon or payable in respect thereof or in connection therewith, are hereinafter referred to as the “Subordinated Debt”.

(C)      This Intercompany Subordination Agreement is entered into pursuant to the terms of the Credit Agreement and is delivered in connection therewith.

SECTION 1.      Subordination.

(a)      Each Subordinated Creditor and each Obligor agrees that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of (i) all Secured Obligations (as defined in the Credit Agreement) of any such Obligor now or hereafter existing under the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement) and the Bank Product Agreements (as defined in the Credit Agreement), including, without limitation, where applicable, such Obligor’s guarantee thereof (collectively, the “Senior Indebtedness”).

(b)      A Subordinated Creditor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subordinated Creditor ceases to be a Subsidiary of Holdings.

SECTION 2.      Events of Subordination. (a) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any Obligor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Insolvency Law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Obligor or otherwise, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all Senior Indebtedness before any Subordinated Creditor is entitled to receive any payment of any kind or character (whether in cash, property or securities) of all or any of the Subordinated Debt, and any payment or distribution of any kind or character (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of such Obligor being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to the Agent for the account of the holders of Senior Indebtedness for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness shall have been paid in full in cash.

(b)      If any Event of Default has occurred and is continuing under the Credit Agreement, then no payment (including any payment that may be payable by reason of any other Indebtedness of any Obligor being subordinated to payment of the Subordinated Debt) or distribution of any kind or character (whether in cash, property or securities) shall be made by or on behalf of any Obligor for or on account of any Subordinated Debt, and no Subordinated Creditor shall take or receive from or on behalf of any Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, unless and until (x) all Senior Indebtedness shall have been paid in full in cash or (y) such Event of Default shall have been cured or waived, unless otherwise agreed in writing by the Agent.

(c)      Except as otherwise set forth in Sections 2(a) and (b) above, any Obligor is permitted to pay, and any Subordinated Creditor is entitled to receive, any payment or prepayment of principal and interest on the Subordinated Debt in accordance with the terms thereof.

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SECTION 3.      In Furtherance of Subordination. Each Subordinated Creditor agrees as follows:

(a)      If any proceeding referred to in Section 2(a) above is commenced by or against any Obligor,

(i)      the Agent is hereby irrevocably authorized and empowered (in its own name or in the name of each Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 2(a) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent and/or the Lenders hereunder; and

(ii)      each Subordinated Creditor shall duly and promptly take such action as the Agent may reasonably request (A) to collect the Subordinated Debt for the account of the Agent and of the other Secured Parties and to file appropriate claims or proofs or claim in respect of the Subordinated Debt, (B) to execute and deliver to the Agent such powers of attorney, assignments, or other instruments as the Agent may request in order to enable the Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

(b)      All payments or distributions upon or with respect to the Subordinated Debt which are received by each Subordinated Creditor contrary to the provisions of this Intercompany Subordination Agreement shall be received in trust for the benefit of the Agent and of the other Secured Parties, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Agent for the account of the Agent and of the other Secured Parties in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Indebtedness in accordance with the terms of the applicable Credit Agreement.

(c)      The Agent is hereby authorized to demand specific performance of this Intercompany Subordination Agreement, whether or not any Obligor shall have complied with any of the provisions hereof applicable to it, at any time when any applicable Subordinated Creditor shall have failed to comply with any of the provisions of this Intercompany Subordination Agreement applicable to it. Each Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

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SECTION 4.      Rights of Subrogation. Each Subordinated Creditor agrees that no payment or distribution to the Agent or the other Secured Parties pursuant to the provisions of this Intercompany Subordination Agreement shall entitle such Subordinated Creditor to exercise any right of subrogation in respect thereof until the Senior Indebtedness shall have been paid in full in cash.

SECTION 5.      Further Assurances. Each Subordinated Creditor and each Obligor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request in writing, in order to protect any right or interest granted or purported to be granted hereby or to enable the Agent or any other Secured Party to exercise and enforce its rights and remedies hereunder.

SECTION 6.      Agreements in Respect of Subordinated Debt. No Subordinated Creditor will, except as permitted under the Credit Agreement:

(i)	sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Intercompany Subordination Agreement; or

(ii)	permit the terms of any of the Subordinated Debt to be changed in such a manner as to have a material adverse effect upon the rights or interests of the Agent or any other Secured Party hereunder.

SECTION 7.      Agreement by the Obligors. Each Obligor agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in each case if such payment or other action would be in contravention of the provisions of this Intercompany Subordination Agreement.

SECTION 8.      Obligations Hereunder Not Affected. All rights and interests of the Agent, the Lenders and the other Secured Parties hereunder, and all agreements and obligations of each Subordinated Creditor and each Obligor under this Intercompany Subordination Agreement, shall remain in full force and effect irrespective of:

(i)	any amendment, extension, renewal, compromise, discharge, acceleration or other change in the time for payment or the terms of the Senior Indebtedness or any part thereof;

(ii)	any taking, holding, exchange, enforcement, waiver, release, failure to perfect, sell or otherwise dispose of any security for payment of the Guaranty or any Senior Indebtedness;

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(iii)	the application of security and directing the order or manner of sale thereof as the Agent and the other Secured Parties in their sole discretion may determine;

(iv)	the release or substitution of one or more of any endorsers or other guarantors of any of the Senior Indebtedness;

(v)	the taking of, or failure to take any action which might in any manner or to any extent vary the risks of any Guarantor or which, but for this Section 8, might operate as a discharge of such Guarantor;

(vi)	any defense arising by reason of any disability, change in corporate existence or structure or other defense of any Obligor, any other Guarantor or a Subordinated Creditor, the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of such Obligor, any other Guarantor or a Subordinated Creditor;

(vii)	any defense based on any claim that such Guarantor’s or Subordinated Creditor’s obligations exceed or are more burdensome than those of any Obligor, any other Guarantor or any other subordinated creditor, as applicable;

(viii)	the benefit of any statute of limitations affecting such Guarantor’s or Subordinated Creditor’s liability hereunder;

(ix)	any right to proceed against any Obligor, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party, whatsoever;

(x)	any benefit of and any right to participate in any security now or hereafter held by any Secured Party, and

(xi)	to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.

This Intercompany Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the Agent or any Lender or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.

SECTION 9.      Waiver. Each Subordinated Creditor and each Obligor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the

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Obligations and this Intercompany Subordination Agreement and any requirement that the Agent or any other Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other person or entity or any collateral.

SECTION 10.   Amendments, Etc. No amendment or waiver of any provision of this Intercompany Subordination Agreement, and no consent to any departure by any Subordinated Creditor or any Obligor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, each Obligor and each Subordinated Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that amendments hereto shall be effective as against the Lenders only if executed and delivered by the Agent (with the written consent of the Required Lenders at such time).

SECTION 11.    Expenses; Indemnity. This Intercompany Subordination Agreement is entitled to the benefits of Section 11.03 of the Credit Agreement.

SECTION 12.    Addresses for Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.01 of the Credit Agreement. All communications and notice hereunder to an Obligor shall be given in care of the Administrative Borrower.

SECTION 13.     No Waiver; Remedies. No failure on the part of the Agent or any Lender or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 14.     Joinder. Upon execution and delivery after the date hereof by any Subsidiary of a joinder agreement in substantially the form of Exhibit A hereto, each such party shall become an Obligor and/or a Subordinated Creditor, as applicable, hereunder with the same force and effect as if originally named as an Obligor or a Subordinated Creditor, as applicable, hereunder. The rights and obligations of each Obligor and each Subordinated Creditor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor or Subordinated Creditor as a party to this Intercompany Subordination Agreement.

SECTION 15.    Governing Law; Jurisdiction; Etc. (a) THIS INTERCOMPANY SUBORDINATION AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS INTERCOMPANY SUBORDINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(b)      EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE

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EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INTERCOMPANY SUBORDINATION AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENTS. NOTHING IN THIS INTERCOMPANY SUBORDINATION AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS INTERCOMPANY SUBORDINATION AGREEMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)      EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INTERCOMPANY SUBORDINATION AGREEMENT IN ANY COURT REFERRED TO IN SECTION 15(B) OF THIS INTERCOMPANY SUBORDINATION AGREEMENT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)      EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INTERCOMPANY SUBORDINATION AGREEMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE OR EMAIL) IN SECTION 12 OF THIS INTERCOMPANY SUBORDINATION AGREEMENT. NOTHING IN THIS INTERCOMPANY SUBORDINATION AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.

(e)      EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INTERCOMPANY

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SUBORDINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INTERCOMPANY SUBORDINATION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(e).

SECTION 16.      Counterparts; Effectiveness. This Intercompany Subordination Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Intercompany Subordination Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Intercompany Subordination Agreement. This Intercompany Subordination Agreement shall become effective when it shall have been executed by the Subordinated Creditors, the Obligors and the Agent, and thereafter shall be binding upon and inure to the benefit of each Obligor, each Subordinated Creditor, the Agent, each other Secured Party and their respective permitted successors and assigns, subject to Section 6 hereof. Delivery of an executed counterpart of a signature page of this Intercompany Subordination Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Intercompany Subordination Agreement.

SECTION 18.     Rights under Agreement. No person other than the parties hereto, the Lenders from time to time and their successors and assigns as holders of the Senior Indebtedness and the Subordinated Debt shall have any rights under this Agreement.

SECTION 19.    Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Remainder of page left intentionally blank]

8

IN WITNESS WHEREOF, each Subordinated Creditor, each Obligor and the Borrower each has caused this Intercompany Subordination Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

OSG INTERNATIONAL, INC.

By:
Name:
Title:

OVERSEAS SHIPHOLDING GROUP, INC.

By:
Name:
Title:

OIN DELAWARE LLC

By:
Name:
Title:

[Signature Page to OSG International, Inc. Intercompany Subordination Agreement]

1372 TANKER CORPORATION
AFRICA TANKER CORPORATION
ALCESMAR LIMITED
ALCMAR LIMITED
AMALIA PRODUCT CORPORATION
AMBERMAR PRODUCT CARRIER CORPORATION
ANDROMAR LIMITED
ANTIGMAR LIMITED
ARIADMAR LIMITED
ATALMAR LIMITED
ATHENS PRODUCT TANKER CORPORATION
AURORA SHIPPING CORPORATION
BATANGAS TANKER CORPORATION
CABO HELLAS LIMITED
CABO SOUNION LIMITED
CARIBBEAN TANKER CORPORATION
CARL PRODUCT CORPORATION
CONCEPT TANKER CORPORATION
DELTA AFRAMAX CORPORATION
EIGHTH AFRAMAX TANKER CORPORATION
EPSILON AFRAMAX CORPORATION
FIRST UNION TANKER CORPORATION
FRONT PRESIDENT INC.
GOLDMAR LIMITED
INTERNATIONAL SEAWAYS, INC.
JADEMAR LIMITED
KIMOLOS TANKER CORPORATION
KYTHNOS CHARTERING CORPORATION
LEYTE PRODUCT TANKER CORPORATION
LUXMAR PRODUCT TANKER CORPORATION
MAJESTIC TANKERS CORPORATION
MAPLE TANKER CORPORATION
MAREMAR PRODUCT TANKER CORPORATION
MILOS PRODUCT TANKER CORPORATION
MINDANAO TANKER CORPORATION
OAK TANKER CORPORATION
OCEANIA TANKER CORPORATION
OSG CLEAN PRODUCTS INTERNATIONAL, INC.
OSG LIGHTERING LLC
OSG SHIP MANAGEMENT (UK) LTD.
OVERSEAS SHIPPING (GR) LTD.
PEARLMAR LIMITED
PETROMAR LIMITED
REYMAR LIMITED
RICH TANKER CORPORATION
ROSALYN TANKER CORPORATION
ROSEMAR LIMITED
RUBYMAR LIMITED

[Signature Page to OSG International, Inc. Intercompany Subordination Agreement]

SAKURA TRANSPORT CORP.
SAMAR PRODUCT TANKER CORPORATION
SERIFOS TANKER CORPORATION
SEVENTH AFRAMAX TANKER CORPORATION
SHIRLEY AFRAMAX CORPORATION
SIFNOS TANKER CORPORATION
SILVERMAR LIMITED
SIXTH AFRAMAX TANKER CORPORATION
SKOPELOS PRODUCT TANKER CORPORATION
STAR CHARTERING CORPORATION
THIRD UNITED SHIPPING CORPORATION
TOKYO TRANSPORT CORP.
URBAN TANKER CORPORATION
VIEW TANKER CORPORATION,

By:
Name:
Title:

[Signature Page to OSG International, Inc. Intercompany Subordination Agreement]

Agreed and acknowledged as of the date

above written:

JEFFERIES FINANCE LLC,
as Agent

By
Name:
Title:

[Signature Page to OSG International, Inc. Intercompany Subordination Agreement]

Exhibit A to the Intercompany Subordination Agreement

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _______________, 20__ (this “Joinder”), is delivered pursuant to the Intercompany Subordination Agreement, dated as of August 5, 2014 (as from time to time amended, amended and restated, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Intercompany Subordination Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~,~~ (f/k/a ~~Delaware corporation,~~ OSG International, Inc.), a Marshall Islands corporation, the other Subordinated Creditors and Obligors from time to time party thereto, Jefferies Finance LLC, as Administrative Agent under the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Intercompany Subordination Agreement.

1.      Joinder in the Intercompany Subordination. The undersigned hereby agrees that on and after the date hereof, it shall be an “Obligor” and a “Subordinated Creditor” (as applicable) under and as defined in the Intercompany Subordination Agreement, hereby assumes and agrees to perform all of the obligations of an Obligor and a Subordinated Creditor thereunder and agrees that it shall comply with and be fully bound by the terms of the Intercompany Subordination Agreement as if it had been a signatory thereto as of the date thereof; provided that the representations and warranties made by the undersigned thereunder shall be deemed true and correct as of the date of this Joinder.

2.      Unconditional Joinder. The undersigned acknowledges that the undersigned’s obligations as a party to this Joinder are unconditional and are not subject to the execution of one or more Joinders by other parties. The undersigned further agrees that it has joined and is fully obligated as an Obligor and a Subordinated Creditor (as applicable) under the Intercompany Subordination Agreement.

3.      Incorporation by Reference. All terms and conditions of the Intercompany Subordination Agreement are hereby incorporated by reference in this Joinder as if set forth in full.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[______________________________]

By:
Name:
Title:

EXHIBIT E

[Form of]

INTEREST ELECTION REQUEST

[Date]

Jefferies Finance LLC, as Administrative Agent for the Lenders referred to below

520 Madison Avenue

New York, New York 10022

Attention: Account Manager – ~~Overseas Shipholding Group~~International Seaways, Inc. (OIN)

Facsimile No.: (212) 284-3444

Electronic Mail: JFIN.Admin@Jefferies.com

Re:	~~OSG~~ International Seaways, Inc.

Ladies and Gentlemen:

Pursuant to Section 2.08 of that certain Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~,~~ (f/k/a ~~Delaware corporation,~~ OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto, the Administrative Borrower (on behalf of the Borrowers) hereby gives the Administrative Agent notice that the Administrative Borrower hereby requests:

[Option A - Conversion of Eurodollar Borrowings to ABR Borrowings: to convert $___________ in principal amount of presently outstanding Eurodollar _______________ Borrowings1 with a final Interest Payment Date of ____________ ____, _____ to ABR Borrowings on __________ ____, ____ (which is a Business Day).]

[Option B - Conversion of ABR Borrowings to Eurodollar Borrowings: to convert $__________ in principal amount of presently outstanding ABR ____________ Borrowings2 to Eurodollar Borrowings on ____________ ____, _____ (which is a Business Day). The Interest Period for such Eurodollar Borrowings is ______ month[s].]

[Option C - Continuation of Eurodollar Borrowings as Eurodollar Borrowings: to continue as Eurodollar Borrowings $__________ in presently outstanding Eurodollar __________ Borrowings3 with a final Interest Payment Date of ____________ ____, _____ (which is a Business Day). The Interest Period for such Eurodollar Borrowings is ______ month[s].]

1 Identify as Eurodollar Term Borrowings or Eurodollar Revolving Borrowings.

2 Identify as ABR Term Borrowings or ABR Revolving Borrowings.

3 Identify as Eurodollar Term Borrowings or Eurodollar Revolving Borrowings.

E-1

[Signature Page Follows]

E-2

Very truly yours,

~~OSG~~ INTERNATIONAL SEAWAYS, INC.,
as Administrative Borrower

By
Name:
Title

E-3

EXHIBIT F

[Form of]

LC REQUEST

[Date]

Jefferies Finance LLC,
    as Administrative Agent for the Lenders referred to below
520 Madison Avenue

New York, New York, 10022

Attention: Account Manager – ~~Overseas Shipholding Group~~International Seaways, Inc. (OIN)

Facsimile No.: (212) 284-3444

Electronic Mail: JFIN.Admin@Jefferies.com

Jefferies Finance LLC,

     as Issuing Bank
520 Madison Avenue

New York, New York, 10022

Attention: Account Manager – ~~Overseas Shipholding Group~~International Seaways, Inc. (OIN)

Facsimile No.: (212) 284-3444

Electronic Mail: JFIN.Admin@Jefferies.com

Re: OSG Bulk Ships, Inc.

Ladies and Gentlemen:

The undersigned, International Seaways, Inc. (f/k/a OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), hereby makes reference to that certain Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group, Inc., a Delaware corporation,~~ the Administrative Borrower, OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The Administrative Borrower (on behalf of the Borrowers) hereby gives notice, pursuant to Section 2.18(b) of the Credit Agreement, that the Administrative Borrower (on behalf of the Borrowers) hereby requests the issuance of a Letter of Credit under the Credit Agreement, and in connection therewith, sets forth below the information relating to such issuance (the “Proposed Issuance”):

(i)	The requested date of the Proposed Issuance: (which shall be a Business Day)

(ii)         The face amount and currency (which must be Dollars or an Alternative Currency) of the proposed Letter of Credit:

(iii)	The requested expiration date of such Letter of Credit: ______

F-1

(iv)	The Proposed Issuance is requested for the account of [the Administrative Borrower] [the Co-Borrower] [Wholly Owned Restricted Subsidiary of the Administrative Borrower] (provided that each Borrower shall remain jointly and severally liable as co-applicant)].

(v)	The name and address of the beneficiary of such requested Letter of Credit is:

(vi)	Any documents to be presented by such beneficiary in connection with any drawing under the requested Letter of Credit, including any certificate(s), application or form of such requested Letter of Credit, are attached hereto as Attachment 1 or described therein.

In connection with a request for an amendment, renewal or extension of any outstanding Letter of Credit, the Administrative Borrower sets forth the information below relating to such proposed amendment, renewal or extension:

(i)	A copy of the outstanding Letter of Credit requested to be amended, renewed or extended is attached hereto as Attachment 2.

(ii)	The proposed date of amendment, renewal or extension thereof: (which shall be a Business Day)

(iii)	The nature of the proposed amendment, renewal or extension:

(iv)	The expiration date of such Letter of Credit (as amended, renewed or extended): _____

The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Issuance or on the date that any amendment, renewal or extension of an outstanding Letter of Credit becomes effective hereunder:

(A)         each of the conditions set forth in Section 4.02 of the Credit Agreement in respect of such Proposed Issuance or amendment, renewal or extension of an outstanding Letter of Credit are satisfied; and

(B)         the Dollar Amount of the LC Exposure does not exceed the LC Commitment and the Total Revolving Exposure does not exceed the Total Availability.

F-2

Very truly yours,

~~OSG~~ INTERNATIONAL SEAWAYS, INC.,
as Administrative Borrower

By:
Name:
Title:

F-3

ATTACHMENT 1

TO

LC REQUEST

[Documents to be Presented in Connection with any Drawing under the Requested Letter of Credit]

F-4

ATTACHMENT 2

TO

LC REQUEST

[Outstanding Letter of Credit]

F-5

EXHIBIT G

FORM OF
AUCTION PROCEDURES

This outline is intended to summarize certain basic terms of the Auction Procedures pursuant to and in accordance with the terms and conditions of Section 2.22 of the Credit Agreement, dated as of August 5, 2014 (as amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among ~~OVERSEAS SHIPHOLDING GROUP~~INTERNATIONAL SEAWAYS, INC.~~,~~ (f/k/a ~~Delaware corporation,~~ OSG INTERNATIONAL, INC.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company, (the “Co-Borrower” and together with the Administrative Borrower, the “Borrowers”) the Subsidiary Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), Jefferies Finance LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, and the other Agents party thereto. This is not intended to be a definitive list of all of the terms and conditions of an Auction (as defined below) and all such terms and conditions shall be set forth in the applicable Auction Procedures set for each Auction (the “Offer Documents”). None of the Administrative Agent, the Auction Manager, any other Agent or any of their respective Affiliates makes any recommendation pursuant to the Offer Documents as to whether or not any Lender should sell its Term Loans to the Borrowers pursuant to the Offer Documents (including, for the avoidance of doubt, by participating in the Auction as a Lender) or the Borrowers should purchase any Term Loans from the Lenders pursuant to any Auction. Each Lender should make its own decision as to whether to sell any of its Term Loans and, if so, the principal amount of and price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning this Auction and the Offer Documents. Capitalized terms not otherwise defined in this Exhibit G have the meanings assigned to them in the Credit Agreement.

Summary. The Borrowers may make prepayments of Term Loans pursuant to and in accordance with Section 2.22 of the Credit Agreement (“Discounted Prepayments”) by conducting one or more auctions (each, an “Auction”) pursuant to the procedures described herein.

Notice Procedures. In connection with each Auction, the Borrowers will provide notification to the Auction Manager (for distribution to the Lenders) of the Term Loans that will be the subject of the Auction by delivering to the Auction Manager a written notice in form and substance reasonably satisfactory to the Auction Manager (an “Auction Notice”). Each Auction Notice shall contain (i) the maximum aggregate principal amount of Term Loans the Borrowers are willing to purchase in the Auction (the “Auction Amount”), which shall be no less than $10,000,000 (unless another amount is agreed to by the Administrative Agent); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000, at which the Borrowers would be willing to purchase Term Loans in the Auction; and (iii) the date on which the Auction will conclude, on which date Return Bids (as defined below) will be due at the time provided in the Auction Notice (such time, the “Expiration Time”), as such date and time may be extended for a period not exceeding three Business Days upon notice by the Borrowers to the Auction Manager not less than 24 hours before the original Expiration Time; provided, however, that only one extension per Discounted Prepayment Offer shall be permitted. An Auction shall be regarded as a “failed auction” in the event that either (x) the Borrowers withdraw such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. Notwithstanding anything to the contrary contained herein, the Borrowers shall not initiate any Auction by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or

G-1

failed) of the previous Auction (if any), whether such conclusion occurs by withdrawal of such previous Auction or the occurrence of the Expiration Time of such previous Auction.

Reply Procedures. In connection with any Auction, each Lender holding Term Loans wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation in form and substance reasonably satisfactory to the Auction Manager (the “Return Bid”, to be included in the Offer Documents) which shall specify (i) a discount to par that must be expressed as a price per $1,000 of Term Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans, in an amount not less than $1,000,000, that such Lender is willing to offer for sale at its Reply Price (the “Reply Amount”); provided, that each Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans held by such Lender at such time. Each Lender may only submit one Return Bid per Auction but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid and each of which shall not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the Offer Documents which shall be in form and substance reasonably satisfactory to the Auction Manager and the Administrative Borrower (on behalf of the Borrowers) (the “Borrower Assignment and Acceptance”). The Borrowers will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).

Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Administrative Borrower (on behalf of the Borrowers), will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Auction within the Discount Range for the Auction that will allow the Borrowers to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Borrowers have received Qualifying Bids). The Borrowers shall purchase Term Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All principal amount of Term Loans included in Qualifying Bids received at a Reply Price lower than the Applicable Threshold Price will be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration. If a Lender has submitted a Return Bid containing multiple component bids at different Reply Prices, then all Term Loans of such Lender offered in any such component bid that constitutes a Qualifying Bid with a Reply Price lower than the Applicable Threshold Price shall also be purchased at a purchase price in cash equal to the applicable Reply Price and shall not be subject to proration.

Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids equal to the Applicable Threshold Price will be purchased at a purchase price equal to the Applicable Threshold Price; provided that if the aggregate principal amount of all Term Loans for which Qualifying Bids have been submitted in any given Auction equal to the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans purchased below the Applicable Threshold Price), the Borrowers shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount up to the amount necessary to complete the purchase of the Auction Amount. For the avoidance of doubt, no Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.

Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price no later than the next Business Day after the date that the Return Bids were due and shall thereafter notify the

G-2

Borrowers and respective Lenders thereof. The Auction Manager will insert the amount of Term Loans to be assigned and the applicable settlement date determined by the Auction Manager in consultation with the Administrative Borrower (on behalf of the Borrowers) onto each applicable Borrower Assignment and Acceptance received in connection with a Qualifying Bid. Upon written request of the submitting Lender, the Auction Manager will promptly return the Borrower Assignment and Acceptance received in connection with a Return Bid that is not a Qualifying Bid.

Additional Procedures. Once initiated by an Auction Notice, the Borrowers may withdraw an Auction by written notice to the Auction Manager no later than 24 hours before the original Expiration Time so long as no Qualifying Bids have been received by the Auction Manager at or prior to the time the Auction Manager receives such written notice from either Borrower. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled; provided that a Lender may modify a Return Bid at any time prior to the Expiration Time solely to reduce the Reply Price included in such Return Bid. However, an Auction shall become void if either of the Borrowers fails to satisfy one or more of the conditions to the purchase of Term Loans set forth in Section 2.22 of the Credit Agreement. The purchase price for each Discounted Prepayment shall be paid in cash by the Borrowers directly to the assigning Lenders on a settlement date as determined by agreement of the Auction Manager and the Administrative Borrower (on behalf of the Borrowers) (which shall be no later than 10 Business Days after the date Return Bids are due). The Borrowers shall execute each applicable Borrower Assignment and Acceptance received in connection with a Qualifying Bid.

All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Administrative Borrower (on behalf of the Borrowers), and the Auction Manager’s determination will be final and binding so long as such determination is not inconsistent with the provisions of Section 2.22 of the Credit Agreement or this Exhibit G. The Auction Manager’s interpretation of the terms and conditions of the Offer Document, in consultation with the Administrative Borrower (on behalf of the Borrowers), will be final and binding so long as such determination is not inconsistent with the provisions of Section 2.22 of the Credit Agreement or this Exhibit G.

None of the Administrative Agent, the Auction Manager, any other Agent or any of their respective Affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrowers, the other Loan Parties, or any of their Affiliates contained in the Offer Documents or otherwise or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

Immediately upon the consummation of a Discounted Prepayment, the Term Loans subject to such Discounted Prepayment and all rights and obligations as a Lender related to such Term Loans shall for all purposes (including under the Credit Agreement, the other Loan Documents and otherwise) be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrowers shall neither obtain nor have any rights as a Lender under the Credit Agreement or under the other Loan Documents by virtue of such Discounted Prepayment.

This Exhibit G shall not require the Borrowers to initiate any Auction.

G-3

EXHIBIT H-1

[Form of]

TERM NOTE

$[____________]	New York, New York
[____________]

FOR VALUE RECEIVED, the undersigned Borrowers (as defined in the Credit Agreement referred to below), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of _____________________________ (or its registered assigns) (the “Lender”), on the Term Loan Maturity Date, at the offices of Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) pursuant to the Credit Agreement (as hereinafter defined) for the financial institutions party thereto as Lenders, at its address at 520 Madison Avenue, New York, New York 10022, or at such other place as the Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ______________________________________ DOLLARS AND __ CENTS ($__________) and (b) the aggregate unpaid principal amount of all Term Loans of the Lender outstanding under the Credit Agreement referred to below. The Borrowers further jointly and severally agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~,~~ (f/k/a ~~Delaware corporation,~~ OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, and the other Agents party thereto. This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

H-1-1

Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK

~~OSG~~ INTERNATIONAL SEAWAYS, INC.,
as Administrative Borrower

By:
Name:
Title:

OIN Delaware LLC,
as Co-Borrower

By:
Name:
Title:

H-1-2

EXHIBIT H-2

[Form of]

REVOLVING NOTE

$[____________]	New York, New York
[____________]

FOR VALUE RECEIVED, the undersigned Borrowers (as defined in the Credit Agreement referred to below), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to [the order of] _____________________________ [(or its registered assigns)] (the “Lender”), on the Revolving Maturity Date, at the offices of Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) pursuant to the Credit Agreement (as hereinafter defined) for the financial institutions party thereto as Lenders, at its address at 520 Madison Avenue, New York, New York 10022, or at such other place as the Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ______________________________________ DOLLARS AND __ CENTS ($__________) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. The Borrowers further jointly and severally agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~,~~ (f/k/a ~~Delaware corporation,~~ OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto. This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

H-2-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK

~~OSG~~ INTERNATIONAL SEAWAYS, INC.,
as Administrative Borrower

By:
Name:
Title:

OIN DELAWARE LLC,
as Co-Borrower

By:
Name:
Title:

H-2-2

EXHIBIT H-3

[Form of]

SWINGLINE NOTE

$10,000,000.00	New York, New York
[____________]

FOR VALUE RECEIVED, the undersigned Borrowers (as defined in the Credit Agreement referred to below), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of Jefferies Finance LLC (the “Swingline Lender”), on the Revolving Maturity Date, at the offices of Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) pursuant to the Credit Agreement (as hereinafter defined) for the financial institutions party thereto as Lenders, at its address at 520 Madison Avenue, New York, New York 10022, or at such other place as the Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) TEN MILLION DOLLARS AND ZERO CENTS ($10,000,000.00) and (b) the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement referred to below. The Borrowers further jointly and severally agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.

The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of the Swingline Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~,~~ (f/k/a ~~Delaware corporation,~~ OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, the Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto. This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

H-3-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK

~~OSG~~ INTERNATIONAL SEAWAYS, INC.,
as Administrative Borrower

By:
Name:
Title:

OIN DELAWARE LLC,
as Co-Borrower

By:
Name:
Title:

H-3-2

EXHIBIT I

[Form of]

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Security Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Security Agreement”), among International Seaways, Inc. (f/k/a OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors (together with the Borrowers, the “Pledgors”) from time to time party thereto and the Collateral Agent (as hereinafter defined)~~, (ii) that certain Holdings Pledge Agreement dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Holdings Pledge Agreement”) by and between Overseas Shipholding Group, Inc., a Delaware corporation (“Holdings”) and the Collateral Agent (as hereinafter defined) and (iii~~ and (ii) that certain Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among ~~Holdings,~~ the Borrowers from time to time party thereto, the Subsidiary Guarantors from time to time party thereto, Jefferies Finance LLC, Barclays Bank PLC and UBS Securities LLC, as joint lead arrangers and joint book running managers (in such capacity, the “Joint Lead Arrangers”), Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties, Jefferies finance LLC, as collateral agent and mortgage trustee for the Secured Parties (in such capacity, the “Collateral Agent” or the “Mortgage Trustee” as the context requires), Jefferies finance LLC, as Swingline Lender, and Jefferies finance LLC, as Issuing Bank.

All initially capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement. Any terms (whether capitalized or lower case) used in this Perfection Certificate that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Credit Agreement; provided, that, to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. As used herein, the term “Loan Parties” shall mean the “Loan Parties” as that term is defined in the Credit Agreement and “UCC” shall mean the “UCC” as that term is defined in the Security Agreement ~~or the Holdings Pledge Agreement, as applicable~~.

The undersigned hereby certify to the Administrative Agent and each of the Secured Parties as follows:

1.          ~~1.~~          Names. (a) The exact legal name of each Loan Party, as such name appears in its respective certificate of incorporation, certificate of formation or any other organizational document, is set forth in Schedule 1(a) hereto. Each Loan Party is the type of entity disclosed next to its name in Schedule 1(a) hereto. Also set forth in Schedule 1(a) hereto is the organizational identification number, if any, of each Loan Party that is a registered organization, the Federal Taxpayer Identification Number (if any) of each Loan Party and the jurisdiction of organization of each Loan Party.

(b)          Schedule 1(b) hereto sets forth any other corporate or organizational names each Loan Party has had or used in the past five years, together with the date of any relevant change.

I-1

(c)          Schedule 1(c) hereto sets forth a list of each other business or organization (if any) to which any Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time during the past five years. Schedule 1(c) hereto also sets forth the information required by Sections 1(a) and (b) hereto for any other business or organization to which each Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time during the past five years and the date hereof. Except as set forth in Schedule 1(c) hereto, no Loan Party has changed its jurisdiction of organization at any time during the past four months.

2.          Current Locations. (a) The chief executive office of each Loan Party is located at the address set forth in Schedule 2(a) hereto.

(b)          Schedule 2(b) hereto sets forth all locations where each Loan Party maintains any books or records relating to any Collateral.

(c)          Schedule 2(c) hereto sets forth all the other places of business of each Loan Party.

(d)          Schedule 2(d) hereto sets forth all locations not identified on Schedule 2(c) hereto where each Pledgor maintains any of the Collateral consisting of inventory or equipment (whether or not in the possession of any Loan Party) except Commercial Motor Vehicles, Vessels and Equipment located on a Vessel or to the extent that the Fair Market Value of inventory and equipment at all locations not identified on Schedule 2(c) or Schedule 2(d) hereto does not exceed $500,000 individually or $2,500,000 in the aggregate.

3.          Extraordinary Transactions. With respect to Collateral that was originated or acquired during the past five years, such Collateral has been originated by each Pledgor in the ordinary course of business or consists of goods which have been acquired by such Pledgor in the ordinary course of business from a person in the business of selling goods of that kind (except for, in each case, those material purchases, mergers, acquisitions, consolidations and other transactions described on Schedule 3 hereto).

4.          File Search Reports. Schedule 4 hereto is a true and accurate summary of file search reports from the Uniform Commercial Code filing offices (x) in each jurisdiction identified on Schedule 1(a) or Schedule 2(a) with respect to each legal name set forth on Schedule 1(a) and any name change in the last four months set forth on Schedule 1(b) and (y) in each jurisdiction described in Schedule 1(c) hereto or Schedule 3, respectively, hereto relating to any of the transactions described in Schedule 1(c) hereto or Schedule 3 hereto with respect to each legal name of the person or entity from which each Loan Party purchased or otherwise acquired any of the Collateral in the last four months. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Collateral Agent.

5.          UCC Filings. Attached as Schedule 5 hereto are the financing statements (authorized by each Loan Party constituting the debtor therein), including the descriptions of the collateral, relating to the Security Agreement~~, the Holdings Pledge Agreement~~ or the applicable Mortgage, which are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereto.

6.          Schedule of Filings. (i) Schedule 6 hereto sets forth the filing offices for the financing statements to be filed against each Loan Party to perfect the security interest in the Collateral covered thereby to the extent that such security interest can be perfected by such filing and (ii) Schedule 13 hereto sets forth the filing offices for the Collateral

I-2

Vessel Mortgages to be filed in respect of each Collateral Vessel to perfect the security interest in the Collateral covered thereby to the extent that such security interest can be perfected by such filing.

7.          Real Property. Schedule 7 hereto sets forth all real property owned or leased by each Pledgor (if any), including the Fair Market Value of any owned real property.

8.          Termination Statements. Attached hereto as Schedule 8(a) are the authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) hereto with respect to each Lien described therein.

9.          Stock Ownership and Other Equity Interests. Schedule 9 hereto sets forth all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests of, or owned or held by, each Loan Party that constitutes Collateral (and is not credited to a Securities Account set forth on Schedule 12(b)) and the record and beneficial owners of such stock, partnership interests, membership interests or other Equity Interests.

10.         Instruments and Tangible Chattel Paper. Schedule 10 hereto sets forth all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper and electronic chattel paper held by each Loan Party as of the date hereof, including all intercompany notes between or among any two or more Loan Parties or between a Loan Party and a Company or any other Subsidiary of the Administrative Borrower, in each case, that is not a Loan Party, except to the extent that the amount of the items not identified on Schedule 10 hereto does not exceed $1,000,000 individually or $5,000,000 in the aggregate.

11.         Intellectual Property. (a) Patents. Schedule 11(a) hereto sets forth all of each Pledgor’s Patents issued from, and patent applications pending in, the United States Patent and Trademark Office (“USPTO”), including the name of the owner and the number of each such Patent, constituting Material IP Collateral. For purposes of this Section 11(a), the term “Patent” shall have the meaning given to it in the Security Agreement.

(b)          Trademarks. Schedule 11(b) hereto sets forth all of each Pledgor’s Trademarks issued from, and trademark applications pending in, the USPTO, including the name of the owner and the number of each such Trademark, constituting Material IP Collateral. For purposes of this Section 11(b), the term “Trademark” shall have the meaning given to it in the Security Agreement.

(c)          Copyrights. Schedule 11(c) hereto sets forth all of each Pledgor’s Copyrights registered with, and Copyright applications pending in, the United States Copyright Office (“USCO”), including the name of the owner and the number of each such registered Copyright, constituting Material IP Collateral. For purposes of this Section 11(c), the term “Copyright” shall have the meaning given to it in the Security Agreement.

(d)          Domain Names. Schedule 11(d) hereto sets forth all of each Pledgor’s Domain Names, including the name of the registrant of each such Domain Name, in each case, constituting Material IP Collateral. For purposes of this Section 11(d), the term “Domain Name” shall have the meaning given to it in the Security Agreement.

12.         Deposit Accounts, Securities Accounts and Commodity Accounts. Schedule 12(a) hereto sets forth all Deposit Accounts maintained by each Pledgor, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account

I-3

and whether such account constitutes a Specified Account, a Controlled Account or a Non-Controlled Account. Schedule 12(b) hereto sets forth all Securities Accounts and Commodity Accounts maintained by each Pledgor, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account and whether such account constitutes a Specified Account, a Controlled Account or a Non-Controlled Account. Schedule 12(c) hereto sets forth all Excluded Accounts maintained by each Pledgor, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

13.         Vessels. Schedule 13 hereto sets forth the name of each Vessel owned by any Pledgor, the official number of such Vessel, a description of such Vessel, the name of the documented owner of such Vessel, whether such Vessel constitutes a Collateral Vessel or an Excluded Vessel, and for each Collateral Vessel, the appropriate filing office for the Collateral Vessel Mortgage in respect of such Collateral Vessel.

14.         Commercial Tort Claims. Schedule 14 hereto sets forth all Commercial Tort Claims (as defined in the Security Agreement) as to which a complaint has been filed in a court (or comparable Governmental Authority) of any jurisdiction held by each Pledgor, including a brief description thereof, which have a value reasonably believed by the Loan Parties to be in excess of $2,500,000 individually.

Each Loan Party hereby authorizes the Collateral Agent to file financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interests granted or to be granted to the Collateral Agent under the Security Agreement ~~or the Holdings Pledge Agreement, as applicable~~. Such financing statements may describe the collateral in the same manner as described in the Security Agreement ~~or the Holdings Pledge Agreement, as applicable,~~ or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Collateral Agent, including, without limitation, describing such property as “all assets” or “all personal property.”

[The remainder of this page has been intentionally left blank]

I-4

IN WITNESS WHEREOF, each of the undersigned executes this Perfection Certificate as of [________].

~~OVERSEAS SHIPHOLDING GROUP, INC.,~~
~~as Holdings~~

~~By:~~
~~Name:~~
~~Title:~~

INTERNATIONAL SEAWAYS, INC. (f/k/a OSG INTERNATIONAL, INC.),
as Administrative Borrower

By:
Name:
Title:

OIN DELAWARE LLC,
as Co-Borrower

By:
Name:
Title:

[SUBSIDIARY GUARANTORS]

I-5

Schedule 1(a)
to
Perfection Certificate

Legal Names, Etc.

Legal Name	Type of Entity	Organizational Number[1]	Federal Taxpayer Identification Number[2]	State of Organization

[1]	If none, so state.

[2]	If none, so state.

I-6

Schedule 1(b)
to
Perfection Certificate

Other Organizational Names

Loan Party	Other Name	Date of Change

I-7

Schedule 1(c)
to
Perfection Certificate

Changes in Corporate Identity

Predecessor Entity
Loan Party	Action	Date of Action	Corporate Name	State of Formation	Other Names Used During Past Five Years

[Add Information required by Section 1 to the extent required by Section 1(c) of the Perfection Certificate]

I-8

Schedule 2(a)
to
Perfection Certificate

Chief Executive Offices

Loan Party	Address	County[1]	State[2]

1 List for US entities

2 List for US entities

I-9

Schedule 2(b)
to
Perfection Certificate

Location of Books and Records

Loan Party	Address	County[1]	State[2]

1 List for US entities

2 List for US entities

I-10

Schedule 2(c)
to
Perfection Certificate

Other Places of Business

Loan Party	Address	County[1]	State[2]

1 List for US entities

2 List for US entities

I-11

Schedule 2(d)
to
Perfection Certificate

Additional Locations of Equipment and Inventory

Loan Party	Address	County[1]	State[2]

1 List for US entities

2 List for US entities

I-12

Schedule 3
to
Perfection Certificate

Extraordinary Transactions

Loan Party	Description of Transaction Including Parties Thereto	Date of Transaction

I-13

Schedule 4
to
Perfection Certificate

File Search Reports

Loan Party	Search Report Dated	Prepared by	Jurisdiction

I-14

Schedule 5
to
Perfection Certificate

Copies of Financing Statements To Be Filed

I-15

Schedule 6
to
Perfection Certificate

Filings/Filing Offices

Loan Party	Type of Filings*	Applicable Security Document[1]	Jurisdictions

*	UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

[1]	Mortgage, Security Agreement~~, Holdings Pledge Agreement~~ or other.

I-16

Schedule 7
to
Perfection Certificate

Real Property

Entity of Record/Entity Leasing	Location Address	Owned or Leased	Fair Market Value (if Owned)	Fixtures? (Y/N)	Landlord/Owner if Leased	Description of Lease Documents

I-17

Schedule 8(a)
to
Perfection Certificate

Attached hereto is a true copy of each termination statement (if any).

I-18

Schedule 8(b)
to
Perfection Certificate

Termination Statement Filings

Loan Party	Jurisdiction	Secured Party	UCC-1 File Date	UCC-1 File Number

I-19

Schedule 9
to
Perfection Certificate

Stock Ownership and Other Equity Interests

Issuer	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

I-20

Schedule 10
to
Perfection Certificate

Instruments and Tangible Chattel Paper

1.	Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.	Chattel Paper:

I-21

Schedule 11(a)
to
Perfection Certificate

Patents

PATENTS:

OWNER	TITLE	PATENT NO./(APP. NO.)	COUNTRY

I-22

Schedule 11(b)
to
Perfection Certificate

Trademarks

TRADEMARKS:

Registrations:

OWNER	REG. NO./(APP. NO.)	TRADEMARK	COUNTRY

I-23

Schedule 11(c)
to
Perfection Certificate

Copyrights

COPYRIGHTS:

OWNER	TITLE	REG. NO.	COUNTRY

I-24

Schedule 11(d)
to
Perfection Certificate

Domain Names

DOMAIN NAME	REGISTRANT

I-25

Schedule 12(a)
to
Perfection Certificate

Deposit Accounts

SPECIFIED ACCOUNT
OWNER	BANK	ACCOUNT NUMBER	CONTROLLED	NON-CONTROLLED	NON-SPECIFIED	EXCLUDED

I-26

Schedule 12(b)
to
Perfection Certificate

Securities Accounts and Commodity Accounts

SPECIFIED ACCOUNT
OWNER	BANK	ACCOUNT NUMBER	CONTROLLED	NON-CONTROLLED	NON-SPECIFIED	EXCLUDED

I-27

Schedule 12(c)
to
Perfection Certificate

Excluded Accounts

OWNER	BANK OR INTERMEDIARY	ACCOUNT NUMBER

I-28

Schedule 13
to
Perfection Certificate

Vessels

Documented Owner	Vessel Name	Official Number	Description	Collateral Vessel	Excluded Vessel	Filing Office

I-29

Schedule 14
to
Perfection Certificate

Commercial Tort Claims

I-30

EXHIBIT J~~-1~~

[Form of]

SECURITY AGREEMENT

[attached]

J-1-1

~~EXHIBIT J-2~~

~~[Form of]~~

~~HOLDINGS PLEDGE AGREEMENT~~

~~[attached]~~EXHIBIT K-1

[Form of]

PORTFOLIO INTEREST CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~,~~ (f/k/a ~~Delaware corporation,~~ OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Administrative Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

~~J~~K-~~2-1~~1

EXHIBIT K-2

[Form of]

PORTFOLIO INTEREST CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~,~~ (f/k/a ~~Delaware corporation,~~ OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

~~J~~K-~~2-1~~2

Date: ________ __, 20[ ]

~~J~~K-~~2-1~~3

EXHIBIT K-3

[Form of]

PORTFOLIO INTEREST CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~,~~ (f/k/a ~~Delaware corporation,~~ OSG International, Inc.), a ~~Delaware~~Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

~~J~~K-~~2-1~~4

EXHIBIT K-4

[Form of]

PORTFOLIO INTEREST CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~,~~ (f/k/a ~~Delaware corporation,~~ OSG International, Inc.), a ~~Delaware~~Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.15(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Administrative Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

~~J~~K-~~2-1~~5

By:
Name:
Title:

Date: ________ __, 20[ ]

~~J~~K-~~2-1~~6

EXHIBIT L

[Form of]

SOLVENCY CERTIFICATE

Reference is made to (i) that certain Credit Agreement, dated as of August 5, ~~2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”),~~2014, among Overseas Shipholding Group, Inc., a Delaware corporation (“Holdings”), International Seaways, Inc. (formerly known as OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto, as amended by (a) the First Amendment to Credit Agreement and Security Agreement, dated as of June 3, 2015, among Holdings, the Borrowers, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent, (b) the Second Amendment to Credit Agreement, dated as of July 18, 2016, among Holdings, the Borrowers, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent and (c) the Third Amendment to Credit Agreement, dated as of September 20, 2016, among Holdings, the Borrowers, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent (as so amended or as further amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified through the date hereof, the “Credit Agreement” and, as amended by the Fourth Amendment (as defined below), the “Amended Credit Agreement”) and (ii) the Fourth Amendment to Credit Agreement, dated as of November 30, 2016 (the “Fourth Amendment”), among Holdings, the Borrowers, the other Loan Parties party thereto and the Administrative Agent. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Amended Credit Agreement or the Fourth Amendment, as applicable.

I, ~~[______________],Treasurer and~~Jeff Pribor, chief financial officer of ~~[~~the Administrative Borrower~~][Holdings]~~, solely in my capacity as ~~Treasurer and~~ chief financial officer of ~~[~~the Administrative Borrower~~][Holdings]~~ and not in an individual capacity, do hereby certify pursuant to Section ~~4.01~~II(~~g~~2) of the ~~Credit Agreement~~Fourth Amendment as follows:

Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Credit Extension and after giving effect to the application of the proceeds of each Credit Extension on the Closing Date:

(a)	The fair value of the properties of ~~[~~the Administrative Borrower and its Restricted Subsidiaries~~][Holdings and the Restricted Parties]~~ (on a consolidated basis) will exceed its debts and liabilities, subordinated, contingent or otherwise;

(b)	The present fair saleable value of the property of ~~[~~the Administrative Borrower and its Restricted Subsidiaries~~] [Holdings and the Restricted Parties]~~ as a going concern (on a consolidated basis) will be greater than the amount that will be required to pay the probable liability of their respective debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c)	~~[~~The Administrative Borrower and its Restricted Subsidiaries~~] [Holdings and the Restricted Parties]~~ (on a consolidated basis) will be able to pay their respective debts and

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liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured;

(d)	~~[~~The Administrative Borrower and its Restricted Subsidiaries~~] [Holdings and the Restricted Parties]~~  (on a consolidated basis) will not have unreasonably small capital with which to conduct their respective businesses in which they are engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the ~~Closing~~Fourth Amendment Effective Date;

(e)	For purposes of this solvency certificate (this “Certificate”), the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

(f)	The Administrative Agent has received the audited and unaudited financial statements of Holdings and of the Administrative Borrower described in Sections ~~3.04~~5.01(a~~), 3.04(b~~) and ~~4.01(e~~(b) of the Credit Agreement for the fiscal periods of Holdings and the Administrative Borrower ended December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016 (the “Financial Statements”), which the undersigned believes present fairly and accurately, the financial condition and results of operations and cash flows of ~~[~~the Administrative Borrower and its Restricted Subsidiaries~~] [Holdings and its Subsidiaries]~~ as of the dates and for the periods to which they relate; and

(g)	The undersigned is familiar with the business and financial position of ~~[Holdings, ]~~the Administrative Borrower and its Restricted Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by each of ~~[~~the Administrative Borrower and its Restricted Subsidiaries~~] [Holdings and the Restricted Parties]~~ after consummation of the ~~Transactions~~OIN Spinoff and the effectiveness of the Fourth Amendment.

[Signature Page Follows]

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The undersigned understands that the Lenders are relying on the truth and accuracy of contents of this Certificate in connection with each Credit Extension made to the Borrowers pursuant to the Amended Credit Agreement.

~~[OSG~~ INTERNATIONAL SEAWAYS, INC., as the Administrative Borrower

By:
Name:
Title: Treasurer~~]~~

~~[OVERSEAS SHIPHOLDING GROUP, INC., as Holdings~~

~~By: ____________________________~~
~~Name:~~
~~Title: Treasurer]~~

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EXHIBIT M

[Letterhead of Specified Bank Products Provider]

[Date]

Jefferies Finance LLC,

    as Administrative Agent for the Lenders referred to below

520 Madison Avenue

New York, New York, 10022

Attention: Account Manager – ~~Overseas Shipholding Group~~International Seaways, Inc. (OIN)

Facsimile No.: (212) 284-3444

Electronic Mail: JFIN.Admin@Jefferies.com

Reference is hereby made to that certain Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~,~~ (f/k/a ~~Delaware corporation,~~ OSG International, Inc.), a Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto. Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement.

Reference is also made to that certain [describe the Bank Product Agreement or Agreements] (the “Specified Bank Product Agreement [Agreements]”), dated as of [___________], by and between [Agent, Lender or Affiliate of Agent or Lender] (the “Specified Bank Products Provider”) and [identify the Loan Party].

1.          Appointment of the Administrative Agent and Collateral Agent. The Specified Bank Products Provider hereby designates and appoints the Administrative Agent and the Collateral Agent, and the Administrative Agent and the Collateral Agent by its signature below hereby accepts such appointment, as its agent under the Credit Agreement and the other Loan Documents as, and to the extent, provided therein. The Specified Bank Products Provider hereby acknowledges that it has reviewed Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.12, 10.13, 10.14, and 11.18 of the Credit Agreement (collectively such sections are referred to herein as the “Agency Provisions”), including, as applicable, the defined terms referenced therein (but only to the extent used therein), and agrees to be bound by the provisions thereof. The Specified Bank Products Provider, the Administrative Agent and the Collateral Agent each agree that the Agency Provisions which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between the Administrative Agent and the Collateral Agent, on the one hand, and the Lenders or the Secured Parties, on the other hand, shall, from and after the date of this letter agreement also apply to and govern, mutatis mutandis, the relationship between the Administrative Agent and the Collateral Agent, on the one hand, and the Specified Bank Products Provider with respect to the Bank Products provided pursuant to the Specified Bank Product Agreement[s], on the other hand.

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2.          Acknowledgement of Certain Provisions of Credit Agreement. The Specified Bank Products Provider also hereby acknowledges that it has reviewed the provisions of Sections 9.01 and 11.02 of the Credit Agreement, including, as applicable, the defined terms referenced therein, and agrees to be bound by the provisions thereof. Without limiting the generality of any of the foregoing referenced provisions, the Specified Bank Products Provider understands and agrees that its rights and benefits under the Loan Documents consist solely of it being a beneficiary of the Liens and security interests granted to the Collateral Agent and the right to share in Collateral as set forth in the Credit Agreement.

3.          Reporting Requirements. Neither the Administrative Agent nor the Collateral Agent shall have any obligation to calculate the amount due and payable with respect to any Bank Products. On a monthly basis (not later than the 10th Business Day of each calendar month) or as more frequently as the Administrative Agent shall request, the Specified Bank Products Provider agrees to provide the Administrative Agent with a written report, in form and substance reasonably satisfactory to the Administrative Agent, detailing Specified Bank Products Provider’s reasonable determination of the credit exposure (and mark-to-market exposure) of the Loan Parties in respect of the Bank Products provided by the Specified Bank Products Provider pursuant to the Specified Bank Product Agreement[s]. If the Administrative Agent does not receive such written report within the time period provided above, the Administrative Agent shall be entitled to assume that the reasonable determination of the credit exposure of the Loan Parties with respect to the Bank Products provided pursuant to the Specified Bank Product Agreement[s] is zero.

4.          [Reserved]

5.          Bank Product Obligations. From and after the delivery to the Administrative Agent and the Collateral Agent of this letter agreement duly executed by the Specified Bank Products Provider and the acknowledgement of this letter agreement by the Administrative Agent, the Collateral Agent and the Administrative Borrower, the obligations and liabilities of the Loan Parties to the Specified Bank Products Provider in respect of Bank Products evidenced by the Specified Bank Product Agreement[s] shall constitute Bank Product Obligations (and which, in turn, shall constitute Secured Obligations), and the Specified Bank Products Provider shall constitute a Bank Product Provider. The Specified Bank Products Provider acknowledges that other Bank Products (which may or may not be Bank Products provided pursuant to the Specified Bank Product Agreement[s]) may exist at any time.

6.          Notices. All notices and other communications provided for hereunder shall be given in the form and manner provided in Section 11.01 of the Credit Agreement, and, if to the Administrative Agent or the Collateral Agent, ~~shall be mailed, sent, or delivered to the Administrative Agent or the Collateral Agent in accordance with Section 11.01 of the Credit Agreement, and if to the Borrowers,~~ shall be mailed, sent, or delivered to the Administrative ~~Borrower~~Agent or the Collateral Agent in accordance with Section 11.01 of the Credit Agreement, and~~,~~ if to the Borrowers, shall be mailed, sent, or delivered to the Administrative Borrower in accordance with Section 11.01 of the Credit Agreement, and, if to the Specified Bank Products Provider, shall be mailed, sent or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to the Specified Bank
Products Provider:

Attn:
Fax No.

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7.          Miscellaneous. This letter agreement is for the benefit of the Administrative Agent, the Collateral Agent, the Specified Bank Products Provider, the Loan Parties and each of their respective successors and assigns (including any successor Administrative Agent or Collateral Agent pursuant to Section 10.06 of the Credit Agreement[, but excluding any successor or assignee of a Specified Bank Products Provider that does not qualify as a Bank Product Provider]). Unless the context of this letter agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile or other means of electronic transmission shall be equally effective as delivery of a manually executed counterpart.

8.          Governing Law. (a) THIS LETTER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(b)          THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENTS. NOTHING IN THIS LETTER AGREEMENT OR OTHERWISE SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS LETTER AGREEMENT AGAINST ANY SPECIFIED BANK PRODUCT PROVIDER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(d)          EACH PARTY TO THIS LETTER AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY LOAN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE OR EMAIL) IN SECTION 6. NOTHING IN THIS LETTER AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS LETTER AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.

(e)          EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

[Remainder of This Page Intentionally Left Blank]

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Sincerely,

[_________],
as Specified Bank Products Provider

By:
Name:
Title:

Acknowledged and accepted as of the date first written above:

~~OSG~~ INTERNATIONAL SEAWAYS, INC.,
as Administrative Borrower

By:
Name:
Title:

Acknowledged, accepted, and agreed as of _____ __, ~~2014~~20__:

JEFFERIES FINANCE LLC,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

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EXHIBIT N

[FORM OF]

JOINDER AGREEMENT

[Name of Joining Party]

[Address of Joining Party]

[Date]

Ladies and Gentlemen:

Reference is made to (i) that certain Credit Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or otherwise modified from time to time, the “Credit Agreement”), among ~~Overseas Shipholding Group~~International Seaways, Inc.~~, a Delaware corporation (“Holdings”),~~ (f/k/a OSG International, Inc.), a ~~Delaware~~Marshall Islands corporation (the “Administrative Borrower”), OIN Delaware LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Jefferies Finance LLC, as collateral agent and mortgage trustee (in such capacity, the “Collateral Agent” or the “Mortgage Trustee” as the context requires) for the Secured Parties, Jefferies Finance LLC, as Swingline Lender, Jefferies Finance LLC, as an Issuing Bank, and the other Agents party thereto, and (ii) that certain Security Agreement, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or the Credit Agreement, as applicable), among ~~Holdings,~~ the Administrative Borrower, the other Loan Parties from time to time party thereto and the Collateral Agent.

This joinder agreement (this “Joinder Agreement”) supplements the Credit Agreement and the Security Agreement and is delivered by the undersigned, [________________] (the “Joining Party”), pursuant to (i) Section 5.10(b) of the Credit Agreement and (ii) Section 3.5 of the Security Agreement.

The Joining Party hereby agrees on execution hereof to be bound as a Subsidiary Guarantor and as a Pledgor by all of the terms, covenants, obligations, liabilities and conditions set forth in the Credit Agreement, the Security Agreement and the other Loan Documents to the same extent that it would have been bound if it had been a signatory to the Credit Agreement, the Security Agreement and the other Loan Documents on the execution date or dates of the Credit Agreement, the Security Agreement and such other Loan Documents. Without limiting the generality of the foregoing, and in furtherance thereof, (i) the Joining Party absolutely, unconditionally and irrevocably, and jointly and severally, guarantees the due and punctual payment and performance when due of all Guaranteed Obligations (subject to the Credit Agreement and on the same basis as the other Guarantors under the Guarantees) and (ii) the Joining Party hereby grants and pledges to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity,

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by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor under the Credit Agreement and the other Loan Documents and a Pledgor under the Security Agreement and the other Loan Documents. The Joining Party hereby makes each of the representations and warranties and agrees to each of the covenants applicable to (i) the Pledgors contained in the Security Agreement and the other Loan Documents and (ii) [the Borrowers,] the Guarantors and the Loan Parties under the Credit Agreement and the other Loan Documents, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

Annexed hereto are supplements to each of the Schedules to the Security Agreement and the Credit Agreement, as applicable, with respect to the Joining Party and a Perfection Certificate with respect to the Joining Party. Such supplements shall be deemed to be part of the Security Agreement or the Credit Agreement, as applicable.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of this Joinder Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

This Joinder Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns; provided, however, that the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Loan Document except as permitted by the Loan Documents. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. In the event that any provision of this Joinder Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder Agreement which shall remain binding on all parties hereto.

From and after the execution and delivery hereof by the parties hereto, this Joinder Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement, the Security Agreement and the other Loan Documents.

Each of the representations and warranties set forth in the Credit Agreement, the Security Agreement and each other Loan Document and applicable to the undersigned is true and correct in all material respects, both before and after giving effect to this Joinder Agreement on the date hereof, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof or as of such earlier date, as applicable).

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[JOINING PARTY]

By:
Name:______________________________________
Title:_______________________________________

AGREED TO AND ACCEPTED:

JEFFERIES FINANCE LLC,
as Administrative Agent and Collateral Agent

By:
Name:__________________________________
Title:___________________________________

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Exhibit C

Schedules to Credit Agreement